As filed with the Securities and Exchange Commission on October 23, 1997


                                                 Registration No. 333-09371
----------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                                ---------------

                          24 FRANK LLOYD WRIGHT DRIVE
                                  P.O. BOX 544
                         ANN ARBOR, MICHIGAN 48106-0544
                                 (800) 522-7832
         (Address and telephone number of principal executive offices)

                                ---------------

                                 W. ROSS MARTIN
                            CHIEF FINANCIAL OFFICER
                          24 FRANK LLOYD WRIGHT DRIVE
                                  P.O. BOX 544
                         ANN ARBOR, MICHIGAN 48106-0544
                                 (800) 522-7832
           (Name, address and telephone number of agent for service)

                                ---------------
                                   COPIES TO:
                              JOEL J. MORRIS, ESQ.
                            JEFFREY L. FORMAN, ESQ.
                          JAFFE, RAITT, HEUER & WEISS,
                            PROFESSIONAL CORPORATION
                        ONE WOODWARD AVENUE, SUITE 2400
                            DETROIT, MICHIGAN  48226
                                 (313) 961-8380

                       ---------------------------------
     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under The Securities Act of 1933, check the following box. [X]
                       ---------------------------------

                             CROSS REFERENCE SHEET


           Item Number and Caption                                           Location or Heading in Prospectus
           -----------------------                                           ---------------------------------
  1.       Forepart of Registration Statement and
             Outside Front Cover Page of Prospectus . . . .          Outside Front Cover Page
  2.       Inside Front and Outside Back Cover
             Pages of Prospectus  . . . . . . . . . . . . .          Inside Front Cover Page; Outside Back Cover Page
  3.       Summary Information, Risk Factors and Ratio
             of Earnings to Fixed Charges . . . . . . . . .          Outside Front Cover Page; Summary of the Partnership and
                                                                       the Offering; Risk Factors
  4.       Determination of Offering Price  . . . . . . . .          Not Applicable
  5.       Dilution . . . . . . . . . . . . . . . . . . . .          Not Applicable
  6.       Selling Security Holders . . . . . . . . . . . .          Not Applicable
  7.       Plan of Distribution . . . . . . . . . . . . . .          Plan of Distribution; Distribution Reinvestment Plan Summary
  8.       Use of Proceeds  . . . . . . . . . . . . . . . .          Estimated Use of Proceeds
  9.       Selected Financial Data  . . . . . . . . . . . .          Not Applicable
  10.      Management's Discussion and Analysis of
             Financial
             Condition and Results of Operations  . . . . .          Management's Discussion and Analysis of Financial Condition
  11.      General Information as to Registrant . . . . . .          Summary of the Partnership and the Offering; Management
  12.      Policy with Respect to Certain Activities   . . .         Summary of the Partnership and the Offering; Investment
                                                                       Objectives and Policies; Reports to Limited Partners
  13.      Investment Policies of Registrant  . . . . . . .          Summary of the Partnership and the Offering; Investment
                                                                       Objectives and Policies
  14.      Description of Real Estate . . . . . . . . . . .          Summary of the Partnership and the Offering; Investment
                                                                       Objectives and Policies
  15.      Operating Data . . . . . . . . . . . . . . . . .          Not Applicable
  16.      Tax Treatment of Registrant and its Security
           Holders  . . . . . . . . . . . . . . . . . . . .          Tax Aspects of the Offering
  17.      Market Price of and Dividends on the
             Registrant's
             Common Equity and Related Stockholder
             Matters  . . . . . . . . . . . . . . . . . . .          Summary of Partnership Agreement
  18.      Description of Registrant's Securities . . . . .          Summary of the Partnership and the Offering
  19.      Legal Proceedings  . . . . . . . . . . . . . . .          Not Applicable
  20.      Security Ownership of Certain Beneficial Owners
             and Management . . . . . . . . . . . . . . . .          Not Applicable
  21.      Directors and Executive Officers . . . . . . . .          Management
  22.      Executive Compensation . . . . . . . . . . . . .          Compensation Table
  23.      Certain Relationships and Related Transactions .          Not Applicable
  24.      Selection, Management and Custody of
             Registrant's Investments . . . . . . . . . . .          Summary of Partnership and the Offering; Conflicts of
                                                                     Interest; Management
  25.      Policies with Respect to Certain Transactions  .          Investment Objectives and Policies
  26.      Limitations of Liability . . . . . . . . . . . .          Risk Factors; Summary of Partnership Agreement
  27.      Financial Statements and Information . . . . . .          Financial Statements
  28.      Interests of Named Experts and Counsel . . . . .          Not Applicable
  29.      Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities. . . . . . . . . . . . . . . . . .          Not Applicable


                                SUPPLEMENT NO. 5
                             DATED OCTOBER 14, 1997
                              TO THE PROSPECTUS OF
                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                            DATED DECEMBER 23, 1996

         This Supplement No. 5 is provided for the purpose of supplementing the prospectus of Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership (the "Partnership"), dated December 23, 1996 (the "Prospectus"). This Supplement No. 5 expands upon, supplements, modifies and supersedes certain information contained in the Prospectus and consolidates and/or supersedes information in Supplement No. 4 dated August 26, 1997. This Supplement No. 5 must be read in conjunction with the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meanings accorded such terms in the Prospectus.

         As of October 14, 1997, the Partnership had raised $11,721,709.75 through the sale of 11,721.71 Units. The following material sets forth certain information regarding (i) the Partnership's purchase of Properties and Equipment Packages, (ii) revisions to the Partnership Agreement in response to comments made by certain securities administrators in states in which the Partnership intends to sell Units, and (iii) events that happened after the date of the Prospectus.

                             PROPERTY ACQUISITIONS

REAL ESTATE

                                                       PURCHASE
  DATE        CONCEPT/LOCATION                          PRICE            LESSEE
--------------------------------------------------------------------------------------------------------------------------
  3/10/97     Boston Market                                $964,000      Finest Foodservice L.L.C.
              Rochester, Minnesota
--------------------------------------------------------------------------------------------------------------------------
  7/25/97     Carino's Italian Kitchen                   $1,600,000      Kona Restaurant Group, Inc.
              El Paso, Texas
--------------------------------------------------------------------------------------------------------------------------
  7/25/97     Golden Corral Restaurant                     $550,000      Corral South Store 3, Inc.
              Lakeland, Florida
--------------------------------------------------------------------------------------------------------------------------
   8/8/97     Blockbuster Video                          $1,114,286      Blockbuster Videos, Inc.
              Riverdale, Georgia
--------------------------------------------------------------------------------------------------------------------------
 10/14/97     Hollywood Video                            $1,386,000      Hollywood Entertainment Corporation
              Hamilton, Ohio
--------------------------------------------------------------------------------------------------------------------------

EQUIPMENT

                                                       PURCHASE
  DATE        CONCEPT/LOCATION                          PRICE            LESSEE
--------------------------------------------------------------------------------------------------------------------------
  3/31/97     Applebee's Neighborhood                      $402,000      J.M.C. Limited Partnership
              Grill & Bar
              Midvale, Utah
--------------------------------------------------------------------------------------------------------------------------
   4/3/97     Black-Eyed Pea                               $350,000      DenAmerica Corporation
              Plano, Texas
--------------------------------------------------------------------------------------------------------------------------
  5/27/97     Shells Seafood Restaurant                    $118,658      Shells Seafood Restaurants, Inc.
              Jacksonville, Florida
--------------------------------------------------------------------------------------------------------------------------
  5/27/97     Shells Seafood Restaurant                    $93,460       Shells Seafood Restaurants, Inc.
              Winter Haven, Florida
--------------------------------------------------------------------------------------------------------------------------

   6/4/97     Golden Corral Restaurant                     $506,198      Corral South Store 4, Inc.
              Temple Terrace, Florida
--------------------------------------------------------------------------------------------------------------------------
  6/25/97     Arby's                                       $159,471      Girardi-Riva Enterprises, Inc.
              Pasco, Washington
--------------------------------------------------------------------------------------------------------------------------
   7/9/97     Breckenridge Brewery & Pub                   $791,000      BBI Acquisition Co.
              Breckenridge, Colorado
--------------------------------------------------------------------------------------------------------------------------
  7/25/97     Burger King                                  $30,600       Virginia QSC, L.L.C.
              Colonia Heights, Virginia
--------------------------------------------------------------------------------------------------------------------------

Boston Market Restaurant Lease (Rochester, Minnesota)

         On March 10, 1997 the Partnership acquired the land and 3,035 square foot building comprising a Boston Market restaurant located at 1201 S. Broadway, Rochester, Minnesota (the "Minnesota Property"). The Minnesota Property was constructed for its present use in November of 1995 and was fully operational at the time of the purchase. The Minnesota Property was purchased from, and leased back to Finest Foodservice L.L.C., a Delaware limited liability company ("Finest Foodservice"). Finest Foodservice operates casual dining restaurants under the primary trade name of Boston Market. The Partnership purchased the Minnesota Property for a purchase price of $964,000.

         Finest Foodservice and the Partnership have entered into a lease (the "Finest Foodservice Lease"), which is an absolute net lease, whereby Finest Foodservice is responsible for all expenses related to the Minnesota Property, including real estate taxes, insurance, maintenance and repair costs. The Finest Foodservice Lease term expires on April 1, 2012 with five renewal options of five years each. Annual rental (the "Annual Rental") is payable according to the following schedule:

                  PERIOD                                  ANNUAL RENTAL
                  Lease Years 1-5                         $101,220
                  Lease Years 6-10                        $111,342
                  Lease Years 11-15                       $122,525
                  Lease Years 16-20                       $134,777
                  Lease Years 21-25                       $148,255
                  Lease Years 26-30                       $163,081
                  Lease Years 31-40                       Fair market value determined for each subsequent
                                                          five-year period at the beginning of the 31st and
                                                          36th Lease Years

Beginning in the sixth lease year, and in addition to the Annual Rental provided above, Finest Foodservice will pay percentage rent on an annual basis equal to the difference between five percent of "gross sales" (as defined in the Finest Foodservice Lease) during such lease year less the Annual Rental payable for such lease year.

         Boston Chicken, Inc., a Delaware corporation (the "Option Holder"), has an option to purchase and first right of refusal to purchase the Minnesota Property. The Option Holder has the right to purchase the Minnesota Property on the same terms and conditions as set forth in the offer or the Option Holder may elect an alternate purchase price as follows: (a) during the first and second lease years, an alternate purchase price equal to the total Annual Rental payable for the lease year subsequent to the lease year in which the option is exercised divided by 9.462%; (b) during the third lease year, an alternate purchase price equal to the total Annual Rental for the third ease year divided by 9.978%; (c) during the fourth lease year, an alternative purchase price equal to the Annual Rental for the fourth lease year divided by 9.785%; and (d) during the fifth lease year, an alternative purchase price equal to the Annual Rental for the fifth lease divided by 9.580%.

         The Option Holder has the option to purchase the Minnesota Property at the following times and option prices:

                  PERIOD                                  OPTION PRICE

 Lease Years 6-8                                          Annual Rent payable for the Lease Year subsequent to
                                                          the Lease Year in which the option is exercised
                                                          divided by ten percent (10%)
 Last ninety (90) days of the 15th Lease Year             Annual Rent payable for the 16th Lease Year divided
                                                          by ten percent (10%)
 Last ninety (90) days of the 30th Lease Year             The lesser of (i) fair market value or (ii) one
                                                          hundred ten percent (110%) of the Annual Rent payable
                                                          for the 31st Lease Year divided by ten percent (10%)
 Last ninety (90) days of the 40th                        The lesser of (i) fair market value or (ii) one
 Lease Year                                               hundred ten percent (110%) of the Annual Rent payable
                                                          for the 40th Lease Year divided by ten percent (10%)

         The current annual rent per square foot for the Minnesota Property is $33.35 per square foot. The depreciable basis of the Minnesota Property for federal tax purposes if $614,000 and it will be depreciated using the straight line method over 39 years, a rate of $15,744 per year.

         An Affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $38,560 and expects to receive an additional fee of $9,640 from the Partnership after leveraging the Property, as provided for in the Prospectus. As provided in the Partnership Agreement, these fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Minnesota Property. In addition, Finest Foodservice has paid to the same affiliate a closing fee equal to $4,820 as provided for in the Partnership Agreement. Finest Foodservice also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

         The Finest Foodservice Lease contains a substitution option that provides in the event that Finest Foodservice determines the Minnesota Property is inadequate or unprofitable or is rendered unsuitable by condemnation or casualty, Finest Foodservice, subject to the Partnership's approval, may substitute another property of equal or greater current value having a Boston Market restaurant located thereon. All obligations under the Finest Foodservice Lease, including Annual Rental, percentage rent and taxes attributable to rent and the Minnesota property, are unconditionally guaranteed by Boston Chicken, Inc., a Delaware corporation.

         The Finest Foodservice Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Minnesota Property by Finest Foodservice; (ii) the failure by Finest Foodservice to make any payment due under the Finest Foodservice Lease;
(iii) the failure by Finest Foodservice to observe or perform any of the covenants, conditions, or provisions of the Finest Foodservice Lease; and (iv) Finest Foodservice making any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Finest Foodservice, the Finest Foodservice Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Finest Foodservice Lease and take possession of the Minnesota Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Finest Foodservice to remain in possession of the Minnesota Property, in which case the Finest Foodservice Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Carino's Italian Kitchen Lease (El Paso, Texas)


         On July 25, 1997 the Partnership acquired the land and 6,257 square foot building comprising a Carino's Italian Kitchen restaurant located at 675 Sunland Park Drive, El Paso, Texas (the "Carino's Property"). The Carino's Property was constructed for its present use in 1995 and was fully operational at the time of the purchase. The Carino's Property was purchased from and leased back to Kona Restaurant Group, Inc., a Delaware corporation ("Kona Group"). Kona Group operates casual dining restaurants under the primary trade names of Carino's Italian Kitchen and Kona Ranch Steak House. The Partnership purchased a fee simple interest in the Carino's Property for a purchase price of $1,600,000.


         Kona Group and the Partnership have entered into a lease (the "Carino's Lease"), which is an absolute net lease, whereby Kona Group is responsible for all expenses related to the Carino's Property including real estate taxes, insurance, maintenance and repair costs. The Carino's Lease term expires on July 31, 2014 with one renewal option of six years and one renewal option of seven years. The initial annual rent is equal to eleven percent (11%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $1,600,000 the rent in the first year of the Carino's Lease is $176,000 per year, or $14,667 per month. The annual rent will increase by five percent (5%) on the August 1, 2000 and every three years thereafter.


         Kona Group has an option to purchase the Carino's Property during the sixty-first (61st) full month of the Carino's Lease. In the event that Kona Group elects to exercise the option to purchase in the sixty-first full month of the Carino's Lease, the option price is $1,940,400.


         The current annual rent per square foot for the Carino's Property is $28.13 per square foot. The depreciable basis of the Carino's Property for federal tax purposes is $500,000 and it will be depreciated using the straight line method over 39 years, a rate of $12,821 per year.


         An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $64,000 and expects to receive an additional fee of $16,000 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Carino's Property, as provided for in the Partnership Agreement. In addition, Kona Group has paid to the same affiliate a commitment fee equal to $16,000 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses, and transfer taxes.

         The Carino's Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Carino's Property by Kona Group; (ii) the failure by Kona Group to make any payment due under the Carino's Lease; (iii) the failure by Kona Group to observe or perform any of the covenants, conditions, or provisions of the Carino's Lease; and (iv) the making by Kona Group of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Kona Group, the Carino's Lease contains remedy provisions which are summarized as follows:
(i) the Partnership may terminate the Carino's Lease and take possession of the Carino's Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Kona Group to remain in possession of the Carino's Property, in which case the Carino's Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Golden Corral Restaurant Lease (Lakeland, Florida)

         On July 25, 1997, the Partnership acquired an undivided 34.375% interest as a tenant in common with Captec Franchise Capital Partners L.P. III, a Delaware limited partnership and affiliate of the Managing General

Partner ("Captec III"), in the land and 8,825 square foot building located at 4532 South Florida Avenue, Lakeland, Florida (the "Lakeland Property"). The Lakeland Property was constructed for its present use in May of 1997 and leased to Corral South Store 3, Inc., a Florida corporation ("Corral South 3").
Corral South 3 operates casual dining restaurants under the primary trade name of Golden Corral Restaurants. Captec 3 purchased the Lakeland Property for a total purchase price of $1,600,000 and sold the 34.375% interest to the Partnership for $550,000.

         Corral South 3 and the Partnership have entered into a lease (the "Corral South 3 Lease"), which is an absolute net lease, whereby Corral South 3 is responsible for all expenses related to the Lakeland Property including real estate taxes, insurance, maintenance and repair costs. The Corral South 3 Lease term commenced on June 1, 1997 and expires fifteen years thereafter. The Corral South 3 Lease has two renewal options of five years each. The initial annual rent is $174,400, or $14,533 per month, and increases by 8% on the five-year anniversary of the Corral South 3 Lease and every five years thereafter (including any renewal options). The Partnership's pro-rata share of the initial annual rent will be $59,950 or $4,996 per month. The initial annual rent per square foot on the Lakeland Property is $19.76. The depreciable basis of the Lakeland Property for federal tax purposes is $1,080,000 and it will be depreciated using the straight line method over 39 years, a rate of $27,692 per year.

         The obligations under the Corral South 3 Lease are guaranteed for the benefit of the Partnership by David C. Brown, an individual. David C. Brown is the sole stockholder of Corral South 3. Corral South 3 has an option to purchase the Lakeland Property commencing on the sixty-first month of the Corral South 3 Lease. In the event that Corral South 3 elects to exercise the option to purchase, the option price shall be $1,833,520.

         An affiliate of the Managing General Partner has received an acquisition fee from the Partnership in an amount equal to $22,000 and expects to receive an additional fee of $5,500 from the Partnership after leveraging the Lakeland Property as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Lakeland Property, as provided for in the Partnership Agreement. In addition, Corral South 3 has paid to the same affiliate a commitment fee equal to $5,500, as provided for in the Partnership Agreement. Corral South 3 has paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, the Partnership's attorney's fees, title insurance premiums, recording fees and expenses and transfer taxes.

         The Corral South 3 Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Lakeland Property by Corral South 3; (ii) the failure by Corral South 3 to make any payment due under the Corral South 3 Lease; (iii) the failure by Corral South 3 to observe or perform any of the covenants, conditions, or provisions of the Corral South 3 Lease; and (iv) the making by Corral South 3 of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Corral South 3, the Corral South 3 Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Corral South 3 Lease and take possession of the Lakeland Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Corral South 3 to remain in possession of the Lakeland Property, in which case the Corral South 3 Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Blockbuster Video Lease (Riverdale, Georgia)

         On August 8, 1997 the Partnership acquired the land and 6,500 square foot building comprising a Blockbuster Video located at 8529 Georgia Highway 85, Riverdale, Georgia (the "Blockbuster Property"). The Blockbuster Property was constructed for its present use in 1995 and was fully operational at the time of the purchase. The Blockbuster Property was purchased from Atlantis Properties, L.L.C., a Georgia limited liability company ("Atlantis Properties"), for a purchase price of $1,114,286.

         The Partnership purchased the Blockbuster Property subject to a lease dated April 4, 1997 (the "Blockbuster Lease") between Atlantis Properties and Blockbuster Videos, Inc., a Texas corporation ("Blockbuster"), which is a net lease, whereby Blockbuster is responsible for most expenses related to the Blockbuster Property including real estate taxes, insurance, maintenance and repair costs, except that the Partnership will be responsible for the repair and maintenance of the structural systems including the roof, load-bearing walls and floor slabs and exterior masonry walls and foundations. The Blockbuster Lease term expires on June 30, 2007 with three renewal options of five years each. Annual rental is payable according to the following schedule:

                  PERIOD                                  ANNUAL RENTAL

                  Lease Years 1-5                         $117,975
                  Lease Years 6-10                        $132,145
                  Lease Years 11-15                       $145,360
                  Lease Years 16-20                       $159,900
                  Lease Years 21-25                       $175,890

The rent is payable in monthly installments on the first day of each month. Thus, the monthly rent in the first five years of the Blockbuster Lease is $9,831. Viacom International, Inc., a Delaware corporation, unconditionally and irrevocably guaranteed the full and complete performance of the Blockbuster Lease.


         The current annual rent per square foot for the Blockbuster Property is $18.15 per square foot. The depreciable basis of the Blockbuster Property for federal tax purposes is $754,286 and it will be depreciated using the straight line method over 39 years, a rate of $19,341 per year.


         An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $44,571 and expects to receive an additional fee of $11,143 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Blockbuster Property, as provided for in the Partnership Agreement. In addition, Blockbuster has paid to the same affiliate a commitment fee equal to $11,143 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.


         The Blockbuster Lease contains material default provisions that include, but are not limited to: (i) the failure by Blockbuster to make any payment due under the Blockbuster Lease; (ii) the failure by Blockbuster to observe or perform any of the covenants, conditions, or provisions of the Blockbuster Lease; and (iii) the making by Blockbuster of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Blockbuster, the Blockbuster Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Blockbuster Lease and take possession of the Blockbuster Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Blockbuster to remain in possession of the Blockbuster Property, in which case the Blockbuster Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available; provided, however, that the Partnership may not accelerate rent and is required to mitigate damages.

Hollywood Video Lease (Hamilton, Ohio)


         On October 14, 1997, the Partnership acquired the land and 7,488 square foot building comprising a Hollywood Video located at 1491 Main Street, Hamilton, Ohio (the "Hollywood Video Property"). The Hollywood Video Property was constructed for its present use in 1997 and was fully operational at the time of the purchase. The Hollywood Video Property was purchased from Blue Freedom Holdings, LLC, a Kentucky limited liability company, and leased to Hollywood Entertainment Corporation, an Oregon corporation ("Hollywood Entertainment"). The Partnership purchased a fee simple interest in the Hollywood Video Property for a purchase price of $1,386,000


         The Partnership purchased the property subject to a lease between Blue Freedom Holdings, LLC and Hollywood Entertainment which commenced on July 24, 1997 (the "Hollywood Video Lease"). The Hollywood Video Lease is an absolute net lease, whereby Hollywood Entertainment is responsible for all expenses related to the Hollywood Video Property including real estate taxes, insurance, maintenance and repair costs. The Hollywood Video Lease term expires on July 30, 2012 with three renewal options of five years each. The initial annual rent is equal to eleven percent (11%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $1,386,000 the rent in the first year of the Hollywood Video Lease is $152,418 per year, or $12,701.50 per month. The annual rent shall be adjusted on the first day of the sixty-first month and every sixty months thereafter by the lesser of the Percentage CPI Increase, as defined in the Hollywood Video Lease, or ten percent (10%).


         The current annual rent per square foot for the Hollywood Video Property is $20.35 per square foot. The depreciable basis of the Hollywood Video Property for federal tax purposes is $811,000 and it will be depreciated using the straight line method over 39 years, a rate of $20,795 per year.


         An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $55,440 and expects to receive an additional fee of $13,860 from the Partnership after leveraging the Property, as provided for in the Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Hollywood Video Property, as provided for in the Partnership Agreement. In addition, Hollywood Entertainment has paid to the same affiliate a commitment fee equal to $13,860 as provided for in the Partnership Agreement. The tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

         The Hollywood Video Lease contains material default provisions that include, but are not limited to: (i) the failure by Hollywood Entertainment to make any payment due under the Hollywood Video Lease; (ii) the failure by Hollywood Entertainment to observe or perform any of the covenants, conditions, or provisions of the Hollywood Video Lease; and (iii) the making by Hollywood Entertainment of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Hollywood Entertainment, the Hollywood Video

Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Hollywood Video Lease and take possession of the Hollywood Video Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Hollywood Entertainment to remain in possession of the Hollywood Video Property, in which case the Hollywood Video Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Applebee's Neighborhood Grill & Bar Equipment Lease (Midvale, Utah)

         On March 31, 1997, the Partnership acquired, effective as of February 20, 1997, restaurant equipment (the "Applebee's Equipment") to be used in the operation of an Applebee's Neighborhood Grill & Bar, located at 7045 South 1300 East, Midvale, Utah for $402,000.00. The Applebee's Equipment was acquired from Captec Financial Group, Inc. ("Captec"), an affiliate of the General Partners, which purchased the Applebee's Equipment from various vendors for a total cost of $402,000 and leased it to J.M.C. Limited Partnership, a Utah limited partnership, DBA Applebees ( "JMC"), by entering into a lease dated March 1, 1997 (the "JMC Lease") with JMC on the Partnership's standard form of equipment lease. JMC owns and operates the Applebee's Neighborhood Grill & Bar restaurant under a franchise agreement.

         On March 31, 1997, Captec assigned the JMC Lease to the Partnership, effective as of February 20, 1997. Under the terms of the JMC Lease, JMC is responsible for all expenses related to the Applebee's Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $82,056 payable in monthly installments of $6,838 on the 1st day of each month. The annual rent remains fixed for the entire JMC Lease term. The JMC Lease is guaranteed by the following: John B. Prince, an individual; and William Tell, Inc., a Utah corporation. At the end of the JMC Lease term, upon at least 90 days prior irrevocable notice to the Partnership, JMC may purchase all of the Equipment for the lesser of fair market value or Forty Thousand Two Hundred Dollars ($40,200).

         JMC paid the first and last month's rent of $13,676 and interim rent in the amount of $2,051 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $16,080, and expects to receive an additional fee of $4,020 from the Partnership after leveraging the Applebee's Equipment, as provided for in the Partnership Agreement. In addition, JMC paid a commitment fee equal to $4,020 to the same affiliate as provided for in the Partnership Agreement.

Black-Eyed Pea Equipment Lease (Plano, Texas)

         On April 3, 1997, the Partnership acquired restaurant equipment (the "Black-Eyed Pea Equipment") to be used in the operation of a Black-Eyed Pea restaurant located at 1905 Preston Road, Plano, Texas for $350,000. The Black-Eyed Pea Equipment was acquired from DenAmerica Corp., which purchased the Black-Eyed Pea Equipment from various vendors for a total cost of $350,000. The Partnership leased the Black-Eyed Pea Equipment to DenAmerica Corporation, a Georgia corporation d/b/a Black-Eyed Pea ("DenAmerica"), by entering into a lease dated as of April 15, 1997 (the "DenAmerica Lease") with DenAmerica on the Partnership's standard form of equipment lease. DenAmerica operates and franchises restaurants under the primary trade names of Denny's and Black-Eyed Pea.

         Under the terms of the DenAmerica Lease, DenAmerica is responsible for all expenses related to the Black-Eyed Pea Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $70,392 payable in monthly installments of $5,866 on the 15th day of each month. The annual rent remains fixed for the entire DenAmerica Lease term. At the end of the DenAmerica Lease term, upon at least 90 days prior irrevocable notice to the Partnership, DenAmerica may purchase all of the Black-Eyed Equipment for its fair market value at the date of the exercise of the option.

         The Partnership consented to a sublease between DenAmerica and Texas BEP., LP., a Texas limited partnership, on the same terms and conditions as the DenAmerica Lease. DenAmerica remains the obligor under the DenAmerica Lease.

         DenAmerica paid the first and last month's rent of $11,732 and interim rent in the amount of $2,346 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $14,000 and expects to receive an additional fee of $3,500 from the Partnership after leveraging the Black-Eyed Pea Equipment, as provided for in the Partnership Agreement. In addition, DenAmerica paid a commitment fee equal to $3,500 to the same affiliate as provided for in the Partnership Agreement.

Jacksonville Shells Seafood Equipment Lease (Jacksonville, Florida)

         On May 27,1997, the Partnership acquired restaurant equipment to be used in the operation of a Shells Seafood Restaurant, located at 9965 San Jose Blvd., Jacksonville, Florida (the "Jacksonville Shells Equipment"). The Jacksonville Shells Equipment was purchased from various vendors for a total cost of $118,658.30 and leased to Shells Seafood Restaurants, Inc., a Delaware corporation ("Shells Seafood"). Shells Seafood owns and operates Shells Seafood Restaurants.

         The Partnership and Shells Seafood entered into the Partnership's standard form of equipment lease commencing on June 1, 1997 (the "Jacksonville Shells Seafood Lease"). Under the terms of the Jacksonville Shells Seafood Lease, Shells Seafood is responsible for all expenses related to the Jacksonville Shells Equipment including taxes, insurance, maintenance and repair costs. The lease term is 60 months and the minimum annual rent is $31,781 payable in monthly installments of $2,648 on the 1st day of each month. The annual rent remains fixed for the entire Jacksonville Shells Lease term.
At the end of the Jacksonville Shells Seafood Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Shells Seafood may purchase all of the Jacksonville Shells Equipment for $11,866.

         Shells Seafood paid the first and last month's rent of $5,297 and interim rent in the amount of $441 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $4,746, and expects to receive an additional fee of $1,187 from the Partnership after leveraging the Jacksonville Shells Equipment, as provided for in the Partnership Agreement. In addition, Shells Seafood paid a commitment fee equal to $1,187 to the same affiliate as provided for in the Partnership Agreement.

Winter Haven Shells Seafood Equipment Lease (Winter Haven, Florida)

         On May 27,1997, the Partnership acquired restaurant equipment to be used in the operation of a Shells Seafood Restaurant, located at 1551 3rd Street, SW, Winter Haven, Florida (the "Winter Haven Shells Equipment"). The Winter Haven Shells Equipment was purchased from various vendors for a total cost of $93,460 and leased to Shells Seafood.

         The Partnership and Shells Seafood entered into the Partnership's standard form of equipment lease commencing on June 1, 1997 (the "Winter Haven Shells Seafood Lease"). Under the terms of the Winter Haven Shells Seafood Lease, Shells Seafood is responsible for all expenses related to the Winter Haven Shells Equipment including taxes, insurance, maintenance and repair costs. The lease term is 60 months and the minimum annual rent is $25,032 payable in monthly installments of $2,086 on the 1st day of each month. The annual rent remains fixed for the entire Winter Haven Shells Lease term. At the end of the Winter Haven Shells Seafood Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Shells Seafood may purchase all of the Winter Haven Shells Equipment for $9,346.

         Shells Seafood paid the first and last month's rent of $4,172 and interim rent in the amount of $348 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $3,738, and expect to receive an additional fee of $935 from the Partnership after leveraging the Winter Haven Shells Equipment, as provided for in the Partnership Agreement. In addition, Shells Seafood paid a commitment fee equal to $935 to the same affiliate as provided for in the Partnership Agreement.

Golden Corral Equipment Lease (Temple Terrace, Florida)

         On June 4,1997, the Partnership acquired restaurant equipment to be used in the operation of a Golden Corral Restaurant located at 11801 56th Street North, Temple Terrace, Florida (the "Golden Corral Equipment"). The Golden Corral Equipment was purchased from various vendors for a total cost of $506,198 and leased to Corral South Store 4, Inc. a Florida corporation dba Golden Corral Restaurant ("Corral South 4"). Corral South 4 owns and operates the Golden Corral Restaurant under a franchise agreement.

         The Partnership and Corral South 4 entered into the Partnership's standard form of equipment lease commencing on June 15, 1997 (the "Corral South 4 Lease"). Under the terms of the Corral South 4 Lease, Corral South 4 is responsible for all expenses related to the Golden Corral Equipment including taxes, insurance, maintenance and repair costs. The lease term is 60 months and the annual rent is $131,207 payable in monthly installments of $10,934 on the 15th day of each month. The annual rent remains fixed for the entire Golden Corral Lease term. All obligations under the Corral South 4 Lease are guaranteed by David C. Brown, an individual. At the end of the Corral South 4 Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Corral South 4 may purchase all of the Golden Corral Equipment for $1.00.

         At closing Corral South 4 paid the first and last month's rent of $21,868 and interim rent in the amount of $4,374 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $20,248, and expects to receive an additional fee of $5,062 from the Partnership after leveraging the Golden Corral Equipment, as provided for in the Partnership Agreement. In addition, Corral South 4 paid a commitment fee equal to $5,500 to the same affiliate as provided for in the Partnership Agreement.

Arby's Equipment Lease (Pasco, Texas)

         On June 25,1997, the Partnership acquired restaurant equipment to be used in the operation of an Arby's restaurant, located at 2411 West Court, Pasco, Washington (the "Arby's Equipment"). The Arby's Equipment was acquired from various vendors for a total cost of $159,470.62 and leased to Girardi-Riva Enterprises, Inc., an

Arizona corporation dba Arby's Restaurant ("Girardi-Riva"). Girardi-Riva owns and operates the Arby's restaurant under a franchise agreement.

         The Partnership and Girardi-Riva entered into the Partnership's standard form of equipment lease (the "Girardi-Riva Lease") commencing July 1, 1997. Under the terms of the Girardi-Riva Lease, Girardi-Riva is responsible for all expenses related to the Arby's Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $32,724 payable in monthly installments of $2,727 on the 1st day of each month. The annual rent remains fixed for the entire Girardi-Riva Lease term. All obligations under the Girardi-Riva Lease are jointly and severally guaranteed by the following individuals: Richard Riva, Sharri Riva, Thomas Girardi and Kathy Girardi. At the end of the Girardi-Riva Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Girardi-Riva may purchase all of the Arby's Equipment for $1.00.

         Girardi-Riva paid the first and last month's rent of $5,454 and interim rent in the amount of $545 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $6,379, and expects to receive an additional fee of $1,595 from the Partnership after leveraging the Arby's Equipment, as provided for in the Partnership Agreement. In addition, Girardi-Riva paid a commitment fee equal to $1,595 to the same affiliate as provided for in the Partnership Agreement.

Breckenridge Brewery & Pub Equipment Lease (Breckinridge, Colorado)

         On July 9, 1997, the Partnership purchased restaurant equipment to be used in the operation of an Breckenridge Brewery & Pub, located at 600 South Main, Breckenridge, Colorado (the "Breckenridge Equipment") for $791,000. The Breckenridge Equipment was acquired from, and leased back to BBI Acquisition Co., a Colorado corporation dba Breckenridge Brewery & Pub ("BBI").

         The Partnership and BBI entered into the Partnership's standard form of equipment lease ("BBI Lease") commencing August 1, 1997. Under the terms of the BBI Lease, BBI is responsible for all expenses related to the Breckenridge Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $163,262 payable in monthly installments of $13,605.20 on the 1st day of each month. The annual rent remains fixed for the entire BBI Lease term. All obligations under the BBI Lease are unconditionally guaranteed by Breckenridge Holding Company, a Colorado corporation. At the end of the BBI Lease term, upon at least 90 days prior irrevocable notice to the Partnership, BBI may purchase all of the Breckenridge Equipment for $1.00.

         BBI paid the first and last month's rent of $27,210 and interim rent in the amount of $10,094 to the Partnership. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $31,640, and expects to receive an additional fee of $7,910 from the Partnership after leveraging the Breckenridge Equipment, as provided for in the Partnership Agreement. In addition, BBI paid a commitment fee equal to $7,910 to the same affiliate as provided for in the Partnership Agreement.

Burger King Equipment Lease (Colonial Heights, Virginia)

         On July 25,1997, the Partnership made an initial disbursement of $30,600 for restaurant equipment to be used in the operation of a Burger King restaurant, located at 401 Southpark Blvd., Colonial Heights, Virginia ("Burger King Equipment"). The Burger King Equipment will be acquired from various vendors for a total cost of up to $310,000 and leased to Virginia QSC, LLC, a Delaware limited liability company dba Burger King ("Virginia QSC"). Virginia QSC owns and operates the Burger King restaurant under a franchise agreement.

         The Partnership and Virginia QSC have entered into a Progress Payment Agreement dated July 15, 1997, ("Agreement") whereby the Partnership shall provide disbursements of down payments and interim payments to pay approved costs associated with the purchase of the Burger King Equipment. Under the terms of the Agreement, it is estimated that all of the Burger King Equipment will be delivered and installed and all disbursements made on or before October 31, 1997. Virginia QSC shall pay to the Partnership a daily progress rental payment for each day that any down payment and/or interim payment remains outstanding. The daily progress payment shall be equal to .00031944 times the total amount outstanding to the date upon which the last of the following events shall have occurred: (a) Virginia QSC shall have paid the first regularly monthly scheduled installment of rent; or (b) all of the Burger King Equipment had been delivered, installed and accepted by Virginia QSC.

         The Partnership and Virginia QSC entered into the Partnership's standard form of equipment lease (the "Virginia QSC Lease") dated July 15, 1997. Under the terms of the Virginia QSC Lease, Virginia QSC is responsible for all expenses related to the Burger King Equipment including taxes, insurance, maintenance and repair costs. The base lease term is 84 months and will commence on the first or fifteenth of the month following the final funding under the Agreement. Under the terms of the Virginia QSC Lease, the minimum annual rent is $64,058 and is payable in monthly installments of $5,338. The annual rent remains fixed for the entire Virginia QSC Lease term. All obligations under the Virginia QSC Lease are jointly and severally unconditionally guaranteed by the following individuals: Justin Hathaway, Steven Porath and Alan Buford, each of whom is a member of Virginia QSC. At the end of the Virginia QSC Lease term, upon at least 90 days prior irrevocable notice to the Partnership, Virginia QSC may purchase all of the Burger King Equipment for $1.00.

         Virginia QSC will pay the first and last month's rent of $5,338 and interim rent to the Partnership at final funding. An affiliate of the Managing General Partner received an acquisition fee from the Partnership in an amount equal to $1,224, and expects to receive an additional acquisition fees of $11,176 at final funding of the additional $279,400. In addition, an affiliate of the Managing General Partner will receive $3,100 from the Partnership after leveraging the Burger King Equipment, as provided for in the Partnership Agreement. Virginia QSC paid a commitment fee equal to $3,100 to the same affiliate, as provided for in the Partnership Agreement.

Property and Equipment Acquisitions-General

         With respect to each of the Properties, an affiliate of the Managing General Partner (i) considered factors such as the potential value of the site, the financial condition and business and operating history of the tenant, and demographic data for the area in which the Property is located, (ii) analyzed demographic, geographic and market diversification data for the area in which each Property is located and reviewed an independent MAI appraisal of each Property and the analysis regarding comparable properties contained therein, and (iii) negotiated the purchase price.

         The Partnership purchased each Property and Equipment package with cash from Offering proceeds. It is anticipated that each such Property and Equipment package will be leveraged as provided for in the Prospectus. However, the Partnership presently does not have a financing commitment. With respect to each of the Properties and the Equipment packages, the General Partners believe that the amount of insurance carried by each tenant is adequate.

                                  RISK FACTORS

         The following paragraph is added to the end of the section of the Prospectus entitled "Risk Factors - Litigation against General Partner and Possible Adverse Effect on Net Worth":

                 On January 31, 1997, the Court's decision was reversed on appeal by the Michigan Court of Appeals and the case will either be dismissed or subject to further proceedings if the plaintiffs appeal the Court of Appeals decision.

                                PRIOR OFFERINGS

                 The following text has been added to the first paragraph of this Section of the Prospectus:

                 On January 29, 1997, effective as of January 1, 1997, Captec L.P. II sold all of its equipment packages and real estate properties to an Affiliate of the Managing General Partner for $2,760,000 in a transaction that was consented to by a majority in interest of the limited partners. Simultaneously with such sale, Captec L.P. II paid all of its expenses and distributed its remaining $2,000,569 to its limited partners.

                              PLAN OF DISTRIBUTION

         The subsections of this section of the Prospectus titled "General", "Compensation", and "Indemnification" are amended, effective as of the date of this Prospectus Supplement, to read in their entirety as follows:

GENERAL

         The Offering is being made on a "best efforts, part or none" basis through broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "Participating Dealers") and Captec Securities Corporation, which will act as Dealer-Manager. The individual General Partner and the corporate General Partner are each an Affiliate of the Dealer-Manager. The Offering is conditioned upon sale of the Minimum Number of Units prior to the close of business one year after the effective date of this Prospectus (the "Termination Date"). Since the Minimum Number of Units was sold on March 5, 1997, prior to the Termination Date, the General Partners may extend the Offering to a date not later than the earlier to occur: (i) sale of all Units offered hereby; or (ii) two years after the effective date of this Prospectus (the "Extended Termination Date"). After the Minimum Number of Units was sold, the Partnership has and will schedule interim closings at which subscribers will be admitted as Limited Partners on at least a monthly basis.

         The Offering is made pursuant to agreements among the General Partners, the Partnership, the Dealer-Manager and the Participating Dealers pursuant to which the Participating Dealers are acting as agents of the Partnership for the purpose of offering and selling Units. The Units are being offered on a "best efforts, part or none" basis, which means that Participating Dealers are not obligated to purchase any Units but are required only to use their best efforts to sell Units to investors.

COMPENSATION

         Subject to the provisions for reduced selling commissions, the Partnership will pay selling commissions equal to 8.0% of Gross Proceeds to the
Dealer-Manager for Units sold by it.   The Dealer-Manager may reallow fees of
up to 8% to the Participating Dealers with respect to Units sold by them. The General Partners also paid an additional selling commission equal to 1% of Gross Proceeds to Participating Dealers from Units sold until the Minimum Number of Units was sold. The Dealer-Manager may also receive up to 0.5% of Gross Proceeds as reimbursement for bona fide due diligence expenses. The Dealer-Manager may reallow to any Participating Dealer or its registered representatives all or any portion of this fee based upon the bona fide due diligence expenses incurred. The General Partners will receive a Non-Accountable Expense Allowance in an amount equal to 2% of Gross Proceeds to cover certain expenses relating to the offer and sale of Units (including the additional 1% selling commission payable until the Minimum Number of Units is sold). In no event will sales commissions, the Non-Accountable Expense Allowance, Organization and Offering Expenses, wholesaling salaries and expenses and expenses of sales seminars, exceed in the aggregate, 13% of Gross Proceeds.

         The General Partners, their Affiliates and Participating Dealers may purchase up to 10% of the Units, net of any selling commissions but otherwise on the same terms as purchasers who are not Affiliates. Purchase of Units by the General Partners and their Affiliates will not be counted for purposes of reaching the Minimum Number of Units. Any purchases by the General Partners will be for investment purposes only and not with a view toward resale. Investors will not have a right to withdraw and receive a return of their contributions. Neither the General Partners nor any of their Affiliates will directly or indirectly pay or award any compensation to a third party engaged as an investment adviser as inducement to advise favorably toward investment in the Partnership. In addition, the selling commissions to the Dealer-Manager and Participating Dealers will be reduced on sales of 501 or more Units in accordance with the following Schedule:

                          Dollar Amount Purchased     Investor's Purchase
                          -----------------------     -------------------
                                                             Price                   Selling Commission Per Unit
                                                             -----                   ---------------------------
                                                            Per Unit               Percent              Dollar Amount
                                                            --------               -------              -------------
                         $1,000 - $500,000                   $1,000                  8.0%                  $80.00
                         $501,000 - $750,000                  $980                   6.0%                  $60.00
                         $751,000 - $1,000,000                $970                   5.0%                  $50.00
                         $1,001,000 - $1,500,000              $960                   4.0%                  $40.00
                         $1,501,000 - $2,000,000              $950                   3.0%                  $30.00
                         $2,001,000 and above                 $940                   2.0%                  $20.00

         The purchaser of such Units will be credited with such reduced commission and the net proceeds to the Partnership will not be affected by the discount. Subscriptions may be combined for purposes of determining the volume discounts applicable to subscriptions from a purchaser.

INDEMNIFICATION

         The Partnership, General Partners, and Dealer-Manager have agreed to indemnify the Participating Dealers and the Participating Dealers have agreed to indemnify the General Partners, Dealer-Manager, and the Partnership against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). In the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Act is against public policy and therefore unenforceable. The Participating Dealers may be deemed to be underwriters as that term is defined in the Act.

                     AMENDMENT TO THE AGREEMENT OF LIMITED
                        PARTNERSHIP OF CAPTEC FRANCHISE
                              CAPITAL PARTNERS IV

         Sections 12, 14, and 15 of the Partnership's Agreement of Limited Partnership included as Exhibit B to the Prospectus (the "Partnership Agreement"), have been corrected and amended, consistent with the disclosures in the Prospectus as set forth below:

12.      TRANSFERABILITY OF UNITS

Section 12.1.4 of the Partnership Agreement has been amended so as to read in its entirety as follows:

        12.1.4 if the Managing General Partner determines in its sole discretion that such assignment would prevent the Partnership from being able to satisfy either the 2% or 5% "safe harbors" contained in Service Advance Notice 88-75 or in corresponding regulations or the Partnership has received an opinion of counsel or a favorable service ruling that such transfer would result in the Partnership being classified as a "publicly-traded partnership" for federal income tax purposes.

14. RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND DUTIES OF THE MANAGING GENERAL PARTNER

         The first sentence of Section 14.4.5 has been amended so as to permit the Partnership to only enter into co-tenancy arrangements, joint ventures or general partnerships with non-affiliates that own one or more Assets, and
Section 14.4.5 now reads in its entirety as follows:

           cause the Partnership to invest in any Asset with unaffiliated parties that own one or more Assets through co-tenancy arrangements, joint ventures or general partnerships except on substantially the same terms and conditions (although not necessarily the same percentage interest) as such unaffiliated parties; provided, however, that no such investment shall be entered into by the Partnership (i) if it involves the payment of duplicative property management or other fees which would have the effect of circumventing any of the restrictions on and prohibited transactions involving conflicts of interest contained in this Partnership Agreement, and (ii) unless the Partnership acquires a controlling interest in such joint venture or partnership.

15.        RIGHTS AND POWERS OF THE LIMITED PARTNERS

         The last sentence of Section 15.3 has been revised so as to remove the General Partners' right to vote the Units of those Limited Partners that do not submit a vote within a certain time period, and Section 15.3 reads in its entirety as follows:

           15.3     Consent Without a Meeting.  The Managing General
           Partner may and, upon receipt of a request in writing signed by ten percent (10%) or more in interest of the Limited Partners, the Managing General Partner shall, submit any matter upon which the Limited Partners are entitled to act, to the Limited Partners for a vote by written consent without a meeting. For purposes of obtaining a written vote under this Partnership Agreement, the Managing General Partner may require a written response within a specified time, but not less than fifteen (15) days and no more than sixty (60) days from receipt of said request.

                              FINANCIAL STATEMENTS

         The financial statements of the Partnership and Managing Partner set forth on pages F-1 to F-7 of the Prospectus are replaced in their entirety by the financial statements on the following pages.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                        PAGE

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
  REPORT OF INDEPENDENT ACCOUNTANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

  BALANCE SHEET   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

  NOTES TO FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4


CAPTEC FRANCHISE CAPITAL CORPORATION IV

  REPORT OF INDEPENDENT ACCOUNTANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

  BALANCE SHEET   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

  STATEMENT OF CASH FLOWS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-7

  NOTES TO FINANCIAL STATEMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-8

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                    REPORT ON AUDITS OF FINANCIAL STATEMENTS
             FOR THE PERIOD FROM JULY 30, 1996 TO DECEMBER 31, 1996


REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Captec Franchise Capital Corporation IV
Managing General Partner of
Captec Franchise Capital Partners L.P. IV:

We have audited the accompanying balance sheet of Captec Franchise Capital Partners L.P. IV as of December 31, 1996 and July 30, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statement is free from material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Captec Franchise Capital Partners L.P. IV as of December 31, 1996 and July 30, 1996, in conformity with generally accepted accounting principles.


/S/ COOPERS & LYBRAND L.L.P.


Detroit, Michigan
March 14, 1997

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                                 BALANCE SHEET

                      December 31, 1996 and July 30, 1996

                                                                     DECEMBER                         JULY
                                          ASSETS                      1996                            1996

 Cash                                                                 $   -                           $ 300
 Prepaid expenses                                                       339                               -
                                                                      -----                           -----

 Total assets                                                         $ 339                           $ 300
                                                                      =====                           =====

                                          LIABILITIES & PARTNERS' CAPITAL

 Liabilities:
 Total liabilities, overdraft                                         $  39                           $   -
                                                                      -----                           -----

 Partners' Capital:
 Limited partners' capital accounts                                     100                             100
 General partners' capital account                                      200                             200
                                                                      -----                           -----

 Total partners' capital                                                300                             300
                                                                      -----                           -----

 Total liabilities & partners' capital                                $ 339                           $ 300
                                                                      =====                           =====


The accompanying notes are an integral part of the balance sheet.

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                             NOTES TO BALANCE SHEET

1.       THE PARTNERSHIP:

Captec Franchise Capital Partners L.P. IV (the "Partnership"), a Delaware limited partnership, was organized on July 23, 1996 for the purpose of acquiring income-producing commercial real properties and equipment leased on a "triple net" or "double net" basis, primarily to operators of national and regional franchised businesses, principally restaurants, as well as national and regional retail chains. The Partnership has not commenced operations.

The General Partners of the Partnership are Captec Franchise Capital
Corporation IV (the "Corporation"), a wholly owned subsidiary of Captec Financial Group, Inc. ("Captec"), and Patrick L. Beach, an individual, hereinafter collectively referred to as the Sponsors. Patrick L. Beach is also the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation and Captec. The General Partners have each contributed $100 in cash to the Partnership as a Capital Contribution.

The Partnership has undertaken a public offering of limited partnership interests ("Units") in 1996. A minimum of 2,000 Units and a maximum of 30,000 Units, priced at $1,000 per Unit, Will be offered on a "best efforts, part or none" basis. As of December 31, 1996, the Partnership had not issued any Units.

The initial Limited Partner of the Partnership is Patrick L. Beach. Mr. Beach has contributed $100 to the capital of the Partnership and has received 0.1 Unit. Upon admission to the Partnership of any other Limited Partner, the initial Limited Partner may withdraw from the Partnership, in which case his
0.1 Unit shall be redeemed for $100.

2.       ORGANIZATION AND OFFERING EXPENSES:

Organization and offering expenses, excluding selling commissions, will be paid initially by the Sponsors and/or their affiliates and reimbursed by the Partnership in an amount equal to up to three percent (3%) of the gross proceeds of the offering (less any amounts paid directly by the Partnership). The Sponsors are liable for all expenses of the offering and for the general obligations of the Partnership if no Units are sold (i.e., if subscriptions are not received for the minimum number of Units). In addition, the Sponsors and/or their affiliates will be paid a non-accountable expense allowance by the Partnership in an amount equal to two percent (2%) of the gross proceeds of the offering.

The Sponsors have also guaranteed payment of organization and offering expenses which exceed 13% of the gross proceeds of the offering.

3.       OMISSION OF INAPPLICABLE FINANCIAL STATEMENTS:

The Partnership was organized in July 1996, but has not commenced operations. As no revenues or expenses have been incurred, no Statement of Operations, Statement of Partners' Capital or Statement of Cash Flows are included for the Partnership.

4.       SUBSEQUENT EVENT:

On March 5, 1997, the Partnership accepted subscriptions for 2,015.5 Units, at which time $2,015,500 of proceeds from the sale of such Units were released from escrow and the Partnership immediately commenced operations.

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV
                    REPORT ON AUDITS OF FINANCIAL STATEMENTS
             FOR THE PERIOD FROM JULY 30, 1996 TO DECEMBER 31, 1996



REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Captec Franchise Capital Corporation IV:

We have audited the accompanying balance sheet of Captec Franchise Capital Corporation IV as of December 31, 1996 and July 30, 1996, and the related statements of cash flows for the period from July 30, 1996 to December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence support financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Captec Franchise Capital Corporation IV as of December 31, 1996 and July 30, 1996, and its cash flows for the period from July 30, 1996 to December 31, 1996, in conformity with generally accepted accounting principles.

/S/ COOPERS & LYBRAND L.L.P.


Detroit, Michigan
March 14, 1997

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV
                                 BALANCE SHEET

                      December 31, 1996 and July 30, 1996

                                                               DECEMBER                         JULY
                                          ASSETS                 1996                           1996

 Cash                                                              $  1,407                        $  900
 Investment in partnership                                              100                           100
 Reimbursable organizational & offering expenses                    505,108                            -
 Receivable from affiliate                                            1,697                            -
 Other assets                                                        16,038                            -
                                                                   --------                        ------

 Total assets                                                      $524,350                        $1,000
                                                                   ========                        ======

                                          LIABILITIES & STOCKHOLDERS' EQUITY

 Total liabilities:
   Accounts payable                                                $ 37,022                        $  -
   Payable to affiliates                                            486,328                           -
                                                                   --------                        ------

 Total liabilities                                                  523,350                           -
                                                                   --------                        ------

 Stockholders' equity:

   Common stock, no par value; 60,000 shares                          1,000                         1,000
   authorized, 1,000 shares issued and
   outstanding
 retained earnings (accumulated deficit)                                -                             -
                                                                   --------                        ------

 Total stockholders' equity                                           1,000                         1,000
                                                                   --------                        ------

 Total liabilities & stockholders' equity                          $524,350                        $1,000
                                                                   ========                        ======


The accompanying notes are an integral part of the financial statements.

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV
                            STATEMENT OF CASH FLOWS
             FOR THE PERIOD FROM JULY 30, 1996 TO DECEMBER 31, 1996





 Cash flows from operating activities:
   Net income                                                      $    -
   Adjustments to net income:
     Other assets                                                    (16,038)
     Accounts payable                                                 37,022
                                                                   ---------

 Net cash provided by operating activities                            20,984
                                                                   ---------


 Cash flows from investing activities:
   Investment in partnership                                            (100)
                                                                   ---------

 Net cash used in investing activities                                  (100)
                                                                   ---------

 Cash flows from financing activities:                                  -
                                                                   ---------
   Issuance of common stock                                            1,000
   Proceeds from borrowings from affiliates                          486,328
   Payment of reimbursable offering expenses                        (506,805)
                                                                   ---------

 Net cash provided by financing activities                           (19,477)
                                                                   ---------

 Net increase (decrease) in cash                                       1,407

 Cash, beginning of year                                                -
                                                                   ---------


 Cash, end of period                                               $   1,407
                                                                   ---------


The accompanying notes are an integral part of the financial statements.

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV
                         NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION:

Captec Franchise Capital Corporation IV (the "Corporation") is a Michigan corporation organized on July 22, 1996. The Corporation was formed for the purpose of serving as the managing general partner of Captec Franchise Capital Partners L.P. IV (the "Partnership"), a Delaware limited partnership.

The Corporation is a wholly owned subsidiary of Captec Financial Group, Inc. ("Captec"). Captec has paid $1,000 in cash to the Corporation for the purchase of 1,000 shares of common stock of the Corporation. As a general partner of the Partnership, the Corporation has contributed $100 to the capital of the Partnership, Patrick L. Beach is also a general partner of the Partnership and is the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation and Captec. Each general partner has a 0.5 percent share in the Partnership's net income or loss.

The Partnership anticipates undertaking a public offering of limited partnership interests ("Units") in 1996. A minimum of 2,000 Units and a maximum of 30,000 Units, priced at $1,000 per Unit, will be offered on a "best efforts, part or none" basis. As of December 31, 1996, the Partnership had not issued any units.

Affiliates of the Corporation are expected to provide various services to the Partnership and will be paid certain fees for such services as specified in the Partnership Agreement.

Following is a summary of the Corporation's significant accounting principles:

a. INCOME TAXES: The Corporation reports its income for federal income tax purposes in the consolidated tax return of Captec. Income taxes are allocated by Captec to the Corporation on the separate return basis. The Corporation's income tax expense reflected in the statement of operations and that computed by applying the statutory federal income tax rate are approximately equal. Deferred income taxes, for financial reporting purposes, are not material.

b. ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       OMISSION OF INAPPLICABLE FINANCIAL STATEMENTS:

For the period from July 30, 1996 to December 31, 1996, the Corporation had no sources of revenue or expense, since operations of the Partnership had not commenced. As no revenues or expenses had been incurred, no Statement of Operations or Statement of Partners' Capital are included for the Corporation.

3.       RELATED PARTY TRANSACTIONS:

Organization and offering expenses related to the offering of Units are prepaid by the Corporation and reimbursed by the Partnership in an amount equal to up to three percent (3%) of the gross proceeds of the offering (less any amounts paid directly by the Partnership). The Corporation is also reimbursed by the Partnership for a non-accountable expense allowance in an amount equal to two percent (2%) of the gross proceeds of the offering. The Corporation did not receive reimbursements from the Partnership in 1996 because the Partnership had not commenced operations.

The Corporation receives advances from Captec in order to have sufficient funds for the prepayment of organization and offering and non-accountable expenses made on behalf of the Partnership. As the Corporation receives reimbursements of such prepaid expenses, the advances to Captec are repaid.


4.       SUBSEQUENT EVENT:

On March 5, 1997, the Partnership accepted subscriptions for 2,015.5 Units, at which time $2,015,500 of proceeds from the sale of such Units were released from escrow and the Partnership immediately commenced operations.

                      Prospectus dated December 23, 1996

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                        (a Delaware limited partnership)

      $2,000,000 Minimum Offering of Units of Limited Partnership Interest
                                $1,000 per Unit
                          Minimum Investment - 2 Units
                (except as set forth under "Who Should Invest")

        Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership (the "Partnership"), hereby offers up to 30,000 units (the "Maximum Number of Units") and a minimum of 2,000 Units (the "Minimum Number of Units") of limited partnership interest (the "Units") at $1,000 per Unit (the "Offering"). The Partnership will acquire income-producing commercial real properties ("Properties") and equipment ("Equipment"), which will be leased primarily to operators of national chain and nationally franchised fast-food, family style and dinner house restaurants as well as other franchised or chain businesses pursuant to leases requiring the lessee to pay all taxes, assessments, utilities, insurance, maintenance, and repair costs associated with such Properties (a "Triple Net Lease") or leases differing from Triple Net Leases only in that the Partnership is responsible for the maintenance of the exterior walls and roof of the Property (a "Double Net Lease"). No Properties or Equipment will be acquired by the Partnership unless and until lease commitments satisfactory to the General Partners are obtained. The General Partners anticipate that Properties and Equipment will be sold within five to ten years and five to seven years, respectively, from the date of acquisition. Of the proceeds from the sale of Units received by the Partnership, not less than 83% will be used to acquire Properties and Equipment, 9% will be paid in fees and expense reimbursements to Affiliates of the General Partners for their services, and the balance will be reallowed to Participating Dealers as selling commissions.

AN INVESTMENT IN THE PARTNERSHIP INVOLVES SIGNIFICANT RISKS, SOME OF WHICH ARE SUMMARIZED BELOW. SEE ALSO "RISK FACTORS."


     - The Partnership has not yet identified specific Properties and/or Equipment for investment. See "Risk Factors - Investment Risks - Possible Lack of Diversification," Real Estate and Equipment Risks - Unspecified Fund; Blind Pool Company," and "Real Estate and Equipment Risks - Risks of Ownership of Properties and Equipment," and "Investment Objectives and Policies."


     - Should the Partnership be funded with less than the maximum amount of net proceeds from this Offering, the diversification of the Partnership's portfolio will be diminished. See "Risk Factors - Investment Risks - Possible Lack of Diversification." See also "Investment Objectives and Policies."

     - There will be limited ability to resell or liquidate an investment in the Units and various restrictions on transfers of Units. See "Risk Factors - Investment Risks - Lack of Liquidity - Limited Transferability," and "Summary of Partnership Agreement - Restriction on Transfer of Units."

     - The General Partners and their Affiliates will be subject to various conflicts of interest in managing the Partnership.
       See "Conflicts of Interest."

     - Most major decisions regarding the Partnership and its operation will be made by the General Partners. See "Risk
       Factors - Investment Risks - Dependence on General Partners; Lack of Experience."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY

OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                        Public                    Sales                 Proceeds to the
                                    Offering Price            Commission(2)             Partnership (3)
--------------------------------------------------------------------------------------------------------
Per Unit (Minimum
Subscription: 2 Units)(1)                  $1,000                     $80                        $920

Minimum(1)                             $2,000,000                $160,000                  $1,840,000
Maximum(1)                            $30,000,000              $2,400,000                 $27,600,000
--------------------------------------------------------------------------------------------------------

                         (Footnotes on following pages)

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THERE IS PRESENTLY NO ESTABLISHED MARKET FOR THE UNITS AND THERE ARE LIMITATIONS ON THE TRANSFERABILITY OF THE UNITS. See "Summary of Partnership Agreement - Restrictions on Transfer of Units."


              The date of this Prospectus is  December 23, 1996.

                           ________________________

                             _____________________
                           (Footnotes to cover page)
  (1) The Offering is being made on a "best efforts, part or none" basis by selected broker-dealers (the "Participating Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The minimum subscription is two Units ($2,000). The minimum subscription for Iowa IRAs and Minnesota and South Carolina investors is two and one-half Units ($2,500). Tax Exempt Investors (Investors that are described in section 168(h)(2) of the Internal Revenue Code) who are residents of Minnesota may have minimum subscriptions of two Units ($2,000). Residents of Nebraska must have minimum subscriptions of five Units ($5,000). The minimum subscription for Tax Exempt Investors who are residents of Nebraska is two Units ($2,000). The Offering is conditioned upon the sale of a minimum of 2,000 Units (the "Minimum Number of Units") by the close of business one year after the effective date of this Prospectus (the "Termination Date"). No sales will be made in Pennsylvania until a minimum of $3,000,000 in sales is reached. If cleared funds representing subscriptions for the Minimum Number of Units are deposited with Michigan National Bank in Ann Arbor, Michigan (the "Escrow Agent") by the Termination Date, the General Partners may extend the Offering to a date no later than two years after the effective date of this Prospectus (the
"Extended Termination Date"), subject, however, to requalification in certain states. There can be no assurance that requalification will be granted in all states.

  (2) Subject to sale of the Minimum Number of Units, the Partnership will pay selling commissions equal to 8% of the gross proceeds (subject to certain volume purchase adjustments) of the Offering (the "Gross Proceeds") to Participating Dealers for Units sold by them. In addition, the General Partners will pay an additional selling commission equal to 1% of Gross Proceeds to Participating Dealers from Units sold until the Minimum Number of Units is sold. This additional commission will be paid by the General Partners out of the Non-Accountable Expense Allowance.

  (3) Gross Proceeds to the Partnership are before deducting the reimbursement to the General Partners from the Partnership for their non-accountable expenses (the "Non-Accountable Expense Allowance") related to the Offering in an amount equal to 2% of Gross Proceeds, and other Organization and Offering Expenses, expected to equal approximately 3% of Gross Proceeds. See "Use of Proceeds," "Compensation Table" and "Plan of Distribution." The General Partners may reimburse Participating Dealers and their registered representatives for accountable bona fide due diligence expenses including, but not limited to, due diligence meetings, third party reports, and travel, in an amount of up to 0.5% of Gross Proceeds from such amounts. In no event will the aggregate amount of selling commissions, the Non-Accountable Expense Allowance used for underwriting compensation, and funds paid as underwriting compensation from any other source be greater than 10% of the Gross Proceeds nor will an amount more than 0.5% of the Gross Proceeds be paid, by the Partnership or any Affiliate of the Partnership or the General Partners, as reimbursement for due diligence expenses.

  The General Partners, their Affiliates, and Participating Dealers may purchase up to 10% of the Units, net of selling commissions, but otherwise on the same terms as purchasers who are not Affiliates. Purchase of Units by the General Partners and their Affiliates will not be counted toward sale of the Minimum Number of Units. Any Units purchased by them will be for investment purposes only and not with a view toward resale. See "Plan of Distribution." UNITS PURCHASED BY THE GENERAL PARTNERS OR THEIR AFFILIATES WILL NOT BE VOTED ON MATTERS PERTAINING TO THE REMOVAL OR ELECTION OF THE GENERAL PARTNERS OR ANY TRANSACTION BETWEEN THE PARTNERSHIP AND THE GENERAL PARTNERS OR THEIR AFFILIATES. ON ALL OTHER MATTERS UNITS WILL BE VOTED BY THE GENERAL PARTNERS OR THEIR AFFILIATES IN THEIR DISCRETION AND MAY, ACCORDINGLY, BE VOTED CONTRARY TO THE VOTES OF UNAFFILIATED LIMITED PARTNERS

  The General Partners will distribute to each Limited Partner: (i) annual reports containing the Partnership's audited financial statements (within 120 days after the close of each fiscal year); (ii) a quarterly financial highlight report of the Partnership's performance; and (iii) upon the request of a Limited Partner, quarterly reports containing the Partnership's unaudited financial statements (within 60 days after the close of each fiscal quarter). See "Reports to Limited Partners."

  THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE PARTNERSHIP IS PROHIBITED.

  UNTIL MARCH 23, 1997 (NINETY DAYS AFTER THE EFFECTIVE DATE OF THE PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS


SUMMARY OF THE PARTNERSHIP AND THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  The Partnership and the General Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Terms of the Offering   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Who Should Invest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  Partnership Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  Partnership Objectives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  Compensation to General Partners and their Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  Limited Partners' Share of Cash Flow and Net Sale or Refinancing Proceeds   . . . . . . . . . . . . . . . . . . .    5
  Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  Depreciation Method   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  Borrowing Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Reports to Limited Partners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Tax Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Termination of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  Statements of Value   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Fiscal Year of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Distribution Reinvestment Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Right to Tender Units for Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Partnership Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  Transferability of the Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  Glossary of Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  Investment Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    Unspecified Fund; Blind Pool Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    Dependence on General Partners; Lack of Experience  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    Litigation against General Partner and Possible Adverse Effect on Net Worth   . . . . . . . . . . . . . . . . .   11
    Possible Lack of Diversification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    Lack of Liquidity - Limited Transferability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    Possible Loss of Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    Possible Loss of Limited Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    Special Tax and Other Risks for Investments by Qualified Pension and Profit-Sharing Trusts  . . . . . . . . . .   13
    Indemnification of General Partners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    Lack of Independent Counsel for Investors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    Lack of Partnership Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Real Estate and Equipment Risks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Risks of Ownership of Properties and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Risks From Leverage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    Risk of Single-Use Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    Risks Resulting from Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    Possible Environmental Liabilities and Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    Risk of Acquiring Properties Under Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    Risks Relating to Creditworthiness of Lessees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    Risk of Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    Risks Regarding Availability of Financing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    Risks as to Delays in Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    Resale of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    Uninsured Losses; Costs and Availability of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    Risk of Recharacterization of Sale and Leaseback Transactions   . . . . . . . . . . . . . . . . . . . . . . . .   17
    Risks Relating to Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Federal Income Tax Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      Risk of Loss of Partnership Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      Audit Risks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      Limitation of Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      Risk of Disallowance of Deductions on Factual or Other Grounds  . . . . . . . . . . . . . . . . . . . . . . .   19
      Risk of Reclassification of Partnership Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      Risk of Federal Income Tax Liability In Excess of Sale or Refinancing Proceeds
      or Operating Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
      Risk of Taxability of Cash Distributions to Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . .   20
      Risk of Reallocation of Profits or Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
      Risk of "Dealer" Status of Partnership or Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . .   20
      Risk of Recharacterization of Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
      Alternative Minimum Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
      Risk of Legislative or Other Actions Changing Anticipated Tax Consequences  . . . . . . . . . . . . . . . . .   21

ESTIMATED USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

COMPENSATION TABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

  Compensation for the Time and Service of the General Partners   . . . . . . . . . . . . . . . . . . . . . . . . .   28
  Resolution of Conflicting Opportunities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  Property and Equipment Management Services Will be Rendered by the General Partners
  or their Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  Receipt of Fees and Other Compensation by the General Partners and their Affiliates   . . . . . . . . . . . . . .   29
  Non-Arm's-Length Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Prior Business Relationships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  Legal Counsel for the Partnership and the General Partners is the Same Law Firm   . . . . . . . . . . . . . . . .   30
  Indirect Ownership of Properties and/or Equipment with Affiliates   . . . . . . . . . . . . . . . . . . . . . . .   31
  Conflicts with Affiliated Lessors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  Tax Matters Partner   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

FIDUCIARY RESPONSIBILITIES OF THE GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  General Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  Parent Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

INVESTMENT OBJECTIVES AND POLICIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  Types of Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  Investment Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  Lessee Creditworthiness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  Sale or Disposition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Change in Investment Policies 41
  Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  Certain Investment Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  Appraisals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  Return of Uninvested Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  Other Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

PRIOR OFFERINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

WHO SHOULD INVEST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  Foreign Investors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

HOW TO SUBSCRIBE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  Escrow and Closing Arrangements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

DISTRIBUTION REINVESTMENT PLAN SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

RIGHT TO TENDER UNITS FOR PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

TAX ASPECTS OF THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
  Partnership Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
  Taxation of Limited Partners on Profits or Losses of the Partnership  . . . . . . . . . . . . . . . . . . . . . .   55


  Taxation of Cash Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
  Limitations on Deductibility of Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
  Deductibility of Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
  Tax Treatment of the Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
  Imputed Rental Income Under Section 467   . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
  Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
  Recapture of Depreciation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
  Method of Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
  Deductibility of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
  Allocations of Profits or Losses to Incoming Partners   . . . . . . . . . . . . . . . . . . . .   70
  Allocations of Profits and Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
  Potential Application of Section 183 of the Code  . . . . . . . . . . . . . . . . . . . . . . .   74
  Refinancing of Partnership Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
  Sale or Foreclosure of Partnership Properties or Equipment  . . . . . . . . . . . . . . . . . .   75
  Sale or Transfer of Partnership Units   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
  No Section 754 Election   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
  Dissolution of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
  Other Possible Tax Consequences to Investors  . . . . . . . . . . . . . . . . . . . . . . . . .   78
  Partnership Tax Returns and Tax Information   . . . . . . . . . . . . . . . . . . . . . . . . .   79
  Registration With the Service   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
  Tax Aspects for Foreign Individuals and Corporations  . . . . . . . . . . . . . . . . . . . . .   80
  Impact on Qualified Tax-Exempt Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
  Proposed Legislation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
  State and Local Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83

ERISA CONSIDERATIONS FOR QUALIFIED PLANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
  Plan Assets -- Exemption Under the DOL Regulations  . . . . . . . . . . . . . . . . . . . . . .   84
  Publicly Offered Security Exemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
  Other Protective Measures Available to the General Partners   . . . . . . . . . . . . . . . . .   85
  Plan Asset Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
  Valuation Reports to Qualified Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

SUMMARY OF PARTNERSHIP AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
  The Responsibilities of the General Partners  . . . . . . . . . . . . . . . . . . . . . . . . .   87
  Liability of Limited Partners-Nonassessability of Units   . . . . . . . . . . . . . . . . . . .   87
  Terms and Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
  Restrictions on Transfer of Units   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
  Voting Rights of Limited Partners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
  Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
  Indemnification of the General Partners by the Partnership  . . . . . . . . . . . . . . . . . .   91

REPORTS TO LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91

SALES LITERATURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION . . . . . . . . . . . . . . . . . . .   93
  Liquidity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
  Results of Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
  Capital Resources   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94


ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-i

LIMITED PARTNERSHIP AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  EXHIBIT B

SUBSCRIPTION INSTRUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-1

SUBSCRIPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  EXHIBIT C

DISTRIBUTION REINVESTMENT PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  EXHIBIT D

                  SUMMARY OF THE PARTNERSHIP AND THE OFFERING

The following is a summary intended solely to supply, in a non-technical form, pertinent facts and highlights from the material contained in the body of this Prospectus. More detailed information may be found in the remainder of this Prospectus and the Exhibits hereto.


The Partnership and the General Partners   Captec Franchise Capital Partners
                                           L.P. IV is a recently formed
                                           Delaware limited partnership. The
                                           General Partners of the Partnership
                                           are Captec Franchise Capital
                                           Corporation IV, a Michigan
                                           corporation, and Patrick L. Beach
                                           (the "General Partners"). The
                                           offices of the Partnership and the
                                           General Partners are located at 24
                                           Frank Lloyd Wright Drive, P.O. Box
                                           544, Ann Arbor, Michigan 48106-0544
                                           (telephone (800) 522-7832).  Captec
                                           Franchise Capital Corporation IV
                                           will act as the managing general
                                           partner (the "Managing General
                                           Partner").  Captec Franchise Capital
                                           Corporation IV is a wholly-owned
                                           subsidiary of Captec Financial
                                           Group, Inc. See "Management."

Terms of the Offering                      The Partnership is offering its
                                           Units for sale on a "best efforts,
                                           part or none" basis, which means
                                           that the broker-dealers
                                           participating in the Offering are
                                           under no obligation to purchase any
                                           Units and, therefore, no specified
                                           amount is guaranteed to be raised.
                                           However, no Units will be sold
                                           unless collected funds representing
                                           subscriptions for at least 2,000
                                           Units (the "Minimum Number of
                                           Units") are received by the close of
                                           business one year after the
                                           effective date of this Prospectus,
                                           at a price of $1,000 per Unit.
                                           Subscribers for Units must purchase
                                           a minimum of two Units ($2,000).
                                           Pennsylvania residents funds will be
                                           held in the escrow account
                                           until subscriptions for 3,000 Units
                                           have been received and accordingly
                                           may not be counted in determining
                                           whether the Minimum Number of Units
                                           have been sold.  The minimum
                                           subscription for Iowa IRAs and
                                           Minnesota and South Carolina
                                           investors is two and one-half Units
                                           ($2,500). Tax Exempt Investors who
                                           are residents of Minnesota may have
                                           minimum subscriptions of two Units
                                           ($2,000).  Residents of Nebraska
                                           must have minimum subscriptions of
                                           five Units ($5,000). The minimum
                                           subscription for Tax Exempt
                                           Investors who are residents of
                                           Nebraska is two Units ($2,000). The
                                           Offering is being made by
                                           broker-dealers who are members of
                                           the National Association of
                                           Securities Dealers, Inc.

                                           Pending sale of the Minimum
                                           Number of Units, subscribers' funds
                                           will be forwarded to Michigan
                                           National Bank, 4755 Washtenaw Ave.,
                                           Ann Arbor, Michigan, as escrow agent
                                           (the "Escrow Agent") and will be
                                           held by the Escrow Agent in one or
                                           more interest-bearing accounts.
                                           Interest will be paid to subscribers
                                           if collected funds representing
                                           subscriptions for the Minimum Number
                                           of Units are not deposited with the
                                           Escrow Agent by the Termination
                                           Date; otherwise such amounts will be
                                           paid to the Partnership. See "Plan
                                           of Distribution."

Who Should Invest                          The section of the Prospectus
                                           entitled "Who Should Invest"
                                           describes minimum income and/or net
                                           worth requirements that various
                                           states impose on investors, as well
                                           as a detailed explanation of other
                                           limitations which investors must
                                           address prior to subscription. See
                                           "Who Should Invest."

Risk Factors          Investment in the Units involves various risks which are
                      described in detail in the "Risk Factors" section of the Prospectus. The following is a summary of what the General
                      Partners believe are the most significant risks related to an investment in Units.

                      Investment Risks:



                   - Should the Partnership be funded with less than the maximum amount of Net Offering Proceeds, the diversification of the Partnership's portfolio will be diminished; and

                   - Although the investment objectives and policies for Partnership investments are described herein, as of the date of this Prospectus, the Partnership has not yet identified specific Properties and/or Equipment for investment;

                   - There are various restrictions on transfers, including a requirement that the Managing General Partner consent to all transfers, and only a limited secondary market for the Units is expected to develop, if at all;

                   - Limited Partners must rely on the General Partners to manage the Partnership and its operations, except in certain limited situations;

                   Real Estate and Equipment Risks:



                   - Ownership of the Properties and Equipment may be affected by adverse changes in economic or market conditions and competition, and the Properties may be designed or built primarily for a particular tenant or a specific type of use.

                   Tax Risks:

                   - The Partnership could be treated as a "corporation" for tax purposes, which would require the Partnership to pay tax on its income, thereby decreasing the amount of cash available for distribution and preventing Partners from using Partnership losses and/or deductions, if any, to reduce their taxable income from other sources;

                   - The income, gain and losses from the Partnership's Properties and/or Equipment could be recharacterized as "portfolio" rather than "passive" which would prevent the Limited Partners from using such income and gain to offset passive losses from other sources and using such losses to offset
                                 passive income  from other sources; and

                                 -   Future legislative, judicial or
                                     administrative changes to the tax laws
                                     (or the interpretation thereof) could
                                     adversely affect and could possibly be
                                     applied retroactively to events
                                     occurring before such changes go into
                                     effect.

Conflicts of Interest            The General Partners and their Affiliates will
                                 experience conflicts of interest in their management of the Partnership that will arise principally from their involvement in other activities that may conflict with those of the Partnership. Set forth below are the potential conflicts of interest that the General Partners believe are the most significant:

                                 -   allocation of Assets and management
                                     time and service between the Partnership and various partnerships and other entities;

                                 -   provision of property and equipment
                                     management services to the Partnership
                                     by the General Partners and their
                                     Affiliates;

                                 -   payment of fees and other
                                     compensation by the Partnership to the
                                     General Partners and their Affiliates;

                                 -   the Partnership may purchase Assets
                                     from sellers from whom the General
                                     Partners or their Affiliates have
                                     purchased Assets from in the past and
                                     the General Partners will experience a
                                     conflict between the current interests
                                     of the Partnership and their interest in preserving the ongoing business relationship; and

                                 -   the Partnership's securities and tax
                                     counsel also serves as securities and
                                     tax counsel for the General Partners and certain Affiliates of the General Partners, and the Limited Partners will not have separate counsel.

Conflict Resolution Procedure    With respect to resolving a conflict of
                                 interest regarding the allocation of
                                 Assets, investment opportunities that are of a character that could be acquired by the Partnership will be offered first to Captec Franchise Capital Partners L.P. III
                                 ("Captec L.P. III"), until such time as
                                 Captec L.P. III is fully funded and then offered to the Partnership if the Partnership has capital to invest at the time the investment is available.

Use of Proceeds                  The Partnership will invest 83% of each dollar
                                 raised in Properties and Equipment and will use the remainder to pay selling commissions, fees and expenses related to the Offering, the selection and acquisition of Properties and Equipment, and costs of organizing the Partnership. In the event the Partnership sells only the Minimum Number of Units, it expects to purchase approximately two Properties and three
                                 Equipment packages, whereas with the Maximum
                                 Number of Units and maximum financing, it expects to purchase approximately 20 income-producing commercial real estate properties (the "Properties") and 30 equipment packages ("Equipment"). However, as higher or lower prices for individual Properties and Equipment packages are possible, the
                                 Partnership may acquire greater or lesser numbers of Properties and/or

                                Equipment packages.  See "Estimated Use of
                                Proceeds" for the Partnership's estimate as to its uses of the proceeds of this Offering. See also "Compensation Table" regarding compensation to be received by the General Partners and their Affiliates from the Partnership, including that portion to be paid from the proceeds of this Offering.

Partnership Business            The Partnership will acquire Properties and
                                Equipment which will be leased primarily to operators of national chain and nationally franchised fast-food, family style and dinner house restaurant, as well as other franchised or chain business, pursuant to Triple Net
                                Leases. The Partnership also intends to acquire Properties that may be leased to prominent national and regional retail concerns
                                (the "Retail Concerns") pursuant to Triple Net
                                Leases or Double Net Leases. The Partnership expects to use not less than 75%, but not more than 90%, of Net Offering Proceeds to acquire
                                Properties and up to 25%, but not less than 10%, to acquire Equipment, but the Partnership's actual portfolio may differ from these estimates initially and/or during the life of the Partnership. The Properties generally will be leased on terms which provide for a base minimum annual rent with fixed increases on specific dates or indexation of rent to indices such as the Consumer Price
                                Index and/or percentage rents. The Equipment will be leased only pursuant to leases providing that the present value of the rental payments during the term of the lease is at least sufficient to permit the Partnership to recover the purchase price of the Equipment that is the subject of such lease (a "Full
                                Payout Lease").

Partnership Objectives          The principal investment objectives of the
                                Partnership will be: (i) preservation and protection of capital; (ii) distribution of cash flow generated by the Partnership's leases; (iii) capital appreciation of
                                Partnership Properties; (iv) generation of increased income and protection against inflation through required escalations of base rents or participation in gross revenues of lessees of Partnership Properties; and (v) deferral of taxation of Partnership cash distributions for Limited Partners. The
                                Partnership's overall objectives will be to maximize long term returns with its Properties and to enhance short term returns with its Equipment. There can be no assurance that these objectives will be attained. See "Investment
                                Objectives and Policies." These objectives may not be attained because, among other reasons, no Properties or Equipment have yet been identified for purchase, and due to competition for suitable investments, the Partnership may not be able to acquire Properties and/or
                                Equipment meeting its investment criteria. See
                                "Risk Factors - Competition" and "Risk Factors
                                - Unspecified Fund."

Compensation to General
 Partners and their Affiliates  The General Partners and their Affiliates will receive substantial fees and profits in
                                connection with the investment, management and ultimate disposition of the Partnership's assets. See "Compensation Table" for a detailed description of the amount of fees that will be received by the General Partners and their Affiliates.

Limited Partners' Share of
  Cash Flow and Net Sale or
  Refinancing Proceeds          "Cash Flow" will be distributed 99% to
                                the Limited Partners and 1% to the General
                                Partners; provided, however, that the General
                                Partners' 1% of Cash Flow shall not be paid each year until receipt by the Limited Partners of aggregate distributions (the "Current
                                Preferred Return") equal to a 10% per annum cumulative, non-compounded preferred return on the amount of cash contributed by the Limited
                                Partners to the Partnership reduced by certain prior cash distributions upon the sale or refinancing of an Asset (the "Adjusted
                                Investment"). The Current Preferred Return does not represent a guaranteed return to the Limited Partners, but simply represents the amount of Cash Flow that must be distributed to the Limited Partners prior to the General
                                Partners having the right to receive
                                distributions of Cash Flow as the General
                                Partners are precluded from receiving any distributions of Cash Flow until the Current
                                Preferred Return is distributed to the Limited
                                Partners. Distributions to the Limited Partners are expected to commence not later than the 15th day after the close of the first calendar quarter after the first release of funds from escrow to the Partnership. There can be no assurance, however, as to the date on which distributions will commence or the amount of any distributions. Distributions of Cash Flow will be made on a quarterly basis and those Limited Partners holding ten or more Units may elect to have their distributions made on a monthly basis. An Investor electing to receive monthly distributions will receive three monthly distributions beginning with the payment date rather than receiving the full distribution on the payment date. For purposes of this Prospectus, "Cash Flow" shall mean, with respect to any period, all cash receipts derived from payments of all forms of income on Assets held by the Partnership including all rents from and other revenues paid in connection with Partnership Assets (as distinguished from Original Contributions and exclusive of any Net Sale or Refinancing
                                Proceeds (as defined in the following
                                paragraph)), without deduction for
                                depreciation, plus amounts, if any, from reserves attributable to such cash receipts with respect to any prior period, if no longer deemed necessary for Partnership operations, less cash receipts used to pay operating expenses and to repurchase any Units or set aside from such cash receipts by the Managing
                                General Partner for working capital reserves.

                                "Net Sale or Refinancing Proceeds"
                                generally will be distributed 90% to the Limited Partners and 10% to the General Partners; provided, however, that the General Partners' 10% of Net Sale or Refinancing Proceeds shall not be paid until receipt by the Limited Partners of aggregate distributions of Cash Flow and Net Sale or Refinancing Proceeds equal to a 10.5% per annum cumulative, non-compounded return on their Adjusted Investment (the "Performance Preferred Return") plus aggregate distributions of Net Sale or Refinancing Proceeds in an amount equal to the Limited Partners' original capital contributions to the Partnership (the "Original Contributions"). The Performance Preferred Return does not represent a guaranteed return to the Limited Partners, but simply represents the amount of Net Sale or Refinancing Proceeds that must be distributed to the Limited Partners prior to the General Partners having the right to receive distributions of Net Sale or Refinancing Proceeds as the General Partners are precluded from receiving any distributions of Net Sale or Refinancing Proceeds until the Performance Preferred Return is distributed to the Limited Partners. See "Compensation Table" for a discussion of real estate and equipment liquidation fees which may be paid to the General Partners or their Affiliates upon the sale of Partnership Properties and/or Equipment. Distributions of Cash Flow and distributions of Net Sale or Refinancing Proceeds to the extent of the Performance Preferred Return are expected to constitute a return on capital whereas additional distributions of Net Sale or Refinancing Proceeds are expected to constitute a return of capital. However, there is no way of definitively characterizing a distribution as a return on capital or return of capital until the Partnership is liquidated. An investor's Current Preferred Return and Performance Preferred Return will be calculated from the first day of the month following the month in which such investor is admitted to the Partnership as a Limited Partner. For purposes of this Prospectus, "Net Sale or Refinancing Proceeds" shall mean receipts from dispositions or refinancing of Partnership Properties or Equipment plus amounts, if any, from reserves attributable to prior dispositions if no longer deemed necessary for Partnership operations, less
                                    (i) the amount paid or to be paid in
                                    connection with or as an expense of such disposition or refinancing; (ii) the amount necessary for the payment of all debts and obligations of the Partnership including, but not limited to, fees to the Managing General Partner or its Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Disposition or refinancing; and
                                    (iii) any amount set aside by the Managing
                                    General Partner for working capital
                                    reserves from such receipts.

Acquisitions                        No Properties or Equipment have yet been
                                    acquired or identified for possible
                                    acquisition. At such time during the
                                    Offering as the General Partners believe a reasonable probability exists that specified Properties or Equipment will be acquired, this Prospectus will be supplemented to disclose the pending acquisition. The General Partners believe that a reasonable probability that the Partnership will acquire a Property or Equipment package normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and
                                    (iii) a satisfactory site inspection has been completed. See "Estimated Use of Proceeds," "Risk Factors" and "Investment
                                    Objectives and Policies."

Depreciation Method                 For Properties, generally straight-line
                                    over 39.0 years under the modified
                                    Accelerated Cost Recovery System.  For
                                    Equipment, generally the 200% declining
                                    balance method over three, five or seven years under the modified Accelerated Cost
                                    Recovery System. See "Investment Objectives and Policies" and "Tax Aspects of the Offering-Depreciation."

Borrowing Policy                    The Partnership intends to incur mortgage
                                    or secured indebtedness to acquire
                                    Properties and Equipment using leverage, on a portfolio basis, by borrowing from banks, other institutional lenders or private lenders and may in the future, borrow funds to finance improvements to existing
                                    Properties. Although the Partnership does not intend to utilize financing that does not provide for the amortization of all or substantially all of the principal amount thereof prior to maturity, it is possible that such "balloon" financing may be used.
                                    In no event will aggregate mortgage or
                                    other secured indebtedness exceed an amount equal to 35% of the sum of Gross Proceeds plus the aggregate amount of Partnership indebtedness secured by Partnership Assets
                                    (approximately 40% of the aggregate
                                    purchase prices of all Properties and
                                    Equipment) when incurred. Notwithstanding the foregoing, the Partnership may incur indebtedness on single Properties or
                                    Equipment packages equal to up to 80% of the purchase price thereof so long as aggregate portfolio indebtedness does not exceed the above-referenced amount.
                                    Borrowings for acquisition or improvement will cause Tax-Exempt Investors to recognize unrelated business taxable income, although they will be allowed to offset such income with deductions related thereto. See "Investment Objectives and
                                    Policies-Borrowing" and "Tax Aspects of the Offering-Impact on Qualified Tax-Exempt
                                    Investors."

Reports to Limited Partners         The General Partners will submit annual
                                    reports to the Limited Partners containing audited financial information, as well as quarterly financial highlight reports concerning the Partnership's operations.

Tax Matters                         The Partnership has received an opinion of
                                    counsel from Jaffe, Raitt, Heuer & Weiss,
                                    P.C. as to its status as a partnership for federal income tax purposes and certain other federal income tax matters, but such opinions are not binding upon the Internal
                                    Revenue Service (the "Service" or the
                                    "IRS"). The Partnership will not apply for a ruling from the Service that it will be classified as a partnership rather than an association taxable as a corporation for federal income tax purposes. AN INVESTMENT
                                    IN THE PARTNERSHIP WILL GENERATE UNRELATED
                                    BUSINESS TAXABLE INCOME FOR TAX-EXEMPT
                                    INVESTORS. See "Tax Aspects of the
                                    Offering."

Termination of Partnership          The Partnership intends to dispose of its
                                    Properties between approximately the
                                    seventh and tenth years after the
                                    Partnership sells the Minimum Number of
                                    Units and commences operations, with a view toward the sale of all of the Partnership
                                    Properties and Equipment (collectively, the
                                    "Assets"). Potential purchasers will
                                    include franchisees and franchisers
                                    pursuant to the terms of their leases,
                                    pension funds, insurance companies, wealthy individuals, REITs, and other real estate investors pursuant to Internal Revenue Code
                                    Section 1031 exchanges. As Equipment will be leased under Full Payout Leases with average terms of five to seven years and is expected to have limited residual value
                                    (approximately 10% of original contract
                                    purchase prices) at the end of such leases, it is anticipated that Equipment generally will be sold to the lessee at the end of the lease term for fair market value, which is expected to be minimal. The Partnership
                                    Agreement provides that the Partnership
                                    shall terminate December 31, 2026, unless sooner terminated.

Statements of Value                  Limited Partners will receive a report of
                                     the estimated current value of the Units prepared annually by the Managing General
                                     Partner based upon the Managing General
                                     Partner's estimate of the amount which
                                     would be received if the Partnership's
                                     Properties and Equipment were sold as of the close of the Partnership's fiscal year and if such proceeds (without reduction for selling expenses), together with other
                                     Partnership funds, were distributed in
                                     liquidation of the Partnership. Absent
                                     significant increases or decreases in the value of assets, the net asset value of each Unit will be reported at cost and deemed to be $1,000 (although the fair market value of the Unit may differ at such times) for the first three annual statements of value following termination of the Offering; thereafter, the value of the Units will be based on an annual valuation, subject to quarterly adjustment in the General Partners' discretion. See
                                     "ERISA Considerations for Qualified Plans
                                     - Valuation Reports to Qualified Plans."
                                     See "Reports to Limited Partners."

Fiscal Year of Partnership           The Partnership's fiscal year will be a
                                     calendar year.

Distribution Reinvestment Plan       A distribution reinvestment plan will be
                                     available for those Limited Partners who may wish to participate, pursuant to which Limited Partners may cause distributions from the Partnership, other affiliates of the General Partners, and other sources to be automatically reinvested in Units. See
                                     "Distribution Reinvestment Plan Summary" and "Tax Aspects of the Offering."

Right to Tender Units for Purchase   Beginning in calendar year 1998, but in no
                                     event prior to the closing of the
                                     Offering, Limited Partners shall have the right to tender their Units to the Partnership for repurchase. The
                                     Partnership's obligation to redeem Units is subject to certain limitations, including the following:

                                     -   during 1998, no more than 1/2% of the
                                         outstanding Units (as of January 1,
                                         1998) will be redeemed during either
                                         of the semi-annual redemption periods,
                                         and for years after 1998, no more than
                                         1% of the outstanding Units (as of
                                         January 1 for the relevant year) will
                                         be redeemed during any such redemption
                                         period; and

                                     -   the Partnership is not obligated to
                                         repurchase any Units(s) if the
                                         annualized Net Cash Flow for the three
                                         (3) months prior to such redemption
                                         period is less than 10% per annum of
                                         the Adjusted Investment or such
                                         repurchases would impair the capital
                                         of the Partnership.

                                     See "Right to Tender Units for Purchase."

Partnership Agreement                Investors should particularly be aware of
                                     the following contained in the
                                     Partnership Agreement:

                                     -   Voting rights:  Limited Partners
                                         owning a majority of the outstanding
                                         Units have the right to:  (i) amend
                                         the Partnership Agreement, subject to
                                         certain limitations; (ii) dissolve the
                                         Partnership; (iii) remove the General
                                         Partners with or without cause and
                                         approve admission of replacement
                                         General Partners; and (iv) approve or
                                         disapprove the sale of all or
                                         substantially
                                         all of the assets of the Partnership
                                         other than in connection with a
                                         dissolution of the Partnership.
                                         Limited Partners owning 10% of the
                                         outstanding Units may request the
                                         General Partners to call a meeting for
                                         the purpose of voting on any of the
                                         foregoing matters. All Limited
                                         Partners will be bound by the vote of
                                         Limited Partners owning a majority of
                                         the outstanding Units, even if they do
                                         not vote with the majority.

                                     -   Changes in investment objectives and
                                         policies:  The General Partners cannot
                                         change the investment objectives
                                         (regarding income and capital
                                         preservation goals) of the Partnership
                                         unless an amendment to the Agreement
                                         is made, which would require the
                                         approval of the Limited Partners
                                         owning a majority of the outstanding
                                         Units. The General Partners may,
                                         however, change investment policies
                                         (the types of Properties the
                                         Partnership will acquire and the terms
                                         under which such Properties will be
                                         leased) if deemed to be in the best
                                         interest of the Partnership.

                                     -   Partnership Books and Records:  The
                                         books and records of the Partnership
                                         will be kept at the principal office
                                         of the Partnership (24 Frank Lloyd
                                         Wright Drive, P.O. Box 544, Ann Arbor,
                                         Michigan 48106-0544) and will be
                                         available for examination by any
                                         Limited Partner or his representative
                                         during reasonable business hours. The
                                         Partnership Agreement also states that
                                         any Limited Partner or his
                                         representative is entitled to receive
                                         a copy of the list of names and
                                         addresses of all Limited Partners in
                                         the Partnership upon the payment of
                                         the cost of duplication and mailing.

Transferability of the Units         Limited Partners may be able to sell Units
                                     in a limited secondary market, subject to various restrictions, including the consent of the General Partners. There is no assurance that any secondary market will develop.

                                     See "Summary of Partnership Agreement -
                                     Restrictions on Transfer of the Units" and "Reports to Limited Partners."

Glossary of Terms                    For definitions of terms used in this
                                     Prospectus, see "Definitions".

                                  RISK FACTORS

      Purchase of the Units offered hereby involves various substantial Risk Factors set forth elsewhere herein. Prospective purchasers should consider, among others, the following factors:

INVESTMENT RISKS

      Unspecified Fund; Blind Pool Company. Since the Partnership has no specified investments, it presents increased risks and uncertainties to investors. An investor has no information to assist him in his investment decision as to the identification or location of specific Properties or Equipment, operating histories of assets or leases, lease terms or other relevant economic and financial data of the assets to be purchased by the Partnership. Since the Partnership has not yet determined the specific Properties or Equipment it will acquire, a delay in time may occur between the purchase of a Unit and the Partnership's investment in Properties and Equipment which could result in a delay in receipt of benefits, if any, to the investors.

      If, during the Offering, the General Partners believe a reasonable probability exists that the Partnership will acquire Properties or Equipment (i.e., an agreement in principle is negotiated or a letter of intent is signed), the Partnership will issue a supplement to this Prospectus setting forth certain details concerning such proposed acquisition. Acquisitions of Properties and/or Equipment subject only to agreements in principle or letters of intent require negotiation of final binding agreements, and there can be no assurance that any such Properties and/or Equipment will be acquired on the same terms as described in the agreements in principle or letters of intent. In addition, Properties and/or Equipment which are acquired by the Partnership prior to the termination of the Offering may not be retained unless sufficient Units in excess of the required Minimum Number of Units are sold. In the event any Properties and/or Equipment which are subject only to agreements in principle or letters of intent are not acquired, or any Properties and/or Equipment which the Partnership acquires prior to the termination of the Offering are not retained, other Properties and/or Equipment acquired in substitution therefor may be materially different in a number of respects.

      Dependence on General Partners; Lack of Experience. The success of the Partnership will depend to a large extent on the quality of the management provided by the General Partners and the management agent. In addition, the General Partners will have sole control over virtually all aspects of the Partnership's operations, and the Limited Partners will have no right to participate in the management of the Partnership. The Limited Partners have no voting rights, except that a majority of the Limited Partners may amend certain aspects of the Partnership Agreement, dissolve the Partnership, remove the General Partners, elect a new General Partner or approve or disapprove of the sale of all or substantially all of the Partnership's Assets. See "Summary of Partnership Agreement." Although Mr. Patrick L. Beach, the President of the Managing General Partner, and his Affiliates individually or with others, have sponsored prior private programs and two prior public programs, only two of those programs had investment objectives similar to those of the Partnership and have become operational. See "Prior Offerings" and the "Prior Performance Tables". The General Partners and their Affiliates believe, but can provide no assurances, that they have amassed sufficient expertise to allow them to successfully complete this Offering and operate the Partnership.

      The Managing General Partner is recently formed and has a minimal net worth. Patrick L. Beach, the individual General Partner, had a net worth at December 31, 1994 in excess of $2,800,000, a significant portion of which was illiquid. Substantially all of Mr. Beach"s net worth is derived from his ownership interest in shares of common stock of Captec Financial Group, Inc. According to an accountants' review report, Mr. Beach's investment in Captec Financial Group, Inc., amounting to $3,283,000 (70% of his total assets) as of December 31, 1994 has been recorded at estimated current value as determined by management of Captec Financial Group, Inc. in the absence of a readily ascertainable current market value for Captec Financial Group, Inc.'s common stock. Because of the inherent subjectivity of the assumptions used in the valuation, the estimated current value may differ significantly from the amount that would have been used had a ready market for the investment existed at December 31, 1994, and the difference could be material. Mr. Beach believes that he could borrow funds secured by his assets without having to liquidate them, to meet his Partnership obligations if any were to arise.

      Litigation against General Partner and Possible Adverse Effect on Net Worth. Mr. Beach is currently involved as a defendant in a lawsuit filed in the Circuit Court for the County of Washtenaw, Michigan. The suit was filed by guarantors of a defaulted loan made to City Centre Partners Limited Partnership ("City Centre") and by limited partners of City Centre against Mr. Beach by virtue of Mr. Beach being a General Partner of City Centre. Mr. Beach believes the lawsuit to be without merit and intends to vigorously defend this lawsuit.

      Plaintiffs instituted the action against Mr. Beach in July, 1993. The action arose out of the following circumstances: In 1988, Mr. Beach was a co-owner of the City Centre office building in Ann Arbor, Michigan. During 1988, City Centre entered into an agreement with Mr. Beach and the other owners for the purchase of the City Centre Building. City Centre was unable to obtain financing in time to close the purchase according to schedule. At City Centre's request Mr. Breach agreed to extend the deadline for closing the purchase and to help City Centre obtain the necessary financing. In return, City Centre agreed to pay Mr. Beach an additional $50,000 and to make him a general partner in City Centre, which would enable him to have greater control in collecting the sums due him under the parties' purchase agreement. Mr. Beach was a general partner in City Centre from 1988 through July 20, 1990. As the result of Mr. Beach's intervention, Comerica Bank ("Comerica") loaned City Centre $600,000 for the purchase of the City Centre Building. As security for the loan, Comerica required City Centre to execute a mortgage note and required the limited partners and general partners, including Mr. Beach, to guarantee the note. On July 20 1990, Mr. Beach withdrew from City Centre and assigned his partnership interest to BRG Management, Inc. The Assignment of Partnership Interest Agreement (the "Assignment Agreement") provided that Mr. Beach would not be liable for any partnership obligations arising after July 20, 1990, the date of the Assignment Agreement. Specifically, the uncontroverted affidavit of Mr. Beach states that the parties understood the Assignment Agreement to mean that Mr. Beach would not be responsible for any default on the mortgage note which occurred after his withdrawal from City Centre.

      At the time that Mr. Beach withdrew from City Centre, the limited partnership was current in its payment of the mortgage note. Under the terms of the mortgage note, City Centre had no obligation to repay the note prior to maturity unless two events occurred: (1) City Centre defaulted on the note and
(2) Comerica exercised its option to accelerate the sums due under the note. Over one year after Mr. Beach withdrew from City Centre, City Centre defaulted in payment of the mortgage note. Comerica subsequently elected to accelerate all sums due under the note and collected all amounts owing under the note from the plaintiffs, who were guarantors under the note. After plaintiffs had paid off the note, Comerica stamped the note "PAID". Four months after Comerica received full payment, it assigned the note to plaintiffs. Comerica's rights to recover under the note, in the opinion of Mr. Beach, were extinguished by full payment prior to the assignment, so that the assignment could not and did not transfer any rights to the plaintiffs.

      Count I of plaintiff's complaint alleges that as assignees of the mortgage note, they are entitled to recover the full amount of the note from Mr. Beach. Count II of the complaint alleges that plaintiffs are entitled to recover from Mr. Beach under the theories of indemnification and contribution. Based on the above facts, Mr. Beach moved for summary disposition on August 25, 1994. Plaintiffs likewise filed a motion for summary disposition. After advising the parties that the Court had not read their briefs, the Court allowed the parties five minutes for oral argument. The Court subsequently issued a written opinion granting plaintiffs' motion for summary disposition, asserting that (i) despite the payoff of the note, the subsequent assignment was a valid assignment and created a contribution or indemnity obligation of Mr. Beach; and (ii) the payments made by the plaintiffs as guarantors of the note were not solely guaranty obligations subject to contract claims outside the Partnership, but rather, were payments for the benefit of the Partnership, creating an indemnity obligation by Mr. Beach. Mr. Beach has filed a claim of appeal and the trial court has granted Mr. Beach's motion to stay the judgment during the pendency of his appeal. Mr. Beach believes that the decision will be reversed on appeal. The Court's stay precludes the plaintiffs from taking action to collect the judgment during the pendency of the appeal. Briefings on the issues have been filed by both parties, who are awaiting a decision of the appellate court.

      Should the plaintiffs prevail in such action, it could have a material, adverse impact upon Mr. Beach's net worth. However, Mr. Beach is of the opinion that even if the plaintiffs were to prevail and obtain final judgment, that his current assets can be applied in such a manner as to satisfy the judgment and still retain a net worth of in excess of $1,000,000.

      Possible Lack of Diversification. The Partnership may commence operations upon sale of 2,000 Units ($2,000,000). The potential profitability of the Partnership and its ability to diversify its investments could be adversely affected by sale of less than the Maximum Number of Units. Specifically, in the event the Partnership sells only the Minimum Number of Units, it expects to purchase approximately two Properties and three Equipment packages, whereas with the Maximum Number of Units and maximum financing, it expects to purchase approximately 20 Properties and 30 Equipment packages. However, as higher or lower prices for individual Properties and Equipment packages are possible, the Partnership may acquire greater or lesser numbers of Properties and/or Equipment packages. In the event that only the Minimum Number of Units is sold, the success of the Partnership will be based upon the performance of a more limited number of Properties and/or Equipment packages, operating in potentially fewer markets. Generally, lessees of Partnership Properties will provide at their own expense, all furniture, fixtures and equipment, although in some cases the Partnership may lease some or all of such furniture, fixtures and equipment to the lessee. In such event, the Equipment would have to be leased under a separate lease with an unrelated third party or an Affiliate of the General Partners.

      Lack of Liquidity - Limited Transferability. There is no established market for the Units, and because there are expected to be only a limited number of investors and significant restrictions on the transferability of Units, it is not likely that a market in the Units will develop. The Units cannot be transferred or assigned to persons who fail to meet the minimum purchase requirements and suitability standards imposed by certain states on transferees. See "Summary of the Partnership and the Offering - Who Should Invest." Accordingly, a Purchaser of Units must be willing to bear the economic risk of investment in the Units for an indefinite period of time. Units may be transferred only pursuant to a written assignment and the assignee may be substituted as a Limited Partner only after the consent of the General Partners have been given. In order to facilitate transfers to the extent possible, however, the General Partners may, within the limit of applicable laws and regulations, either purchase the Units directly or assist investors in locating purchasers. The General Partners and the Partnership are not obligated, but reserve the right, to purchase Units from the Limited Partners. See "Summary of Partnership Agreement."

      Possible Conflicts of Interest. As discussed in detail in "Conflicts of Interest", the Partnership will be subject to conflicts of interest arising out of its relationship to the General Partners and their Affiliates, including conflicts related to allocation of management and allocation of properties between the Partnership and various other entities as to which the General Partners and their Affiliates have management responsibilities. See "Conflicts of Interest".

      Possible Loss of Limited Liability. The Partnership Agreement provides certain rights for the holders of a majority of the Units to remove and replace the General Partners, amend the Partnership Agreement in certain respects, approve the sale of all or substantially all of the Partnership's Assets and dissolve the Partnership. There is some uncertainty under present law as to whether the exercise of these rights under certain circumstances could cause the Limited Partners to be deemed to be general partners of the Partnership under applicable laws, with a resulting loss of limited liability. It should be noted that due to present and possible future uncertainties in this area of partnership law, it may be difficult or impossible to obtain an opinion of counsel to the effect that the Limited Partners may conduct certain activities or exercise certain rights without jeopardizing their status as Limited Partners. If the Limited Partners were deemed to be general partners of the Partnership, they would be generally liable for Partnership obligations which could be satisfied out of their personal assets. See "Summary of Partnership Agreement."

      In addition, the General Partners will seek to minimize the risks presented by the possibility of general liability by, for example, attempting to maintain adequate umbrella insurance coverage against liability for personal injury and property damage occasioned by activities of the Partnership to the extent not covered by policies carried by lessees for the benefit of the Partnership. In connection with Property and Equipment acquisitions, the Partnership will attempt to utilize security arrangements, such as mortgages or deeds of trust, providing recourse only against the Properties or Equipment constituting the security.

      Obligation to return distributions. The Delaware Act provides that the Partnership shall not make any distribution to any Limited Partner to the extent that, at the time of the distribution and after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the General Partners and the Limited Partners on account of their Partnership interests and liabilities for which the recourse of creditors is limited to specified assets of the Partnership, exceed the fair value of the Partnership's assets, except that the fair value of assets that are subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of those assets exceeds that liability. A Limited Partner who receives a distribution in violation of the Delaware Act prohibition may be liable to the Partnership for the amount of the distribution. See "Summary of Partnership Agreement."

      Special Tax and Other Risks for Investments by Qualified Pension and Profit-Sharing Trusts. In considering an investment in the Partnership with a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code (the "Code") and exempt from tax under Section 501(a), a fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"); and (ii) whether the investment is prudent, since Units are not freely transferable and there will not be a market in which he can sell or otherwise dispose of the Units. The General Partners have not, and will not, evaluate whether an investment in the Partnership is suitable for any particular plan, but, subject to the disclosure included therein, will accept such entities as Limited Partners if an entity meets the suitability standards.

      An investment in the Partnership is expected to produce some income that may be classified as unrelated business taxable income ("UBTI") under the Code which may cause a Limited Partner that is a tax-exempt entity to pay a tax on the income it is allocated by the Partnership if the total UBTI of such tax-exempt Limited Partner exceeds $1,000. In addition, if the Partnership incurs indebtedness to acquire or improve properties, it is likely that the tax-exempt Limited Partners would recognize UBTI. See "Tax Aspects of the Offering - Impact on Qualified Tax-Exempt Investors."

      Limited Partners will be provided with an annual statement of value reporting the value of each Unit based upon an estimated amount they would receive if Partnership Properties and Equipment were sold as of the close of the Partnership's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Partnership were distributed in liquidation of the Partnership. Notwithstanding the foregoing, absent significant increases or decreases in the value of assets, it is anticipated that the net asset value of each Unit will be deemed to be $1,000 for the first three annual statements of value following termination of the Offering.

      Finally, fiduciaries of tax-exempt Limited Partners should be aware that the Department of Labor has adopted final regulations (the "DOL Regulations") under 29 C.F.R. Part 2550 at Section 2550.401(b)-1 pursuant to ERISA, which provide that an investment in a partnership by a Qualified Plan may be deemed an investment by a Qualified Plan in the underlying assets of the Partnership (the "Plan Assets"). If the Partnership were subject to these rules, an investment by a Qualified Plan in the Partnership could result in a violation by the fiduciary of several provisions of ERISA, including an improper delegation of the duty of the fiduciary to manage the Plan Assets and a failure to hold the Plan Assets in trust. However, the DOL Regulations contain exemptions from the treatment of limited partnership assets as Plan Assets. Although there can be no absolute assurance that the Partnership Agreement and the terms of the Offering have been structured so that the exemptions contained in the DOL Regulations would apply to the Partnership, the General Partners will use their best efforts to structure the sales of the Units and the operations of the Partnership to attempt to qualify under at least one of the various exemptions. Accordingly, an investment by a Qualified Plan in Units should not be deemed an investment in the assets of the Partnership. See "ERISA Considerations for Qualified Plans."

      Indemnification of General Partners. The General Partners shall have no liability to, and are held harmless and indemnified by, the Partnership for certain actions taken by it in good faith and without negligence or misconduct. As a result, the Partnership and the Limited Partners may have more limited rights against the General Partners than they would otherwise have under common law and, furthermore, may be obligated to fund the defense of the General Partners in certain cases. See "Fiduciary Responsibilities of the General Partners" and "Summary of Partnership Agreement - Indemnification of the General Partners by the Partnership."

      Lack of Independent Counsel for Investors. The investors in this Offering have not been separately represented by independent counsel in the formulation of this program. The attorneys, accountants and other experts who have performed services for the Partnership have also performed the same or similar services for some of the General Partners and their Affiliates. See "Conflicts of Interest."

      Lack of Partnership Reserves. The General Partners do not intend to initially establish working capital reserves. Thus, if amounts are required to meet any unanticipated cash needs of the Partnership, the General Partners would have to obtain financing from either affiliated or unaffiliated sources to service such cash needs. However, there is no assurance that such sums would be available when needed.

REAL ESTATE AND EQUIPMENT RISKS

      Risks of Ownership of Properties and Equipment. Investment in Properties and Equipment leased to Retail Concerns and chain and franchised restaurants, may be affected by adverse changes in general or local economic or market conditions, increased costs of energy or products, competitive factors, fuel shortages, quality of management, ability of a franchisor to support the operators of its franchises, limited alternative uses for buildings and equipment (if any), changing consumer habits, condemnation or uninsured losses, changing demographics and traffic patterns, inability to remodel outmoded Properties as required by the franchise or lease agreement, voluntary termination by a lessee of its obligations under a lease, and other factors. Both the ability of the lessees to pay rent on a timely basis and the amount of the rent (which is the principal source of the Partnership's income and which, with respect to Properties, may be partially dependent on the lessee's gross sales) are affected by general economic conditions within the franchise restaurant, chain restaurant, and retail industries. These conditions include those described above, as well as possible changes in consumer preferences and increases in the number and location of restaurants, service type businesses and competing retail businesses in the area where Partnership Properties or Equipment are located. The failure of a particular franchise concept or a franchisor's inability to support its franchisees could materially affect the ability of a number of franchisees to make lease payments and might result in a decrease in Partnership net income. This in turn would affect the ability of the Partnership to service its debt obligations, the amount of Cash Flow available for distribution to the Limited Partners, and could ultimately affect the Partnership's ability to sell a Property. In the event of termination of a lease or of a franchise agreement between a lessee and a particular franchisor, the Partnership may not be able to lease that Property or Equipment on the same terms and may, as a result, incur a loss. The Partnership will not be a party to any franchise agreement between a franchisor and a lessee and such agreement could therefore be modified or cancelled without notice to, or the prior consent of, the Partnership. Further, although the Partnership intends, in general, to dispose of Partnership Properties between approximately the seventh and tenth years after the Partnership commences operations, lessees have no obligation to purchase the Property they lease and there can be no assurance that the Partnership will be able to sell such Properties at all or for a profit. Laws regulating the franchise industry in various states may adversely affect the ability of the Partnership to enforce contractual agreements or obtain remedies on default which might otherwise be available.

      Except for some Property leases with Retail Concerns, the Partnership intends to acquire Properties and Equipment under long-term "triple net" lease agreements to lessees and would, therefore, be subject to the risk that lessees may be unable to meet their lease payments. A default by the lessee or other premature termination of a lease agreement could, depending on the size of the Property and/or Equipment and the General Partners' ability to successfully find a substitute tenant or obtain lease insurance, have an adverse effect on the financial position of the Partnership and particularly on distributions of Cash Flow. See "-Risks Relating to Creditworthiness of Lessees" in this Section. Should the Partnership acquire a leasehold interest in a Property, and the lessee were to default on its obligations pursuant to the lease agreement, the Partnership may be responsible for the payment of rent due to the owner of the leasehold interest, which rental payments would reduce Cash Flow.

      The Partnership anticipates that some Properties leased to the Retail Concerns may be leased on a "double net" basis that will provide that the Partnership will be responsible for the maintenance of the roof and/or exterior walls of the Property. Thus, the Partnership bears the risk that the cost of such maintenance may be higher than anticipated. This increased cost would have an adverse effect on the financial position of the Partnership and particularly on distributions of Cash Flow.

      Risks From Leverage. The General Partners anticipate that a portion of the Partnership's Assets will be acquired by using leverage. The use of leverage, while intended to provide a greater rate of return to the Limited Partners by permitting the Partnership to acquire Properties and Equipment of greater aggregate cost than would acquisition on an all-cash basis, also increases the Partnership's exposure to loss, since such borrowings generally will be secured by liens on Partnership Properties and Equipment, collateral assignments of the leases of the respective Properties or Equipment and the rents therefrom. In particular, if the lessee of Partnership Property or Equipment fails to promptly pay the rent due under the lease of such Property and/or Equipment or if the Managing General Partner or an Affiliate acting as remarketing agent for the Partnership, subsequent to a default, is unable to re-lease Property or Equipment for a term concomitant with the remaining term of the borrowing, or for an aggregate rent which is sufficient to amortize such borrowing, the Partnership may be unable to service such borrowing, which could result in a foreclosure or levy on such Property and/or Equipment, a loss to the Partnership and a substantial reduction of the return to the Limited Partners on their investment in the Units. Although the Partnership does not intend to utilize financing that does not provide for the amortization of all or substantially all of the principal amount thereof prior to maturity, it is possible that such "balloon" financing may be used. These "balloon" loans involve greater risks than mortgage loans where the principal amount is fully amortized over the term of the loan since the ability of the Partnership to repay at maturity the outstanding principal of a balloon loan may be dependent upon the Partnership's ability to obtain adequate refinancing, which ability would in turn be dependent upon economic conditions in general and the value of the underlying properties in particular. There is no assurance that the Partnership would be able to refinance such balloon loans at maturity. Further, a significant decrease in the value of underlying property could result in the inability to obtain sufficient refinancing at maturity and loss of a property by the Partnership through foreclosure. To the extent that the Partnership uses balloon loans, the Partnership's ability to build up equity through the reduction of loan principal will be more difficult. Lenders could also require restrictions on future borrowings, distributions and operating policies after such an event, as well as cross-collateralization of Partnership indebtedness. Loans may also be made on a recourse basis which would entitle the lender to look to the Partnership for payment. See also "Tax Aspects of the Offering - Impact on Qualified Tax-Exempt Investors."

      Risk of Single-Use Properties. Certain of the Properties may be designed or built primarily for a particular tenant or a specific type of use. If the Partnership is holding such a Property upon the termination of the lease and the tenant fails to renew, or such tenant otherwise defaults on its lease obligations, the Property may not be readily marketable to a new tenant without substantial capital improvements or remodeling. Such improvements might require expenditure of Partnership funds otherwise available for distribution or require the sale of such Property at a below-market price. Additionally, even if a market for the Property exists, it may remain vacant until a new lessee is located. There can be no assurance that franchised restaurants and/or businesses will not experience adverse changes in the future. Such adverse changes could occur as a result of greater consolidation, increased competition, possible oversupply within a franchise segment or other factors not presently foreseeable. It is also possible that such factors could cause adverse changes in the business of the Retail Concerns.

      Risks Relating to Equipment Packages. The Partnership may purchase Equipment packages that will be used in properties that may be owned by another landlord. In the event of a default by the tenant under such Equipment lease, it is highly likely that the tenant will also be in default under its property lease. In such event, it is likely that the Partnership will have little control of the subsequent workout since the used Equipment package will have little value if it cannot be used at the original location in which it has been installed.

      Risks Resulting from Competition. The Partnership will compete in the acquisition of Property and Equipment with many other entities engaged in real estate and equipment investment activities, some of which have greater assets than the Partnership. In addition, the number of entities and the amount of funds available for investment in Properties of a type suitable for investment by the Partnership may increase, resulting in increased competition for such investments and possible increases in the prices paid therefore. As it is anticipated that some of the Partnership's Property leases may entitle the Partnership to participate in gross receipts of lessees above fixed minimum amounts, the success of the Partnership may depend in part on the ability of those lessees to compete with similar businesses in the vicinity.

      Possible Environmental Liabilities and Liens. Recent federal and state statutes impose liability on property owners or operators for the clean-up or removal of hazardous substances found on their property. Additionally, such statutes allow the government to place liens for such liabilities against affected properties, which liens will be senior in priority to other liens. State and federal laws in this area are constantly evolving, and the Partnership intends to monitor such laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental audits of each Property acquired. However, there can be no assurance that the Partnership will be fully protected from the impact of such laws, or that such environmental audits will disclose the presence of all hazardous wastes actually present at the Property.

      Risk of Acquiring Properties Under Construction. The Partnership intends primarily to acquire existing Properties but under certain circumstances may acquire the site on which a particular Property is to be built prior to commencement of construction of the Property. It is intended that investments in such Properties shall not exceed 10% of the Gross Proceeds of the offering at any point in time. To the extent that the Partnership acquires Property on which improvements are to be constructed or completed, the Partnership may be subject to certain risks in connection with the builder's ability to control construction costs or to build in conformity with plans, specifications, and timetables. The builder's failure to perform may necessitate legal action by the Partnership to rescind its purchase of a Property (which may not be possible in the case of certain Property where the site is purchased prior to completion), to compel performance, or to sue for damages. Any such legal action may result in increased costs to the Partnership. The Partnership may, however, obtain either a payment and performance bond or a guarantee of performance for any Property which has not been constructed at the time the Partnership acquires a particular Property. Furthermore, in any case in which improvements are to be constructed or completed, or in which a Property is not yet in operation, the Partnership will be subject to the additional risks of such Properties, including the risks of delays in completion and the resulting delay in receipt of rental income and the risk that the franchise will not be as successful as existing franchises in established locations or a store operated by a Retail Concern will not be as successful as existing stores of such Retail Concern in established locations.

      Risks Relating to Creditworthiness of Lessees. The Partnership will require prospective lessees to demonstrate either: (i) that they meet the Partnership's financial stability and credit requirements, or (ii) that an entity which does meet those requirements guarantees the lease. The Partnership may also lease Properties to certain lessees who do not meet such requirements, but only if they can insure a negotiated portion of their rental obligations (generally expected to be 80%) for a portion of the lease term if the lessee defaults during a specified time period. The Partnership will not acquire Properties or Equipment unless the lessee has either satisfied the conditions set forth in (i) or (ii) above, or obtained a satisfactory commitment for such insurance. See "Investment Objectives and Policies-Lessee Creditworthiness." However, certain risks to the Partnership will remain notwithstanding these requirements. For example, the financial condition of a lessees or a guarantor may deteriorate over time to a degree which causes it to default on its obligation to maintain Property and/or Equipment and pay requisite taxes and insurance premiums and/or default on its payment obligations to the Partnership. Additionally, there can be no assurance, even if a commitment for rent insurance were obtained, that the insurance policy would be issued when the lease obligations are incurred, or that insurance from another carrier would be available in such case. In addition, typical policies provide for various conditions, contingencies and limitations that could impair the Partnership's right to receive insurance proceeds in the event of a default under the lease, and some policies may be cancelled or rendered unenforceable during their term, or the insurer could become financially incapable of paying claims. As a result, prospective investors should not regard such insurance as a complete indemnity against damage or loss connected with defaults under the subject leases. The General Partners have been advised that no insurers were issuing such policies as of the date of this Prospectus. Accordingly, no assurance can be given that such insurance could be obtained, even if the Partnership were willing to accept it in lieu of satisfaction of its creditworthiness standards. It is anticipated that all lessees will meet the creditworthiness or guaranty requirements, and that no Partnership leases will be covered by rent insurance.

      Risk of Joint Ventures. Some of the Partnership's investments may be owned by joint venture partnerships between the Partnership and another partnership sponsored by Affiliates of the General Partners. In such joint venture partnerships, there will be the potential risk of impasse in certain joint venture decisions since the approval of each venturer is required for certain decisions. In any joint venture arrangement with an Affiliate, however, the Partnership will have the right to buy the other co-venturer's interest. However, it is possible that the Partnership will not have the funds necessary to consummate the transaction.

      Investments in joint venture partnerships which own properties may involve risks not otherwise present, including, for example, the risk that the Partnership's co-venturer might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the interests or goals of the Partnership or that such co-venturer may be in a position to take action contrary to the Partnership's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies-Joint Ventures."

      Risks Regarding Availability of Financing. Fluctuations in interest rates may adversely affect the availability and cost of borrowings related to Properties and/or Equipment. The Partnership may attempt to acquire Properties and/or Equipment using leverage during periods when interest rates are high, making an acquisition using indebtedness relatively unattractive. Many loans become immediately due upon the sale of a property, thus making it impossible for the Partnership to acquire Properties using a seller's financing. In such cases, it may be necessary to renegotiate the terms of any such financing with the seller's lenders on terms less favorable than those given the seller, to obtain new financing if available, refrain from purchasing additional properties pending sale of additional Units or to forego acquisition.

      Risks as to Delays in Delivery. Acquisition or delivery of individual Equipment packages to be acquired by the Partnership may be delayed due to labor problems, strikes, work stoppages, the unavailability to the manufacturer of parts or raw materials, or other delays in the shipment, transport or installation of such Equipment. Any such delay could result in a delay in the commencement of income from such Equipment. Delay in the delivery of Equipment could also result in the Partnership's losing a favorable lease or borrowing terms for such Equipment.

      Resale of Properties. The General Partners intend to use their best efforts to sell Partnership Properties for cash and either subject to, or upon assumption of, the then outstanding mortgages. Alternatively, the Partnership may provide financing to purchasers. In the event the Partnership finds it necessary or desirable to provide such financing, liquidation of the Partnership may be delayed beyond the time of disposition of its Properties until any such loans are repaid or otherwise liquidated, and there can be no assurance that any purchaser receiving purchase money financing from the Partnership will be able to meet his or its obligations to the Partnership. In the event of a dissolution or termination of the Partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to Limited Partners, but only after the satisfaction of claims of creditors. Accordingly, a Limited Partner's ability to recover all of his investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. See "Investment Objectives and Policies-Sale or Disposition of Assets."

      Uninsured Losses; Costs and Availability of Insurance. Each lessee shall be responsible for arranging for or acquiring comprehensive insurance for Properties and Equipment acquired by the Partnership, including casualty, liability, fire and extended coverage as is customarily obtained for similar Properties and Equipment in amounts which the General Partners determine are sufficient to cover reasonably foreseeable losses. However, there are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which are either uninsurable or not economically insurable. Should such a disaster impact, or cause the destruction of, Property and/or Equipment owned by the Partnership, the Partnership could lose both its invested capital and anticipated profits from such property. See "Investment Objectives and Policies-Investment Standards."

      Risk of Recharacterization of Sale and Leaseback Transactions. The Partnership intends to enter into sale and leaseback transactions, pursuant to which the Partnership may purchase a Property and/or Equipment from an entity and lease such Property and/or Equipment to such entity. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or as a joint venture, which may result in adverse consequences to the Partnership. For example, if the transaction is recharacterized as a loan, the lessor can be forced to take a repayment of its principal, thereby losing the benefit of any rent participation payments it would otherwise be entitled to receive. Similar adverse consequences can result if the transaction is recharacterized as a joint venture between the lessor and lessee. As this is an evolving area of the law, the Partnership intends to monitor such laws and take commercially reasonable steps to protect itself from any potential adverse impact thereof.

      Risks Relating to Usury Laws. Triple net leases have on occasion been held by the courts to be loans subject to state usury laws. Penalties, including loss of interest and treble damages, may be imposed upon persons who violate such usury laws. The Partnership will structure leases and re-leases of its Properties and Equipment in such a manner as intended to avoid application of usury laws of the applicable states. However, a transaction which the

Partnership believes to be exempt from the usury laws could be found to be a loan which violates a usury law in a judicial forum.

FEDERAL INCOME TAX RISKS

      There are various federal income tax risks associated with an investment in the Partnership. In addition to continuing Internal Revenue Service (the "Service") re-examination of the tax treatment of partnerships and real estate investments, substantial changes have been made to the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder in recent years. Many of these changes substantially affect the tax treatment traditionally available from real estate investments. Although the provisions of the Code relevant to an investment in the Partnership are generally described in "Tax Aspects of the Offering," each potential investor is strongly encouraged to consult his own tax advisor concerning the effects of federal income tax law on an investment in the Partnership and on his individual tax situation.

      Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

            Risk of Loss of Partnership Status. The Partnership will not apply for a ruling from the Service that it will be treated as a partnership for federal income tax purposes. Although Jaffe, Raitt, Heuer & Weiss, P.C., counsel to the Partnership, has rendered its opinion that the Partnership will more likely than not be treated as a partnership for federal income tax purposes, such opinion is not binding on the Service.

      Investors should recognize that many of the advantages and economic benefits of an investment in the Partnership depend upon the continued classification of the Partnership as a partnership (rather than as an association taxable as a corporation) for federal income tax purposes, and a change in this classification would require the Partnership to pay a corporate level tax on its income which would reduce Cash Flow, prevent the flow-through of tax benefits, if any, for use on Limited Partners' tax returns and require that distributions be treated as dividends, which would together reduce the yield from an investment in the Partnership. In addition, such a change in the Partnership's tax status during the life of the Partnership could be treated by the Service as a taxable event, in which event the Limited Partners could have tax liability without receiving a cash distribution from the Partnership to enable them to pay such tax liability. The continued treatment of the Partnership as a partnership is dependent on the present law and regulations, which are subject to change, and on the Partnership's ability to continue to satisfy a variety of criteria.

            Audit Risks. The Service is giving substantial attention to the audit of limited partnerships. An audit of the Partnership's income tax information returns may result in an audit of the returns of the Limited Partners. Such an examination could result in adjustments to items that are both related and unrelated to an investment in the Partnership, which could result in the imposition of various penalties and interest on the deficiency. Interest rates on tax deficiencies are determined four times each year at the average adjusted prime rate for the preceding three month period and the rate is 9% per annum for the period from July 1, 1996 through September 30, 1996. In addition, there is an increased interest rate on tax deficiencies attributable to "tax motivated transactions," which may include an investment in the Partnership.

      The Code also provides various rules governing adjustments to partnership items. These rules provide for a unified proceeding at the partnership level for both administrative and judicial proceedings. The determination resulting from the unified proceeding will be binding on all Limited Partners. See "Tax Aspects of the Offering - Other Possible Tax Consequences to Investors" and "Tax Aspects of the Offering - Partnership Tax Returns and Tax Information."

            Limitation of Opinion of Counsel. Jaffe, Raitt, Heuer & Weiss, P.C., having considered all of the material federal tax issues, has given its opinion confirming as accurate the opinions attributed to it in "Tax Aspects of the Offering - Opinion of Counsel," regarding the likely favorable outcome on the merits of issues if such issues are challenged by the Service. An opinion of counsel involves an application of the federal income tax law in effect on the date of the Prospectus to the facts known by such counsel from existing documents, further investigation or representations of the General Partners. In addition, at the time the Partnership acquires Properties, Jaffe, Raitt, Heuer & Weiss, P.C. will issue its opinion as to material tax issues associated with such acquisitions.

      For the reasons described in greater detail below, Jaffe, Raitt, Heuer & Weiss, P.C. is of the view that it is not now possible, nor will it become possible prior to the termination of the Offering, for it to reach a judgment as to the probable outcome on the merits (either favorable or unfavorable) of the following federal income tax issues and, accordingly, it expresses no opinion with respect to: (a) whether the Partnership will be deemed a "dealer" in real estate or equipment at the time of the sale or other disposition of the Partnership's Properties or Equipment, thereby resulting in the entire gain from such sale or other disposition being treated as ordinary income, rather than capital gain, and causing Limited Partners that are tax-exempt entities to recognize unrelated business taxable income; (b) whether a Limited Partner will be deemed a "dealer" in limited partnership interests at the time of sale or other disposition of his Units thereby resulting in the entire gain from such sale or other disposition being treated as ordinary income; (c) whether the amount of the Partnership's allocation between land and depreciable improvements will be substantiated for depreciation or cost recovery purposes, which could reduce the depreciation deductions of the Partnership; (d) whether any of the Properties will constitute "tax-exempt use properties" due to the leasing of space in the Properties to tax-exempt entities or the admission of Limited Partners that are tax-exempt entities, which would require the Partnership to depreciate all or a portion of its properties over 40 years using the straight-line method; and (e) whether the Partnership could qualify for the "90% of gross income" exception if the Partnership were characterized as publicly traded. In addition, please review "Tax Aspects of the Offering" for a complete discussion of these and other limitations to, and restrictions on, the opinions of Jaffe, Raitt, Heuer & Weiss, P.C.

            Risk of Disallowance of Deductions on Factual or Other Grounds. The availability, timing and amount of various deductions taken by the Partnership will depend not only upon general legal principles but also upon various determinations relating to particular real property investments, which are subject to potential controversy on factual or other grounds. See "Tax Aspects of the Offering - Opinion of Counsel," "Tax Aspects of the Offering - Limitations on Deductibility of Losses," "Tax Aspects of the Offering-Deductibility of Fees" and "Tax Aspects of the Offering - Depreciation." There can be no assurance, therefore, that some of the deductions claimed by the Partnership will not be challenged by the Service. If the Service successfully challenges a substantial portion of the deductions to be taken by the Partnership, the tax benefits of an investment in the Partnership may be adversely affected.

            Risk of Reclassification of Partnership Income. The 1986 Act created Section 469 of the Code which allows a partner to deduct losses from "passive activities" only against income from "passive activities." Based on the language of Section 469 of the Code, the legislative history thereof and the proposed and temporary Regulations issued to date, Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that it is more likely than not that the income or loss attributable to owning the Properties and Equipment will be characterized as "passive" rather than "portfolio". However, because Congress granted the Service broad authority to promulgate legislative Regulations in this area, and because of the "triple net" nature of the leases the Partnership will enter into, there is a possibility that the Partnership's income or loss from the Properties and Equipment could be characterized as portfolio. Under
Section 469 of the Code the Partnership's investment income from sources other than the Properties and Equipment will be characterized as portfolio and passive losses cannot be used to offset portfolio income. Therefore, it is possible that a Limited Partner could be allocated portfolio income and passive loss from the Partnership in the same year, and that the loss could not be used to offset the income. The ability of a Limited Partner to use losses from a passive activity is dependent upon such Limited Partner's other items of income or loss and, therefore, the benefit of such items will depend on each Partner's tax situation. Finally, if the Partnership is characterized as publicly traded, but is taxed as a partnership because it qualifies for an exemption, its income cannot be used to offset passive losses from other partnerships, but the precise characterization and use of such income or loss is uncertain. See "Tax Aspects of the Offering - Taxation of Cash Distributions."

            Risk of Federal Income Tax Liability In Excess of Sale or Refinancing Proceeds or Operating Cash Flow. Investors should be aware that the federal income tax on a Limited Partner's allocable share of the Partnership's taxable income may exceed the Cash Flow or Net Sale or Refinancing Proceeds distributed to such Limited Partner from the Partnership. Therefore, it is possible that the Partners may have to use funds from sources other than the Partnership to pay their tax liability. In addition, the gain from a Limited Partner's sale of his Units may exceed the cash proceeds from the sale. See "Tax Aspects of the Offering - Sale or Foreclosure of Partnership Properties or Equipment."

            Risk of Taxability of Cash Distributions to Limited Partners. A Limited Partner's share of Partnership cash distributions is subject to federal income taxation only to the extent such distributions exceed a Limited Partner's tax basis in his Units at the time of the distribution. Additionally, cash distributions which exceed the amount to which a Limited Partner is considered "at-risk" with respect to the activity will cause a recapture of previous losses, if any. There is a risk that a Limited Partner may not have sufficient basis or amounts "at-risk" to prevent cash distributions from being taxable. See "Tax Aspects of the Offering - Taxation of Cash Distributions."

            Risk of Reallocation of Profits or Losses. The Service could challenge the allocation among the General Partners and Limited Partners of income, gains, losses, deductions and credits in the Partnership Agreement as lacking substantial economic effect or as not being allocated in accordance with the Partners' interests in the Partnership and, therefore, possibly allocate a different share of such items to the Limited Partners. To the extent that such challenges to the allocation of various items were upheld, the tax treatment of the investment for such Limited Partner could be adversely affected. In addition, such a reallocation during the life of the Partnership could result in the understatement of income for taxable Limited Partners which could result in the imposition of interest and penalties. Due to the complex rules in the Regulations, each acquisition of a Partnership Property could affect the validity of the Partnership's allocations. Although Jaffe, Raitt, Heuer & Weiss, P.C. has provided its opinion that it is more likely than not that substantially all of the allocations of profits and losses provided in the Partnership Agreement either have economic effect or are in accordance with the Limited Partners' interests in the Partnership, an opinion of counsel is not binding on the Service. See "Tax Aspects of the Offering - Allocations of Profits and Losses."

            Risk of "Dealer" Status of Partnership or Limited Partners. Because the Partnership has not been organized to operate as a "dealer" in real property or equipment, any gains from the sale or other disposition of Partnership Properties or Equipment are anticipated to be treated as long-term capital gains to the extent the gain exceeds any required recapture of previously taken depreciation deductions. If the Partnership were deemed to be a "dealer" in real property or equipment at the time of a sale or other disposition of Partnership Properties or Equipment, any gain or loss on the sale or other disposition of such property would be treated as ordinary income or loss. There are several distinctions between capital gain and ordinary income, including: (i) a maximum rate of 28% on long term capital gains as opposed to a maximum rate of 39.6% on other income or gains and; (ii) that the characterization of the Partnership as a "dealer" could have an adverse impact on Limited Partners that are tax-exempt entities by causing such gain to be characterized as unrelated business taxable income ("UBTI"). See "Tax Aspects
of the Offering - Impact on Qualified Tax-Exempt Investors."   Also, if a
Limited Partner is a "dealer" in real estate or equipment, there is a possibility that his share of any gain or loss could be treated as ordinary income or loss, even if the Partnership were not deemed to be a "dealer." Because the determination of "dealer" status is based upon the facts existing at the time of sale of the specific property, Jaffe, Raitt, Heuer & Weiss, P.C. is unable to render an opinion (either favorable or unfavorable) as to the probable outcome on this issue. However, the General Partners intend to operate the Partnership so as to minimize the possibility of dealer treatment. See "Tax Aspects of the Offering - Sale or Foreclosure of Partnership Properties or Equipment."

            Risk of Recharacterization of Leases. Due to the "triple net" nature of most of the leases the Partnership intends to enter into and the other terms of the sales agreements, the Service may assert that the Partnership is not the owner of its Properties and Equipment for federal income tax purposes, which would result in a disallowance of depreciation and interest deductions and a corresponding increase in income or decrease in losses allocated to the Limited Partners. The Partnership intends to utilize lease agreements under which it will be deemed to be the owner of the Properties and Equipment for federal income tax purposes, and based on the anticipated terms of the leases, Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that the Partnership will more likely than not be considered the owner of the Properties and Equipment, although this opinion could vary based on the actual terms of the leases. See "Tax Aspects of the Offering - Tax Treatment of the Leases."

            Alternative Minimum Tax. Prospective investors are cautioned to evaluate the effect of the deductions resulting from their investment in the Partnership, particularly the special allocation of depreciation deductions, on the total amount of their tax preference items. The Limited Partners must include their distributive share of the Partnership's items of tax preference, if any, in their total items of tax preference for purposes of computing the alternative minimum tax.

            Risk of Legislative or Other Actions Changing Anticipated Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in a limited partnership may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously entered into before such change. The rules dealing with federal income taxation are constantly under review by the Service, resulting in revisions of its Regulations and revised interpretations of established concepts. Recent legislation granted the Service the right to promulgate legislative and/or interpretive Regulations in many areas. In addition, the Service is paying increased attention to the proper application of the tax laws to partnerships, including partnerships investing in real estate and equipment.

      IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE PARTNERSHIP.

                           ESTIMATED USE OF PROCEEDS

The following table sets forth the estimated use of Gross Proceeds.(1)

                                       Minimum                        Maximum
                                       Amount         Percent          Amount            Percent
                                       ------         -------          ------            -------
Gross Proceeds:                      $2,000,000        100.00%      $30,000,000          100.00%
                                     ----------        -------      -----------          ------
Organization and Offering Expenses:
  Selling Commissions(2)                160,000          8.00         2,400,000            8.00
  Non-Accountable Expense
  Allowance(3)                           40,000          2.00           600,000            2.00
  Other Organization and
  Offering Expenses(4)                   60,000          3.00           900,000            3.00
                                     ----------        ------           -------          ------

                                     $  260,000         13.00%       $3,900,000           13.00%
                                     ----------        ------        ----------          ------

Amount Available for
  Investment                         $1,740,000         87.00%      $26,100,000           87.00%
                                     ----------        ------       -----------          ------
Acquisition Fees and
  Expenses (5)                           80,000        4.00%          1,200,000           4.00%
Working Capital
  Reserves (6)                               --            --                --              --

Organization and Offering
  Expenses (4)                          260,000         13.00         3,900,000           13.00
Cash Payments for
  Purchase of Assets(7)              $1,660,000         83.00       $24,900,000           83.00
                                      ---------        ------        ----------          ------

Total Application of
  Gross Proceeds                     $2,000,000        100.00%      $30,000,000          100.00%
                                      ---------        ------        ----------          ------

___________________________

   (1) These figures represent the Partnership's current estimates concerning the use of proceeds of the Offering. All proceeds of the Offering will be held in trust by the Partnership for the benefit of the Limited Partners, to be used only for the purposes set forth above and will not be commingled with any other funds.

   (2) The Partnership will pay selling commissions equal to 8% of Gross Proceeds (subject to certain volume purchase discounts) to Participating Dealers for Units sold by such Participating Dealers. The General Partners and their Affiliates may purchase Units at prices which are net of selling commissions, but otherwise on the same terms as other investors. Units purchased by the General Partners or their Affiliates will be for investment purposes only and not with a view toward resale. The General Partners will receive the Non-Accountable Expense Allowance (as defined in Footnote 3 below) to cover other Offering Expenses, including but not limited to, indirect expenses such as travel to broker/dealer conferences, marketing staff overhead, and an additional selling commission equal to 1% of Gross Proceeds that will be paid to Participating Dealers for all Units sold prior to the sale of the Minimum Number of Units. See "Conflicts of Interest" and "Plan of Distribution."

   (3) "Non-Accountable Expense Allowance" shall mean reimbursement to the General Partners in an amount equal to 2% of the Gross Proceeds to cover certain non-accountable expenses related to the offering.

   (4) In addition to selling commissions and the Non-Accountable Expense Allowance, Organization and Offering Expenses include: (a) legal, accounting, escrow, filing and other fees incurred in connection with the organization and formation of the Partnership and Offering; and (b) reimbursements to the General Partners and their Affiliates for the salaries and direct expenses of their officers and employees while directly engaged in organizing the Partnership and marketing the Units. (See "Compensation Table.") Organization and Offering Expenses may include certain expenses that are not characterized as organizational expenses for tax purposes. (See "Tax Aspects of the Offering
- Deductibility of Fees.") The General Partners will receive reimbursement for actual Organization and Offering Expenses which, when added to Organization and Offering Expenses paid by the Partnership, may not exceed an amount equal to 3% of Gross Proceeds (excluding selling commissions and the Non-Accountable Expense Allowance, but including up to 0.5% for accountable bona fide due diligence expenses of Participating Dealers and their registered representatives). In no event will the aggregate amount of selling commissions, Non-Accountable Expense Allowance used for underwriting compensation, and funds paid as underwriting compensation from any other source be greater than 10% of the Gross Proceeds nor will an amount more than 0.5% of the Gross Proceeds be paid, by the Partnership or any Affiliate of the Partnership or the General Partners, as reimbursement for due diligence expenses.

        The General Partners have guaranteed payment of Organization and Offering Expenses (including selling commissions and the Non-Accountable Expense Allowance) which exceed 13% of Gross Proceeds. Payment of expenses pursuant to this guarantee will be without recourse to, or reimbursement by, the Partnership.

   (5) Acquisition Fees include: all fees and commissions paid or payable to any person by any person (whether designated as real estate commissions, finder's fees or similar fees) in connection with the Partnership's acquisition of Properties and Equipment. The General Partners or Affiliates will receive Acquisition Fees equal to the lesser of: (a) 4% of Gross Proceeds plus an additional .0677% (the "Debt Fee") for each 1% of indebtedness (calculated as the aggregate amount of Partnership indebtedness secured by Partnership Assets as a percentage of the aggregate "Purchase Prices" of such Assets) incurred in acquiring Properties and/or Equipment, but in no event will Acquisition Fees exceed 5% of the aggregate Purchase Prices of Properties and Equipment; or (b) compensation customarily charged in arm's-length transactions by others rendering similar services as an on-going activity in the same geographic location and for comparable property or equipment. Although the Debt Fee is included within the definition of Acquisition Fees for purposes of calculating the 5% limitation, the Debt Fee will be paid out of the proceeds received from such indebtedness rather than from Gross Proceeds. The General Partners will pay all Acquisition Expenses from amounts received as Acquisition Fees. Acquisition Expenses include: surveys, appraisals, title and escrow fees, legal and accounting fees and expenses, computer use related expenses, environmental and asbestos audits and travel and communication expenses incurred in the selection and acquisition of Properties and Equipment. Based on previous experience, the General Partners believe that the Acquisition Expenses will approximate 1% of Gross Proceeds. For purposes of this Prospectus, "Purchase Price" shall mean shall mean (i) the invoice price or contract price at which the Partnership acquired Property and/or Equipment from the manufacturer or a third party seller, or an amount no greater than the invoice price or contract price, at which an Affiliate of the Partnership, acquired Property and/or Equipment. The Purchase Price shall include Acquisition Fees (except for purpose of the calculation of such Fees) and all debt secured by liens and security interests on the Property and/or Equipment, but shall exclude points and prepaid interest.

        Lessees will generally be required to pay Affiliates of the General Partners for certain costs incurred in connection with lease transactions, including commitment fees, which typically approximate 1% to 2% of the transaction amount. Although such costs are not paid by the Partnership, they will be included in the limitations on fees and expenses paid by any party for any services rendered in connection with and during the Partnership's organizational or acquisition phase including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses and any other similar fees ("Front-End Fees").

   (6) Since most of the Partnership's leases will be on a "triple net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent the Partnership has insufficient funds for such purposes, the General Partners will advance to the Partnership an aggregate amount of up to 1% of the Gross Proceeds for maintenance and repairs. See "Investment Objectives and Policies - Investment Standards."

   (7) The Partnership intends to use 75%-90% of the Net Offering Proceeds to acquire Properties and 10%-25% of the Net Offering Proceeds to acquire Equipment. If the Partnership sells only the Minimum Number of Units, it expects to purchase approximately two Properties and three Equipment packages, whereas with the Maximum Number of Units and maximum financing, it expects to purchase approximately 20 Properties and 30 Equipment packages. However, as higher or lower prices for individual Properties and Equipment packages are possible, the Partnership may acquire greater or lesser numbers of Properties and/or Equipment packages.

                               COMPENSATION TABLE

         The agreements and arrangements as to compensation and sharing of profits, losses and distributions among the General Partners, their Affiliates and the Partnership were not determined by arm's-length negotiations, although the General Partners believe that such agreements and arrangements approximate those which would be arrived at through arm's length negotiations. See "Conflicts of Interest." The following table discloses all compensation which may be received from the Partnership, directly or indirectly, by the General Partners and their Affiliates.

           TYPE OF                                                 ESTIMATED MINIMUM AND
        COMPENSATION                 COMPENSATION                  MAXIMUM DOLLAR AMOUNT
        ------------                 ------------                  ---------------------
Offering Stage
--------------
Non-Accountable Expense         An amount equal to 2% of         Actual amount depends on number
Allowance (payable to the       Gross Proceeds.                  of Units sold.  Minimum:  $40,000
General Partners and/or their                                    (assuming sale of Minimum Number
Affiliates)                                                      of Units); Maximum:  $600,000
                                                                 (assuming sale of Maximum Number
                                                                 of Units).

Other Organization and          An amount equal to up to 3%      Actual amount depends on number
Offering Expenses               of Gross Proceeds, as            of Units sold.  Minimum:  $60,000
(reimbursable to the General    reimbursement for actual         (assuming sale of Minimum Number
Partners and/or their           Organization and Offering        of Units); Maximum:  $900,000
Affiliates)                     Expenses paid by the General     (assuming sale of Maximum Number
                                Partners and their Affiliates    of Units).
                                (excluding selling
                                commissions and the Non-
                                Accountable Expense
                                Allowance, but including up
                                to 0.5% of Gross Proceeds as
                                reimbursement for accountable
                                bona fide due diligence
                                expenses of Participating
                                Dealers and their registered
                                representatives) in an amount
                                equal to up to 3% of Gross
                                Proceeds less amounts paid by
                                the Partnership.


Selling Commissions             An amount equal to 8% per       Actual amount depends on
                                Unit, subject to reduction      number of Units sold:
                                for volume discounts. In        Minimum: $180,000
                                addition, an additional 1%      (assuming sale of Minimum
                                selling commission will be      Number of Units);
                                paid until the Minimum          Maximum:  $2,420,000
                                Number of Units is sold.        (assuming sale of
                                Such additional 1% selling      Maximum Number of
                                commission will be paid by      Units).
                                the General Partners out of
                                the Non-Accountable
                                Expense Allowance. In no
                                event will selling
                                commissions, the Non-
                                Accountable Expense
                                Allowance, and
                                Organizational and Offering
                                Expenses exceed in the
                                aggregate, 13% of Gross
                                Proceeds.



           TYPE OF                                                 ESTIMATED MINIMUM AND
        COMPENSATION                 COMPENSATION                  MAXIMUM DOLLAR AMOUNT
        ------------                 ------------                  ---------------------
Acquisition Stage:
-----------------
Acquisition Fees and Expenses   An amount equal to the lesser    Actual amount depends on number
(payable to the General         of:  (i) 4.00% of Gross          of Units sold, indebtedness
Partners or an Affiliate)       Proceeds plus an additional      incurred and Acquisition
                                .0677% for each 1% of            Expenses.  Minimum:  $80,000
                                indebtedness incurred in         (assuming sale of Minimum Number
                                acquiring Properties and/or      of Units); Maximum:  $1,200,000
                                Equipment (such additional       (assuming sale of Maximum Number
                                .0677% fee to be paid out of     of Units) (in each case not
                                the proceeds from such           including the additional .0677%
                                indebtedness, and such           fee paid from loan proceeds and
                                indebtedness to be limited to    before reduction for payment of
                                an amount equal to 35% of the    Acquisition Expenses).
                                sum of Gross Proceeds and the
                                aggregate amount of Partnership
                                indebtedness secured by
                                Partnership Assets), but in no
                                event will Acquisition Fees
                                exceed 5% of the aggregate
                                Purchase Prices of Properties
                                and Equipment; or (ii)
                                compensation customarily
                                charged in arm's-length
                                transactions by others
                                rendering similar services as
                                an on-going activity in the
                                same geographical location
                                and for comparable property
                                and/or equipment.  The
                                General Partners have agreed
                                to pay all Acquisition
                                Expenses out of amounts
                                received by them as payment
                                for Acquisition Fees.  The
                                Partnership will commit
                                not less than 83% of Gross
                                Proceeds to Investments in
                                Assets.  The Partnership
                                will also pay the Debt Fee
                                (.0677% for each 1% of
                                indebtedness (calculated
                                as the aggregate amount of
                                Partnership indebtedness
                                secured by Partnership Assets
                                as a percentage of the
                                aggregate Purchase Prices of
                                such Assets)) to the General
                                Partners or their Affiliates,
                                but such fee shall be paid
                                out of the proceeds received
                                from such indebtedness (as
                                opposed to out of Gross
                                Proceeds).  However, the
                                Acquisition Fees (which
                                include the Debt Fee) may not
                                exceed 5% of the aggregate
                                Purchase Prices of Properties
                                and/or Equipment and the
                                Acquisition Fees payable to
                                the General Partners or their
                                Affiliates will be reduced if
                                and to the extent required to
                                comply with the foregoing
                                requirement.

                                Lessees will generally be
                                required to pay Affiliates of
                                the General Partners for
                                certain costs incurred in
                                connection with lease
                                transactions, including
                                commitment fees and
                                construction fees which
                                typically approximate 1% to
                                2% of the transaction amount.
                                Although such costs are not
                                paid by the Partnership, they
                                will be included in the
                                limitations on Front-End
                                Fees. connection

Operational Stage:
-----------------

Subordinated Asset Management   Subordinated asset management    Actual amount depends on results
Fee (payable to General         fee for managing Properties      of operations and, therefore,
Partners or an Affiliate)       and Equipment subject to         cannot be determined at the
                                "triple net" and "double net"    present time.
                                leases not to exceed the
                                lesser of:


           TYPE OF                                                     ESTIMATED MINIMUM AND
        COMPENSATION                     COMPENSATION                  MAXIMUM DOLLAR AMOUNT
        ------------                     ------------                  ---------------------
                                (i) fees which are
                                competitive for similar
                                services in the geographical
                                location where the Properties
                                and/or Equipment are located;
                                or (ii) 1% of the gross
                                rental revenues derived from
                                Partnership Properties and/or
                                Equipment.  Payment of such
                                fees shall be subordinated to
                                receipt by the Limited
                                Partners of their 10% Current
                                Preferred Return.  In the
                                event of a default under a
                                Triple Net Lease or Double
                                Net Lease which requires the
                                Partnership to assume
                                operations of a Property
                                and/or Equipment, such
                                operation will be managed by
                                an Affiliate of the General
                                Partners. In such event,
                                provided the Affiliate is
                                responsible for providing
                                leasing services for such
                                Property or Equipment, the
                                Affiliate would be entitled
                                to an unsubordinated
                                management fee equal to 3% of
                                gross revenues generated by
                                the Property and/or Equipment
                                plus reimbursement for
                                on-site expenses.

Interest in Profits, Losses     The Limited Partners will        Actual amount depends on results
and Cash Flow (payable to the   receive 99% and the General      of operations and, therefore,
General Partners)               Partners will receive 1% of      cannot be determined at the
                                Cash Flow; provided, however,    present time.(1)
                                that the General Partners' 1%
                                of Cash Flow shall be
                                subordinated to receipt by
                                the Limited Partners of their
                                10% Current Preferred Return.
                                Profits and losses from
                                operations are allocated in
                                accordance with the ratio of
                                distributions of Cash Flow
                                attributable to such year,
                                although in no event will the
                                General Partners be allocated
                                less than 1% of profits and
                                losses in any year.

Reimbursable Expenses           Certain expenses incurred by     Actual amounts cannot be
(payable to the General         the General Partners and         determined at the present
Partners and their              their Affiliates will be         time.(2)(3)
Affiliates)                     reimbursed by the
                                Partnership.

Liquidation Stage:
-----------------
Interest in Net Sale or         Limited Partners will receive    Actual amounts to be received
Refinancing Proceeds (payable   90% and the General Partners     depend upon the sale price of
to General Partners)            will receive 10% of the Net      Partnership Properties and
                                Sale or Refinancing Proceeds;    Equipment and, therefore, cannot
                                provided, however, that the      be determined at the present
                                General Partners' 10% of Net     time.(1)
                                Sale or Refinancing Proceeds
                                shall be subordinated to
                                receipt by the Limited
                                Partners of aggregate
                                distributions from all
                                sources equal to the sum of the
                                10.5% Performance Preferred
                                Return and 100% of their
                                Original Contributions.


           TYPE OF                                                     ESTIMATED MINIMUM AND
        COMPENSATION                     COMPENSATION                  MAXIMUM DOLLAR AMOUNT
        ------------                     ------------                  ---------------------
Real Estate Liquidation Fees    The lesser of:  (i) 3% of the    Actual amounts to be received
(payable to an Affiliate)       sale price of the Property;      depend upon the sale price of
                                or (ii) 50% of the real          Partnership Properties and,
                                estate commission customarily    therefore, cannot be determined
                                charged for similar services     at the present time.
                                in the locale of the Property
                                being sold, provided however
                                that payment of said
                                Liquidation Fee shall be
                                subordinated to receipt by
                                the Limited Partners of
                                aggregate distributions from
                                all sources equal to the
                                sum of the 10.5% Performance
                                Preferred Return and 100% of
                                their Original Contributions.

Equipment Liquidation Fee       Fees for the resale of           Actual amounts depend on sale
(payable to an Affiliate)       Equipment equal to the lesser    price of Partnership Equipment
                                of (i) 3% of the sale price      and, therefore, cannot be
                                of Equipment; or (ii) Fees       determined at the present time.
                                customarily charged for
                                similar services in the
                                locale of the Equipment being
                                sold.


--------------------------




         (1) The Current Preferred Return is defined as aggregate distributions of Cash Flow equal to a cumulative, non-compounded 10% per annum return on Limited Partners' Adjusted Investment. The Performance Preferred Return is defined as aggregate distributions of Cash Flow and Net Sale or Refinancing Proceeds equal to a cumulative, non-compounded 10.5% per annum return on the Limited Partners' Adjusted Investment.

         (2)     (a)      The General Partners also will receive reimbursement
for: (i) the actual cost to the General Partners or their Affiliates of goods and materials used for and by the Partnership if obtained from unaffiliated parties; and (ii) "Administrative Services" (as hereinafter defined) necessary for the prudent operation of the Partnership. The amounts charged to the Partnership for services performed pursuant to clause (ii) above will not exceed the lesser of: (1) the actual cost of such services; or (2) 90% of the amount which the Partnership would be required to pay to unaffiliated parties for comparable services. The Partnership's annual report to the Limited Partners, will include an itemized breakdown of the services performed and the amount reimbursed to the General Partners or their Affiliates pursuant to clause (ii) above, which information shall be verified by the independent public accountants retained by the Partnership. "Administrative Services" include services such as typing, record keeping, preparation and dissemination of Partnership reports, preparation and maintenance of records regarding Limited Partners, preparation and dissemination of responses to investor inquiries and other communications with investors and any other record keeping required for Partnership purposes. However, in no event shall the General Partners be entitled to collect any fees not requested within one year of the date they were earned.

                 (b) In extraordinary circumstances, the General Partners and their Affiliates may provide other goods and services to the Partnership if all of the following criteria are met: (i) the goods or services must be necessary to the prudent operation of the Partnership and provision therefore must be set forth in a written contract which may only be modified in any material respect by the vote of a majority in interest of Limited Partners and shall be terminable upon 60 days notice; (ii) the compensation, price or fee must be equal to the lesser of (A) 90% of the compensation, price or fee the Partnership would be required to pay to unaffiliated parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or (B) 90% of the compensation, price, or fee charged by the General Partners or their Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (iii) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location. In addition, any such payment will be subject to the further limitation described in paragraph (c) below. Extraordinary circumstances shall be presumed only when in the good faith belief of the General Partners there is an emergency situation requiring immediate action by the General Partners or their Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Partnership assets, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action. Notwithstanding the foregoing, the General Partners and their Affiliates also may be reimbursed for actual expenses incurred when extraordinary on site action is required.

                 (c) No reimbursement will be permitted to the General Partners or their Affiliates for items such as rent, depreciation, utilities, capital equipment and other administrative items; and the salaries, fringe benefits, travel expenses and other administrative items allocated to any controlling persons of the General Partners, their Affiliates or any other supervisory personnel. Permitted reimbursements include salaries and related salary expenses for personnel, other than controlling persons, which could be performed directly for the Partnership by unaffiliated parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons, for purposes of this section, include, but are not limited to, persons, irrespective of their title, who perform functions for the General Partners similar to those of: (1) chairman or member of the board of directors; (2) president; (3) executive vice president; or (4) those entities or individuals holding 5% or more of the stock of the Managing General Partner or (5) a person having the power to direct or cause the direction of the Managing General Partner, whether through ownership of voting securities, by contract or otherwise. The General Partners believe that the employees of the General Partners, their Affiliates and controlling persons who will perform services for the Partnership for which reimbursement is allowed pursuant to clause (b)(iii) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

         (3) The General Partners will not be compensated by the Partnership for services other than those which have been disclosed in this Compensation Table. In addition, the General Partners shall not be entitled to collect any fees or reimbursements not requested within one year of the date they were earned.


                             CONFLICTS OF INTEREST

         The Partnership will be subject to various conflicts of interest arising out of its relationship with the General Partners and their Affiliates. The agreements and arrangements, including those relating to compensation, between the Partnership and the General Partners and their Affiliates are not the result of arm's-length negotiations. Where conflicts arise from anticipated transactions with the General Partners or their Affiliates, the policies and limitations described below have been adopted. With respect to the conflicts of interest described herein, the General Partners and their Affiliates will endeavor to balance the interests of the Partnership with the interests of the General Partners and their Affiliates in making any determination.

         1. Compensation for the Time and Service of the General Partners. The Partnership will rely on the General Partners and their Affiliates for the daily operation of the Partnership and the management of its assets. The General Partners and their Affiliates will have conflicts of interest in allocating management time, services and functions between various future partnerships which they may organize or serve, as well as other business ventures in which they are, or may in the future, be involved. The General Partners and their Affiliates believe they have and, with respect to future entities will have, sufficient personnel to be fully capable of discharging their responsibility to all partnerships and entities to which they are responsible.

         2. Resolution of Conflicting Opportunities. The officers and directors of the Managing General Partner are also officers and directors of one or more entities which engage in the brokerage, sale, operation or management of real estate and/or equipment. The General Partners and their Affiliates may engage in other business ventures of various types for their own accounts or for the accounts of others, including other limited partnerships, and neither the Partnership nor any Limited Partner shall be entitled to any interest in these ventures; however, the General Partners and their Affiliates will be obligated to present to the Partnership any investment opportunity which comes to their attention if such opportunity is of a character which might be suitable for the Partnership, subject to consideration of the factors hereinafter set forth. Some of these entities have or with respect to future entities, may have, investment objectives similar or substantially identical to those of the Partnership. In determining whether a particular property or equipment package is suitable for acquisition by an entity or by the Partnership, the Managing General Partner will consider various factors, including: (i) whether the cash required for a particular acquisition is more or less than the amount that would be appropriate for the entity to commit to an investment; (ii) whether the nature of the potential cash flow to be derived from the particular property or equipment package will conform with the entity's investment objectives; (iii) whether that entity already owns properties or equipment purchased from the same seller or involving the same franchise; (iv) whether the property or equipment would satisfy that entity's objective of geographic diversification; (v) whether the method of acquiring the property or equipment can be structured to meet the Partnership's principal investment objectives; (vi) whether the property is being acquired in a transaction together with other properties not suitable for acquisition by that entity; (vii) the estimated income tax effects of the purchase on each entity; and (viii) the length of time since that entity has made an investment. Such conflicts will be resolved in the best judgment of the Managing General Partner. Investment opportunities that are of a character that could be acquired by the Partnership will be offered first to Captec Franchise Capital Partners L.P. III ("Captec L.P. III"), and if Captec L.P. III does not have funds available for investment or does not elect to make such investment, then offered to the Partnership if the Partnership has capital to invest at the time the investment is available. The foregoing provisions are not intended to relieve the General Partners of their fiduciary obligations to the Partnership. See "Prior Offerings," regarding one prior program which had funds available for acquisitions as of the date of this Prospectus.

         It is believed that the aforementioned factors, together with the obligation of the General Partners and their Affiliates to present to the Partnership any investment opportunity which could be suitable for the Partnership, should limit any competition or conflicts with respect to the purchase of properties by other partnerships and the Partnership.

         3. Property and Equipment Management Services Will be Rendered by the General Partners or their Affiliates. It is anticipated that Captec Financial Group, Inc. ("Captec"), the parent of the Managing General Partner and of which Mr. Beach is a director, officer and majority shareholder, may provide property and equipment management services for the Partnership. In such case, the General Partners believe that Captec would render management services to the Partnership on a competitive basis in a manner consistent with customary business practices. See "Compensation Table." The General Partners believe that Captec has sufficient personnel and other required resources to discharge all responsibilities to the various properties that Captec manages and will manage in the future.

         The property management agreement to be entered into between the Partnership and Captec will be on terms no less favorable to the Partnership than those customary for similar services by independent firms in the relevant geographic area. See "Compensation Table." The property management agreement will provide for termination by a majority vote of the Limited Partners, without penalty, upon 60 days prior written notice.

         4. Receipt of Fees and Other Compensation by the General Partners and their Affiliates. In connection with this Offering and throughout all stages of the Partnership, the General Partners and their

Affiliates will receive the compensation as described in "Compensation Table." All of the General Partners' fees with the exception of Acquisition Fees have been subordinated to receipt by the Limited Partners of preferential distributions. Acquisition Fees will be payable whether or not funds are available for distribution to the Limited Partners. The General Partners may, under certain circumstances, benefit from the continued holding of Partnership Properties and/or Equipment, while investors may be better served by a sale or other disposition of such Properties and/or Equipment. Furthermore, the receipt of certain fees and reimbursements is dependent upon the ability of the General Partners to timely invest Net Offering Proceeds. In addition, the General Partners and their Affiliates will benefit to the extent indebtedness is incurred by the Partnership since the Debt Fee is based upon such amount of indebtedness, whereas it may not be in the best interests of the Limited Partners for such indebtedness to be incurred. Therefore, the interest of the General Partners in receiving such fees may conflict with the interest of the Limited Partners. The General Partners and their Affiliates believe that their actions and decisions will be made in a manner consistent with their fiduciary duty to the Partnership. See "Compensation Table."

         5. Non-Arm's-Length Agreements. The agreements and arrangements, including those relating to compensation, between the Partnership and the General Partners or any of their Affiliates will not be the result of arm's-length negotiations, although the General Partners believe that such agreements and arrangements will approximate those which would be arrived at through arm's-length negotiations. While the Partnership will make no loans to the General Partners or their Affiliates, the Partnership may borrow money from the General Partners or their Affiliates, but only on such terms as to interest rate, security, fees and other charges at least as favorable to the Partnership as are charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. The General Partners and their Affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons (for example, franchisees), who may deal with the Partnership, although there are no present arrangements with respect thereto. However, the Partnership Agreement prohibits receipt of rebates or participation in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Partnership Agreement.

         6. Prior Business Relationships. The Partnership may purchase Properties and/or Equipment from certain sellers from whom the General Partners or their Affiliates have purchased Properties and/or Equipment in the past and from whom they may purchase Properties and/or Equipment in the future. Additionally, the General Partners and their Affiliates may have engaged in, or in the future may engage in, transactions with franchisors of franchisees who will lease Partnership Properties and/or Equipment, and/or with the franchisees themselves. In the event the Partnership enters into transactions with such persons, the General Partners will experience a conflict between the current interests of the Partnership and their interests in preserving the ongoing business relationship. In all such matters, the General Partners must act in a manner consistent with their fiduciary obligations to the Partnership. See "-Resolution of Conflicting Opportunities" in this Section and "Management."

         7. Legal Counsel for the Partnership and the General Partners is the Same Law Firm. Jaffe, Raitt, Heuer & Weiss, P.C. is acting as general counsel to the Partnership and as special counsel to the General Partners and certain of their Affiliates with respect to all matters relating to the Offering and federal and state securities laws and federal income tax laws. Such firm is not acting as counsel for the Limited Partners or any potential investor; therefore, such persons are urged to consult their own counsel.

         There is a possibility that in the future the interests of the various parties may become adverse. Under the Code of Professional Responsibility of the legal profession, such counsel may be precluded from representing any one or all of said parties in such case. If any situation arises in which the interests of the Partnership appear to be in conflict with those of the General Partners or their Affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, counsel may inadvertently act in derogation of the interest of certain parties.

     8. Indirect Ownership of Properties and/or Equipment with Affiliates. The General Partners may cause the Partnership to acquire an interest in Properties and/or Equipment through a joint venture or general partnership with an entity affiliated with the General Partners. In such instance, the General Partners or their Affiliates will have a fiduciary duty to both the Partnership and the other entity which participates in the joint venture. This may result in an impasse in decision-making since generally none of the Affiliated joint venturers would have full control over the joint venture. In addition, there is a potential risk that while one joint venturer may have the right to purchase the other joint venturer's interest in the event of a proposed sale, it may not have the resources to do so. In order to minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement provides guidelines for investments in such joint ventures in various respects. See "Investment Objectives and Policies - Joint Ventures."

     9. Conflicts with Affiliated Lessors. For the purpose of providing further geographic and market diversity, the Partnership will not invest in both Properties and Equipment to be leased at the same location. Thus, if the Partnership invests in a Property, the lessee will be required to lease Equipment from another party; and if the Partnership invests in Equipment, the lessee will be required to lease its Property from another party. In some cases, Affiliates of the General Partners may provide this additional financing for the lessee under a separate lease with the lessee. This may create a conflict of interest should the lessee have limited funds to satisfy its obligations.

     10. Tax Matters Partner. Pursuant to the Partnership Agreement, the Managing General Partner will be the "tax matters partner" and, as a result, may make various determinations which are binding on all of the Partners. As "tax matters partner", the Managing General Partner will be responsible for causing the Partnership to furnish annually to the Limited Partners (but not to assignees of Limited Partners unless they become substituted Limited Partners) sufficient information from the Partnership's tax return for the Limited Partners to prepare their own federal, state, and local tax returns. Audits of items of partnership income, gain, loss, deduction, or credit will be determined by a unified administrative proceeding at the partnership level, in which all of the partners have a right to participate. As a general rule, the administrative proceeding is managed by the tax matters partner. Certain settlements entered into by the tax matters partner may be binding upon all Limited Partners who do not file a statement to the contrary with the Secretary of the Treasury. It is possible that issues could arise in which the General Partners or their Affiliates might benefit if the Managing General Partner were to take positions as "tax matters partner" that were not in the best interest of the Limited Partners. Since the impact of such determinations on the General Partners and their Affiliates may be substantially different in certain circumstances from the impact on the Limited Partners, the Managing General Partner may be subject to a conflict of interest in acting as the "tax matters partner." Although the Managing General Partner has absolute discretion with respect to its decisions as the "tax matters partner," it will attempt to resolve the conflict by utilizing its best judgment so as to protect the interests of all Partners.


               FIDUCIARY RESPONSIBILITIES OF THE GENERAL PARTNERS

     The General Partners are accountable to the Partnership and to the Limited Partners as fiduciaries and consequently must exercise good faith and integrity in handling Partnership affairs. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty or on behalf of the limited partnership (a derivative action) to recover damages for the partnership from third parties or from general partners. Moreover, the Delaware Revised Uniform Limited Partnership Act specifically permits limited partners to bring such derivative actions under certain circumstances. In addition: (i) limited partners may have the right, subject to procedural and jurisdictional requirements, to bring a partnership class action in federal courts to enforce their rights under the federal securities laws; and (ii) limited partners who have suffered losses in connection with the purchase or sale of their limited partnership interests may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the anti-fraud provisions of the federal securities laws. Since this area of the law is rapidly developing and changing, investors who have questions concerning the duties of the General Partners should consult with their own counsel.

     Neither the General Partners nor any of their Affiliates have the authority to permit receipt of rebates or permit the General Partners or any Affiliate to participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Partnership Agreement.

     Under applicable Delaware law, the General Partners are accountable to the limited partners as fiduciaries and, consequently, are required to exercise good faith and integrity in handling the affairs of the Partnership. However, the Partnership Agreement provides that the General Partners and their Affiliates shall have no liability to the Partnership or the limited partners for any action or inaction performed or omitted by the General Partners or their Affiliates in good faith and in the best interest of the Partnership, except for conduct constituting negligence or misconduct. Furthermore, the Partnership Agreement provides that there shall be no liability because any taxing authority disallows or adjusts any income, nor shall there be any liability for any action or inaction taken or omitted in accordance with the Partnership Agreement, provided that the same were not the result of negligence, misconduct or breach of contract on the part of the General Partners or their Affiliates. The General Partners and their Affiliates are also indemnified by the Partnership against and for loss, liability or damages (including all judgments, expenses and amounts expended in the settlement of any claim of liability or damages) incurred by them in good faith and in a manner reasonably believed by them to be in the Partnership's best interests, provided that the course of conduct which caused the loss or liability is not attributable to negligence or misconduct on the part of the General Partners or their Affiliates. Such indemnifications are recoverable only out of the assets of the Partnership and not from the limited partners. As a result of the above arrangements, a purchaser of Units offered hereby may be entitled to a more limited right of action than he would otherwise have had absent the limitation in the Partnership Agreement. A successful claim for such indemnification could deplete the Partnership's assets by the amount paid.

     The Partnership Agreement provides that neither the General Partners, their Affiliates, nor any person acting as a broker-dealer shall be indemnified against such liabilities arising from or out of an alleged violation of federal or state securities laws, rules or regulations, unless (a) there has been a successful adjudication on the merits of each count involving alleged securities violations as to the particular indemnitee, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE, UNENFORCEABLE.

     Limited Partners should also be aware that the General Partners could have various defenses available to them if the Limited Partners were to bring an action for breach of the General Partner's fiduciary duty. Such defenses could include technical defenses such as those based on statutes of limitations
(if for example, the suit is not brought within the applicable time limitations). Also, a General Partner could attempt to establish that even though it made an error in judgment, it had, in good faith attempted to act in the best interest of the Partnership. General Partners are presumed to exercise business judgement. In other words, a mere mistake in judgment may not constitute a breach of fiduciary duty.

     Section 17 of the Partnership Agreement provides that the General Partners and their Affiliates may engage in or possess an interest in any other business or venture of every nature and description. However, see "Conflicts of Interest-Resolution of Conflicting Opportunities."

                                   MANAGEMENT

1. General Partners

         The General Partners of the Partnership are Captec Franchise Capital Corporation IV, a Michigan corporation formed in July of 1996 (the "Managing General Partner") and PatrickEL. Beach, an individual. Captec Franchise Capital Corporation IV will serve as the Managing General Partner. The Managing General Partner intends to commence operations concurrently with commencement of Partnership operations. The Managing General Partner is a wholly-owned subsidiary of Captec Financial Group, Inc. ("Captec") (for additional information regarding Captec, see "-Parent Company" in this Section).

         The principal officers and directors of the Managing General Partner are:

         Patrick L. Beach       Chairman of the Board of Directors, President
                                and Chief Executive Officer

         W. Ross Martin         Director, Senior Vice President, Treasurer,
                                Secretary and Chief Financial Officer

         The offices of the Partnership and the General Partners are located at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48108-0544, telephone (800) 522-7832. Biographies for the officers and directors of the Managing General Partner and Mr. Beach (who is also an officer and director of the Managing General Partner) are set forth below.

         Patrick L. Beach (age 40) is the Chairman of the Board of Directors, President and Chief Executive Officer of the Managing General Partner, Captec, Captec Franchise Capital Corporation II ("Captec II") and Captec Franchise Capital Corporation III ("Captec III"). Mr. Beach is the President of Captec Acceptance Leasing Corporation, a Michigan corporation which serves as the originator of leases for Captec Franchise Leasing N.V. See also "- Parent Company" in this Section regarding services provided by Captec to Captec Franchise Leasing N.V. Mr. Beach attended the University of Michigan and graduated from its School of Business Administration in 1977 with a Bachelor of Business Administration degree. From 1977 until 1980 he was employed by the HydraMatic Division of General Motors Corp., where he served in various manufacturing related positions including process engineering and production supervision. From March 1980 until February 1981 he served as Production Manager for Quick Industries, Inc. of Jackson, Michigan with responsibility for purchasing and production management for five plastics manufacturing plants in five states. In February 1981, Mr. Beach resigned from his previous position to found Captec. He is responsible for the day to day management of Captec and its Affiliates. Mr. Beach also served as Chairman and President of Illiana Printing, Inc., the master franchisor for American Speedy Printing Centers, Inc. in the states of Illinois and Indiana, from 1989 until it was sold in 1991. He also served as Chairman of Wendy's of San Diego, Inc., a 27 - unit franchisee of Wendy's International, from 1986 until it was sold in 1990. See - "Risk Factors - Dependence on General Partners; Lack of Experience."

         Mr. Beach is currently involved as a defendant in a lawsuit filed in the Circuit Court for the County of Washtenaw, Michigan. The suit was filed by guarantors of a defaulted loan made to City Centre Partners

Limited Partnership ("City Centre") and by limited partners of City Centre against Mr. Beach by virtue of Mr. Beach being a general partner of City Centre. Mr. Beach believes the lawsuit to be without merit and intends to vigorously defend this lawsuit. See "Risk Factors - Dependence on General Partners; Lack of Experience."

     W. Ross Martin (age 36) is a Director, Senior Vice President, Treasurer, Secretary and Chief Financial Officer of the Managing General Partner, a Director, Vice President, Treasurer and Chief Financial Officer of Captec II and Captec III, and a Director, Senior Vice President, and Chief Financial Officer of Captec. Mr. Martin graduated in 1982 from the University of Michigan School of Business Administration with a Bachelor of Business Administration degree. He is also a Certified Public Accountant. From 1982 until 1985, he was employed by Deloitte Haskins & Sells, most recently as senior consultant in that firm's Emerging Business Services practice. Mr. Martin joined Captec in 1985 as Controller and was promoted to Vice President - Finance in 1986 and Chief Financial Officer in 1994. He is responsible for the treasury, corporate finance and strategic planning duties of Captec as well as overseeing the Accounting and Finance Departments.

2.   Parent Company.

     Captec Financial Group, Inc. ("Captec") was founded in 1981 and its headquarters are located in Ann Arbor, Michigan. During the early years, Captec was a general equipment lessor. Since that time, Captec has increasingly focused its efforts on the franchise, chain restaurant and retail customers. Captec currently provides equipment lease financing, real estate net lease financing, mortgage loan financing and construction financing. Captec currently has 54 employees and is managed by its President and senior officers who have aggregate leasing experience of nearly 50 years.



     As of September 30, 1996, Captec had an over $200 million portfolio under management consisting of approximately 40% equipment leases, 35% net leased real estate and 25% mortgage loans.

     The principal officers of Captec are:

     Patrick L. Beach   Chairman, President and Chief Executive Officer

     George R. Beach    Director and Senior Vice President

     W. Ross Martin     Director and Senior Vice President - Finance, and Chief
                        Financial Officer

     Gary A. Bruder     Director and Senior Vice President - Administration

     H. Reid Sherard    Director, and Senior Vice President - Sales and
                        Marketing

     Thomas B. Jahncke  Senior Vice President - Securities, National Sales
                        Director

     Biographical information for Messrs. Beach (Patrick), and Martin is set forth above. Biographical information for the other officers of Captec is set forth below.

     George R. Beach (age 71) is a Director and Senior Vice President of Captec. Mr. Beach received a Juris Doctorate from the University of Detroit in 1952, and was engaged in the private practice of law through 1970 in Jackson, Michigan. From 1970 through 1975, he was employed as Vice President and General Counsel of a national credit life insurance operation, and served as a director of a related company based in the United Kingdom during this time. From 1975 until joining Captec in 1981, Mr. Beach was engaged in the private practice of law in Burlingame, California. Mr. Beach is responsible for managing Captec's Portfolio Management Department as well as serving as general counsel to Captec. Mr. Beach is Patrick L. Beach's father.

     Gary A. Bruder (age 42) joined Captec in May of 1995 as Senior Vice
President-Administration.    Mr. Bruder manages Captec's Documentation
Department and co-manages its Credit Department. In addition, he is responsible for office management functions. In this role, he is responsible for day-to-day back office operations of the Company, particularly overseeing the processing of new financing transactions. Prior to joining Captec, Mr. Bruder practiced law for fifteen years as a principal of the 250 person law firm of Miller, Canfield, Paddock & Stone, P.L.C. and served as the Resident Director of the Ann Arbor office of this law firm. Mr. Bruder holds a Juris Doctorate from Wayne State University Law School and a Bachelor of Architecture Degree from the University of Michigan School of Architecture.

     H. Reid Sherard (age 48) joined Captec in July 1994 as Senior Vice President - Sales and Marketing. He manages the sales & marketing department which is responsible for the origination and acquisition activities related to Captec's equipment and real estate financing products. Mr. Sherard was previously employed by Franchise Finance Corporation of America from 1986 to 1994, holding several positions including Vice President, Acquisitions. In that capacity, he directed the real estate marketing and closing activities of that company and was responsible for the acquisition of over one half billion dollars of net leased restaurant properties. Prior to that, he was employed for five years by the National Bank of Georgia, most recently as Group Vice President, Regional Manager, for eight years prior by the South Carolina National Bank, and for three prior years at American Lease Plans, Inc. Mr. Sherard graduated from Charleston Southern University in 1970 with a Bachelor of Science in Business Administration degree.

     Thomas B. Jahncke (age 50) joined Captec in May 1995 as Senior Vice President - Securities, National Sales Director. He manages the securities department and is also responsible for wholesaling the Northeast territory.
Mr. Jahncke has been involved in the real estate and finance industry for over 25 years. Most recently he was employed by Search Capital Group, Inc. from 1992 to 1995 with primary responsibility of national marketing. Prior to that, Mr. Jahncke worked in various positions with the Hall Financial Group from 1977 to 1991, including Principal and Chief Executive Officer of Hall Securities Corporation, an NASD Broker/Dealer. Mr. Jahncke's initial employment was with the Detroit Bank & Trust (now Comerica Bank) from 1971 to 1977 where he became a Mortgage Loan Officer. Mr. Jahncke received a BS from Cornell University in 1969 and an MBA - Finance/Real Estate from the University of Michigan Business School in 1971.


                       INVESTMENT OBJECTIVES AND POLICIES

     1. General. The Partnership intends to acquire income-producing commercial Properties and Equipment which will be leased on a "triple net" basis primarily to operators of national chain and nationally franchised fast-food, family style and dinner house restaurants as well as other franchised and chain businesses. The Partnership also intends to acquire Properties that will be leased on a "double net" (the Partnership being responsible for the maintenance of the roof and/or exterior walls for such Properties) or "triple net" basis to various Retail Concerns. The Partnership intends to use not less than 75%, but not more than 90%, of Net Offering Proceeds, to acquire Properties and up to 25%, but not less than 10%, to acquire Equipment. Of the 75% of Net
Offering Proceeds that the Company intends to use to acquire Properties, the Company does not intend to use more than 25% of such proceeds to acquire Properties to be leased to Retail Concerns. The Partnership's actual portfolio may differ from these estimates initially and/or during the life of the Partnership. The principal investment objectives of the Partnership, with respect to such Properties and Equipment are:

               (i)  preservation and protection of capital;

                (ii) distribution of current cash flow from the Partnership's leases;

                (iii)  capital appreciation of Partnership Properties;

                (iv) generation of increased income and protection against inflation through escalations in the base rent or participation in gross revenues of the lessees of Partnership Properties; and

                (v) deferral of the taxation of a portion of Partnership cash distributions for Limited Partners.

     The Partnership intends to lease a majority of its Properties and Equipment to franchisees of major and national chains as the Partnership believes franchisees have the following advantages over non-franchised operations:


     -    Use of trademark and logo

     -    Franchisor assistance with site selection

     -    Research on market preferances

     -    Site selection and development

     -    Training

     -    Advertising and marketing

     -    Product supply


The franchise industry is playing a major role in small business growth, accounting for $803.2 billion, or 40% of all retail sales during 1992. Total franchise sales could reach $1 trillion by the year 2000. (Source: June, 1995 Franchise Fact Sheet, International Franchise Association) Franchises in the aggregate have enjoyed a high success rate and steady growth in sales and popularity. However, not all franchises have experienced this success rate and growth.

     The Properties will be leased primarily to franchisors of major national and regional restaurant companies and their franchisees. The Partnership believes that the restaurant industry is one of the largest and fastest growing segments of our national economy due to the following factors:


- By the year 2000, it is anticipated that food service will claim nearly half of every food dollar (June, 1995 Franchise Fact Sheet, Interational Franchise Association).

- The Partnership believes that restaurants affiliated with a national chain (franchises) will continue to be some of the largest and most established retailers in the country.

- Franchise restaurants have the market power to bring in more customers with media advertisement than smaller, local restaurants.

The Partnership believes that Captec's commitment to franchise financing and its demonstrated experience offer a tremendous advantage to the investor. However, there can be no assurances that the stated investment objectives of the Partnership will be attained. Investors should note that the Partnership intends to lease Properties and Equipment to franchisees rather than actually investing in franchises.

     The Partnership's objectives with respect to Properties will be to maximize long term returns, with Equipment intended to enhance short term returns. There can be no assurances these objectives will be attained. See "Risk Factors - Real Estate and Equipment Risks - Unspecified Fund; Blind Pool Company, - Risks of Ownership of Properties and Equipment, and - Risks Resulting from Competition", and "Risk Factors - Investment Risks - Dependence on General Partners; Lack of Experience."

     2. Types of Investments. Although no franchises have been selected for investment and no agreements to purchase Properties or Equipment will be entered into until after the date of this Prospectus, the Partnership expects to acquire Properties primarily for lease to franchisors and/or franchisees of national fast food, dinner house and family-style restaurant franchises such as Applebee's, Arby's, Boston Market, Burger King, KFC (formerly known as Kentucky Fried Chicken), Chili's, Denny's, Golden Corral Family Steakhouses, Hardees, Pizza Hut, Taco Bell, T.G.I. Friday's and Wendy's. The Partnership expects to acquire Equipment for lease to major national and regional retail concerns and franchisors and/or franchisees of the above-referenced restaurant franchises as well as franchisors, franchisees, and operators of other franchised or chain businesses. In selecting specific franchises, the General Partners will consider the following:


- Franchisor's Operating History--including a review of the franchise offering circular, the financial condition of the franchisor, a study of the historical failure rates experienced by the franchise, and consideration of the number of years in the business of franchising;

- Evaluation & Survey of "Average" Franchisees - A review of selected "average" franchisee financial statements and a survey of franchisees;

- Evaluation of Franchisor's Ability to Compete - A review of the direct competition of the franchisor with regard to the ability of the franchisor to remain competitive in the market;

-    Number of Franchise Locations & Growth Plans.


     Again, although no Retail Concerns have been selected for investment and no agreements to purchase Properties will be entered into until after the date of this Prospectus, the Partnership expects to acquire Properties for lease to national and regional Retail Concerns. The Partnership anticipates that these leases will be for 10-25 year terms. The Partnership expects to enter into leasing arrangements with Retail Concerns such as Blockbuster Video, Hollywood Video, Borders Books, Office Max, Staples, Pier 1 Imports, and Michaels.

     The Property leases are expected to provide for a base minimum annual rent, with provisions for fixed increases on specific dates or indexation of rent to indices such as the Consumer Price Index and/or percentage rents. Equipment will be leased pursuant to Full Payout Leases. The General Partners estimate that with respect to Properties, approximately 30% to 50% of the Partnership's investment will be allocated to the cost of land and approximately 50% to 70% will be allocated to the cost of the building. The success of a particular franchise concept, as well as the franchisor's ability to support its franchisees, or the success of a particular Retail Concern concept will affect the income which the Partnership derives from its Properties and Equipment. See "Risk Factors - Real Estate and Equipment Risks Risks of Ownership of Properties and Equipment, and - Risks Resulting from Competition."

     Acquisition of a Property to be used as a restaurant franchise typically involves an investment of between $500,000 and $3,500,000, while the cost of a Property for a Retail Concern typically involves an investment of $1.5 million to $4.0 million. Acquisition of Equipment for a franchised restaurant typically involves an investment of approximately $200,000 to $750,000. The Partnership therefore expects to purchase approximately 20 Properties and 30 Equipment packages, assuming that the Maximum Number of Units is sold, 80% of Net Offering Proceeds are allocated to purchase Properties and leverage equal to 35% of the sum of Gross Proceeds and the aggregate amount of Partnership indebtedness secured by Partnership Assets (approximately 40% of the aggregate Purchase Prices of Partnership Assets) is used to acquire Properties and/or Equipment. Under the same assumptions, if only the Minimum Number of Units is purchased, the Partnership expects only to purchase approximately two Properties and three Equipment packages. As higher or lower prices for individual Properties and Equipment packages are possible, the Partnership may acquire greater or lesser numbers of Properties and/or Equipment packages. See "Risk Factors - Subscription for Less Than the Maximum Number of Units."

     The Partnership will invest not less than 83.0% of the Gross Proceeds in Assets. The Partnership will also pay the Debt Fee (.0677% for each 1% of indebtedness (calculated as the aggregate amount of Partnership indebtedness secured by Partnership Assets as a percentage of the aggregate Purchase Prices of such Assets)) to the General Partners or their Affiliates, but such fee shall be paid out of the proceeds received from such indebtedness (as opposed to out of Gross Proceeds). However, the Acquisition Fees (which include the Debt Fee) may not exceed 5% of the aggregate Purchase Prices of Properties and/or Equipment and the Acquisition Fees payable to the General Partners will be reduced if and to the extent required to comply with the foregoing requirement.

     Properties will be selected for acquisition based on an examination and evaluation by the General Partners or an Affiliate of the potential value of the site, the financial condition and business history of the proposed lessee, the demographics of the area in which the Property is located or to be located, the proposed purchase price and lease terms, geographic and market diversification, and potential operating results. See "-Investment Standards" in this Section. Similar analyses will be utilized in selecting Equipment. In certain cases, the Partnership may become a co-venturer or general partner in a joint venture or general partnership which will own a Property or Equipment. The Partnership may also acquire Property through the acquisition of substantially all of the interests of an entity which in turn owns a Property. The Partnership may participate in sale-leaseback transactions, but expects to do so only with respect to Properties and then only when the Property has an established track record. The Partnership anticipates that only fee interests in real property will be acquired, although other interests (including acquisitions of buildings, with the underlying land being subject to a long-term ground lease) may be acquired if it is deemed to be advantageous to the Partnership. See "-Joint Ventures" in this Section. In each such case, the Partnership's cost to purchase an interest in such Property and/or Equipment would decrease and the total number of Properties and/or Equipment which the Partnership would be able to acquire will increase. See "Risk Factors - Risk of Joint Ventures."

     The General Partners or an Affiliate will negotiate a lease agreement with the lessee before a Property or Equipment package is acquired. For the purpose of providing further geographic and market diversity, the Partnership will not invest in both Properties and Equipment to be leased at the same location. Thus, if the Partnership invests in Property, the lessee will be required to lease Equipment from another party; and if the Partnership invests in Equipment, the lessee will be required to lease its Property from another party. In some cases, affiliates of the General Partners may provide this additional financing for the lessee under a separate lease with the lessee. Some lease agreements may be negotiated to provide the lessee with the opportunity to purchase the Property and/or Equipment under certain conditions, either at fair market value or through a right of first refusal to purchase the Property and/or Equipment at a bona fide price offered by a third party. See "Conflicts of Interest - Resolution of Conflicting Opportunities."

     The Partnership intends primarily to acquire existing Properties but under certain circumstances may acquire the site on which a particular Property is to be built prior to commencement of construction of the Property. Investments in such Properties shall not exceed 10% of the Gross Proceeds of the offering at any point in time. The Partnership may also participate in the construction or development of Properties or render services in connection with such development or construction, but expects to do so only in the case of Retail Concerns or when the franchisee is operating other existing franchises. Where remodeling is required for a building occupied by a lessee, the Partnership typically will pay a negotiated maximum amount, based on the lessee's estimate of the cost of remodeling, either upon completion or in installments commencing prior to completion. In such instances, the Partnership will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated.

     The General Partners and their Affiliates may purchase Property and Equipment in their own name, and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such Property and/or Equipment, borrowing money or obtaining financing for the Partnership, or any other purpose related to the business of the Partnership, in accordance with the terms set forth in the Partnership Agreement. For purposes hereof, such temporary holding period will not, however, exceed 12 months measured from the date of acquisition by the General Partners or their Affiliates.

     3. Investment Standards. In making investments, the General Partners will consider relevant factors, including the condition and proposed use of the Property and/or Equipment, income-producing capacity, the financial condition of the lessee, and with respect to Properties, the prospects for long-term appreciation. In no event will Property or Equipment be acquired unless a satisfactory lease commitment has been obtained from a suitable lessee as further described below.

     In selecting specific Properties and lessees, the General Partners typically will require the following:

        (i) Base annual rent will provide a specified minimum return on the contract purchase price of the Property; the majority of the leases will provide for fixed increases on specific dates or indexation of rents to indices such as the Consumer Price Index. Leases may also provide for percentage rents calculated to provide rents equal to a percentage of the lessee's gross sales if greater than the base rent; and

        (ii) The initial lease will have a term of between seven and twenty years.

     In selecting specific Equipment, the General Partners typically will require the following:

        (i) Full Payout Leases providing for fixed rents structured to return 100% of the cost of the Equipment plus yield a return equivalent to market interest rates over the lease term; and

        (ii) The leases are expected to have terms of five to seven years with residual values of Equipment at the end of such terms expected to be minimal (approximately 10% of original cost).

     The terms and conditions of any lease entered into by the Partnership with regard to a tenant may vary substantially from those described herein. However, predominantly all of the leases for franchise Properties are expected to be "triple net" Leases, which means that the lessees will be required to pay all real estate and other taxes and assessments, utilities, insurance and costs of maintenance and repairs. Leases for Retail Concerns may be on a "double net" basis that will require the Partnership to be responsible for the maintenance of the roof and/or exterior walls for such Properties.

     The standard purchase agreement under which a Property will be acquired by the Partnership will provide, in most instances, as a contingency to closing, that: (i) the lessee has demonstrated that it satisfies the Partnership's credit worthiness and other criteria; or (ii) the lease is guaranteed by an entity meeting certain net worth and credit criteria determined solely by the General Partners. The Partnership also may lease Properties to certain lessees who do not meet such criteria if they obtain a commitment for the issuance of a policy of rental guaranty insurance satisfactory to the Partnership by a reputable and financially stable carrier. No Properties or Equipment will be purchased by the Partnership unless a satisfactory lease commitment has been obtained from a lessee who meets one of the alternatives discussed above. See "-Lessee Creditworthiness" in this Section.

     Lessees will be required to maintain liability insurance covering the Property leased. The third party liability coverage will insure, among others, the Partnership and the General Partners. Additionally, lessees will be required to maintain property insurance naming the Partnership as the insured for fire and other casualty losses in an amount equal to the full value of the Property subject to the lease. In general, leases will permit assignment or subleasing with the Partnership's prior written consent, but the original lessee will remain fully liable under the lease unless the assignee meets certain income and net worth tests.

     If the Partnership desires to sell Property or Equipment pursuant to a bona fide offer, the lessee of that Property or Equipment may have the right to purchase such Property or Equipment for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the lessee may also have the right to repurchase Property or Equipment from the Partnership at specific times during the lease term at a purchase price equal to appraised value at the time of sale. The Partnership does not anticipate entering into purchase agreements or leases which allow the seller or lessee to acquire Property or Equipment at any price below its fair market value. Although capital appreciation of Partnership Properties is an investment objective, Partnership Equipment is expected to have minimal residual value (approximately 10% of the original cost) at the end of the lease terms.

     The leases are generally expected to provide that the following events will, among others, constitute a default under the Lease:

     (i) Insolvency or bankruptcy of the lessee, provided the lessee will have the right, under certain circumstances, to cure such default;

     (ii) Failure by the lessee to make timely payment of rent or other charges due and payable under the Lease, if such failure continues for a specified period of time after notice from the Partnership of such failure;

     (iii) Failure by the lessee to pay all applicable taxes and assessments, maintenance, repair, utility and insurance costs; and to maintain all Property and/or Equipment in good order and repair; and

     (iv) Failure by the lessee to comply with any of its other obligations under the lease if such failure (for example, the discontinuance of operations of a leased Property) continues for a specified period of time.

     Upon default by the lessee, the Partnership would have the right under the lease and under most state laws to evict the lessee and/or repossess Equipment, re-lease the Property or Equipment to others and hold the lessee responsible for any deficiency in the minimum lease payments. Similarly, if the Partnership determines not to re-lease the Property or Equipment, it could sell the Property or Equipment, although it is not anticipated the Partnership will sell any Property prior to seven to ten years after the commencement of the Lease on such Property. In general, the lessee will remain liable for all rent due under the Lease to the extent not paid by a new lessee.

     A discontinuance of operations and, therefore, a default, may occur even if the particular location is profitable because even profitable locations are occasionally converted to alternative or more profitable uses.

     4. Lessee Creditworthiness. The General Partners and their Affiliates have developed specific standards for determining the creditworthiness of potential lessees of Partnership Properties and Equipment. The Partnership will condition the purchase of each Property and/or Equipment package upon the lessee's ability to demonstrate that it satisfies the Partnership's creditworthiness standards and other criteria or the lease is guaranteed by an entity meeting certain net worth and credit criteria determined by the General Partners. In addition, franchisees to whom the Partnership leases Properties must be established multi-unit operators having a minimum of three existing units. Although all lessees of the Properties and Equipment must satisfy the Partnership's creditworthiness standards, no assurance can be given that they will make the required lease payments. See "Risk Factors - Real Estate and Equipment Risks - Risks Relating to Creditworthiness of Lessees."

     5. Borrowing. The Partnership intends to incur mortgage or secured indebtedness to acquire Properties and/or Equipment by borrowing from banks, other institutional lenders or private lenders and may, in the future, borrow funds to finance improvements to existing Properties. The Partnership Agreement limits the amount of mortgage or other secured indebtedness which may be incurred with respect to acquisition of any single Property or Equipment package to 80% of its Purchase Price and with respect to subsequent financing or refinancing to 80% of appraised value provided, however, that in no event will aggregate mortgage or other secured indebtedness exceed an amount equal to 35% of the sum of Gross Proceeds and the aggregate amount of Partnership indebtedness secured by Partnership Assets (approximately 40% of the aggregate Purchase Prices of Partnership Assets) when incurred. The Partnership will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some financing may provide for a so-called "balloon" payment. It is anticipated that such financing may be obtainable only on a recourse basis and that in some instances cross-collateralization of Partnership Assets may be required. As with non-recourse financing, the Limited Partners would have no personal liability for such indebtedness. Although such borrowing may increase the Partnership's rate of return, it also increases the Partnership's exposure to loss. See "Risk Factors - Real Estate and Equipment Risks - Risks from Leverage and - Risks Regarding Availability of Financing."

     The Partnership's borrowing policy was established to limit borrowing to a level which is believed to be generally beneficial for all Limited Partners when comparing the potential economic and tax benefits against the increased risks associated with leverage. See "-Sale or Disposition of Assets" in this Section. However, such indebtedness may cause the income or gain allocated to tax-exempt Limited Partners to be taxed as unrelated business taxable income. See "Tax Aspects of the Offering - Impact on Qualified Tax-Exempt Investors."

     6. Sale or Disposition of Assets. The General Partners anticipate that if market conditions permit, they will commence sale of Partnership Properties within seven to ten years after acquisition. As Equipment will be leased under Full Payout Leases with average terms of five to seven years and is expected to have limited residual value at the end of such lease terms, it is anticipated that Equipment generally will be sold to the lessee at the end of lease terms for minimal amounts (approximately 10% of original cost). In no event will the Partnership reinvest Net Sale or Refinancing Proceeds received commencing four years after the date on which the Partnership terminates this Offering. It is expected that leases of certain Properties may give the lessee the right to purchase the Property five to ten years after the date of the lease at the Property's fair market value as determined by an independent appraisal at the time of sale. Additionally, certain leases may grant the lessee an option to purchase a percentage interest in the Property at a price based on the fair market value as determined by an independent appraisal at the time the option is exercised. See "-Investment Standards" in this Section. The determination of whether particular Properties or Equipment should be sold or otherwise disposed of will be made after consideration of relevant factors, including performance or projected performance of the Property or Equipment and market conditions, with a view toward achieving the principal investment objectives of the Partnership.

     The Partnership's general policy will be to sell Properties and/or Equipment on an all cash basis. However, under certain circumstances a purchase money obligation secured by a lien on the Property or Equipment may be taken as part payment and there are no limitations or restrictions on the Partnership taking such purchase money obligations. The terms of payment to the Partnership will be affected by custom in the area in which the Property or Equipment is located and the then prevailing economic conditions. To the extent the Partnership receives notes and other property in lieu of cash, such proceeds (other than any interest payable thereon) will be excluded from Net Sale or Refinancing Proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Limited Partners may be delayed until such time. In some cases, the Partnership may receive payments (cash and other property) in the year of sale in an amount less than the selling price, with subsequent payments being spread over a number of years. It is possible that such purchase money obligations would be structured to provide for a "balloon" payment of the entire balance of principal at maturity. The timing and terms of such sales will impact a Limited Partner's ability to recover all of his investment. See "Risk Factors
- Real Estate and Equipment Risks - Resale of Properties."

     7. Change in Investment Policies. The Limited Partners have no voting rights with respect to the establishment or implementation of the investment objectives and policies of the Partnership, all of which are the responsibility of the General Partners. However, the General Partners cannot modify the principal investment objectives (regarding income and capital preservation goals) described herein under the caption "Investment Objectives and Policies" without first obtaining the written consent or approval of the Limited Partners controlling a majority of the Units.

     8. Joint Ventures. The Partnership may invest in partnerships or joint venture arrangements with persons formed by the General Partners or any of their Affiliates if all of the following conditions are met: (i) the two partnerships or entities have substantially identical investment objectives;
(ii) the Partnership will not incur any duplicate property management or other fees; (iii) the compensation to the General Partners and their Affiliates must be substantially identical in both partnerships or entities; (iv) the Partnership must have a right of first refusal to buy the interest of the other joint venture partner if said other partner wishes to sell the property held by such joint venture; and (v) the investment by each such joint venture partner must be on substantially the same terms and conditions. The Partnership's ability to enter into such a joint venture with another person formed by the General Partners or their Affiliates may be important if the Partnership wishes to acquire an interest in a specified property but does not have sufficient funds (or, at the time it enters into a commitment to acquire a specified property, cannot determine whether it will have sufficient funds) to acquire the entire property.

     The Partnership may invest in partnerships, co-tenancy arrangements or joint venture arrangements with persons other than Affiliated partnerships only under the following conditions: (a) there are no duplicate property management or other fees; (b) the investment of each entity is on substantially the same terms and conditions; (c) the Partnership obtains a controlling interest in the partnership or joint venture; and (d) the Partnership must have a right of first refusal to buy if its co-venturer or co-tenant wishes to sell the Property or Equipment held in such venture.

     It should be noted that except when the Partnership has a controlling interest in a joint venture, there is a potential risk of an impasse on joint venture decisions and there can be no assurance that the Partnership will have sufficient financial resources to exercise its right of first refusal. See "Risk Factors - Real Estate and Equipment Risks - Risk of Joint Ventures."

     9. Certain Investment Limitations. The Partnership will not: (i) issue Units in exchange for Property or Equipment or in ways other than pursuant to the terms of the Offering; (ii) issue senior securities except notes to banks or financial institutions; (iii) make loans to the General Partners, their Affiliates or other persons; (iv) invest in or underwrite the securities of other issuers (provided, however, that the Partnership may temporarily invest Partnership funds in short-term, highly liquid investments, where there is appropriate safety of principal); (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company
Act of 1940; (vi) invest in real estate mortgages except in connection with the disposition of one or more of the Properties; (vii) purchase or lease any Property or Equipment from the General Partners or their Affiliates except for a purchase of Property or Equipment which such persons have temporarily purchased and held title to on behalf of the Partnership, and then only at their cost (including their cost of carrying the Property and/or Equipment during such interim period); (viii) sell or lease Property or Equipment to the General Partners or their Affiliates; (ix) engage in the purchase and sale (or turnover) of investments other than as set forth in this Prospectus; or (x) repurchase the Units other than as described in "Right to Tender Units for Purchase."

     10. Appraisals. All Property acquisitions made by the Partnership will be supported by an appraisal prepared by a competent, independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers prior to the purchase of the Property. The contract purchase price of each Property will not exceed its appraised value. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Partnership's records for at least five years and copies of such appraisals will be available for review and duplication (at the Limited Partner's expense) by Limited Partners upon their request.

     11. Return of Uninvested Proceeds. Any proceeds of this Offering which have not been invested in Property or Equipment (or committed to investment pursuant to written agreements) or held as reasonable working capital reserves within the later of: (i) 24 months after the original effective date of this Prospectus; or (ii) 12 months after the termination of the Offering, will be returned to the Limited Partners. All funds released to the Partnership from the escrow account after sale of the Minimum Number of Units will be available for the general use of the Partnership until the expiration of the period discussed above. Funds will not be segregated or held separate from other funds of the Partnership pending investment.

     Prior to sale of the Minimum Number of Units, subscription proceeds will be held in escrow and invested in federally insured bank accounts (e.g., money market deposit accounts), short-term certificates of deposit, short-term government securities and any other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Pending investment in suitable Properties and/or Equipment, the Partnership will invest Net Offering Proceeds in United States government securities, certificates of deposit of banks having assets in excess of $100,000,000, bank repurchase agreements covering the securities of the United States government or governmental agencies, bankers' acceptances, commercial paper rated A or better by Moody's Investors Service, Inc. and/or money market funds having assets in excess of $100,000,000 or any combination of the same or similar investments.

     12. Other Policies. In determining whether to purchase a particular Property or Equipment package, the Partnership may first obtain an option to purchase such Property or Equipment. The amount paid for the option, if any, usually would be subject to forfeiture unless the Property or Equipment were purchased and normally would be credited against the purchase price if the Property were purchased.

     The Partnership is not a real estate investment trust and, therefore, is not subject to the restrictions on its activities imposed on real estate investment trusts qualified under the Code.


                                PRIOR OFFERINGS

     The information in the section of this Prospectus entitled Prior Performance Tables contains summary information concerning operations on two prior public programs, Captec Franchise Capital Partners L.P. II ("Captec L.P. II") and Captec Franchise Capital Partners L.P. III ("Captec L.P. III"), which had investment objectives that were substantially similar to those of the Partnership. These programs were sponsored by Captec Franchise Capital Corporation II and Captec Franchise Capital Corporation III, respectively, each an affiliate of Captec Financial Group, Inc. which is the parent of Captec Franchise Capital Corporation IV and certain of its Affiliates. Captec L.P. II terminated its offering on May 6, 1994. A total of $1,940,500 was raised from 194 investors in Captec L.P. II. As of July 31, 1996, Captec L.P. II had invested its net capital from the sale of limited partnership units together with proceeds from issuance of a note payable, in two net leased real estate properties for a total cost of $1,852,202 and four equipment packages for a total cost of $547,069. Captec L.P. II purchased the land and building comprising a Taco Cabana restaurant located in Las Vegas, Nevada and acquired a partial interest through a joint venture in the land and building comprising a Kenny Rogers Roasters restaurant located in Tampa, Florida. Equipment packages were purchased to be used in the following franchised restaurants: Checkers Drive-In Restaurant located in Kissimmee, Florida; Popeye's Restaurant located in Savannah, Georgia; Schlotzsky Deli located in Huntsville, Alabama; and Italian Oven located in Ashland, Kentucky.

     Captec L.P. III commenced the offering of up to 20,000 Units on August 12, 1994 and broke impound with the minimum number of units on January 24, 1995. Captec L.P. III has accepted subscriptions for 20,000 Units and funds totaling $20,000,000 from 1,391 investors. As of November 22, 1996, Captec L.P. III has invested in the following land and buildings: Boston Market, Raleigh, North Carolina; Applebee's Neighborhood Grill & Bar, Mt. Vernon, Illinois; Church's Chicken, San Antonio, Texas; Red Robin Burger & Spirits Emporium, Grapevine, Texas; Boston Market, Ewing Township, New Jersey, Hollywood Video, Enid, Oklahoma; Kettle Restaurant, Virginia Beach, Virginia; Golden Corral Restaurant, Lakeland, Florida (new construction); Boston Market, S. Kent, Washington; Jack-in-the-Box, Hurst, Texas; and Black-Eyed Pea, Plano, Texas. All of the property purchased is leased on a "triple-net" basis. Captec L.P. III has purchased Equipment as of November 22, 1996 at the following locations: Red Robin Burger & Spirits Emporium, Ft. Collins, Colorado; Kenny Rogers Roasters, Chattanooga, Tennessee; Checkers Drive-In Restaurant, Marlow Heights, Maryland; Kenny Rogers Roasters, Phoenix, Arizona; Arby's Restaurant, Greenville, North Carolina; Denny's Restaurant, Lakeland, Florida; Checkers Drive-In Restaurant, N. Palm Harbor, Florida; Denny's Restaurant, Crystal River, Florida; Denny's Restaurants in various locations in the state of Oregon and Applebee's Neighborhood Grill & Bar, Orem, Utah.

     It should be noted that although Captec Financial Group, Inc. and its affiliates have had significant experience in and related to the franchise industry, only two of these programs had investment objectives similar to those of the Partnership and neither involved the leasing of Properties to Retail Concerns as opposed to franchisees. See "Management." Captec Franchise Capital Partners L.P. I, a private limited partnership with investment objectives similar to those of the Partnership, withdrew its offering upon commencement of the offering by Captec L.P. II. Investors should note that by acquiring Units in the Partnership, they will not be acquiring any interest in the prior program referenced in the Prior Performance Tables.


                               WHO SHOULD INVEST

                                    GENERAL
     An investment in Units involves certain risks and is suitable only as a long-term investment for persons of adequate financial means who have no immediate need for liquidity in their investment. Units will be sold only to persons who represent in writing: (i) that they have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and that (without regard to their investment herein) they have an annual income of at least $45,000 or that they have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or (ii) that they are purchasing in a fiduciary capacity for a person who meets such conditions. In addition to meeting the net worth requirements outlined above, Pennsylvania residents' purchase of Units may not exceed 10% of the greater of his/her net worth or annual gross income (lower of current or estimated), and Ohio residents' purchase of Units may not exceed 10% of his/her net worth (excluding home, home furnishings and automobiles). Missouri and Iowa have established suitability standards different from those established by the Partnership and any resident of those states must have either (i) a net worth (exclusive of home, home furnishings, and automobiles) of at least $60,000 and annual gross income of at least $60,000 or (ii) a net worth (exclusive of home, home furnishings, and automobiles) of at least $225,000.

     All investors, including Tax-Exempt Investors such as Individual Retirement Accounts ("IRA") established under Section 408 of the Internal Revenue Code of 1986, as amended (the "Code"), and qualified employee pension or profit-sharing trusts, Keogh Plan Trusts and other entities generally exempt from federal income taxation (such as charitable, religious, scientific or educational organizations), must purchase a minimum of two Units ($2,000). The minimum subscription for Iowa IRAs and Minnesota and South Carolina investors is two and one-half Units ($2,500). Residents of Nebraska must have minimum subscriptions of five Units ($5,000). The minimum subscriptions for Tax Exempt Investors who are residents of Nebraska is two Units ($2,000). In the case of sales to fiduciary accounts, the suitability standards set forth above must be met by either the beneficiary, the fiduciary account or the person who directly or indirectly supplied the funds for the purchase of the Units. An investment in the Partnership may generate unrelated business taxable income for Tax-Exempt Investors.

     The Participating Dealer Sales Agreements between the Partnership and Participating Dealers require such broker-dealers to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Units is suitable for such person and to transmit promptly to the Partnership the fully completed subscription documentation and any other supporting documentation reasonably required by the General Partners. By executing the subscription agreement (the "Subscription Agreement"), tendering payment for Units and by acceptance of the confirmation of purchase or delivery of the Units, an investor represents that it satisfies any applicable suitability standards. The General Partners and each Participating Dealer who sells Units on behalf of the Partnership have the responsibility to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for an investor. In making this determination, the Participating Dealers will rely on relevant information provided by such investor regarding the investor's financial situation and investment objectives. Each investor should be aware that determining suitability is the responsibility of the Participating Dealer. The General Partners and each Participating Dealer will maintain records of the information used to determine that an investment in the Units is suitable and appropriate for each investor for at least six (6) years.

     In addition, each broker-dealer will, by completing the Subscription Agreement, acknowledge its determination that the Units are a suitable investment for the investor, and will be required to represent and warrant its compliance with applicable laws requiring the determination of the suitability of the Units as an investment for the subscriber. The Partnership and/or any Participating Dealer may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final Prospectus and an investor may receive a refund of his or her subscription amount by notifying the Partnership of such election within five business days of receiving the final prospectus if the investor first received a final prospectus only at the time of subscription. The Partnership will, in addition to the foregoing, coordinate the processes and procedures utilized by the Participating Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by investors to the suitability standards set forth herein.

     The Partnership will use its best efforts to structure the acquisition of Properties and Equipment so as to minimize the risk that Tax-Exempt Investors will realize unrelated business taxable income. Nevertheless, there can be no assurance that the Partnership will successfully acquire Properties and Equipment or structure particular activities so as to minimize the risk of unrelated business taxable income.

FOREIGN INVESTORS

     The anticipated activities of the Partnership will likely constitute a United States trade or business and a permanent establishment within the meaning of the Internal Revenue Code (the "Code") and income tax treaties between the United States and foreign jurisdictions (the "Tax Treaties"). A foreign investor who qualifies will be required to file a United States tax return and pay United States taxes at regular United States rates on his share of any Partnership net income. However, a foreign investor will be subject to tax and withholding on the Partnership's rental income from the ownership of Properties and Equipment. Tax treaties between the United States and the foreign investor's country could eliminate or reduce the withholding requirement. See "Tax Aspects of the Offering - Tax Aspects for Foreign Individuals and Corporations."

                                HOW TO SUBSCRIBE

     Except as described below, an investor who meets the qualifications set forth above may subscribe for Units by completing and executing (or in the case of fiduciary accounts, the person authorized to sign on such investors behalf) the Subscription Agreement, a copy of which is included herein as Exhibit B and delivering it to the Participating Dealer whose name appears thereon, together with a check payable to "Michigan National Bank, Escrow Agent for Captec Franchise Capital Partners L.P. IV" prior to the sale of the Minimum Number of Units, or "Captec Franchise Capital Partners L.P. IV" after the sale of the Minimum Number of Units, in the amount of the full purchase price of the Units for which he wishes to subscribe. Complete instructions are included in this Prospectus on page I-1. For additional information, see "Plan of Distribution."

                              PLAN OF DISTRIBUTION

GENERAL

     The Offering is being made on a "best efforts, part or none" basis through broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "Participating Dealers"). The Offering is conditioned upon sale of the Minimum Number of Units prior to the close of business one year after the effective date of this Prospectus (the "Termination Date"). Should the Minimum Number of Units be sold by the Termination Date, the General Partners may extend the Offering to a date not later than the earlier to occur:
(i) sale of all Units offered hereby; or (ii) two years after the effective date of this Prospectus (the "Extended Termination Date"). After the Minimum Number of Units is sold, the Partnership will schedule interim closings at which subscribers will be admitted as Limited Partners on at least a monthly basis.
     The Offering is made pursuant to agreements among the General Partners, the Partnership and the Participating Dealers pursuant to which the Participating Dealers are acting as agents of the Partnership for the purpose of offering and selling Units. The Units are being offered on a "best efforts, part or none" basis, which means that Participating Dealers are not obligated to purchase any Units but are required only to use their best efforts to sell Units to investors.

COMPENSATION

     The Partnership will pay selling commissions equal to 8% of Gross Proceeds to Participating Dealers for Units sold by them. The General Partners also will pay an additional selling commission equal to 1% of Gross Proceeds to Participating Dealers from Units sold until the Minimum Number of Units is sold. Participating Dealers and their registered representatives may also receive up to 0.5% of Gross Proceeds as reimbursement for bona fide due diligence expenses. The General Partners will receive a Non-Accountable Expense Allowance in an amount equal to 2% of Gross Proceeds to cover certain expenses relating to the offer and sale of Units (including the additional 1% selling commission payable until the Minimum Number of Units is sold). In no event will sales commissions, the Non-Accountable Expense Allowance, Organization and Offering Expenses, wholesaling salaries and expenses and expenses of sales seminars, exceed in the aggregate, 13% of Gross Proceeds. Furthermore, the aggregate amount of selling commissions, Non-Accountable Expense Allowance used for underwriting compensation, and funds paid as underwriting compensation from any other source will not be greater than 10% of the Gross Proceeds, and no more than 0.5% of the Gross Proceeds will be paid, by the Partnership or any Affiliate of the Partnership or the General Partners, as reimbursement for due diligence expenses.

     The General Partners, their Affiliates, and Participating Dealers may purchase up to 10% of the Units, net of any selling commissions but otherwise on the same terms as purchasers who are not Affiliates. Purchase of Units by the General Partners and their Affiliates will not be counted for purposes of reaching the Minimum Number of Units. Any purchases by the General Partners will be for investment purposes only and not with a view toward resale. Investors will not have a right to withdraw and receive a return of their contributions. Neither the General Partners nor any of their Affiliates will directly or indirectly pay or award any compensation to a third party engaged as an investment adviser as inducement to advise favorably toward investment in the Partnership. In addition, the selling commissions to Participating Dealers will be reduced on sales of 501 or more Units in accordance with the following
Schedule:


                         Investor's Purchase
Dollar Amount Purchased        Price              Selling Commission Per Unit
-----------------------  ----------------------  ------------------------------
                                Per Unit            Percent      Dollar Amount
                         ----------------------  --------------  --------------
$1,000 - $500,000               $1,000                8.0%               $80.00
$501,000 - $750,000               $980                6.0%               $60.00
$751,000 - $1,000,000             $970                5.0%               $50.00
$1,001,000 - $1,500,000           $960                4.0%               $40.00
$1,501,000 - $2,000,000           $950                3.0%               $30.00
$2,001,000 and above              $940                2.0%               $20.00

     The purchaser of such Units will be credited with such reduced commission and the net proceeds to the Partnership will not be affected by the discount. Subscriptions may be combined for purposes of determining the volume discounts applicable to subscriptions from a purchaser.

INDEMNIFICATION

     The Partnership has agreed to indemnify the Participating Dealers and the Participating Dealers have agreed to indemnify the General Partners and the Partnership against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act") In the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Act is against public policy and therefore unenforceable. The Participating Dealers may be deemed to be underwriters as that term is defined in the Act.

ESCROW AND CLOSING ARRANGEMENTS

     Persons desiring to purchase Units will be required to complete, in full, and execute the Subscription Agreement and other related subscription documents, (collectively referred to as the "Subscription Documents") which are included with this Prospectus and deliver such Subscription Documents, together with a check made payable to "Michigan National Bank, Escrow Agent for Captec Franchise Capital Partners L.P. IV" for the full purchase price of the Units for which they are subscribing to their Participating Dealers who will then promptly forward such documents to the Escrow Agent. Each subscriber will be required to comply with his state's requirements, if any, as to Minimum Number of Units purchased and/or financial qualifications of purchasers. See "Who Should Invest."

     Subscription proceeds will be held by the Escrow Agent in federally insured bank accounts, short-term certificates of deposit, short-term government securities and any other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, pending the sale of the Minimum Number of Units.

     Prior to the sale of the Minimum Number of Units, the Escrow Agent will concurrently forward a copy of all Subscription Documents to the General Partners. After receipt of the Subscription Documents from the Escrow Agent (prior to the sale of the Minimum Number of Units) or directly from a proposed investor (after the sale of the Minimum Number of Units), the General Partners will promptly determine whether they accept or reject each subscription. The General Partners have the unconditional right to accept or reject any subscription within ten days after receipt by the General Partners of a copy of the Subscription Documents. Subject to such right, subscriptions will be accepted by the General Partners in the chronological order in which they are received. If the General Partners reject any subscription prior to the sale of the Minimum Number of Units, it will cause the Escrow Agent to promptly return to such subscriber the funds paid by him and deposited with the Escrow Agent pursuant to such Subscription Documents, without deduction, within ten days after receipt of the Subscription Documents by the General Partners. If the General Partners reject any subscription after the sale of the Minimum Number of Units, they will promptly return to such subscriber the funds paid by him pursuant to such Subscription Documents, without deduction, within ten days after receipt of the Subscription Documents by the General Partners.

     If the Minimum Number of Units is not sold by the Termination Date, all monies held in escrow shall be returned in full, without deduction to subscribers by the Escrow Agent along with any interest earned thereon (subject to deductions for back-up withholding, if applicable). If at least the Minimum Number of Units is sold, the funds, with interest, will be paid to the Partnership for application to Partnership purposes, and those subscribers whose subscriptions have been accepted as of the date on which such funds are delivered to the Partnership will be admitted as Limited Partners, on at least a monthly basis. Subscriptions for Units which are accepted by the General Partners shall be irrevocable, unless fewer than the Minimum Number of Units is sold in this Offering.

                     DISTRIBUTION REINVESTMENT PLAN SUMMARY

     The Partnership has adopted a distribution reinvestment plan (the "Distribution Reinvestment Plan") which will be available to Limited Partners. The Distribution Reinvestment Plan is designed to enable Limited Partners to have their distributions from Cash Flow (the "Distributions") from the Partnership invested in additional Units should an investor so desire. The Partnership or an unaffiliated third party will act as agent for those investors who wish to participate in the Distribution Reinvestment Plan (the "Participants"). Funds raised through the Distribution Reinvestment Plan will be used by the Partnership to purchase additional Properties and/or Equipment or will be added to working capital. The following is a summary of the principal terms of the Distribution Reinvestment Plan. A copy of the Distribution Reinvestment Plan is included as part of this Prospectus as Exhibit D.

     During the Offering and after sale of the requisite Minimum Number of Units, the Partnership, as agent for the Participants in the Distribution Reinvestment Plan, will use Distributions otherwise payable to Participants to purchase additional Units for such Participants, if permitted under state securities laws, through the Participating Dealers registered in the Participant's state of residence (either being referred to hereunder as the "Reinvestment Agent").

     Distributions shall be invested promptly following the receipt date with respect thereto, and in no event later than 30 days from the distribution date, in the Units to the extent that they are available. All such investments of Distributions in Units will be effected by amendment of the Partnership Agreement to reflect the issuance of additional Units to Participants. Distributions, if any, will be timed to coordinate with scheduled amendments to the Partnership Agreement such that no Distributions are held pending investment in Units pursuant to the Distribution Reinvestment Plan. Units will be purchased at the public offering price and commissions equal to 8% of the Unit purchase price will be paid to the Participating Dealer of record at the date of distribution. In addition, the General Partners or an Affiliate will be paid all fees attributable to the sale of Units as set forth in the Compensation Table. In connection with the receipt of such commissions, the Participating Dealer assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participants continue to meet the suitability standards of their state of residence with respect to each investment.

     If a Participant's Distribution is not large enough to buy a full Unit, the Partnership will credit the Participant's account with fractional Units, computed to five decimal places. As availability of Units will be contingent upon the number of Units sold pursuant to the Offering, the sale of which Units, to the extent Subscription Agreements are accepted prior to a distribution date, shall take priority over the sale of Units pursuant to the Distribution Reinvestment Plan, there can be no guaranty that sufficient Units will be available for purchase under the Distribution Reinvestment Plan. Units will be allocated among Participants on a pro rata basis.

     Participants will be charged an Administrative Services charge for expenses incurred in connection with the Distribution Reinvestment Plan. If, in their sole discretion, the General Partners determine that additional service charges are appropriate, the Participants will be notified and provided an opportunity to modify their participation in the Distribution Reinvestment Plan.

     Units received pursuant to the Distribution Reinvestment Plan will have the same rights and be treated in the same manner as those issued pursuant to the Offering. See "Summary of Partnership Agreement."

     Following the reinvestment, each Participant will be sent a statement and accounting showing the Distributions received, the Administrative Services charge, and the number and price of Units purchased. Taxable Participants may incur a tax liability for Partnership income allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions invested in Units pursuant to the Distribution Reinvestment Plan. Tax information for income earned on Units under the Distribution Reinvestment Plan for the calendar year will be sent to each Participant by the Partnership.

     Investors may become Participants at any time by completing the appropriate authorization form which will be available from the Partnership. Participation in the Distribution Reinvestment Plan will start with the next Distribution payable after receipt by the Partnership of a Participant's authorization or subscription. Notwithstanding the foregoing, residents of states which would require the Partnership to register as a broker-dealer, may not participate in the Distribution Reinvestment Plan. In addition, residents of California must be able to satisfy the suitability standards imposed by California at the time of each purchase pursuant to the Distribution Reinvestment Plan, and satisfaction thereof must be reconfirmed by the California resident's Participating Dealer. See "Who Should Invest." A Participant will be able to terminate his participation in the Distribution Reinvestment Plan at any time without penalty by delivering written notice to the Partnership. If a Participant terminates his participation, the Partnership will send him the certificates evidencing the Units in his account. No service charge will be charged by the Partnership for a termination.

     Experience with the operations of this Distribution Reinvestment Plan may indicate that amendments to the terms of the Distribution Reinvestment Plan are desirable. Accordingly, the Partnership reserves the right to amend any aspect of the Distribution Reinvestment Plan effective with respect to any Distribution paid subsequent to the notice, provided that the notice is sent to Participants at least 30 days before the record date for a Distribution. The Partnership also reserves the right to terminate the Distribution Reinvestment Plan, particularly if the operations of the Distribution Reinvestment Plan increase the possibility that the Partnership will be considered "publicly traded" or to assign its obligations under the Distribution Reinvestment Plan to an unaffiliated entity which will act as independent agent for Participants for any reason at any time, by sending written notice of such termination or assignment to all Participants.

     The General Partners reserve the right to prohibit Tax-Exempt Investors from participating in the Plan if such participation would cause the underlying assets of the Partnership to constitute "plan assets." See "ERISA Considerations for Qualified Plans." The General Partners may terminate the participation of any Participant or prohibit a Limited Partner from becoming a Participant if the Limited Partner ceases to meet a state's suitability standard for reinvestment or if participation would not be in compliance with applicable blue sky laws.

     For discussion of certain possible tax consequences of reinvestment in the Distribution Reinvestment Plan, see "Tax Aspects of the Offering."

                       RIGHT TO TENDER UNITS FOR PURCHASE

     Commencing in 1998, but in no event prior to the closing of the Offering, and subject to certain conditions discussed in the Partnership Agreement, the Partnership will repurchase a Limited Partner's Unit(s) upon the written request of the Limited Partner. During 1998 the repurchase price will be equal to 85% of the tendering Limited Partner's Adjusted Investment and during 1999 the repurchase price will be equal to 90% of the tendering Limited Partner's Adjusted Investment. Starting in 2000 and in each year thereafter the repurchase price will be determined by (i) beginning with 100% of the tendering Limited Partner's Adjusted Investment, subtracting (ii) any Net Sale or Refinancing Proceeds previously distributed to such Limited Partner not required to pay the Current Preferred Return to the Investor and further subtracting (iii) one-half of all prior distributions of Cash Flow to such Limited Partner. For Units purchased in the secondary market after the closing of the Offering, Cash Flow per Unit shall be deemed to be equal to the amount of Cash Flow per Unit that would have been paid to an Investor that purchased a Unit at the mid-point of the Offering. Limited Partners desiring to have their Units repurchased will be required to submit to the General Partners notification on a form supplied by the General Partners of the number of Units for which they are requesting repurchase. The notification must be postmarked either after February 1 but before March 1 (the "February Redemption Period") or after

August 1 but before September 1 (the "August Redemption Period"; collectively, the "Redemption Periods") in the year of repurchase. During 1998, no more than 1/2% of the outstanding Units (as of January 1, 1998) will be redeemed during any Redemption Period, and for years after 1998, no more than 1% of the outstanding Units (as of January 1 for the relevant year) will be redeemed during any Redemption Period. Thus, if only the Minimum Number of Units is issued in the Offering, the maximum number of Units the Partnership will be required to repurchase in each Redemption Period during 1998 and those years after 1998 will be 10 and 20, respectively. The maximum number of Units the Partnership will be required to repurchase in each Redemption Period during 1998 and those years after 1998 will be 150 and 300, respectively, but such repurchase obligation will only be effective if the Partnership issues the Maximum Number of Units. In each case, repurchase requests with the earliest postmarks will be honored first. Units tendered during the February Redemption Period and August Redemption Period will be repurchased on April 1 and October 1, respectively, of each year, and any Limited Partner who tenders Units that are not repurchased must retender the Units in succeeding Redemption Periods if he or she wants the request considered. The Partnership is not obligated to repurchase any Units(s) if the annualized Cash Flow for the three (3) months prior to the Redemption Period is less than 10% per annum of the Adjusted Investment or such repurchases would impair the capital of the Partnership. Repurchases will be funded out of either (i) Partnership revenues otherwise distributable to Limited Partners or (ii) Partnership borrowings. No assurances can be given that such revenues or borrowings will be available or that the Partnership will be able to repurchase any or all of the Units tendered. A repurchase will result in less Cash Flow or Net Proceeds of Sale being distributed to remaining Limited Partners in the year of repurchase, but will not result in a reduction of taxable income or gains to such Limited Partners. In addition, a repurchase may result in certain adverse tax consequences to the tendering Limited Partner. See "Tax Aspects of the Offering - Sale or Transfer of Partnership Units."

                          TAX ASPECTS OF THE OFFERING

     The following is a summary of the material federal income tax issues arising from an investment in the Partnership based on the Partnership's anticipated activities of the Partnership. This summary, to the extent it pertains to partnerships in general, is also relevant to the tax treatment of joint venture partnerships through which the Partnership may invest in particular properties. However, it is not possible to predict the effect of the provisions discussed in this summary on each Limited Partner's personal tax liability since the tax implications of an investment in the Partnership will vary for different Limited Partners. THUS, THE FOLLOWING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROSPECTIVE LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION. See "Risk Factors - Tax Consequences."

     This summary has been prepared by the General Partners based, in large part, upon the opinions of counsel to the Partnership, Jaffe, Raitt, Heuer & Weiss, P.C. See "-Opinion of Counsel" in this Section. The opinions of Jaffe, Raitt, Heuer & Weiss, P.C., however, are not binding upon the Internal Revenue Service (the "Service") and no assurance can be given that the Service may not successfully challenge various tax positions the Partnership will take based on such opinions. Moreover, this discussion and the opinions of Jaffe, Raitt, Heuer & Weiss, P.C., are based on the law in effect on the date of this Prospectus, including the Internal Revenue Code of 1986, as amended to date (the "Code"), regulations promulgated under the Code (the "Regulations"), published rulings and administrative determinations of the Service and court decisions. No assurance can be given that future legislative, administrative or judicial changes will not significantly modify, or cause to be no longer valid, the statements or opinions of counsel expressed herein. In addition, the Service may promulgate Regulations which could alter, perhaps significantly, the Service's interpretation of portions of the Code which impact on the Partnership. Any such changes might be applied retroactively with respect to transactions occurring prior to the effective date of such changes. See "-Proposed Legislation" in this Section.

     There have been several recent changes to the Code, including the Tax Reform Act of 1986 (the "1986 Act"), the Revenue Act of 1987 (the "1987 Act") the Technical and Miscellaneous Revenue Act of

1988 (the "1988 Act"), the Revenue Reconciliation Act of 1989 (the "1989 Act"), the Revenue Reconciliation Act of 1990 and the Revenue Reconciliation Act of 1993 (the "1993 Act") (the 1993 Act, and together with the 1986 Act, the 1987 Act, the 1988 Act, the 1989 Act and the 1990 Act, the "Acts"). These amendments to the Code create extensive changes to the tax system, many of which changes affect an investment in the Partnership. The Acts grant to the Service significant authority to create interpretive and legislative Regulations on many of the new provisions, and because the Service has not issued such Regulations, Jaffe, Raitt, Heuer & Weiss, P.C. is unable to provide certainty on several issues. The provisions of the Acts are complex and will have a different effect on each Limited Partner and, therefore, each prospective Limited Partner should consult with his own tax advisor as to the impact of such changes on his overall tax situation.

OPINION OF COUNSEL

     Jaffe, Raitt, Heuer & Weiss, P.C., having considered the material tax issues, has issued its opinion, subject to certain assumptions, representations and undertakings, that the statements in this Prospectus are accurate regarding the likely favorable outcome on the merits of the tax issues described below. The Partnership intends to acquire, either in its own name or through joint venture partnerships, existing, free-standing, income producing retail and industrial real properties (singly, a "Property" and collectively, the "Properties") and equipment ("Equipment" - when used in this section of the Prospectus, the term "properties" shall refer to both Properties and Equipment) with the capital raised through the Offering. The Partnership intends to purchase the Properties subject to long-term "triple net" leases using leverage of up to 50% on an aggregate portfolio basis. It is anticipated that indebtedness incurred in acquiring Properties will be retired as soon as sufficient proceeds of the Offering become available.

     The material tax issues on which Jaffe, Raitt, Heuer & Weiss, P.C. is able to render an opinion of counsel as of the date of this Prospectus include:

     (i) the status of the Partnership as a partnership for federal income tax purposes;

     (ii) whether the Partnership will be treated as a "publicly traded partnership";

     (iii) whether the Partnership will be considered engaged in a passive activity or activities with regard to the ownership and leasing operations of the Properties and Equipment, under the statutory language of Section 469 of the Code, the legislative history thereof and the temporary Regulations issued to date, and will, therefore, allocate passive income and loss to the Limited Partners;

     (iv) the economic effect of the allocation of profits and losses under the Agreement so long as the allocations do not cause or increase deficit balances in the Limited Partners' Capital Accounts (determined as described in this Prospectus); the substantiality of such economic effect (page 67); and the reasonableness of allocations to incoming Limited Partners;

     (v) the propriety of the Partnership's intended tax treatment of the fees it anticipates paying to the General Partners and their Affiliates, although Jaffe, Raitt, Heuer & Weiss, P.C. is unable to render an opinion as to the reasonableness of the amounts paid;

     (vi) whether based on the anticipated terms of the purchase agreements and the leases for the Properties, as represented by the General Partners, the Partnership will be considered the owner of the Properties and Equipment for federal income tax purposes;

     (vii) whether the Partnership's use of the accrual method of accounting will be respected;

     (viii) whether, based on the representations of the General Partners and those of the Limited Partners contained in their Subscription Agreements, the Partnership and/or the Limited Partners will be engaged in an activity for profit; and

     (ix) whether, under current law, substantially more than half of the material tax benefits, in terms of their financial impact on a typical investor in the Partnership, more likely than not will be realized if challenged by the Service.

     The opinion further states that the summary of federal income tax consequences set forth in this Prospectus under the headings "Risk Factors-Tax Consequences" and "Tax Aspects of the Offering" have been reviewed by counsel and, that to the extent such summaries involve matters of law, counsel is of the opinion, unless otherwise noted to the contrary, that such statements of law are more likely than not correct under the Code, the Regulations and the existing interpretations thereof.

     The opinion of Jaffe, Raitt, Heuer & Weiss, P.C. is based upon the facts described in this Prospectus and upon the facts as they have been represented by the General Partners to Jaffe, Raitt, Heuer & Weiss, P.C., or determined by it as of the date of the opinion. Any alteration of the facts may adversely
affect the opinions rendered therein. Furthermore, the opinion of   Jaffe,
Raitt, Heuer & Weiss, P.C. is based upon existing law and applicable current and proposed Regulations, current published administrative positions of the Service contained in revenue rulings, revenue procedures and judicial decisions, which are subject to change either prospectively or retroactively, and any such changes could cause the opinions to change.

     For the reasons described more fully below at the pages noted, Jaffe, Raitt, Heuer & Weiss, P.C. is of the view that it is not possible, nor will it become possible prior to the termination of the Offering, for it to reach a conclusion (either favorable or unfavorable) as to the probable outcome on the merits of the following federal income tax issues and accordingly, it expresses no opinion, with respect to: (a) whether the Partnership will be considered a "dealer" in real estate or equipment at the time of the sale or other disposition of the Properties or the Equipment, which would cause the entire gain from such sale or other disposition to be treated as ordinary income and cause Limited Partners that are tax-exempt entities to recognize unrelated business taxable income ("UBTI"); (b) whether a Limited Partner will be deemed to be a "dealer" in limited partnership interests at the time of sale or other disposition of his Units, which would result in the entire gain from such sale or other disposition being treated as ordinary income; (c) whether the Partnership's apportionment of the purchase price and expenses between land and depreciable improvements for the Properties will be substantiated for cost recovery purposes; and (d) whether the Properties or Equipment will constitute "tax-exempt use properties" due to the leasing of space at the Properties to tax-exempt entities and/or the admission of Limited Partners that are tax-exempt entities, either of which would cause the Partnership to depreciate a portion of the Properties or Equipment using the straight-line method of depreciation.

     The Partnership will use the capital raised through this Offering to acquire Properties and Equipment. Therefore, Jaffe, Raitt, Heuer & Weiss, P.C. cannot opine at this time on the application of the law to the specific facts which will exist when the Properties or Equipment are acquired. When the General Partners enter into agreements to acquire specific Properties or Equipment or to enter into joint ventures with other parties to acquire Properties or Equipment, Jaffe, Raitt, Heuer & Weiss, P.C. will, if requested by the Partnership, make due inquiry of all facts relating to the transaction which it feels have material tax consequences to the Partnership, including the terms of the acquisition and the payment of fees to various parties. The General Partners anticipate that any such opinion delivered to the Partnership upon entering into joint ventures or the acquisition of specific Properties and/or Equipment during the Offering period will address the following issues, if material, and determine whether:

     (i) any joint venture partnership through which the Partnership may invest in a specific Property and/or Equipment should be considered a "partnership" for federal income tax purposes;

     (ii) the basis of each Limited Partners in his Units will be increased by any financing incurred in the course of entering into a joint venture or a specific Property and/or Equipment acquisition.

     (iii) each Limited Partner will have sufficient amounts "at-risk", including qualified non-recourse financing (if any), to deduct (without considering the other limitations in the Code) losses allocated from the Properties and/or Equipment in excess of their cash contributions to the Partnership;

     (iv) the Partnership or joint venture will be considered engaged in a "passive activity" with regard to owning and operating such specific Property and/or Equipment, so that it will produce passive income or loss;

     (v) the Partnership's or the joint venture's intended tax treatment of any fees which will be paid to the seller or brokers in connection with the acquisition of a specific Property and/or Equipment is proper;

     (vi) the Partnership or joint venture will be considered the owner of the specific Property and/or Equipment for tax purposes;

     (vii) the Partnership's or the joint venture's contemplated method of depreciation or cost recovery for the specific Property and/or Equipment is proper;

     (viii) the specific Property or Equipment will constitute tax-exempt use property;

     (ix) any loans or other financing provided by the General Partners or any other lender will constitute debt;

     (x) loans incurred by the Partnership or any joint venture to acquire the specific Property and/or Equipment will be subject to the original issue discount provisions; and

     (xi) the indebtedness incurred in acquiring a specific Property and/or Equipment will constitute non-recourse indebtedness for purposes of Section 704(b), the application of the "safe harbor" to the allocations attributable to such indebtedness and the effect of such acquisition and financing on the Partnership's allocations.

PARTNERSHIP STATUS

     Many of the tax benefits from an investment in the Partnership depend on the Partnership being classified as a partnership for federal income tax purposes rather than as an association taxable as a corporation. NO TAX RULING WILL BE SOUGHT FROM THE SERVICE AS TO THE TAX STATUS OF THE PARTNERSHIP AS A PARTNERSHIP. The General Partners, however, have received the opinion of Jaffe, Raitt, Heuer & Weiss, P.C. that the Partnership will more likely than not be considered a partnership for federal income tax purposes, and that the Limited Partners will be subject to tax as partners pursuant to Subchapter K of the Code. Unlike a tax ruling, the opinion of counsel represents only such counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not attempt to characterize the Partnership as a corporation for federal income tax purposes. If the Service were to prevail on this issue, many of the tax benefits expected from an investment in the Partnership, would not be available, which would substantially reduce the effective yield from an investment in the Partnership. See "Risk Factors - Federal Income Tax Risks - Risk of Loss of Partnership Status."

     On May 10, 1996, the Service issued proposed regulations to provide a simple elective approach for classifying business organizations. However, the rules will not be effective until the regulations are finalized. In addition, the new rules would not apply to entities classified as a corporation as a result of Section 7704 of the Code. Accordingly, the new regulatory scheme when it becomes final is not anticipated to substantially effect the below discussion of why the Partnership believes that it will more likely than not be considered a partnership for federal income tax purposes.

     The opinion of Jaffe, Raitt, Heuer & Weiss, P.C. assumes compliance from the date of formation of the Partnership throughout the term of its existence with the following conditions:

     (i) the Partnership and each Limited Partner therein will have the objective of carrying on business for profit and dividing the gains therefrom:

     (ii) the General Partners have a substantial net worth as described in "Management" and at all times the General Partners will maintain an aggregate net worth of at least $250,000;

     (iii) the General Partners will have at least a one percent (1%) interest in each material item of Partnership income, gain, loss, deduction or credit at all times during the term of Partnership;

     (iv) the Partnership's activities will be conducted strictly in accordance with the terms of the Agreement, the provisions of the Delaware Revised Uniform Limited Partnership Act and other applicable Delaware law, and that the Partnership has taken, and will take, all necessary action which may be required under state or local law to conduct business in Delaware as a limited partnership, as contemplated by the Agreement; and

     (v) no election will be made by the Partnership to be excluded from the provisions of Subchapter K of the Code.

     The opinion of Jaffe, Raitt, Heuer & Weiss, P.C. is based, in part, on Regulation Section 301.7701-2 which provides that an entity will be treated as "an association taxable as a corporation" for federal income tax purposes if it has more corporate characteristics than non-corporate characteristics. The corporate characteristics which the Regulations indicate are material in distinguishing between partnerships and corporations are: (a) continuity of life; (b) liability for debts limited to property owned by the entity (limited liability); (c) centralization of management; and (d) free transferability of interests. If an organization possesses more than two of the four corporate attributes, the organization will be characterized by the Service as a corporation for federal income tax purposes.

     In Larson v. Comm'r, 66 T.C. 159 (1976) and Zuckman v. U.S., 524 F.2d 729 (Ct. Cl. 1975) courts have confirmed that the test in the Regulations is the proper test for determining whether an entity should be treated as a partnership for tax purposes. In Announcement 88-118 and Revenue Ruling ("Rev. Rul.") 88-76, the Service again applied the test in the Regulations to determine the federal income tax classification of an entity, and stated that in applying the test in the Regulations, "equal weight must be given to each of the four corporate characteristics." In addition, the Service announced that it would not attempt to apply an objective general partner net worth standard as a substantive rule for all partnerships, or as a requirement for an advance determination for partnerships that do not have a sole corporate general partner.

     Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that it is more likely than not that the Partnership will not possess more than two of the four corporate characteristics enumerated in the Regulations and, therefore, the Partnership will be taxed as a partnership and not as an association taxable as a corporation. The Partnership will not possess the corporate characteristics of continuity of life, limited liability and free transferability of interests, although it will possess the corporate characteristic of centralized management and, therefore, the non-corporate characteristics predominate over the corporate characteristics. If the Service amends the Regulations or if the Partnership does not act as anticipated, it is possible that the Partnership might not qualify as a partnership under such amended Regulations.

     Under certain circumstances, an entity can obtain from the Service an advance determination of whether it constitutes a partnership for federal income tax purposes. In order to obtain such a ruling, an entity must meet all of the substantive requirements set out in Revenue Procedure ("Rev. Proc.") 89-12, 1989 C.B. 798, which modifies and supersedes several previously issued revenue procedures. Based upon the representations of the General Partners regarding the anticipated activities of the Partnership and a review of the Agreement, the Partnership will not meet all of the requirements of Rev. Proc. 89-12. Therefore, if the Partnership sought an advance ruling as to its partnership status for tax purposes (which it does not intend to do), it would not be able to obtain such a ruling. However, failure to qualify for a ruling will not necessarily prevent the Partnership from being considered a partnership for federal income tax purposes, because Rev. Proc. 89-12 explicitly states that the operating rules contained therein "are not intended to be substantive rules for the determination of partner and partnership status and are not to be applied upon audit of taxpayer's returns."

     In addition to the foregoing, a "publicly traded partnership," as defined in Section 7704 of the Code is taxed as a corporation, unless 90% or more of its income constitutes "qualifying income." The Units will not be traded on an established market, and the General Partners have represented that they will not facilitate the creation of the equivalent of a secondary market by providing readily available liquidity opportunities. In addition, in Regulation
Section 1.7704-1(c)(3), the Service set forth "safe harbors" to exempt partnerships from publicly traded status. Regulation Section 1.7704-1(f) states that although occasional purchases of interests by a partnership or the general partner will not constitute public trading, a regular plan of redemption or repurchase may constitute public trading when holders of interests have readily available and ongoing opportunities to dispose of their interests. While not totally clear whether the Repurchase Plan constitutes a "readily available and ongoing opportunity" to dispose of Units, Counsel is of the opinion that it is more likely than not that the Repurchase Plan should be so characterized because of the inordinate length of time between tender and sale, the establishment of a purchase price at least sixty days after tender, the limited annual availability to tender Units, the overall 2% limit on repurchases under the Repurchase Plan and the General Partners' representation that the sum of all Partnership interests in capital or profits disposed of during any taxable year will not exceed two percent (2%) of all Partnership interests in capital or profits. Therefore, as of the date hereof, and based on the aforementioned representations, as well as the expected terms of the Offering and the Repurchase Plan, Counsel is of the opinion that it is more likely than not that the Units will not be publicly traded and that the Partnership will not be subject to corporate taxation under Section 7704 of the Code because the Partnership will qualify for one of the safe harbors created in the Regulations and because the Units will not be publicly traded under the statutory language. However, later activities by the Partnership or any of the Partners, as well as future Regulations, could alter this conclusion.

     In the event that the Partnership is characterized as publicly traded, an exception from taxation as a corporation exists for a publicly traded partnership which meets the "90% of gross income" exception. An entity qualifies for this exception if 90% or more of its gross income consists of "qualifying income", which is defined as interest, dividends, real property rents, gain from the disposition of real property, gain from the disposition of capital assets or property described in Section 1231(b) of the Code, and income and gains from certain natural resource activities. Although real property rents that include a fixed percentage or percentages of receipts or sales constitute qualifying income, rentals from equipment leasing would not constitute qualifying income for purposes of this exception. Due to the inherently factual nature of the ability to qualify for the exception, Jaffe, Raitt, Heuer & Weiss, P.C. is unable to opine at this time, either favorably or unfavorably, on whether the Partnership could qualify for this exception.

     In the event the Partnership were classified as an association taxable as a corporation, under the test in the Regulations or the publicly traded partnership rules, all items of income, gain, loss, deduction and credit of the Partnership would be included only on its corporate tax returns and would not be passed through to the Limited Partners. Therefore, losses and deductions from the Partnership could not be utilized to offset income from other sources on the Limited Partners' individual tax returns. In addition, the Partnership would have to pay income tax on its income, thereby reducing the cash available for distribution to the Limited Partners. Cash distributions to the Limited Partners would be treated as dividends to the extent of current or accumulated earnings and profits of the Partnership. The effect of the foregoing would be to substantially reduce the effective yield on an investment in the Partnership. Finally, such a change in the status of the Partnership for federal income tax purposes in the future would be treated by the Service as a taxable event, in which event the Limited Partners could have tax liability without receiving a cash distribution from that Partnership to enable them to pay their increased tax liability.

     The Partnership does not expect to seek a ruling that any of the joint venture partnerships through which it may hold an interest in Properties or Equipment will be treated as a partnership for federal income tax purposes. If the Partnership enters into a joint venture, it expects to receive an opinion of counsel that under existing federal income tax laws and Regulations such joint venture will be characterized as a partnership, but such opinion of counsel is not binding upon the Service. In the event such joint venture were treated as a corporation for federal income tax purposes, the adverse consequences described above could occur.

TAXATION OF LIMITED PARTNERS ON PROFITS OR LOSSES OF THE PARTNERSHIP

     A partnership is not a taxable entity for federal income tax purposes. Instead, each partner must report his allocable share (as determined by the partnership agreement) of the partnership's recognized income, gains, losses, deductions, credits and items of tax preference, whether such partner receives any cash distributions during his taxable year. See "Allocations of Profits and Losses" in this Section. Thus, a partner's tax liability may exceed the cash distributed to him in a particular year, or he could be allocated losses while receiving a cash distribution. The characterization of an item of profit or loss (e.g., as capital gain or ordinary income) is determined at the partnership level and should be reported by each partner in accordance with such characterization.

TAXATION OF CASH DISTRIBUTIONS

     Cash distributions from a partnership are unrelated to partnership income, if any, as determined for federal income tax purposes or under generally accepted accounting principles. Therefore, cash distributions can be made even if the Partnership suffers a loss. Additionally, there can be no assurance that Partnership operations will result in cash distributions sufficient to allow the Limited Partners to pay the income tax resulting from the income they are allocated.

     Cash distributions, either deemed, as described below, or actual, reduce a partner's tax basis in his interest, and will not result in tax unless the amount of the distribution exceeds the partner's basis in his interest at the time of the distribution. Any distributions in excess of a partner's basis will be taxable to such partner as though it were a gain on the sale or exchange of his interest in the partnership. In addition, Section 751 of the Code could cause a partner to recognize gain upon a distribution even if the amount of the distribution does not exceed the partner's basis in his interests if the partnership holds substantially appreciated inventory or unrealized receivables. See "-Sale or Foreclosure of Partnership Properties or Equipment" and "-Sale or Transfer of Partnership Units" in this Section.

     Under Section 752 of the Code, a partner will receive a "deemed" cash distribution at the time his share of partnership non-recourse liabilities declines. A deemed cash distribution has the same effect as an actual cash distribution in that it decreases a partner's basis in his partnership interest and can trigger gain to the extent that such cash distribution, whether deemed or actual, exceed the partner's basis in his interest at the time of the distribution. A deemed cash distribution can result from either: (i) decreases in a partnership's total non-recourse indebtedness, such as retirement of a loan, replacing a non-recourse loan with a loan that is "recourse" under the rules described below; and/or (ii) a decrease in a partner's percentage share of the non-recourse liabilities pursuant to the rules discussed below. An increase in a partner's share of a partnership's non-recourse liabilities will be treated as a deemed cash contribution and will increase a partner's basis in his interest.

     The Partnership intends to acquire Properties and Equipment using leverage of up to 40% on an aggregate portfolio basis and, with respect to any individual Property or Equipment, the Partnership will not use leverage greater than 80% of the cost of acquisition. The General Partners have represented that they will use their best efforts so that indebtedness incurred by the Partnership to acquire Properties and/or Equipment, if any, will be non-recourse so as to be includible in a Limited Partner's basis in his Units. There can be no assurance, however, that such financing will be available to the Partnership. If no such financing is incurred, the acquisition of Properties or Equipment will have no effect on a Limited Partner's basis in his Units, but if indebtedness is incurred and it is non-recourse in nature and held by a non-partner, it will increase a Limited Partner's basis in his Units when incurred, and decrease his basis when retired. Although the General Partners do not expect that the Partnership will allocate losses to the Limited Partners in excess of their capital contributions or that Cash Flow distributions to a Limited Partner will exceed profits allocated to the Limited Partner by more than the Limited Partner's capital contribution (a "Capital Contribution"), in the event that either of the above occur, the repayment of any Partnership loans could trigger gain to the Limited Partners.

     The taxation of cash distributions is also affected by the "at-risk" rules in Section 465 of the Code. Under these rules, cash distributions will trigger the recognition of income if the limited partner had previously claimed losses and if such distributions exceed the amount a partner has "at-risk" in the partnership, which is equal to the amount the partner invests in the activity, increased by all gain previously recognized, and decreased by all losses and cash distributions. In addition, a limited partner in a partnership owning real estate is considered "at-risk" to the extent of his allocable share of any "qualified non-recourse financing" (as defined in Section 465(b)(6)(B) of the Code). With respect to financing the Properties, the General Partners intend to obtain indebtedness which is "qualified non-recourse financing" to the extent that such financing is available, commercially reasonable and economically beneficial to the Partnership and the Partners. If the Partnership acquires Properties or Equipment without incurring any indebtedness or uses financing which is not "qualifying non-recourse financing," such acquisitions will have no effect on the amount to which the Limited Partners are considered "at-risk." Any interim financing used to acquire the Properties or Equipment until additional proceeds of the Offering are received could increase the Limited Partners' amount "at-risk" until the debt is retired. The retirement of such interim debt could cause the taxation of cash distributions if the Limited Partner has an insufficient "at risk" amount.

LIMITATIONS ON DEDUCTIBILITY OF LOSSES

     The ability of a partner to deduct his allocable share of the net losses of a partnership against income from other sources is limited by the partner's tax basis in his partnership interest, the "at-risk" limitation and the "passive loss" limitation rule.

     Basis Limitation. A partner may deduct his allocable share of partnership losses only to the extent of his tax basis in his partnership interest at the end of the year. A partner's initial tax basis for his partnership interest is the amount of cash and the adjusted basis of property contributed by the partner. A partner's tax basis is thereafter increased by: (i) the amount of any additional cash contributions; (ii) his distributable share of partnership profits; and (iii) the partner's pro rata share of such partnership's non-recourse liabilities. In addition, under rev. Rul. 77-309, 1977-2 C.B. 216, a partner's basis will include not only his pro rate share of partnership non-recourse liabilities, but also non-recourse liabilities of any partnership in which the partnership is a partner. A partner's basis in his partnership interest is decreased by the amount of his distributable share of net losses of the partnership and the amount of any distributions, either deemed or actual, made to the partner as a result of his ownership of an interest in the partnership.

     The Service has issued final and temporary Regulations which define whether a partnership liability is non-recourse and, therefore, includible in the basis of each partner, or recourse, and includible only in the basis of the partner who bears the risk on such liability. Under the Regulations, a liability is only considered non-recourse to the extent that no partner or person "related" to the partner bears the economic risk of loss. All other liabilities, including a portion of an otherwise non-recourse liability on which a partner or related party bears a risk of loss, are considered recourse. Under the Regulations, a partner is considered to bear the economic risk of loss for a liability to the extent that the partner, or a person related to such partner, would be ultimately obligated, under all arrangements and agreements among the partners, to pay a creditor or contribute funds to the partnership in the event that: (i) all of the partnership's liabilities were due and payable; (ii) the partnership allocated all gain that resulted from the disposition; and (iii) there was a "constructive liquidation" of the partnership so that there were no funds to pay such liabilities. A

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


person is considered related to a partner for purposes of these rules if he were deemed to be related under Sections 267 or 707(b)(1) of the Code if such sections used an 80% or more test rather than a 50% or more test. If a partner is entitled to reimbursement for any amounts he pays to creditors or contributes to the partnership, then such partner is not considered to bear the economic risk of loss to the extent of his right to reimbursement.

     In a departure from the prior Regulations, the Regulations require that the non-recourse liabilities of a partnership be allocated among the partners, for inclusion in their bases: (i) first, to reflect the partner's share of any partnership "minimum gain," (see "-Allocations of Profits and Losses" in this Section); (ii) second, to reflect the partners' shares of any tax gain that would be allocated to the partners under Section 704(c) of the Code (which deals with contribution of appreciated property to the partnership) if the partnership disposed of all of its property solely in full satisfaction of such liabilities; and (iii) finally, any excess, in proportion to the partners' interests in partnership profits, a term which is not defined in the Regulations. The Regulations state that the partnership agreement may specify the partners' interest in partnership profit that will be used for allocating excess non-recourse liabilities, so long as such allocation is reasonably consistent with allocations (which have substantial economic effect) of some significant item of partnership income or gain. Under the Agreement, profit allocations will vary depending upon whether profits are from operations or the disposition of Properties or Equipment, and the Agreement specifically indicates that the Partnership will apportion any excess non-recourse liabilities based on the percentage used to allocate operating profit, although there can be no assurance that this method will be respected. The General Partners have represented that they will use their best efforts so that indebtedness incurred by the Partnership to acquire Properties and/or Equipment, if any, will be non-recourse so as to be includible in a Limited Partner's basis in his Units. There can be no assurance, however, that such financing will be available to the Partnership.

     At-Risk Limitation. A limited partner may deduct allocable losses only to the extent that he is at-risk in a partnership, as determined under Section 465 of the Code. The 1986 Act extended the at-risk rules to real estate activities and, therefore, the amount of losses an investor in a real estate transaction can deduct on his individual income tax return is now limited to the amount the taxpayer has actually placed "at-risk" in that activity and, therefore, could actually lose in that activity. In Rev. Rul. 77-311, 1977-2 C.B. 216, the Service indicated that for at-risk purposes the real estate activities of one partnership are attributed to one of its partners that is also a partnership.

     Under Section 465 of the Code, a taxpayer is considered "at-risk" for the amount of money and the adjusted basis of property he contributes, plus any amounts borrowed for use in the activity to the extent the taxpayer is liable for such debt. In addition, the 1986 Act created an exception for entities engaged in holding real estate which allows an investor to be considered "at-risk" for his proportionate share of all "qualified non-recourse financing," as defined in Section 465(b)(6)(B) of the Code. The General Partners have represented that the Properties will be financed with indebtedness which qualifies as "qualified non-recourse financing" to the extent that such financing is available, commercially reasonable and economically beneficial to the Partnership and the Limited Partners.

     Section 465(c)(2)(B) of the Code requires that the Partnership aggregate its Equipment leasing activities with respect to Equipment placed in service during the same taxable year. Therefore, the at-risk rules will be applied to the net taxable income or loss with respect to Equipment which is placed in service during the same taxable year. This could limit a Limited Partner's ability to deduct losses with respect to certain items of Equipment even though he must recognize income with respect to other items of Equipment.

     The General Partners do not anticipate the Limited Partners being allocated losses in excess of their amounts at risk. Counsel, however, is unable to opine as to what impact, if any, the at-risk rules will have on a Limited Partner because it can not now be known whether qualified non-recourse financing will be

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

obtained, the amount, if any, of losses which will be allocable to Limited Partners, and what effect, if any, the timing of placing Equipment into service will have on allocations to the Limited Partners.

        Passive Loss Limitation . Even if a partner has sufficient basis and amounts at-risk to claim the deductions and losses allocated to him by a partnership, Section 469 of the Code provides that a taxpayer may only deduct losses or use credits from a passive activity against income from that or other passive activities. Losses from a passive activity cannot be used to offset income from non-passive sources, a category which includes salary or business income, interest, dividends, capital gains and other forms of "portfolio income," as defined in Section 469(e) of the Code, or "non-passive" income as defined in the Regulations. Any passive losses that cannot be used in any year are carried forward indefinitely to offset passive income in the future, including, but not limited to, the income resulting from the sale of property used in the passive activity, or the sale by a taxpayer of his interests in the passive activity. Upon a complete disposition of an interest in a passive activity, any suspended loss from the activity, after offsetting the gain recognized upon the disposition of the entire interest, can be used to offset income from all sources in an order set out in Section 469 of the Code.

         The limitation applies to losses from a "passive activity," which is defined as any activity which involves a trade or business in which the taxpayer does not materially participate. For purposes of these new provisions, the definition of "trade or business" is expanded to include all rental activities and activities not normally encompassed by such definition. Under
Section 469 of the Code and the proposed and temporary Regulations issued to date, limited partners are not considered to materially participate in the activities of a partnership and, therefore, the Limited Partners will not be considered to materially participate in the activities of the Partnership.

         Portfolio and "non-passive" income earned within an activity is stated and allocated separately from the passive income and maintains its character as portfolio income, which income cannot be offset by passive losses, including those produced by the same passive activity. In addition, guaranteed payments must be treated as portfolio income by recipients. Expenses that are clearly and directly allocable to portfolio income, even if such income is from a partnership which is otherwise engaged in a passive activity, produces portfolio deductions, which are miscellaneous itemized deductions subject to the 2% floor (see, -"-Deductibility of Fees" in this Section), rather than reducing passive income. Until the Offering proceeds are fully invested in Properties and Equipment, the Partnership will produce portfolio income and passive losses, which cannot offset each other and, therefore, the Partners may have tax liability even though the overall activities of the Partnership reflect a loss. In addition, to the extent that any of the leasing activities of the partnership are treated as sales or financing transactions for tax purposes, the interest component of such sales or financing would be treated as portfolio income. See, "-Tax Treatment of the Leases" in this Section.

         The Service has issued proposed and temporary passive activity Regulations which define the term "activity," which is important for determining a taxpayer's level of involvement in a particular activity and whether the taxpayer has disposed of the activity which would allow the use of suspended losses from such activity. Despite complex rules which treat each basic business operation, or "undertaking" as a separate "activity" and then require the aggregation and/or segregation of various types of activities, the Regulations allow taxpayers to organize rental real estate operations into one or more activities in any manner in which taxpayers "find convenient or advantageous." A rental real estate activity is defined as a rental undertaking in which at least 85% of the unadjusted basis of the property rented to customers is real property. Despite this freedom, taxpayers may not fragment or aggregate the rental real estate operations in a manner that is inconsistent with the treatment in prior taxable years, or the treatment of such operations by the pass-through which it is held.

         The General Partners will apply the aggregation and fragmentation rules applicable to rental real estate activities in a manner which is beneficial to the Partnership as a whole, and the Partners in general, and will weigh the benefits of fragmenting the operations into separate activities against the increased





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administrative costs which such treatment would entail. The Partnership will consider treating each Property as a separate activity so that the sale of any Property will allow the Partners to utilize any suspended losses related to such Property that are not otherwise used in offsetting income resulting from such sale. In addition, the investment of funds not otherwise invested in Properties will constitute a single separate activity.

         The Partnership intends to acquire the Properties and Equipment, and rent them to unaffiliated third parties, under "triple net" leases in which the lessees bear substantially all of the costs associated with ownership. Because
Section 469(c)(2) of the Code states that a passive activity includes "any rental activity," it appears that the Partnership will be engaged in a "passive activity" as to such rental activities. However, the Service is authorized under Section 469(1)(3) of the Code to promulgate Regulations which could require net income from an otherwise passive activity to be treated as "non-passive." The 1986 Conference Report includes several examples of instances when the Regulations should apply, including ground rents which produce income without significant expenses, and related party leases with respect to property used in a trade or business, and further indicates that the given examples are not an exclusive list. Although it could be argued that the Partnership's contemplated activities in leasing the Properties or Equipment contain attributes which are similar to attributes of the activities contained in the examples cited above, they clearly do not fall within such examples. In addition, the proposed and temporary Regulations issued to date under Section 469 of the Code do not mandate, or otherwise indicate, that the Partnership's anticipated ownership and leasing of the Properties or Equipment should be recharacterized as a "portfolio" activity or as otherwise producing "nonpassive" income or loss.

         Therefore, based on the language in Section 469 of the Code, the examples cited in the 1986 Conference Report and the Blue Book, and the proposed, temporary and final Regulations issued to date, Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that the Partnership's activities in acquiring the Properties or Equipment and leasing them in the contemplated manner will more likely than not be characterized as a passive activity producing passive income or loss for the Limited Partners. However, the Partnership's income from the investment of Offering proceeds not invested in Properties or Equipment will be characterized as portfolio income. The Service has indicated that it will issue additional Regulations on this topic in the near future, and must finalize the proposed and temporary Regulations issued to date. To the extent that such Regulations differ from or extend the language and examples in the Code, the Conference Report and the proposed and temporary Regulations, this opinion may have to be revised, possibly with an adverse effect on certain Limited Partners. In particular, the Service has indicated that it will monitor and possibly prescribe additional Regulations to prevent taxpayer attempts to structure investments that have economic characteristics similar to portfolio investments, but which produce passive income. The Service indicated that it considered recharacterizing income attributable to a preferred or guaranteed return to investors, but the example in question dealt with a type of preferred return in which one class of investors received a preferred return even though it contributed the same amount of capital as the other group of investors, a type of return which differs from the Cumulative Preferred Return.

         Each taxpayer must aggregate income and losses from all passive activities in which he invests, other than publicly traded partnerships, to determine whether any particular loss from a passive activity can be deducted in each taxable year. Passive income from the Partnership will offset passive losses from other sources, including losses from other partnerships. Any unused losses from passive activities are carried forward and applied against future passive activity income, including any income from the termination of the activity or the taxpayer's disposition of his interest therein. Accordingly, because the current deductibility of passive losses is determined at the individual Limited Partner level, Jaffe, Raitt, Heuer & Weiss, P.C. is unable to render an opinion as to whether the Partnership's losses, if any, will be of any current tax benefit to any Limited Partner. Each Limited Partner is urged to consult his individual tax advisor to determine the effect of this provision on his personal tax situation.

         Under Section 469(k) of the Code, the net income of a publicly traded partnership which is not treated as a corporation because it qualifies for the 90% of gross income exception, is not treated as passive






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income for purposes of applying the passive income and loss rules. This section requires that the passive income and loss rules be applied separately as to the tax items of each publicly traded partnership so that the losses of a publicly traded partnership can only offset future passive income from that particular partnership, and not from any other publicly traded partnership or other passive activity. This language, in effect, treats each publicly traded partnership as its own separate tax category. Therefore, in the unlikely event that the Partnership is characterized as "publicly traded," the Limited
Partners will not be able to offset their income or losses from the Partnership against their income or loss from other sources, including from other publicly traded partnerships.

DEDUCTIBILITY OF FEES

         Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that it is more likely than not that, subject to the limitations discussed below, a deduction is available under Code Sections 162, 167, 168 or 212 for reasonable amounts paid or accrued by the Partnership, or any joint venture or partnership of which the Partnership is a member, as property and partnership management fees, tax advice fees, investor services fees and, under Code Section 709, for reasonable amounts paid or incurred by the Partnership for organizational fees for the taxable years in which the services to which such fees are attributable are performed, or in the taxable years over which the asset created by such services is properly amortizable. However, because the issue of reasonableness is factual, and because the services in question are scheduled to be performed in the future, Jaffe, Raitt, Heuer & Weiss, P.C. is unable to render an opinion as to whether these fees will in fact be deductible or, if deductible, will be deductible in the periods anticipated by the General Partners. There can be no assurance that the Service will not contend that such amounts are not deductible in the years paid, but, rather relate to future years, that they represent costs of acquiring the Properties or Equipment or that they constitute organizational expenses, syndication expenses or other non-deductible payments of the Partnership.

         To be fully deductible by the Partnership, expenditures, whether made to affiliated or unaffiliated parties, must be ordinary and necessary business expenditures which are reasonable in amount. The Service might seek to challenge the deduction of any fees on the grounds that they exceed the reasonable value of the services for which they were paid, particularly if paid to the General Partners or Affiliates, or on other factual grounds. Ordinarily payments made to a partner for services rendered are governed by the same rules as payments to unaffiliated parties. Although the amount of some of the fees payable by the Partnership were not determined by arm's-length negotiations, the General Partners believe that the amounts of these fees are comparable to fees that would be charged by third parties for similar services. Jaffe, Raitt, Heuer & Weiss, P.C., however, is unable to render an opinion as to the reasonableness of such fees because of the inherently factual nature of this issue.

         In addition, the Service could assert that the payment of fees to the General Partners constitute a distribution from the Partnership to a Partner. If the payments are treated as Partnership distributions then such payments would not be deductible, would not be includible in the bases of the Properties and/or could result in a reallocation of the Partnership's profits and losses reflecting such disproportionate distributions, which in either case would result in an increase in income or a decrease in losses allocable to the Limited Partners.

         Section 709 of the Code provides that a partnership or partner cannot deduct amounts paid or incurred to organize a partnership or to promote the sale of (or to sell) an interest in a partnership, but a partnership may elect to amortize and deduct organizational expenses over a period of not less than 60 months. Syndication expenses incurred to obtain capital contributions to a partnership are to be treated as capital expenditures, and may not be amortized. Consequently, the Partnership will not deduct fees and expenses relating to the syndication of the Partnership and the sale of Units to its Limited Partners. Such syndication fees and expenses are anticipated to include the selling commissions amounting to 8% of the dollar amount of Units sold, payable to Participating Dealers. The Partnership will elect to amortize the organizational fees and expenses over a period of 60 months. Such organizational expenses, which consist





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of legal, accounting and miscellaneous expenses, are anticipated to include an amount of up to 3% of Gross Proceeds. Jaffe, Raitt, Heuer & Weiss, P.C. has advised the General Partners that the Partnership's intended treatment of the aforementioned organizational expenses is proper and that any challenges by the Service will more likely than not be resolved in favor of the Partnership, although Jaffe, Raitt, Heuer & Weiss, P.C. does not opine as to the reasonableness of the amount of such fees.

         The Partnership may incur fees for tax and financial advice and services. Such fees are deductible under Section 162 of the Code as ordinary and necessary business expenses or under Section 212 of the Code as expenses for the production of income. There can be no assurance that the Service will not reclassify all or part of these disbursements as organizational expenses, syndication expenses or other non-deductible expenses.

         Under Section 461 of the Code, an accrual basis taxpayer cannot claim a deduction for an expense until economic performance occurs. A deduction would not be allowed for a liability to pay for services under a contract until such services are performed. In addition, Section 267 of the Code provides that an accrual basis taxpayer may not take a deduction for an expense paid to a related party (a term which includes partners of a partnership and certain affiliates of such partners) unless such related party includes such item in taxable income. Section 404(b) of the Code provides a similar restriction on the deductibility of payments made to employees and independent contractors, except that the deduction will be allowed if the payment is delayed no more than 2-1/2 months into the following year. The General Partners represent that the Partnership will not take deductions for accrued and unpaid expenses in years prior to the time the party rendering the services properly includes such amount in income.

         The General Partners have represented to Jaffe, Raitt, Heuer & Weiss, P.C. that the possible fees: (i) are reasonable in light of the anticipated services to be rendered and obligations undertaken in exchange for such fees during the years such fees are accrued by the Partnership; (ii) are ordinary and necessary business expenses or are expenses incurred for the production of income; and (iii) do not represent compensation in connection with the acquisition of the Properties. Based upon the General Partners' representations as to the reasonableness of asset management fees, Jaffe, Raitt, Heuer & Weiss, P.C. has advised the General Partners that the asset management fees in amounts not to exceed those set forth in this Prospectus to be paid to an Affiliate of the General Partners, will properly be deductible when paid by the Partnership, and any challenge to such deduction by the Service will more likely than not be resolved in favor of the Partnership although Jaffe, Raitt, Heuer & Weiss, P.C. does not opine as to the reasonableness of such fees.

         To the extent the Partnership is considered to produce passive income or passive loss, the Partnership's expenses will be a component of such income or loss. However, if the Partnership were considered to produce portfolio income or loss, the expenses would be separately allocated as expenses incurred for the production of income, which are treated as miscellaneous itemized deductions. In addition, expenses which are clearly and directly allocable to portfolio income produced by a partnership, even if the Partnership is otherwise engaged in a passive activity, can not be taken into consideration in determining passive income or loss, and instead constitute miscellaneous itemized deductions. A recent pronouncement from the Service allows a partnership to apportion its expenses between passive and portfolio based on any reasonable method, pending issuance of Regulations by the Service. An individual Limited Partner can only deduct miscellaneous itemized deductions to the extent that the aggregate amount of such deductions, from all sources including the Partnership, exceeds 2% of that individual's adjusted gross income, and, therefore, the full deductibility of any fees characterized as miscellaneous itemized deductions will depend on the individual tax situation of each Limited Partner.





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TAX TREATMENT OF THE LEASES

         The availability to Limited Partners of their respective shares of Partnership depreciation deductions with respect to a particular item of Equipment or Property depends, in part, upon the classification of the lease (the "Lease") of that Equipment or Property as a lease of property of which the Partnership is the owner, rather than as a sale, financing or refinancing arrangement.

         Whether the Partnership is the owner of each item of Equipment or Property and whether each of the Leases is a lease for federal income tax purposes depends upon complicated questions of fact and law. In Frank Lyon Company v. U.S., 435 U.S. 561 (1978), the Supreme Court held that a purported lessor will be treated as the owner of the leased property for income tax purposes if there is "a genuine multiple-party transaction with economic substance which is compelled or encouraged by business or regulatory realities is imbued with tax-independent considerations, and is not shaped solely by tax-avoidance features that have meaningless labels attached." As long as the lessor "retains significant and genuine attributes of the traditional lessor status, the form of the transaction adopted by the parties governs for tax purposes." Thus, the Court rejected the IRS' attempt to recharacterize the sale and lease back transaction as a financing arrangement despite rent payments that were merely sufficient to amortize third party debt, a purchase option at a price that would be sufficient only to pay off the debt and to return to the lessor its equity investment plus 6% interest and a renewal option at an insubstantial rental rate. The Court concluded that where the lessor has a downside risk of loss and can establish that sufficient upside potential exists to provide a return of capital and more than an inconsequential return on its investment, separate and apart from tax considerations, the transaction will be recognized for tax purposes, particularly where there are business motivations for structuring the transaction as a lease, rather than as a financing arrangement or sale.

         For example, in Dunlap v. Comm'r, 74 T.C. 1377 (1980), the Tax Court upheld a taxpayer's characterization of a real estate transaction as a sale and lease back despite rental payments under a 25-year net lease that approximated the sum of the purported lessor's principal and interest expenses. The Tax Court found that the taxpayer's residual interest in the property provided a sufficient potential for gain. However, in Hilton v. Comm'r, 74 T.C. 305
(1980), the Tax Court recharacterized a sale and lease back as a financing arrangement and distinguished Lyon based on the following findings: (1) the rent in Hilton was not sufficient to completely amortize the mortgage principal; (2) the rent in Hilton was not based on fair market rental value;
(3) in Hilton, no funds were paid by the buyer-lessor to the seller-lessee; (4) the taxpayer in Hilton could not dispose of its interest in the property at a profit; and (5) the organizations that owned the property in Hilton were formed solely for purposes of the transaction and did not have real substance.

         In Rice's Toyota World, Inc. v. Comm'r, 81 T.C. 184 (1983), affirmed on this issue, 752 F.2d 89 (4th Cir. 1985), the Tax Court reaffirmed its position that the recognition of leveraged leasing transactions for income tax purposes is predicated on the owner having made an investment that will be recovered with a profit apart from tax benefits. The Tax Court denied all deductions, even to the extent of the purported owner's out-of-pocket equity participation, on the grounds that under the owner's most favorable appraisals of residual value and at a zero discount rate, the owner would not recover the original cash equity.

         In Estate of Thomas v. Comm'r, 84 T.C. 412 (1985), the Tax Court held that a partnership which leased computer equipment was the owner of the equipment for tax purposes, in part because it retained a significant benefit and burden with respect to the equipment. That is, the partnership had a reasonable opportunity for a profit because the equipment's residual value was projected to be substantially in excess of the equity invested in the equipment. On the other hand, the partnership bore the risk that its equity investment could be lost. The Tax Court concluded that the partnership was the owner of the equipment for tax purposes, even though the equipment was subject to a net lease and the rent payments under the lease were sufficient only to make payments on the indebtedness incurred to purchase the equipment so that there would be little cash flow during the term of the lease. The Tax Court also commented that it is reasonable and normal for investors to take the tax consequences of a proposed transaction into account if the transaction has economic substance apart from tax savings.





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         In Torres v. Comm'r, 88 T.C. 72 (1987), the Tax Court held that a partnership which purchased and leased back computer equipment was the owner for tax purposes since (i) it paid approximately fair market value for the equipment; (ii) at the time of its purchase, the equipment had an expected useful life in excess of the lease back term; (iii) the equipment could reasonably be expected to have a significant residual value at the end of the lease back term; (iv) the partnership had title to the equipment; (v) the parties treated the transaction as a sale and lease back of the computer equipment; (vi) the lessee's option to purchase upon the expiration of the lease term was for a price equal to the equipment's then fair market value; and
(vii) the partnership had a reasonable possibility of recouping its investment in the equipment plus a substantial profit solely by looking to the income potential residual value of the equipment.

         In numerous other more recent cases, the Tax Court has relied on Lyon in upholding the characterization of certain transactions as leases after focusing on the following factors:

           (i) the presence of purchase options and their relationship to the original cost of the property and the rental payments during the lease period;

          (ii) the economic viability of the transaction apart from tax considerations;

         (iii) other business factors influencing the form of the transaction;

          (iv) where the lease is for all or substantially all of the remaining useful life of the property, the relationship between the costs of the ownership over the term of the lease and the rental payments; and

           (v) the ultimate ownership of the property upon termination of the lease.

         See, e.g., Goldwasser v. Comm'r , 56 T.C.M. 606 (1988); Levy v. Comm'r, 91 T.C. 838 (1988); Lamb v. Comm'r, 56 T.C.M. 511 (1988); and Young v.
Comm'r, 56 T.C.M. 174 (1988).

         Based on the anticipated terms of the Leases related to Property to be entered into by the Partnership as represented by the General Partners and discussed in greater detail in "Investment Objectives and Policies - Investment Standards," Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that it is more likely than not that the Partnership will be treated as the owner of the Properties for federal income tax purposes, although no assurance can be provided until the Properties are acquired. The General Partners intend to structure the acquisition and leases of Properties to insure that the Partnership will be treated as the owner of such properties for federal income tax purposes.

         In determining whether the Leases relating to Equipment are true leases for federal income tax purposes, consideration must be given to the criteria set forth by the IRS in Rev. Rul. 55-540, 1955-2 C.B. 39, Rev. Proc. 75-21, 1975-1 C.B. 715, Rev. Proc. 75-28. 1975-1 C.B. 752 and Rev. Proc. 76-30,
1976-2 C. .B. 647, for determining whether purported leases will qualify for federal income tax purposes as leases rather than as sales, financing or refinancing transactions. For example, under Rev. Proc. 75-21 and Rev. Proc 75-08, the IRS will issue an advance ruling that a lease qualifies as such for tax purposes only if: (i) the lessor represents and demonstrates that at the time the lease is entered into, the leased equipment reasonably will, at the end of the initial term of the lease, have a residual value (ignoring inflation) of at least 20% of its original cost and a remaining useful life of the longer of one year or 20% of its originally estimated useful life; (ii) any option to purchase leased equipment or renew the lease for such equipment will be at the fair market value of such equipment determined at the time the option is exercised; (iii) the aggregate rentals to be received over the lease term, plus the estimated residual value of the leased equipment, will exceed its purchase price (including acquisition fees and interest indebtedness) plus operation expenses during the lease term; (iv) aggregate rentals over the lease term will exceed, by a reasonable amount, aggregate disbursements (i.e., debt service, if any, and operating expenses) paid in connection with ownership of the leased equipment; (v) the lessor initially incurs, and maintains over the lease term, a minimum "at-risk" investment (either equity or recourse indebtedness) of at least 20% of the





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cost of the equipment; and (vi) the lessee may not lend to the lessor any of the funds necessary to acquire the property, or guarantee any indebtedness created in connection with the acquisition of the property by the lessor. Further, the IRS will not issue an advance ruling that a lease qualifies as such unless it is established that the leased property is not "limited use property," i.e., that the use of the property at the end of the lease term by the lessor or some person other than the lessee or related persons is commercially feasible.

         As presently anticipated, the Leases could not receive a favorable advance ruling under the above requirements. The advance ruling requirements, however, are merely guidelines and do not determine, as a matter of substantive law, whether a particular transaction constitutes a lease of equipment for federal income tax purposes, and courts have held that transactions not otherwise satisfying the guidelines were in fact leases for federal income tax purposes. It is anticipated that, except where the General Partners determine it is more advantageous that a transaction not qualify as a lease for tax purposes, substantially all of the Leases will be treated by the Partnership as leases for tax purposes. However, the Partnership will not request a ruling from the IRS that the Leases qualify as such for tax purposes, nor is it expected that the General Partners will in all instances obtain the advice of tax counsel with respect to the Leases. Moreover, the General Partners may determine that the Partnership should enter into Leases on such terms that their tax treatment would be questionable. Counsel has reviewed the standard form of master equipment lease agreement to be used by the Partnership and believes, assuming the other relevant economic criteria are satisfied as to a Lease involving a particular item of Equipment, that the terms of such master lease agreement form generally would support a determination that a Lease embodying such form would qualify as a lease for federal income tax purposes so long as any purchase or renewal options granted pursuant to such Lease are at fair market value determined at the time of exercise. Whether a Lease is a true lease will be determined under all of the circumstances, but the possibility of a challenge by the IRS by reason of such fixed price or rental options is increased. Should a Lease be recharacterized as a sale, financing or refinancing transaction for federal income purposes, a portion of the income of the Partnership under such Lease, equivalent to interest in respect of the Lease, would be ordinary gain or interest income, without offset for cost recovery deductions, generally resulting in increased amounts of taxable income in the initial years of the Lease. Such interest income would be portfolio income and thus would not be available to offset any passive activity losses of the Partnership. See "Limitations on Deductibility of Losses-Passive Loss Limitation" in this Section.

         The IRS intensified its efforts to audit so-called "tax shelters," including partnerships engaged in equipment leasing activities similar to those of the Partnership. In its instructions to examiners auditing equipment leasing transactions, the IRS has placed significant emphasis on determining whether lease transactions reflect economic reality without regard to anticipated tax benefits. Examiners are instructed, for example, to determine whether the present value of the future rent stream, plus the present value of the anticipated residual value of a piece of equipment, exceeds the present value of the lessor's investment in the equipment, determined without regard to anticipated tax benefits (the so-called "present value test"), or whether the lessor's rate of return on a particular equipment lease, disregarding anticipated tax benefits, is at least equal to the lessor's alternative investment rate (the so-called "rate of return test"). The IRS has not taken the position that the failure to meet either one or both of the foregoing tests necessarily results in the recharacterization of an equipment lease as a sale, financing or refinancing transaction (and indeed has issued pronouncements to the contrary), but has instructed IRS agents to question the proper characterization of purported equipment lease transactions where the tests are not met. The General Partners anticipate that all the Equipment Leases will meet both the "rate of return test" and the "present value test." However, there can be no assurance that all or any of the Equipment Leases will meet these tests.

IMPUTED RENTAL INCOME UNDER SECTION 467

         The Code requires that rents under a "Section 467 Rental Agreement" involving total payments in excess of $250,000 be reported for federal income tax purposes on an accrual basis regardless of the lessee's or lessor's method of accounting. A Section 467 Rental Agreement includes any rental agreement for the





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

use of tangible property under which there is at least one amount allocable to the use of property during a calendar year, which amount is to be paid after the close of the calendar year following the calendar year in which such use occurs, or there are increases in the amount to be paid as rent under the agreement. Section 467 of the Code requires that the lessor take into income during a given year, in addition to any accrued rental payments, imputed interest on rental amounts not paid by the close of the calendar year following the calendar year to which the rental relates. In certain deferred rental payment situations, this could result in more taxable income to the Partnership and the Limited Partners during the early part of a Lease term.

         Section 467 of the Code also provides that, in certain situations, increasing rental payments will be leveled for federal income tax purposes; that is, the parties will be required to take into account annually a constant rental amount and imputed interest on rental amounts from prior years deemed unpaid. The required rent leveling would apply if (i) a Section 467 Rental Agreement provides for increasing rents, (ii) the lease is either part of a sale-leaseback arrangement or for a term in excess of 75% of the statutory recovery period for the property subject to the lease and (iii) a principal purpose for the increasing rents is the avoidance of federal income tax. The IRS has been directed to prescribe Treasury Regulations providing that rents will not be leveled where the lease is structured in accordance with certain accepted commercial practices, such as basing rent increases on a consumer price index, on the lessee's receipts or on payments made to unrelated third parties. Section 467 of the Code provides that the IRS will promulgate Treasury Regulations establishing rules for decreasing rentals comparable to those for increasing rentals. Because the applicability of rent leveling to the Leases depends on facts not presently known, no opinion of Counsel is available on this issue. If rent leveling were required with respect to any Leases, it might result in more taxable income to the Limited Partners during the early part of each such Lease term.

         Even if rent payments under a Section 467 Rental Agreement are not leveled (because, for example, no tax avoidance purpose is found), a lessor disposing of property subject to certain types of lease arrangements (including leasebacks and certain long-term leases) during the lease term may be required to recognize a portion of the gain on the disposition as ordinary income, rather than capital gain, to the extent that rental income reported by the lessor is less than the amount that would have been reported by the lessor if the rentals had been determined on a constant rental basis. Thus, if the Partnership disposes of any Equipment during the term of a Lease with respect to which it has not reported rentals on a constant basis, the Limited Partners may have to recognize part of the gain on the disposition as ordinary income, over and above any depreciation recapture income. The General Partners expect to structure the Leases so as to avoid any adverse tax consequences under the imputed rent rules except to the extent this treatment is precluded by business factors.

DEPRECIATION

         Current provisions of the Code, together with present interpretations thereof, will permit the Partnership, as an owner of improved real property and equipment used in a trade or business, or held for the production of income, to claim depreciation or cost recovery deductions over time based on the entire cost of such depreciable property, plus certain capitalized costs related to the acquisition of the Properties and Equipment, but, in the case of the Properties, not including the value of the underlying land, even if such Properties are financed largely with borrowed funds. There can be, however, no assurance that future legislation or administrative action will not impair the ability of the Partnership to depreciate its assets in the manner presently contemplated by the General Partners.

         In certain circumstances, the Service can disregard all or a portion of the debt used to acquire property and thereby reduce the depreciable basis of the property and hence reduce the depreciation deductions available to the owners of the property. Courts have decreased the basis of property when the purchase price for such property substantially exceeded its fair market value, particularly if the seller was related to the buyer and if the purchase price is paid primarily with non-recourse indebtedness. See, for example, Estate of Franklin v. Comm'r, 544 F.2d 1045 (9th Cir. 1976). The Partnership may acquire the





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

Properties and the Equipment with non-recourse indebtedness. The use of non-recourse indebtedness may provide for an increase in the possibility that the purchase price of a property exceeds such property's fair market value. The General Partners, however, have represented that they will use their best efforts to assure that the cost of any property purchased will not exceed the valuation of such property.

         Under Section 168 of the Code, qualifying property will be depreciated using a method set forth in that section over a statutorily determined recovery period. Under the Code, real property placed in service after May 12, 1993, must generally be depreciated by using the straight-line method over 27 1/2 years for residential real estate or 39 years for nonresidential real estate. The deductions claimed in the year in which real estate is placed in service are based on the number of months remaining in such year, although a taxpayer is allowed only one half of one month's deduction for the month the property is placed in service.

         Tangible personal property placed in service after December 31, 1986, is placed in a class of either three, five, seven or ten years. In addition to adding the seven year class of property, the 1986 Act also changed the depreciation method for personal property from the 150% declining balance method to the 200% declining balance method for property placed in service after December 31, 1986. It is expected that the tangible personal property to be acquired by the Partnership will be classified as either three, five or seven year property, depending on the nature of the assets and when they are acquired, and will be depreciated using the statutory percentages which approximate the 200% declining balance method, with a change to the straight-line method at the time which maximizes the deduction. It should be noted that use of the 200% declining balance method will result in a tax preference item of purposes of the alternative minimum tax. See "-Other Possible Tax Consequences to Investors-" "Alternative Minimum Tax on Individuals" and "-Alternative Minimum Tax on Corporations" in this Section.

         The recovery allowance with respect to any Equipment acquired by the Partnership during its initial year of operation will be reduced. In Rev. Proc. 89-15, 1989-1 C.B. 816, the IRS provided rules for computing the depreciation allowance when personal property is placed in service in a short taxable year. In general, Rev. Proc. 89-15 provides that if a partnership acquires equipment during a taxable year that is shorter than a full twelve months, the depreciation allowance for the year of acquisition is pro-rated based on the number of months, or in some instances the number of days, in the short taxable year. The unrecovered portion of the first year allowance will be recovered in the next taxable year and a portion of the second taxable year's recovery allowance will be available in the third year, etc. until the last portion of the recovery deduction is allowed in the year following the last year of the recovery period (i.e., the fourth year for 3-year property and the sixth year for 5-year property).

         If, during any taxable year, the aggregate bases of Equipment placed in service by a Limited Partner, directly and indirectly through the Partnership, during the last three months of such taxable year exceeds 40% of the aggregate bases of personal property placed in service during such taxable year by the Limited Partner, the mid-quarter convention will be applicable to all personal property placed in service during such taxable year by such Limited Partner. The mid-quarter convention treats all personal property placed in service during any quarter of a taxable year (or disposed of during any quarter of a taxable year) as placed in service (or disposed of) at the mid-point of such quarter. The effect of the mid-quarter convention may be to reduce the amount of depreciation allowable as a deduction by a Limited Partner during such taxable year.

         Despite the foregoing, Section 168(g) of the Code may affect the amount of depreciation deductions the Partnership can claim in any given year.
Section 168(g) of the Code requires the use of the straight-line method over a 40 year life for most real property and 12 years for most personal property, if such property is "tax-exempt use property." However, in the case of any tangible personal property which is "tax-exempt use property" subject to a lease, the recovery period shall in no event be less than 125% of the lease term.





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         In the case of a partnership, property held by the partnership becomes
"tax-exempt use property" if such partnership has both taxable entities and tax-exempt entities as partners and if any allocations to such tax-exempt entities are not "qualified allocations." Under Section 168(h)(2), "tax exempt entities" include not only qualified plans and entities under Section 501 of the Code, but also foreign persons and entities. These rules also apply in a tiered partnership situation, and therefore, if a partnership with tax-exempt partners is a partner in a partnership that owns depreciable property, a portion of such property will be tax-exempt use property unless the allocations of both partnerships are qualified allocations.

         The Limited Partners are allocated different percentages of income or loss depending on if the preferred returns have been paid and whether the income is from operations or the sale of Properties or Equipment. Accordingly, the Partnership's allocations do not constitute "qualified allocations" and, therefore, a portion of the Partnership's "tax-exempt use property" equal to the total of the percentage of allocations to each tax-exempt entity partner (a term which also includes certain foreign persons) using the highest share such partners could receive, must be recovered on a straight-line basis over a 40 year period in the case of real property, and must be recovered on a straight-line basis over 12 years or, if longer, 125% of the lease term, in the case of equipment. It is unclear the extent to which tax-exempt entities will acquire Units, and, therefore, Jaffe, Raitt, Heuer & Weiss, P.C. is unable to determine whether and to what extent this provision will affect the deductions of the Partnership.

         However, in the case of a tax-exempt organization, if its proportionate share of the Equipment is predominantly used in a trade or business the income from which is subject to the unrelated business income tax imposed under Section 511 of the Code, it will not be considered a tax-exempt entity for purposes of Section 168(h)(6) of the Code and accelerated depreciation deductions with respect to its proportionate share of such Equipment will still be available. Thus, because Limited Partners which are tax-exempt organizations will be required to report their equipment leasing income from the Partnership as unrelated business taxable income (see "-Impact on Qualified Tax-Exempt Investors" in this Section), the Limited Partners' ability to depreciate the Equipment under the 200% declining balance method over its recovery period should not be adversely affected by such tax-exempt organizations' investing in the Partnership.

         While a foreign person or entity is generally classified as a "tax-exempt entity" under Section 168(h)(2) of the Code, Section 168(h)(2)(B) provides that a foreign partner will not be considered a "tax-exempt entity" if more than 50% of the gross income from its proportionate share of partnership property is subject to U.S. income tax. As noted below, while the matter is not totally clear, it is likely that foreign Limited Partners will be deemed to be engaged in a U.S. trade or business by reason of their investment in the Partnership. See "-Tax Aspects for Foreign Individuals and Corporations" in this Section. In addition, while many of the tax treaties to which the U.S. is a party require that a nonresident alien individual or foreign corporation maintain a permanent establishment in the U.S. in order to be subject to U.S. federal income taxation, foreign Limited Partners will be deemed to maintain a permanent establishment in the U.S. by reason of the Partnership's maintenance of an office in the U.S. Thus, it is likely that foreign Limited Partners will be taxable in the U.S. on their distributive shares of net Partnership taxable income under the normal rates applicable to U.S. taxpayers. However, it is possible that certain foreign Limited Partners will not be able to satisfy the 50% threshold because of certain exclusions or exemptions which may be applicable to their proportionate shares of Partnership gross income. Thus, the possibility exists that certain foreign Limited Partners will be considered "tax-exempt entities" for purposes of Section 168(h)(6) of the Code and that a portion of the Property or Equipment will have to be depreciated on a straight-line basis over a period longer than the otherwise applicable recovery period. It is not anticipated, however, that the treatment of foreign Limited Partners as "tax-exempt entities" for purposes of Section 168(h)(6) of the Code will have a material adverse effect on the tax consequences of an investment in the Partnership.

         In addition, if more than 35% of a piece of real property is leased to tax-exempt entities and such property is subject to a "disqualified lease," the real property will be considered tax-exempt use property to the extent such property is leased to tax-exempt entities. A property is subject to a disqualified lease if





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

leased to a tax-exempt entity and is either: (i) subject to tax-exempt financing; (ii) subject to a purchase option by the lessee for a fixed price;
(iii) has a lease term in excess of 20 years; or (iv) has been purchased from the lessee or a party related to the lessee.

         Since the Code now prescribes the recovery period which a taxpayer may elect to use for its depreciable assets, the Service may not, in an audit, challenge that recovery period, thus eliminating a dispute which frequently arose between the Service and taxpayers under prior law. There are, however, some remaining issues relating to the computation of depreciation with respect to which there may be uncertainty. These include, for example, the allocation of costs between depreciable and non-depreciable property and real and personal property, the inclusion of certain capitalized fees in the depreciable basis of the properties, and the proper time for commencing depreciation, that is, when the improvements are first placed in service. There can be no assurance that the positions taken by the Partnership with respect to these matters will be sustained by the courts if challenged by the Service.

RECAPTURE OF DEPRECIATION

         If depreciation previously deducted by a taxpayer is "recaptured," it is taxed at ordinary income rates. Depreciation recapture is limited to the amount of gain realized upon the sale or other disposition of the asset. The 1986 Act eliminated the recapture provisions for real property placed in service after December 31, 1986 and, therefore, there should be no recapture related to the real property portion of the Properties, although recapture remains for the personal property components of the Properties and the Equipment. Under the 1993 Act, for individuals, long-term capital gains income is subject to a maximum marginal tax rate of 28% while ordinary income is subject to a maximum marginal tax rate of 39.6%.

METHOD OF ACCOUNTING

         In general, a partnership may compute its taxable income in accordance with the method of accounting used by the partnership in keeping its books and records, provided that such method of accounting, in the opinion of the Service, "clearly reflects income." A partnership may adopt any permissible method of accounting by computing its taxable income in accordance with such method on its first income tax return.

         The General Partners intend to cause the Partnership to maintain its books and records, and report its income for tax purposes, on the accrual method of accounting. Generally, under the accrual method of accounting, income is reported when the taxpayer's right to receive the income becomes ascertainable regardless of when the cash is received, and deductions are claimed in the year such expenses become fixed and determinable regardless of when paid. The determination to elect the accrual method of accounting is based upon the General Partners' determination that, for federal income tax purposes, the accrual method of accounting will most clearly reflect the Partnership's income. In addition, the 1986 Act mandates the use of the accrual method for an entity such as the Partnership. Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that it is more likely than not that the Partnership's use of the accrual method of accounting will be respected. For other restrictions on the application of the accrual method of accounting, see "-Deductibility of Fees" in this Section.

DEDUCTIBILITY OF INTEREST

         Although the Code does not define the term, courts and the Service have long defined "interest" as amounts which a person has agreed to pay for the use or forbearance of money. Under the accrual method of accounting which the Partnership will adopt, interest (and all other expenses) is deductible in the tax year in which all events occur which establish the fact of the liability giving rise to deduction and the amount thereof can be determined with reasonable accuracy.

         The amendments made by the 1986 Act place a stricter limitation on the deductibility of all interest not incurred in connection with the taxpayer's trade or business, other than interest on indebtedness secured by the taxpayer's residences. Interest incurred for personal purposes will be non-deductible, while interest incurred to purchase or carry property for investment ("investment interest") will be deductible to the extent of net investment income. Under the passive loss rules, interest incurred in the course of a passive activity is not considered investment interest, but instead constitutes a deduction which decreases the passive income or increases the passive loss from the activity. However, interest incurred in acquiring an interest in a passive activity, including interest that a Limited Partner incurred by borrowing to acquire his Units, will be treated as investment interest "to the extent attributable to portfolio income," which is a concept that has not been clearly defined under the Section 469 Regulations, and the remainder will be treated as part of the passive loss.

         Additionally, the Service has issued temporary Regulations which provide that the character of interest expense deductions depends on the use of the borrowed funds. Although the proposed Regulations do not deal with interest tracing of proceeds distributed by pass-through entities, it appears that if a partnership borrows money or refinances a loan and distributes a portion of the proceeds to its partners, the classification of the interest on such debt by the partners will depend on how each partner uses the distributed funds. Therefore, a partnership has to separately allocate among its partners the portion of the interest expense on the loan attributable to the distributed amounts, and the partners will deduct such funds based on how they use the distributed funds. If a partner invests the distributed funds in another passive activity, the interest deductions on the entire amount of the loan will be treated as a component of the partnership's passive income or loss. However, if the partner invests the distributed funds in a "portfolio" activity (such as stocks, interest earning accounts, etc.), the interest will constitute investment interest which can only offset portfolio income, and cannot offset the partnership's passive income. Finally, if the partner uses the distributed funds for personal purposes, the interest will be non-deductible subject to the phase-in rules. If the Partnership in fact makes a distribution covered by these rules, the General Partners anticipate that a detailed description of the possible consequences will accompany such distribution.

ALLOCATIONS OF PROFITS OR LOSSES TO INCOMING PARTNERS

         Items of income, gain, loss, deduction or credit recognized by a partnership are allocated to those partners who are partners for tax purposes under the partnership agreement at the time of recognition. In determining whether items of income or loss have been recognized prior to a partner's entry into a partnership, a partnership may either prorate items according to the portion of the year for which a partner was a partner, or, in effect, separate the partnership year into two or more segments and allocate income, loss or special items in each segment among the persons who were partners during that segment.

         The Agreement provides that profits and losses allocated to a Limited Partner will be apportioned according to the ratio of Units owned by each of them on a daily basis. The Partnership's allocations of profits and losses among Limited Partners is intended to comply with Section 706 of the Code as amended by the Tax Reform Act of 1984 (the "1984 Act"). The method adopted by the Partnership was adopted for convenience of administration and is not expected to create any distortion of allocations to any Limited Partners.

         The Code does not clearly permit this particular method of allocation. In an effort to prevent undue complexity, the Conference Committee Report to the 1984 Act provides that the authorized Regulations will allow partnerships to use a convention under which partners admitted prior to the sixteenth day of a month are treat by partners for that entire month and partners admitted on or after the sixteenth day of the month are treated as partners beginning on the first day of the following month. However, an exchange on the floor of the Senate between Senators Armstrong and Dole during debate on the 1984 Act lends support to the use of a monthly convention which allows partners admitted any time during the month to be treated as entering as of the first day of that month. 130 Congressional Record S8418 (daily ed. June 27, 1984).





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         Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that there is a reasonable basis to conclude that the Partnership's method of allocation complies with the Code and will be respected if challenged by the Service. However, because of the lack of clear authority on this issue, no assurance can be given that the Service would not prevail on such a challenge. For example, in Internal Revenue News Release IR 84-129, December 13, 1984, the Service stated it would adopt a semi-monthly convention as a permitted method of allocation of income or loss to incoming partners. Although the adoption of the semi-monthly convention as a permitted method of allocation to incoming partners would not prohibit the Partnership's monthly convention, it would provide support to a Service position holding the monthly allocation method invalid. If the Partnership's monthly allocation method is held to be invalid, Limited Partners admitted after the fifteenth day of any month may not be allocated profit or loss for that month. See "Risk Factors - Federal Income Tax Risks - Risk of Reallocations of Profits or Losses."

ALLOCATIONS OF PROFITS AND LOSSES

         The profits and losses of the Partnership for tax purposes will be determined as of the end of each fiscal year and will be allocated among the Limited Partners in accordance with the terms of Section 11 of the Agreement. Generally, operating profits and losses of the Partnership for tax purposes will be allocated among the Partners based on the percentage of total Partnership cash distributions received by the Partners attributable to such year, although the General Partners will in all events be allocated at least 1% of each Partnership tax attribute. While it is not anticipated that the cumulative losses and deductions from Partnership operations that are allocated to the Limited Partners will exceed the gross proceeds of this Offering, it is possible that the total amount of such allocations and distributions will exceed the gross proceeds, thus causing deficit balances in the Limited Partners' Capital Accounts.

         Profits and losses for tax purposes attributable to a sale or refinancing of any Properties will be allocated pursuant to Paragraph 11.1.2 of the Agreement, which generally provides for profits to be allocated first to restore any deficit Capital Accounts balances, allocated in the same ratio as the deficit in a Partner's Capital Account bears to the aggregate of all such deficits. Any remaining profits are allocated first, to the Limited Partners until their Capital Account balances equal the amount of their Adjusted Investment; second, to the Limited Partners until their aggregate Capital Account balances equal an amount determined by adding the amount of the Performance Preferred Return to the amount of the aggregate Original Contributions and subtracting from such sum the aggregate amounts of all Distributions to Limited Partners; third, to the General Partners in such amounts as are necessary to cause the aggregate Capital Account balances of the General Partners to be in a percentage ratio of 12% of all Partnership Capital Account balances of all Partners; fourth, to the Limited Partners in such amounts as are necessary to cause the aggregate Capital Account balances of the Limited Partners to be in a percentage ratio of 88% of all Partnership Capital Account balances of all Partners; fifth, to the General Partners in an amount equal to its contributions of capital to the Partnership; and, thereafter, 88% to the Limited Partners and 12% to the General Partners.

         Losses from the sale, exchange or other disposition of the Partnership's property are allocable to the Partners to the extent that their Capital Accounts exceed their Adjusted Investments, next to the Partners to reduce the balance of their Capital Accounts to zero, and the balance of such losses 99% to the Limited Partners and 1% to the General Partners.

         A partner's distributive share of income, gain, loss, deduction or credit is generally determined by the provisions of the partnership agreement. Under Section 704(b)(2) of the Code an allocation of income, gain, loss, deduction or credit (or item thereof) in the partnership agreement may be disregarded if the allocation does not have "substantial economic effect." If the allocation is found to be without "substantial economic effect," a partner's share of the item will be determined on the basis of his "interest in the partnership" which is determined by taking into account all the facts and circumstances relating to the interest, including the partner's obligations with respect to contributions, his interest in profits, losses and cash flow, and his rights to distributions of capital on liquidation. The Regulations under Section 704(b) of





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

the Code state that the allocation of partnership profits and losses will be respected if the allocation has substantial economic effect, or if, taking into account all facts and circumstances, the allocation is in accordance with the partner's interest in the partnership.

         Allocations of partnership profits and losses generally will have substantial economic effect only if: (i) the allocation is reflected in the partners' capital accounts and such capital accounts are maintained in accordance with Regulation Section 1.704-1(b)(2)(iv); (ii) liquidation proceeds are, throughout the term of the partnership, to be distributed in accordance with the partners' capital account balances; and (iii) any partner having a deficit capital account balance following the distribution of liquidation proceeds is required to restore the amount of such deficit to the partnership, which amount will be distributed to partners having positive capital account balances or paid to creditors. The economic effect of an allocation will be substantial "if there is a reasonable possibility that the allocation (or allocations) will substantially affect the dollar amounts to be received by the partners from the partnership, independent of tax consequences."

         Under the Agreement and pursuant to the General Partners' representation as to maintenance of the Capital Accounts, requirements (i) and
(ii) will be satisfied. Because the Limited Partners have no obligation under the Agreement to fund deficit Capital Account balances upon liquidation, other than obligations resulting from the requirement to make initial Capital Contributions, requirement (iii) will not be satisfied.

         The Regulations provide an alternate test for economic effect if requirement (iii) is not met. Under the alternate test, an allocation will have economic effect if such allocation does not cause or increase a deficit balance in such partner's capital account and the partnership agreement contains a "qualified income offset." For purposes of this alternate test, capital accounts must be adjusted for, among other items, distributions of cash in excess of income which "are reasonably expected to occur" in future taxable years. A partnership agreement contains a "qualified income offset" if it requires that a partner, who unexpectedly receives a cash distribution in excess of any offsetting increases in his capital, or an allocation of certain specifically enumerated deductions which cause a deficit balance in such partner's capital account, be allocated items of income to eliminate such deficit balance as quickly as possible.

         The Agreement contains a "qualified income offset." There is no fixed or specifically anticipated schedule of cash distributions to the Limited Partners from the Partnership, a fact which indicates that there are not cash distributions which are "reasonably expected to occur." Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that it is more likely than not that allocations which do not cause or increase deficit balances in the Limited Partners' Capital Accounts (determined in accordance with the provisions of the alternate economic effect test discussed above) will have economic effect. Because the Partnership anticipates acquiring Properties and Equipment and will structure its operations to minimize deductions, and because any funds not used to acquire Properties or Equipment will be invested to produce income, the amount of income or loss that will be realized by the Partnership is unclear, and therefore, it is unclear whether any Limited Partner's Capital Account balance will ever be negative. Further, it is possible that once the Capital Account balances of all Limited Partners become negative, the Regulations will require the Partnership to allocate all of the Partnership's losses and depreciation deductions to the General Partners.

         In the situation where allocations cause deficit balances in the partners' capital accounts and, therefore, do not have substantial economic effect, the Regulations again indicate that such losses and deductions should be allocated to the partners who bear the risk of loss on such debt. The Regulations focus on the type of indebtedness incurred by the partnership to fund the losses or which encumbers its property. Additional rules apply to allocations attributable to non-recourse debt. Debt is classified as recourse or non-recourse based upon whether any partner or person related to any partner bears the ultimate risk of loss with respect to such debt. Therefore, debt will be classified as non-recourse to the extent that no partner or person related to a partner bears the ultimate risk of loss on such debt. With regard to allocations attributable to recourse debt, if requirements (i) and (ii), described above, are met, the determination of whether the partner allocated the loss for tax purposes actually bears the economic loss is based on a comparison of how the proceeds of partnership liquidation would be distributed if the partnership's property was sold for its book value (essentially, adjusted basis) at the end of the year proceeding such allocation and the end of the year in which such allocation occurs (the "Certain Determinations Test"). If the allocation of tax loss has actually affected the distribution of liquidation proceeds, then the allocation is in accordance with such partner's interest in the partnership. If all Properties and Equipment of the Partnership were sold for their book values, as required under the Regulations discussed above, the indebtedness incurred (if any), whether recourse or non-recourse, should be retired and, therefore, the General Partners should not bear any risk in excess of that borne by the Limited Partners.

         The Regulations provide that allocation of losses or deductions attributable to non-recourse debt ("non-recourse allocations") do not have substantial economic effect, since the creditor, and not the partners, bears the economic burden of such losses. The Regulations also indicate that indebtedness held by a Partner will be treated as recourse indebtedness. The Regulations do, however, contain a "safe harbor" under which non-recourse allocations will be deemed to be made in accordance with the partners' interests in the partnership. This "safe harbor" is available if: (a) such allocations are reflected in partners' capital accounts and liquidation proceeds are distributed in accordance with such capital accounts; (b) the partnership agreement provides that non-recourse allocations are reasonably consistent with other allocations, which have substantial economic effect, of some other significant partnership item attributable to property securing the non-recourse liability; (c) the partnership agreement contains either: (1) requirement (iii) of the substantial economic effect test, described above; or
(2) a "minimum gain chargeback;" and (d) all other material allocations are recognized as being in accordance with a partner's interest in the partnership.

         Non-recourse allocations are defined as the next increase in partnership "minimum gain" for each taxable year. Minimum gain is defined as the difference between the non-recourse liabilities securing a property and the adjusted basis of such property. A "minimum gain chargeback" provides that in any year in which there is a net decrease in minimum gain, partners with deficit capital accounts will be allocated gross income to restore such deficit capital accounts. The Regulations also provide that a partner's share of minimum gain is treated as satisfying requirement (iii) above, to the extent of such minimum gain. The Regulations also provide that debt held by any partner or guaranteed by any partner will not be treated as non-recourse and losses and deductions attributable thereto will also be allocated to such partner.

         The Agreement contains a minimum gain chargeback, and so long as the Limited Partners do not have negative Capital Account balances, the allocations can have negative Capital Account balances, the allocations can have substantial economic effect. Accordingly, non-recourse allocations that arise before the Capital Account balances became negative could meet the "safe harbor" described above. However, the determination of allocations from any particular property is based upon the debt structure of such property. Accordingly, Counsel is unable to determine the extent to which any property will generate non-recourse allocations or whether there will be sufficient minimum gain at the time (if ever) the Limited Partners' Capital Accounts become negative.

         The economic effect of an allocation will generally be substantial if the allocation substantially affects the dollar amounts to be received by the partners from the partnership. However, an allocation which reduces the total tax liability of all of the partners but either: (i) does not result in a substantial difference in the respective capital account balances of each of the partners at the end of the year ("shifting allocations"); or (ii) will be largely offset by one or more other allocations within a period of five years ("transitory allocations"), will not have substantial economic effect. Furthermore, if there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to the after-tax consequences had the allocation not been contained in the partnership agreement, the economic effect of the allocation will not be substantial.

         Once the Limited Partners' Capital Account balances become negative the allocations will be honored if they are in accordance with the Limited Partners interests in the Partnership, which is a subjective determination based on several factors in the Regulations including: (i) relative contributions to




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the Partnership; (ii) interests in economic profits and losses; (iii) interests in cash flow and other non-liquidating distributions; and (iv) rights to liquidating distributions. The allocations of profit and loss from operations are in the same ratio as distributions of Cash Flow. In addition, the percentages for allocating profits and distributing cash from sales or refinancings are approximately the same. Finally, because all allocations increase or decrease the Partners' Capital Account balances, they affect the cash distributions ultimately received by the Partners. Based on the foregoing, Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that it is more likely than not that substantially all of the allocations which cause negative Capital Account balances will be considered in accordance with the Limited Partners' interests in the Partnership, except if the Partnership incurs "recourse" debt or other debt for which not all Partners bear the risk of loss. Many factors will determine whether the Limited Partners Capital Accounts will become negative, including: (i) the amount of capital contributed by the Limited Partners; (ii) the taxable income or loss produced by the Properties or Equipment; (iii) the amount of depreciation related to the Properties or Equipment; and (iv) the cash distributed to the Limited Partners. Many of these factors are based on facts not ascertainable as of the date of the Prospectus and, therefore, it is unclear when, if ever, the Limited Partners will have negative Capital Account balances.

         In conclusion, Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that based upon, and subject to, the assumptions set forth above that it is more likely than not:

         (i) that the allocations of profit and loss which do not cause deficit balances in the Limited Partners' Capital Accounts (determined in accordance with the requirements of the Regulations) have economic effect and that such economic effect will be substantial; and

         (ii) substantially all of the other allocations of profit and loss attributable to Properties or Equipment will be considered in accordance with the Partners' interests in the Partnership and, therefore, will be given effect for federal income tax purposes.

         The Regulations will require future interpretation and clarification through rulings or judicial decisions and there is no assurance that the Regulations will not be interpreted by the Service in a manner adverse to the Limited Partners. The General Partners may, under certain circumstances, amend the Agreement: (i) to cause the allocations of Partnership profits and losses contained in the Agreement to have substantial economic effect in accordance with future interpretations of the Regulations under Section 704 of the Code or any other statutory provision or regulation relating to such allocations; or
(ii) to cause the provisions of the Agreement to comply with any applicable federal legislation enacted or regulations issued after the date of the Agreement. If the allocations of profits and losses are modified due to future interpretations or based on subsequent events (such as incurring indebtedness), such modified allocations could have an impact on the amount of income and deductions allocated, and ultimately the cash distributed, to the Limited Partners.

         Finally, in the event that any creditor of the Partnership is entitled to a percentage of the profits of the Partnership of a particular property or the net sales proceeds from a property, such creditor may be recharacterized as an equity participant in the Partnership. If this occurs, the Partnership's allocation of profits and losses could be adversely affected, because the "creditor", as a holder of an interest in the Partnership, would be allocated profits and losses which would otherwise be allocated to the Limited Partners.

POTENTIAL APPLICATION OF SECTION 183 OF THE CODE

         Under Section 183 of the Code, deductions that a taxpayer derives from "activities not engaged in for profit" are allowed only to the extent of the gross income derived by the taxpayer from the activity, less amounts that are deductible irrespective of a profit motive. Whether a profit motive exists is a question of fact that depends on the actual intent of the Limited Partner as evidenced by the presence of objective facts. No investor should become a Limited Partner unless his objective is to secure an economic profit,





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determined without regard to any tax benefits that may be received. In addition, deductions can be denied if the Partnership is not engaged in an activity for profit. The Code contains an objective test of profit motive which the partnership should meet, based on its anticipated activities. Based upon the profit motive of the Partnership and the Limited Partners, as represented to counsel by the General Partners, Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that any such application of Section 183 by the Service to the Partnership is more likely than not to be resolved in favor of the Partnership.

REFINANCING OF PARTNERSHIP PROPERTY

         No gain or loss is recognized by a partnership upon the refinancing of a non-recourse loan, so long as the new loan is non-recourse and equals or exceeds the unpaid balance of the hold loan. In addition, no gain or loss will be recognized if a partnership encumbers a property with a loan at a time following its acquisition. Any financing or refinancing proceeds distributed to the Limited Partners which occurs because a new non-recourse loan is obtained which equals or exceeds the unpaid balance of the old loan will not constitute taxable income to the Limited Partners receiving the distributions if at the time of distribution the distributee's tax basis in his Units equals or exceeds the amount distributed. The deductibility of the interest on the loan and the funds which were distributed to the Limited Partners, will depend on how the Limited Partners use the funds. See "Deductibility of Interest" in this Section. To the extent the amount of any new non-recourse loan is less than the amount of the existing non-recourse loan, or is refinanced with a mortgage that is recourse to the Partnership or any Limited Partner, the Limited Partners will be treated as having received a deemed cash distribution from the Partnership, possibly causing the Limited Partners to recognize gain even though they would receive no cash. See "- Taxation of Cash Distributions" in this Section.

SALE OR FORECLOSURE OF PARTNERSHIP PROPERTIES OR EQUIPMENT

         Under Section 1001 of the Code, gain for federal income tax purposes is equal to the difference between the amount "realized" by a taxpayer on the sale or exchange, and the taxpayer's basis in the property sold. In addition, the amount realized by a taxpayer includes the principal amount of any debt for which the taxpayer is relieved by the sale or to which the property was subject. Therefore, the gain realized by the Partnership upon the sale or exchange of a Property or Equipment, which includes a foreclosure of any mortgage or lien on such Property or Equipment, will be measured by the difference between: (i) the proceeds, if any, realized upon the sale, plus the principal amount of, and any accrued interest on, any continuing mortgages and other indebtedness of the Partnership, or to which the Property or Equipment thereof is subject; and (ii) the Partnership's adjusted basis in such Property or Equipment at the time of the sale or exchange.

         It is anticipated that the Properties or Equipment will constitute "Section 1231 assets" (i.e., property used in a trade or business and held for the holding period applicable to long-term capital gain), unless it is determined that the Partnership is a "dealer" in real estate for federal income tax purposes. A Limited Partner's proportionate share of gains or losses from the sale of such assets will be combined with any other Section 1231 gains or losses incurred by that Limited Partner in that year. Section 1231 gains are treated as ordinary income to the extent of Section 1231 losses recognized by a Limited Partner during the previous five year period, to the extent such
Section 1231 losses have not already been "recaptured" by such Limited Partner. If Section 1231 gains exceed Section 1231 losses, such gains and losses are treated as net long-term capital gains. If Section 1231 losses exceed Section 1231 gains, such losses are treated as ordinary losses.

         In the event that Property or Equipment is deemed to be held for sale to customers in the ordinary course of the Partnership's trade or business ("dealer property"), the gain or loss on the sale or other disposition of such Property or Equipment will be taxed as ordinary income or loss, rather than capital gain. Also, if a Limited Partner were a "dealer" in real estate or equipment, his share of any gain or loss could be treated as ordinary income or loss, even if the Partnership were not deemed to be a "dealer." The Partnership intends to hold the Properties and Equipment for the production of rental income and has not been organized to operate as a "dealer" in real property or equipment, nor does it presently intend to hold





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property for sale to customers in the ordinary course of its trade or business.
If the Partnership conducts its operations as it presently contemplates, the General Partners believe the Properties and Equipment should not be classified as "dealer properties" and the Partnership should not be classified as a "dealer" in real estate or equipment at the time it sells the Properties or Equipment. However, because the determination of "dealer" status is based upon the facts existing at the time of the sale of a property. Jaffe, Raitt, Heuer & Weiss, P.C. is unable to render an opinion (either favorable or unfavorable) as to the probable outcome of this issue.

         Under the Code, capital gains income is subject to a maximum marginal tax rate of 28% while ordinary income is subject to a maximum marginal tax rate of 39.6%. However, the mechanisms of computing net capital losses remain. In addition, income realized by Limited Partners that are tax-exempt entities from the sale of "dealer" property will be taxed as UBTI.

         In general, involuntary transfers of the Partnership's property (such as a mortgage foreclosure) would have the same effect as a sale. If there is a foreclosure or other involuntary disposition, the Partnership will recognize taxable gain to the extent that its adjusted basis for the property is less than the amount of the mortgage discharged by the foreclosure or other involuntary disposition, the partnership will recognize taxable gain to the extent that its adjusted basis for the property is less than the amount of the mortgage discharged by the foreclosure or other involuntary disposition, and the Partners would recognize taxable income without receiving cash with which to pay the tax. Because any foreclosure is likely to produce substantial taxable gain, such an event may have serious adverse tax consequences for an Unit Holder. Under certain other circumstances, the net cash proceeds distributed from the sale or other disposition of Property or Equipment may not be sufficient to pay the tax liabilities of a Limited Partner resulting from
such event. Such circumstances might include:   (i) the sale of property from
which a Limited Partner's share of cash proceeds is significantly less than his share of gain from federal income tax purposes, which could occur if the Property or Equipment is sold subject to non-recourse debt and if the basis of the Property or Equipment is low; and (ii) the sale of property at a time when all or part of the net proceeds therefrom may have to be utilized by the Partnership to meet other obligations.

         If the taxpayer sells property which is not "dealer property", and receives cash and indebtedness from the buyer, the gain from such sale will qualify for the installment method, which allows the seller to recognize the gain from the sale as the cash related to the indebtedness is received. Despite this general rule, following the 1987 Act, a seller who utilizes the installment method is required to pay interest to the Service with respect to a deferred tax attributable to such installment obligations if the aggregate face amount of all such installment obligations held by the taxpayer exceeds $5,000,000. Although these new rules do not deal with the question of pass-through entities, such as the Partnership, the 1987 Conference Report indicates that Regulations will treat the installment obligations of a partnership as though they were held directly by the partners "in proportion to each partner's share in the partnership." Therefore, if the Partnership sells Property or Equipment using the installment method, it appears that each Partner will aggregate his proportionate share of the Partnership's installment obligations along with such Partner's installment obligations from other sources to determine if he exceeds the $5,000,000 limit. In addition, if the Partnership pledges the installment obligation as security for other indebtedness, the net proceeds of the loan are treated as a payment on the pledged installment obligation and, therefore, gain would be recognized under the installment method.

SALE OR TRANSFER OF PARTNERSHIP UNITS

         Gain recognized by a Limited Partner, who is not a "dealer' in securities or partnership interests, on the sale of a Unit which has been held for more than the applicable holding period will generally be treated as long-term capital gain. Under the Code, capital gains income is subject to a maximum marginal tax rate of 28% while ordinary income is subject to a maximum marginal tax rate of 39.6%. (See "-Other Possible Tax Consequences to Investors--Capital Gain and Loss Provisions" in this Section). In computing such gain, the selling Limited Partner's allocable share of existing non-recourse indebtedness is included for





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the purposes of determining both the selling Limited Partner's tax basis in his
Units (as adjusted for income, loss and cash distributions) and the amount of proceeds realized upon such a sale or transfer. That portion of the selling Limited Partner's amount realized which is allocable to "substantially appreciated inventory items" and "unrealized receivables," as defined in
Section 751 of the Code ("Section 751 Property"), will be treated as ordinary income regardless of whether such sale or exchange produced a profit or loss and, therefore, income could be recognized even if there was a loss upon the sale. "Unrealized receivables" includes potential depreciation recapture. Due to potential depreciation recapture relating to Equipment, a significant amount realized on the disposition of Units could be ordinary income. If the amount allocable to unrealized receivables were to exceed the total gain realized or if such Limited Partner were to incur a loss on the sale, he would nonetheless be required to recognize ordinary income equal to such allocable amount, with an offsetting capital loss. Additionally, the transferor of a Unit must provide the Partnership with notice of such transfer or be subject to various penalties.

         In addition, final Regulations require a partnership to prepare an information from any time there is a sale or exchange of any interest in a partnership which has Code Section 751 property. Section 6050K of the Code requires the transferor Limited Partner to notify the Partnership of the transfer, and the Partnership is then required to furnish a notice to each transferor and transferee. The information return (Form 8308) will be attached to the Partnership's informational tax return each year.

NO SECTION 754 ELECTION

         If a partnership files an election under Section 754 of the Code (a "Section 754 Election") and a partner transfers his interest, the basis of the partnership's property, with respect to the transferee partner only, is either increased or decreased by the difference between the purchase price for his partnership interest and his proportionate share of the partnership's adjusted basis for all partnership property. Any increase or decrease resulting from such adjustment is allocated among the partnership's assets in accordance with rules established under Section 755 of the Code, which results in an increase or decrease in depreciation deductions with respect to the transferee partner. After such adjustment has been made, the transferee partner's share of the adjusted basis of the partnership's property is equal to the adjusted basis of his partnership interest.

         The Partnership does not presently intend to file a Section 754 Election to adjust the bases of Partnership property following the transfer of a Unit because of the cost and tax accounting complexities such an election could entail. In the absence of a Section 754 Election, a transferee Limited Partner will be subject to tax upon a portion of the proceeds which, as to such taxpayer, constitutes a return of his purchase price for his Unit. This will occur because, in the absence of a Section 754 Election, the Partnership's tax basis in the Properties and Equipment will not be changed following the transfer of the Unit to take into account any changes in the fair market value of the Properties and Equipment, and the amount of gain recognized by the Partnership and allocated to the Partners, including the transferee of the Unit, will be based on this unchanged basis figure. However, the transferee of the Unit will be able to take this difference into account through either less income or a greater loss upon the liquidation of the Partnership.

DISSOLUTION OF PARTNERSHIP

         In the event of a dissolution of the Partnership prior to the expiration of its term, the Partnership might be required to liquidate all of its Properties during a limited period of time. This might cause the Partnership to sustain substantial economic losses in terms of the original cost of the Properties or Equipment. Nevertheless, the Partnership wold be required to recognize taxable income on such sales to the extent the selling price exceeds the Partnership's adjusted tax basis in the Properties or Equipment. See "-Sale or Foreclosure of partnership Properties or Equipment" in this Section.





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         Under Section 708(b) of the Code, if at any time no part of  the business of the Partnership continues to be carried on by any of the Partners, or if within a 12-month period there is a sale or exchange of 50% or more of the total interests in Partnership capital and profit, a termination of the Partnership occurs and the taxable year of the Partnership would close. Upon such a termination, the Properties or Equipment acquired by the Partnership would be treated as distributed to the Partners, resulting in gain or loss to the Partners without necessarily receiving a cash distribution. Following the deemed distribution, contribution of the same Properties and Equipment in the form of undivided interest, would be deemed to be made to a new partnership or to an association taxable as a corporation. The Properties and Equipment owned by the Partnership might have a different basis in the hands of the new partnership.

OTHER POSSIBLE TAX CONSEQUENCES TO INVESTORS

         The following is a summary of certain provisions of the Code which, while they are generally not peculiar to the Partnership, may affect an investor depending on his individual circumstances, such as, for example, his tax bracket, the amount of his capital gains or losses and the character and type of his other investments.

         Miscellaneous Deductions. Section 67 of the Code imposes a limitation on the allowance of miscellaneous itemized deductions. Miscellaneous itemized deductions of noncorporate taxpayers now are allowable only to the extent they exceed a "floor" of two percent of a taxpayer's adjusted gross income. The applicable Treasury Regulations also prevent taxpayers from indirectly deducting, through a pass-through entity such as a partnership, expenses which would not be deductible by reason of the two percent floor if paid or incurred directly by such taxpayers. Among the deductions subject to the two percent floor are those for expenditures related to investment income or property, which are deductible under Section 212 of the Code. It is possible that the IRS could take the position that some or all of the deductions claimed by the Partnership for expenses incurred in connection with its activities should be treated as deductions which are subject to the two percent limitation.

         Capital Gain and Loss Provisions . Under the Code, net capital gain (long-term capital gain less short-term capital loss) of individuals is subject to a maximum marginal tax rate of 28% while ordinary income is subject to a maximum marginal tax rate of 39.6%. In addition, the amount of ordinary income against which net capital losses may be deducted by an individual is limited in each year to the lesser of taxable income or $3,000. A corporation is taxed on net capital gain at the regular tax rates applicable to corporations.

         Alternative Minimum Tax On Individuals . A non-corporate taxpayer will be liable for the alternative minimum tax for any year in which such tax exceeds the taxpayer's regular tax. The base of the alternative minimum tax (alternative minimum taxable income) is taxable income as specifically computed in this provision plus specified preferences. In addition, in determining the deductions allowable in computing alternative minimum taxable income, interest paid or incurred is deductible, but only to the extent of a Limited Partner's "qualified net investment income" which is generally investment income less investment expense. Interest paid or incurred to purchase or carry a limited partnership interest is not allowable in computing adjusted gross income for purposes of the expanded alternative minimum tax unless such interest meets the above qualifications. Additionally, the passive loss rules of the regular tax apply to the alternative minimum tax, thereby imposing the same limitations and allowances. For personal property placed in service after 1986, depreciation which is otherwise computed for regular tax purposes using the 200% declining balance method must be computed on the basis of the 150% declining balance method for AMT purposes. In addition, in computing alternative minimum taxable income, real property must be depreciated over a 40 year useful life.

         The alternative minimum tax rate is 26% on alternative minimum taxable income (above the exemption amount) of up to $175,000 and on the excess of such amount the exemption amount is: (i) $40,000 in the case of a joint return;
(ii) $20,000 in the case of an individual who is not married; and (iii)





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$20,000 in the case of a married individual who files a separate return or an estate or trust, which exemptions are reduced by 25 cents for each dollar of alternative minimum taxable income in excess of $150,000 for married taxpayers filing jointly, $112,500 for single taxpayers and $75,000 for married taxpayers filing separately. A taxpayer will pay the higher of his regular tax or the alternative minimum tax. The impact, if any, of Partnership tax preference items allocated to each Limited Partner will depend on the particular Limited Partner's overall tax situation. THE EXTENT, IF ANY, TO WHICH A CORPORATE OR NON-CORPORATE PARTNER COULD BE SUBJECT TO THE ALTERNATIVE MINIMUM TAX WILL DEPEND UPON HIS PERSONAL TAX SITUATION. EACH INVESTOR IS THEREFORE URGED TO CONSULT HIS PERSONAL TAX ADVISOR WITH RESPECT TO THE POSSIBLE EFFECT OF SUCH TAX ON HIM.

         Alternative Minimum Tax on Corporations. An alternative minimum tax is imposed on corporations (other than Subchapter S corporations) annually at the current rate of 20% of the amount by which the corporation's alternative minimum taxable income exceeds $40,000, phased out for alternative minimum taxable income in excess of $150,000. In computing alternative minimum taxable income, only 40-year straight-line depreciation on real property can be used, but this will not cause an alteration because the Partnership anticipates electing such 40-year method. Additional preference items include 75% of the difference between "adjusted current earnings" and alternative minimum taxable income for years beginning after 1989.

PARTNERSHIP TAX RETURNS AND TAX INFORMATION

         The tax return filed by the Partnership may be audited by the Service. Adjustments (if any) resulting from such an audit could result in an audit of the Limited Partners' own returns. Any such audit of the Limited Partners' tax returns could result in adjustments to both Partnership and non-Partnership items of income, gain, loss, deduction or credit. See "Risk Factors - Federal Income Tax Risks - Audit Risks."

         The Code generally provides that partnership income, gain, loss, deductions and credits reported by partners can be adjusted only through a unified partnership proceeding, rather than through separate proceedings with each partner. Section 6223 provides for certain notice requirements of the unified administrative proceeding and the right of certain partners to participate in the proceeding including any settlement resulting therefrom. An exception to the notice requirement exists for any partner with less than a 1% profit interest in a partnership having more than 100 partners. However, a group of partners who together have a 5% profit interest may designate a member of the group to receive notice from the Service on behalf of the group. Otherwise, the less than 1% partners will receive notice through a designated "tax matters partner" determined by the General Partners. The Managing General Partner will be designated as the tax matters partner. The tax matters partner may enter into settlement agreements that may be binding on non-notice Limited Partners. The tax matters partner also has the authority to extend the statute of limitations for assessment as to all Limited Partners (even if their profits interest is 1% or greater) and to determine the judicial forum where the Service's proposed adjustment will be litigated. If the Tax Court is not chosen, the Service can assess a proposed deficiency immediately against all Limited Partners. Failure of the tax matters partner to keep each Limited Partners informed of the administrative and judicial proceeding does not affect the applicability or adjustment to the non-notified Limited Partners. The new law also provides for consolidated judicial proceedings.

         Limited Partners will be charged interest and may be required to pay penalties with respect to any deficiencies assessed by the Service. Section 6621 of the Code provides that the interest rate on underpayments of federal income tax will be determined quarterly, and is compounded daily. The rate for the period from July 1, 1996 to September 30, 1996 is 9% per annum.

         Under the 1989 Act, several penalty provisions were consolidated into one accuracy-related penalty. This new penalty is equal to 20% of any underpayment of tax resulting from negligence of disregard of the rules and Regulations, substantial underpayments of tax, substantial valuation overstatements, substantial





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overstatement of pension liabilities, and substantial estate or gift tax valuation understatements. An underpayment is defined as the amount by which any tax exceeds the excess of the sum of tax shown on the tax return plus any tax assessed or collected without assessment over any amount credited, refunded or repaid a taxpayer on the ground that the tax imposed was less than the excess described above.

         The 20% penalty applies to any substantial understatement of income tax. Generally, a substantial understatement is defined as an understatement in tax exceeding the greater of 10% of the tax required to be shown on the return or $5,000. The penalty generally does not apply where the taxpayer's position is supported by a reasonable basis for taking such position as to any item, the relevant facts of which are adequately disclosed in the return. In the case of "tax shelters," however, mere disclosure of the relevant facts of an item on the return will not abate the penalty. Furthermore, the "substantial authority" exception will not apply to "tax shelters" unless the taxpayer also reasonably believed that the tax treatment of such item was more likely than not the proper treatment. For purposes of these exceptions, a "tax shelter" includes a partnership if the principal purpose of such partnership is the avoidance or evasion of federal income tax. The 1989 Act expanded the list of authorities upon which taxpayers may rely as "substantial authority" and requires the Service to develop a list of popular positions for which it believes there is not "substantial authority."

         The Partnership will provide tax information to the Limited Partners within 75 days following the close of each fiscal year.

REGISTRATION WITH THE SERVICE

         Entities classified as "tax shelters" must register with the Service and provide each investor with a tax shelter registration number, which will be issued by the Service. Under Section 6111 of the Code and temporary Regulations issued thereunder, an entity must register if the ratio of deductions generated by the entity (computed without regard to income earned by the entity) and 350% of the credits available to the entity, to the investment in the entity by the investor equals or exceeds 2:1. A general partner is considered an investor if its allocable share of profits and losses exceeds 2% of the Partnership's profits and losses. However, entities in which all projections and representations indicate that gross income will exceed gross deductions during each of the first five years of the investment are considered projected income investments and are exempted from the registration requirements.

         The General Partners do not intend to register the Partnership with the Service under Section 6111 of the Code because the General Partners believe that the gross income of the Partnership is anticipated to equal or exceed its gross deductions at the end of each of the Partnership's first five tax years. In addition, it is possible that the tax shelter ratio of the Partnership will not exceed 2:1 during any of the first five tax years. Any penalties that might stem from this failure to register would be imposed on the General Partners as the organizers of the investment and, therefore, would not have any direct adverse impact on the Limited Partners or their investment in the Partnership. However, listing the Partnership's activities on an individual Limited Partner's tax return without a registration number could increase the possibility of scrutiny of such return by the Service.

TAX ASPECTS FOR FOREIGN INDIVIDUALS AND CORPORATIONS

         The Partnership's anticipated activities will cause it to be treated as being engaged in a United States trade or business and foreign persons (i.e., nonresident aliens, foreign corporations, foreign Partnerships and other foreign investors) who become Limited Partners will, therefore, also be considered to be engaged in a trade or business within the United States and such activities will probably be deemed to be conducted through a permanent establishment. In such case, the foreign person will be taxable on this allocable share of the Partnership's income under the normal rules applicable to United States taxpayers and will be subject to all the federal and state income tax return filing requirements.





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         In addition to the requirement that foreign persons pay tax on their
United States source income, foreign persons who hold Units will be subject to withholding rules which will require the Partnership to withhold with respect to distributions of cash and allocations of income to them. Under the rules created in the Foreign Investment and Real Property Tax Act ("FIRPTA"), as modified by the 1986 Act, the Partnership is required to withhold a portion of the proceeds from the sale of any United States Real Property Interests ("USRPIs"). In addition, under Section 1446 of the Code, the Partnership is required to withhold based on the income of the Partnership which is considered to be effectively connected with a U.S. trade or business. Under Section 897 of the Code, as enacted in FIRPTA, gain from the sale of USRPIs will be treated as effectively connected with a U.S. trade or business.

         In order to clarify the withholding requirements for partnerships holding USRPIs, the Service issued Rev. Proc. 89-31,1989-1 C.B. 895 and Rev. Proc. 92-66, 1992-2 C.B. 428, which requires a domestic partnership to withhold an "applicable percentage" of all effectively connected taxable income allocable to its foreign partners, expressly including any partnership income treated as "effectively connected" pursuant to Section 897 of the Code. For this purpose, "applicable percentage" means the highest rate of tax imposed under the Code. In addition, Rev. Proc. 89-31 expressly states that if a domestic partnership complies with the requirements under Rev. Proc. 89-31, it will be deemed to have satisfied the FIRPTA withholding requirements. Rev. Proc. 89-31 further indicates that a partnership should take into account all treaty provisions and reciprocal agreements in determining the amount of a partnership's effectively connected taxable income allocable to its foreign partners. Finally, in the unlikely event that the Units were to be listed on an exchange or become regularly traded on an established securities market, Rev. Proc. 89-31 requires that the Partnership withhold similarly from foreign Limited Partners distributions, unless the Partnership expressly elected to instead be subject to a similar withholding requirement based on income.

         The Partnership's withholding obligation extends to all persons who are not able to provide the Partnership with a certification of non-foreign status, which certification must be renewed every three years. In addition, each Limited Partner has an obligation to notify the Partnership if it becomes a foreign person.

         Regulation Section 1.1445-8 provides that a person that : (1) is a nominee; (2) receives a distribution attributable to a disposition of USRPIs by a publicly traded limited partnership; (3) receives a distribution for payment to any foreign person or on the account of any foreign person; and (4) receives notice, as described below, shall be required to withhold in accordance with the general rules of Section 1445(e)(1) of the Code. Such nominee becomes a withholding agent. In order to require the nominee to become the withholding agent, rather than the Partnership, the Partnership must satisfy certain notice requirements. The notice requirement is satisfied by giving notice of a distribution that is attributable to a disposition of a USRPI in accordance with Sections 10(b)-17(b)(1) or (3) of the Securities Exchange Act of 1934. The Partnership intends to provide such notice upon all distributions attributable to USRPIs for all Units held by nominees on behalf of foreign persons. Rev. Proc. 89-31 applies these same nominee rules to partnerships whose interests are regularly traded on an established exchanged. In such situation, the Partnership will not withhold from the distribution as it will become the obligation of the nominee to so withhold. The Agreement provides that any tax required to be withheld with respect to a Limited Partner will be charged to that Partner's capital account as if such tax had been distributed to such Partner. The General Partners will have the right: (i) to make a loan to such Limited Partner, at a rate of interest subject to the limitations of the Agreement, in an amount equal to the tax required to be withheld to the extent that cash is needed to make such withholding payment attributable to that Limited Partner; and (ii) retain appropriate portions of the Limited Partner's distribution until any withholding obligations relating to that Limited Partner are satisfied.

IMPACT ON QUALIFIED TAX-EXEMPT INVESTORS

         Under Section 501, qualified pension, profit-sharing and stock bonus plans, Keogh Plans and Individual Retirement Accounts (collectively "Qualified Plans") are generally exempt from federal income tax on the income they earn. The discussion contained in this section of the Prospectus applies in the same




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fashion to other entities which are exempt from federal income tax under
Sections 401 or 501 of the Code as if they were Qualified Plans. Any income earned by a Qualified Plan which is not substantially related to the exercise or performance of the Qualified Plan's particular tax-exempt purpose is treated as unrelated business taxable income ("UBTI"). However, certain earnings from "investment-type" sources, such as dividends, interest, royalties, sales of non-inventory property and certain forms of rent are specifically exempted from taxation as UBTI, even if earned outside of the Qualified Plan's tax-exempt function. The gross amount of UBTI incurred by a Qualified Plan is offset by the deductions that are directly connected to the activity producing the UBTI, and each Qualified Plan is entitled to an annual $1,000 deduction.

         The tax consequences of the income of the Partnership will be determined as though the income was earned directly by the Partners, including any Qualified Plan that becomes a Limited Partner. Therefore, if the Partnership is considered a "dealer" in real property or equipment, the gain from the Partnership's investment in Properties or Equipment which is allocated to the Qualified Plan will be UBTI. In addition, if the Partnership invests in and owns "debt-financed property" a portion of a Qualified Plan's distributive share of the Partnership's taxable income (including capital gain) that is attributable to any such debt-financed Property, will also generate UBTI. For purposes of computing the portion of income treated as UBTI or the amount of gain or loss to be taken into account on a sale or other disposition of debt-financed property, the taxpayer applies a ratio of (A) the "average acquisition indebtedness" related to such property, to (B) the average amount of the adjusted basis of such property. The term "average acquisition indebtedness" means, in the case of a sale or disposition, the highest amount of the acquisition indebtedness with respect to such property during the 12-month period ending with the date of the sale or other disposition, and in all other cases, such term means the average monthly level of debt during that taxable year.

         Notwithstanding the tax-exempt status of the Qualified Plan, any UBTI recognized by a Qualified Plan is subject to federal income tax at the tax rates imposed on corporations or trusts, depending on the character of the particular tax-exempt entity. In addition to the tax on UBTI, the Qualified Plan will also be subject to the alternative minimum tax and recapture of depreciation provisions. Any UBTI income resulting from the sale of debt-financed property will be treated as capital gain to the extent that it would be treated as such by an organization not exempt from taxation. If a tax-exempt entity realized net UBTI losses for a year, such losses may be carried forward against UBTI produced in later years from the activities or assets producing the loss. Even if a portion of the income of a tax-exempt entity is UBTI, income from other investments that is not UBTI will continue to be exempt from federal income tax. Thus, the realization of any UBTI from the Partnership generally would not affect the exempt status of the entity. For certain types of tax-exempt entities, however, the receipt of any UBTI may have very adverse consequences. For example, if a charitable remainder annuity trust or a charitable remainder unitrust (as defined in Section 664 of the Code) receives any UBTI during the year, all of its income from all sources in that year will be taxable. In addition to being subject to possible federal income taxation, any UBTI may be subject to state and local income taxation, which may differ from federal income taxation in method of computation and amount.

         The Partnership anticipates that the majority of its income will be interest, rents from real property and equipment leasing, and gains from the sales of such real property and equipment. The rental income from equipment leasing will constitute UBTI. The gain or loss from the sale of the Equipment will qualify for an exception from UBTI treatment, except to the extent that the Partnership incurs indebtedness to acquire or improve the Equipment or such sale is deemed to be made in the ordinary course of the Partnership trade or business and such Equipment is deemed to be held primarily for sale. In addition, any interest income the Partnership recognizes will qualify for an exemption from UBTI treatment. With regard to leasing the Properties, the Partnership intends to receive not only base rents, but also additional rents from the lessees of the Properties based on the percentage of the lessee's gross sales. Under Section 512(b)(3)(B)(ii) of the Code such percentage rents should be excluded from treatment as UBTI. Regulation Section 1.512(b)-1(c)(2)(ii)(b) states that the rental of personal property will be considered incidental to the rental of the real property associated therewith, and hence exempt from UBTI treatment, if the portion of




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the rental payment attributable to the personal property constitutes 10% or less of the total rental payments on such property for the year. The General Partners expect that the amount attributable to any personal property rented with the Properties will constitute 10% or less of the rental payments received on each Property. Qualified Plans will recognize UBTI from leasing of the Properties or upon the sales thereof to the extent that the Partnership incurs indebtedness to acquire or improve the Properties, or incurs indebtedness that would not have been incurred "but for" the acquisition or improvement of the Properties, (possibly including debt which might be incurred in the future), and such indebtedness is not retired before a tax year in which the debt-financed property produces taxable income or more than 12 months before the debt-financed property is sold.

         In conclusion, based on the General Partners' representations as to the anticipated activities of the Partnership, all rental income derived from equipment leasing will constitute UBTI. Although the income generated by the Properties, including gain on the eventual sale of the Properties, should not constitute UBTI unless and to the extent that such Properties constitute debt-financed property. However, if the Partnership incurs indebtedness to improve the Properties, or incurs indebtedness secured by the Properties at the time of acquisition or shortly thereafter, it is likely that such indebtedness would be characterized as acquisition indebtedness which would produce UBTI if it is on the Property during a tax year in which income is recognized, or during the 12-month period prior to sale.

PROPOSED LEGISLATION

         In recent years, members of Congress, governmental agencies and the executive branch of the federal government have proposed a number of changes in the federal income tax laws. Such proposals have varied widely in their scope and in their likely effect on taxpayers investing in real property and leasing activities. Some of these proposals would, if adopted, have the overall effect of reducing the tax benefits presently associated with investments like the Units. Several proposals have been made recently which would alter, in some cases radically, the treatment of tax-exempt entities and which could potentially lead to substantial changes in the taxation of those Limited Partners that are tax-exempt entities.

         It is not possible to predict if any proposals will be enacted into law or the effect on each investor. In addition, the Service regularly issues Regulations and pronouncements which could affect an investment in the Partnership. Each investor is urged to consult with his own tax advisor as to the possible effect of tax reform proposals upon his particular tax situation.

STATE AND LOCAL TAXES

         In addition to the federal income tax aspects described above, prospective Limited Partners should consider potential state tax consequences of an investment in the Partnership. Each Limited Partner is advised to consult his own tax advisor to determine if the state in which he is a resident imposes a tax upon his share of the income or loss of the Partnership. In addition, a Limited Partner may be required to file an income tax or other return in those states where the Partnership acquires real property. A Limited Partner may be taxable on income derived from sources within a particular state (including capital gains on the sale of properties) regardless of whether the Partnership sustains losses from properties located outside that particular state and regardless of the amount of such losses, even though such losses equal or exceed the income derived from sources within that particular state or the total operations of the Partnership result in a net loss. Although most states do not impose a tax on tax-exempt entities, Limited Partners that are tax-exempt entities are urged to consult their advisors on this question.





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


         The Partnership will advise each Limited Partner of his share of income or loss to be reported to each of the states where the Partnership owns property. Personal exemptions, computed in various ways, are allowed by the various states and may reduce the amount of tax owed to a particular state. The Partnership may be required to withhold state taxes from distributions to the Limited Partners in some instances. At the present time, certain states have not adopted the favorable federal installment sale or accelerated depreciation rules. Thus, it is possible that investors in some states will be unable to defer part of the gain upon an installment sale of Partnership property or take advantage of the higher deductions available under ACRS on their state income tax returns. In such cases, future gains and net income for state tax purposes will be correspondingly less than for federal tax purposes.

         To the extent that a non-resident Limited Partner pays tax to a state by virtue of Partnership operations within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income, and should consult his tax advisor in this regard. In addition, payment of state taxes constitutes a deduction for federal income tax purposes, if the taxpayer itemizes deductions.

         THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. IT IS NOT POSSIBLE TO PREDICT THE EFFECT OF THE TAX LAWS ON INDIVIDUAL INVESTORS IN THE PARTNERSHIP. ACCORDINGLY, EACH POTENTIAL LIMITED PARTNER IS URGED TO SEEK THE ADVICE OF HIS TAX ADVISORS WITH RESPECT TO THIS INVESTMENT IN THE PARTNERSHIP, WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAWS.


                    ERISA CONSIDERATIONS FOR QUALIFIED PLANS

         In considering whether to invest a portion of the assets of a Qualified Plan in the Partnership, fiduciaries should consider, in addition to other things: (i) whether investing in the Partnership is in accordance with the documents and instruments governing such Qualified Plan; (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, if applicable; (iii) whether the investment will result in unrelated business taxable income to the Qualified Plan (iv) whether the investment provides sufficient liquidity; (v) the need for periodic valuation of the assets of the Qualified Plan; and (vi) whether the investment is prudent. The General Partners have not, and will not, evaluate whether an investment in the Partnership is suitable for any particular plan or investor, but, subject to the disclosure included therein, will accept such entities as Limited Partners if they meet the suitability standards.

         ERISA and the Code prohibit parties in interest (including fiduciaries) of the Qualified Plan from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, the General Partners and their Affiliates may not permit the purchase of Units with assets of any Qualified Plan (including a Keogh Plan or IRA) if they: (i) have investment discretion with respect to the assets of the Qualified Plan; or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets.

PLAN ASSETS -- EXEMPTION UNDER THE DOL REGULATIONS

         On November 13, 1986, the Department of Labor ("DOL") issued Regulations (the "DOL Regulations") which discuss when the assets of a partnership or other entity are considered to be assets of the Qualified Plans that invest therein ("Plan Assets") and also contain a number of exemptions from Plan Asset status. The Partnership intends to rely on at least one of these exemptions. See "Risk Factors - Investment Risks - Investments by Qualified Pension and Profit-Sharing Trusts."





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

PUBLICLY OFFERED SECURITY EXEMPTION

         One exemption, which is available for entities such as the Partnership, is the "publicly offered security" exemption. An entity will qualify for this exemption if the security is: (i) part of a class of securities which are registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 so long as the securities are subsequently registered under the 1934 Act within the designated time frame; (ii) widely held; and (iii) freely transferable. Under the DOL Regulations, a class of securities will be considered widely held if it is owned by 100 or more investors who are independent of the issuer and of each other.

         Although the determination of whether a class of securities is considered freely transferable is based on all the facts and circumstances of the situation, the DOL Regulations indicate that if the minimum investment is $10,000 or less, the existence of certain restrictions (similar to those contained in Section 12 of the Agreement) should not prevent a security from being considered freely transferable. The DOL Regulations state that a restriction or prohibition on transfers or assignments that would result in a termination or reclassification of an entity for tax purposes will not, alone or in combination with the other enumerated restrictions, ordinarily prevent a security from being considered freely transferable. In Opinion 89-14A (August 2, 1989), the DOL held that transfer restrictions designed to avoid a partnership's being classified as "publicly traded" under Code Section 7704, including restrictions designed to ensure compliance with the safe harbors in IRS Notice 88-75, are the type of restrictions which will not prevent securities from being considered freely transferable. Therefore, the fact that the General Partners have indicated that they will attempt to prevent a market from developing so that the Partnership will not be considered "publicly traded" will not alone prevent the Units from being considered freely transferable. The explanation accompanying the DOL Regulations states that if the minimum investment is $10,000 or less, the securities are "likely to be widely distributed," and, therefore, are presumed to be freely transferable. The General Partners have represented that it is likely that there will be 100 or more independent investors and that they will use their best efforts to ensure that there will be the requisite number of independent investors. Based on these representations and the other facts surrounding the Offering, and assuming that the Partnership will register under the Securities Exchange Act of 1934, as amended, within 120 days of the end of its fiscal year, Jaffe, Raitt, Heuer & Weiss, P.C. is of the opinion that the Partnership will more likely than not meet the publicly offered security exemption.

OTHER PROTECTIVE MEASURES AVAILABLE TO THE GENERAL PARTNERS.

         There can be no assurance that the Partnership will qualify for exemption from Plan Asset status under the DOL Regulations. However, the General Partners will use their best efforts to qualify for an exemption under the DOL Regulations. In order to help ensure that the Partnership will not be deemed to hold Plan Assets or otherwise be engaged in prohibited transactions, and if an exemption for such transactions could not be obtained from the DOL, the General Partners have the right (upon notice to all investors but without the consent of any investor): (a) to restructure the Partnership's activities to the extent necessary to comply with any exemption in DOL Regulations, including limiting the number of Units which Qualified Plans or other benefit plan investors could hold, discontinuing sales to such investors after a given date; (b) to terminate the offering or to compel a dissolution and termination of the Partnership; and/or (c) to alter the activities of the Partnership in order to qualify for a prohibited transaction exemption from the DOL.

PLAN ASSET CONSEQUENCES

         If the Partnership were to be deemed to hold Plan Assets, additional issues relating to the Plan Assets and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partners' ownership of an interest in the Partnership and the possible relationship between the General Partners and any Qualified Plan which may purchase Units. Section 406 of ERISA and Section 4975(c) of the Code





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

prohibit Qualified Plans from engaging in certain transactions with specified parties involving plan assets. One of the transactions prohibited is the furnishing of services between a plan and a "party in interest" or a "disqualified person." Included in the definition of party in interest under
Section 3(14) of ERISA and the definition of disqualified person in Section 4975(e) of the Code are fiduciaries and "persons providing services to the plan." Thus, transactions between the Partnership and a party in interest or disqualified person of an invested Qualified Plan could be a prohibited transaction if the Partnership were deemed to hold Plan Assets.

         In addition, in the event that the Partnership were deemed to hold plan assets, and if the General Partners or certain entities and individuals related to the General Partners had previously provided services to an investing Qualified Plan, then the General Partners could be characterized as a "party in interest" under ERISA and a "disqualified person" under the Code with respect to such Qualified Plan. If such relationships exists, various transactions between the General Partners or their Affiliates and the Partnership could constitute prohibited transactions. In addition, it could be argued that, because the General Partners share in Partnership distributions and tax allocations in a manner disproportionate to their capital contributions to the Partnership, the General Partners are being compensated directly out of plan assets rather than Partnership assets in exchange for the provision of services. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be determined to have occurred between the Qualified Plan and the General Partners. Finally, because the General Partners receive fees from the Partnership directly and not as compensation from the Qualified Plans, it could be argued that if the Partnership were deemed to hold plan assets, a prohibited transaction would occur.

         If the Partnership's assets were Plan Assets and if it were determined by the DOL that the acquisition of a Unit by a Qualified Plan or the operation of the Partnership by the General Partners constitute a prohibited transaction, then the General Partners and/or any party in interest that has engaged in any such prohibited transaction would be required to: (i) restore to the Qualified Plan for any profit it realized on the transaction; and (ii) indemnify the Qualified Plan for any losses suffered by the Qualified Plan as a result of such investment. In addition, each party in interest involved may be liable to pay an excise tax equal to 5% of the "amount involved" in the transaction for each year during which the transaction remains uncorrected, and be required to eliminate the prohibited transaction by reversing the transaction. Moreover, if the fiduciary or party in interest is ordered to correct the transaction by either the Service or the DOL and such transaction is not corrected within a 90-day period, the party in interest involved could also be liable for an additional excise tax in an amount equal to 100% of the amount involved, for each taxable year commencing with the year in which the 90 period expires and ending with the year in which the prohibited transaction is corrected. Plan fiduciaries who make the decision to invest in Units could, under certain circumstances, be liable as co-fiduciaries for actions taken by the Partnership, its General Partners or any fiduciary.

         With respect to investing IRA's, the tax-exempt status of the account could be lost if the investment constituted a prohibited transaction under
Section 408(e)(2) of the Code by reason of the Partnership engaging in a prohibited transaction with the individual who established the IRA or his beneficiary. If the IRA were to lose its tax-exempt status, the other above-described penalties for prohibited transactions would not apply.

VALUATION REPORTS TO QUALIFIED PLANS

         Commencing with the year ended December 31, 1997, the Partnership will provide Qualified Plans with an annual valuation of Units within 120 days after the end of each fiscal year of the Partnership which is intended to satisfy the requirements of ERISA. However, during the first three years of Partnership operations, the Units are expected to be valued at their initial offering price. Such valuations will be made by the General Partners or their designees.

         ALL FIDUCIARIES ARE ENCOURAGED TO CONSULT THEIR TAX AND LEGAL ADVISORS FOR THE QUALIFIED PLANS THEY REPRESENT TO ASSURE THAT AN INVESTMENT IN THE PARTNERSHIP IS APPROPRIATE.


                        SUMMARY OF PARTNERSHIP AGREEMENT

         The rights and obligations of the Partnership's Partners will be governed by the Partnership Agreement which is set out in its entirety at the end of this Prospectus as Exhibit A. Prospective investors should study the Partnership Agreement carefully before subscribing for Units. The following and other statements in this Prospectus concerning the Partnership Agreement and related matters merely outline material provisions of, and do not purport to be complete or in any way modify or amend, the Partnership Agreement.

THE RESPONSIBILITIES OF THE GENERAL PARTNERS

         Subject to certain express restrictions set forth in the Partnership Agreement, the Managing General Partner has the exclusive management and control of all aspects of the business of the Partnership and, except for certain limited voting rights and other powers contained in the Partnership Agreement, the Limited Partners shall not have any authority to transact business for, or participate in the management activities and decisions of, the Partnership.

         In addition, the Managing General Partner has been designated the "Tax Matters Partner" under Paragraph 14.7 of the Partnership Agreement to manage administrative tax proceedings conducted at the Partnership level by the Service with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of Partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of Partnership assets. Each Limited Partner who elects to participate in such proceedings will be responsible for any expenses incurred by such Limited Partner in connection with such participation. Further, the cost of any adjustments to a Limited Partner and the cost of any resulting audits or adjustments of a Limited Partner's tax return will be born solely by the affected Limited Partner. See "Conflicts of Interest-Tax Matters Partner."

LIABILITY OF LIMITED PARTNERS-NONASSESSABILITY OF UNITS

         A Limited Partner's capital is subject to the risks of the Partnership's business. No Limited Partner is permitted to take any part in the control of the business as a Limited Partner and no Limited Partner may be assessed to provide additional capital at any time. Under the Delaware Act, a Limited Partner, as such, will not be liable for obligations of the Partnership in excess of his contribution to the capital of the Partnership and his share of the undistributed profits and assets of the Partnership (and for the return of distributions made to him in violation of the Delaware Act as discussed below) unless he is also a General Partner or, in addition to the exercise of his rights and powers as a Limited Partner, he takes part in the control of the business of the Partnership. However, since the limited partnership statutes of certain states in which the Partnership may do business do not expressly grant or deny certain voting rights and other powers which may be exercised by Limited Partners, it may be argued that, under the laws of such states, the existence of such rights and powers under the Partnership Agreement with respect to the operation of the Partnership's business may cause Limited Partners in such states to be deemed to have taken part in the control of the Partnership business.

         The acceptance of the foregoing argument by a court would subject all or some of the Limited Partners to general liability and could make them liable with the General Partners for any civil judgement which could not be satisfied by the Partnership's assets.





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


         Furthermore, subject to the obligation of a Limited Partner to repay to the Partnership distributions made to him in violation of the Delaware Act, as discussed below, at such time a person (who is not also a General Partner and does not take part in the control of the business of the Partnership) is admitted or substituted as a Limited Partner, such person should not be legally obligated for the liabilities of the Partnership in an amount in excess of his contribution to the capital of the Partnership (or in the case of a substituted Limited Partner, such contribution of his predecessor-in-interest) and his share of the undistributed profits and assets of the Partnership. The Delaware Act provides that the Partnership shall not make any distribution to any Limited Partner to the extent that, at the time of the distribution and after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the General Partners and the Limited Partners on account of their Partnership interests and liabilities for which the recourse of creditors is limited to specified assets of the Partnership, exceed the fair value of the Partnership's assets, except that the fair value of assets that are subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Partnership only to the extent that the fair value of those assets exceeds that liability. A Limited Partner who receives a distribution in violation of the Delaware Act prohibition and who knows at the time of the distribution that the distribution violates this prohibition, will be liable to the Partnership for the amount of the distribution. A Limited Partner who receives a distribution in violation of the Delaware Act prohibition and who does not know at the time of the distribution that the distribution violates this prohibition shall not be liable to the Partnership for the amount of the distribution. Unless otherwise agreed, a Limited Partner who receives a distribution from the Partnership has no liability under the Delaware Act for the amount of the distribution after the expiration of three years from the date of the distribution.

         The Partnership Agreement precludes the Limited Partners from making any claims against the General Partners, or any of their agents or employees, for any act done on behalf of the Partnership, unless any such act is the result of negligence, misconduct or breach of any fiduciary duty imposed upon the General Partners by law, or under certain circumstances, involves securities law violations.

TERMS AND DISSOLUTION

         The Partnership will continue for a maximum period ending December 31, 2026, but may be dissolved at an earlier date if certain contingencies occur. Limited Partners may not withdraw from the Partnership prior to dissolution, but may assign their Units to others. The contingencies whereby the Partnership may be dissolved are as follows:

         (a) withdrawal, removal, adjudication of bankruptcy, insolvency, dissolution or other cessation to exist as a legal entity of the last remaining General Partner, unless within 90 days of the date of such event and effective as of the date of such event, the Limited Partners by unanimous vote, elect a successor General Partner and elect to continue the business of the Partnership;

         (b) a Majority Vote (which may, but need not be, solicited by the General Partners) in favor of dissolution and termination of the Partnership; or

         (c) the sale or other disposition of all Assets held by the Partnership and the receipt of final payment with respect to all investments.

         If the Partnership has not been liquidated within ten years of the date the Partnership last purchased a Property or an Equipment package, the General Partners are required to call for a vote of the Limited Partners as to whether they wish to liquidate the Partnership. Upon dissolution of the Partnership, the Managing General Partner must take a full account of the Partnership's assets and liabilities, and shall promptly liquidate any remaining Partnership assets and the proceeds of liquidation will first be applied to the payment of obligations of the Partnership to creditors, including Partners who are creditors, to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets; and second, to the Partners pursuant to the provisions





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of Paragraph 18.2.2 of the Partnership Agreement, after allowance for the expenses of liquidation and the setting up of any reserves for contingencies which the Managing General Partner considers necessary. Any remaining proceeds will then be distributed to the Partners in the same manner as Net Sale or Refinancing Proceeds.

RESTRICTIONS ON TRANSFER OF UNITS

         There is no established market for the Units, and because there are expected to be only a limited number of investors and significant restrictions on the transferability of Units, it is not likely that a public market in the Units will develop. Sales, exchanges, assignments, transfers and other dispositions of Units are subject to the following restrictions: (1) any sale, assignment, transfer, exchange or other disposition must be in compliance with and supported by an opinion of counsel acceptable to the Managing General Partner (if the Managing General Partner in its sole discretion deems it advisable to require such opinion) that it is in compliance with the rules of any other applicable governmental authority including suitability provisions and exemption from the registration requirements of the applicable securities laws; (2) no such Units may be sold, assigned or exchanged if such Units, when added to the total of all Units sold or exchanged within the period of twelve
(12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel to the Partnership, result in the termination of the Partnership under Internal Revenue Code Section 708 unless the Partnership and the transferring holder shall have received a ruling by the Service that the proposed sale or exchange will not cause such termination; and (3) no assignment of Units by a Limited Partner may be made unless the Managing General Partner determines, in its sole discretion, that the Partnership would be able to satisfy either the 5% or 2% "safe harbors" contained in Advance Notice 88-75 or in corresponding regulations, or the Partnership has received an opinion of counsel satisfactory to the Managing General Partner or a favorable ruling from the IRS that such transfer would not result in the Partnership being classified as a "publicly-traded partnership" for federal income tax purposes.

         Pursuant to the Partnership Agreement, the Limited Partners agree to provide all information with respect to proposed assignments which the Managing General Partner deems necessary in order to determine whether the assignment occurred on a secondary market or the substantial equivalent thereof. As a result of these provisions, Limited Partners who purport to sell, transfer, assign, or otherwise dispose of their Units except as set forth herein, may continue to receive all cash distributions, and may be allocated all Net Income and Net Loss, of the Partnership, notwithstanding any such action. Conversely, persons who purport to acquire Units from original Limited Partners within such period may not receive any such distributions or allocations.

         Limited Partners generally will not be permitted to transfer less than 10 Units, unless such transfer constitutes a transfer of all Units held by a transferor. Additional restrictions on transfers of Units are imposed under the securities laws of some states, including a limitation to transferees who meet certain investment suitability standards similar to those described under "Who Should Invest." As referenced above, the Partnership will require that such standards are met before agreeing to any transfers of Units.

VOTING RIGHTS OF LIMITED PARTNERS

         Limited Partners have no right to participate in the management or control of the Partnership's business. However, Limited Partners have been granted certain voting rights which are set forth in Paragraph 15.1 of the Partnership Agreement. The Limited Partners have the right by Majority Vote to:

         (a)     remove a General Partner;

         (b)     elect a new General Partner;

         (c) terminate and dissolve the Partnership pursuant to Article 18 of the Partnership Agreement;

         (d) amend the Partnership Agreement, provided such amendment is not for any of the purposes set forth in Paragraph 14.2.15 of the Partnership Agreement; and





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         (e)     approve or disapprove the sale of all or Substantially All of the Assets of the Partnership in a single sale or in multiple sales in the same 12-month period, except in connection with the liquidation and winding up of the business of the Partnership upon its termination and dissolution or in the ordinary course of business.


The General Partners must obtain the approval of the Limited Partners (by Majority Vote) prior to:

         (a)     effecting a change in the Partnership's investment objectives;

         (b) assigning a General Partner's interest in the Partnership, except as otherwise provided in Paragraph 16.5 of the Partnership Agreement;

         (c)     extending the term of the Partnership; or

         (d) selling all or Substantially All of the Assets of the Partnership in a single sale or in multiple sales in the same 12-month period, except in connection with the liquidation and winding up of the business of the Partnership upon its termination and dissolution or in the ordinary course of business.

         Paragraph 14.4.25 of the Partnership Agreement requires that Limited Partners owning at least two-thirds of the Units then outstanding approve any transaction or series of transactions that the Partnership enters into that directly or indirectly, through acquisition or otherwise involves the combination, merger, conversion or reorganization of the Partnership or the Partnership with other entities ("Roll-Up Transaction"). Further, Paragraph
14.4.25 of the Partnership Agreement cannot be changed or eliminated without the consent of the Limited Partners owning at least two-thirds of the Units then outstanding. Paragraph 14.4.25 of the Partnership Agreement is intended to provide the Limited Partners with increased control over the occurrence of this type of transaction.

         The Partnership Agreement also sets forth certain restrictions in regard to a Roll-Up Transaction. Initially, the Partnership Agreement requires that an appraisal of all Partnership assets shall be obtained from a competent independent expert in connection with a proposed Roll-Up Transaction. In addition, the Partnership Agreement provides Limited Partners who vote "no" in connection with a proposed Roll-Up Transaction the choice of: (i) accepting the securities of the roll-up entity offered in the proposed Roll-Up Transaction; or (ii) one of the following: (A) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or (B) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership. The Partnership Agreement also restricts the ability of the Partnership to engage in a Roll-Up Transaction which would adversely affect the democracy or voting rights of the Limited Partners or would materially impede or frustrate the accumulation of the shares by any purchaser of the securities of a roll-up entity. The Partnership Agreement also restricts the ability of the Partnership to participate in a proposed Roll-Up Transaction in which the Limited Partners' rights of access to records would be less than currently provided under the Partnership Agreement, or which would require the Partnership to bear the costs of a proposed Roll-Up Transaction which is not approved by the Limited Partners.

         Paragraph 15.1.4 of the Partnership Agreement provides that with respect to any Units owned by the General Partners or their Affiliates, the General Partners or their Affiliates may not vote or consent on matters submitted to the Limited Partners regarding the removal of a General Partner or regarding any transaction between the Partnership and the General Partners or their Affiliates. In determining the existence of the requisite percentage and interest of Units necessary to approve a matter on which the General Partners or their Affiliates may not vote or consent any Units owned by the General Partners or their Affiliates shall not be included.





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


MEETINGS

         The Managing General Partner may at any time call a meeting of Limited Partners or call for a vote, without a meeting of the Limited Partners, on matters on which they are entitled to vote, and shall be required to call for such meeting or vote following receipt of a written request therefor of holders of 10% or more of the outstanding Units.

INDEMNIFICATION OF THE GENERAL PARTNERS BY THE PARTNERSHIP

         The Partnership Agreement provides that the General Partners shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or Affiliates of the General Partners if the General Partners or their Affiliates, in good faith determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct by the General Partners or their Affiliates. The General Partners shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners, and the General Partners determined, in good faith, that such course of conduct was in the best interests of the Partnership and did not constitute negligence or misconduct by the General Partners. Any such indemnification is recoverable only from the assets of the Partnership and not from the Limited Partners.

         Notwithstanding the above, the General Partners and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of claim against a particular indemnitee and such indemnification is approved by the court. Further, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall, prior to requesting indemnification, place before the court the position of the Securities and Exchange Commission and the positions of certain states, including California, with respect to the issue of indemnification for securities law violations.

         The Partnership shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is prohibited by the terms of the Partnership Agreement.

                          REPORTS TO LIMITED PARTNERS

         The General Partners will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Certificate of Limited Partnership and any amendments thereto, will at all times be maintained at the principal office of the Partnership, and will be open to inspection, examination and duplication at reasonable times by the Limited Partners or their agents. Limited Partners may receive, upon request, a list of the names and addresses of all of the Limited Partners from the Partnership by mail. See Paragraph 13.1 of the Partnership Agreement.

         The General Partners will submit to each Limited Partner audited annual reports of the Partnership within 120 days following the close of each fiscal year. These annual reports will contain the following: (1) audited financial statements; and (2) an audited report setting forth Distributions per Unit during such year, which report shall separately identify Distributions from: (i) Cash Flow during the period; (ii) Cash Flow during a prior period which had been held as reserves; (iii) annual net rental revenues on a per Property basis; (iv) Net Sale or Refinancing Proceeds; and (v) reserves, if any, established from Gross





                                       91
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Proceeds. The annual report will also contain a statement of compensation and fees paid by the Partnership to the General Partners and their Affiliates including an itemized presentation of expense reimbursements to the General Partners and their Affiliates or any other transactions between the Partnership and the General Partners or their Affiliates, which information shall be verified by the independent public accountants retained by the Partnership. The method of verification shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services are reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The additional costs of such verification will be itemized by such accountants and may be reimbursed to the General Partners and their Affiliates by the Partnership to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services.

         In addition, each Limited Partner will receive a quarterly financial highlight report of the Partnership's performance. Upon request, unaudited quarterly reports containing information required by Form 10-Q will be mailed to a Limited Partner not later than 60 days after the close of each of the first three fiscal quarters of each fiscal year.

         Within 60 days following the close of any calendar quarter during the Offering in which the Partnership has acquired a Property, a report will be submitted to each Limited Partner containing: (1) the location and a description of the general character of the Property acquired during the quarter; (2) the present or proposed use of such Property and its suitability and adequacy for such use; (3) the terms of any material lease affecting the Property; (4) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (5) a statement that title insurance has been or will be obtained on the Property acquired, unless the seller has agreed to provide indemnification to the Partnership substantially equivalent to that which would be available under a title policy and the seller has represented to the General Partners that it has a rating by Moody's of AA or better or by Standard and Poor's of AA or better. In addition, during the Offering, the Prospectus will be supplemented, at such time as the General Partners believe a reasonable probability exists that a property will be acquired involving the use of 10% or more, on a cumulative basis, of the Net Proceeds of this Offering.

         After the last acquisition, the General Partners shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made;
(ii) the purchase price paid; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with the Partnership Agreement. The Partnership shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Limited Partners pursuant to the Partnership Agreement or any applicable law or regulation.

         The Partnership's United States Partnership Income Tax Informational Return (and any applicable state income tax information returns) will be prepared by the accountants regularly retained by the Partnership, and appropriate tax information will be submitted to the Limited Partners within 75 days following the end of each fiscal year of the Partnership. A reconciliation between GAAP and income tax information will not be provided to the Limited Partners, however, such reconciliation will be available in the office of the Partnership for inspection and review by any interested Limited Partner.


                                SALES LITERATURE

         In addition to and apart from this Prospectus, the Partnership will use certain supplemental sales material in connection with the offering of the Units. This material, prepared by the General Partners, includes a brochure describing the General Partners and their Affiliates, the objectives of the Partnership, and pictures and summary descriptions of properties similar to those to be acquired by the Partnership. The brochure will be accompanied or preceded by this Prospectus. Business reply cards, introductory letters and seminar invitation forms may be sent to Participating Dealers for their internal use. The Partnership may also respond to specific questions from Participating Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein or in a supplement hereto; and (ii) newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

         Use of any sales materials is conditioned upon the filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

         This Offering is made only by means of this Prospectus. Except as described herein, the Partnership has not authorized the use of supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in such literature does not conflict with any of the information set forth in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus, or as incorporated in this Prospectus by reference, or as forming the basis of the Offering described herein.


                                 LEGAL MATTERS

         Legal matters in connection with the Units offered hereby, the formation of the Partnership and its status as a limited partnership for federal income purposes have been passed upon, by Jaffe, Raitt, Heuer & Weiss, P.C., One Woodward Avenue, Suite 2400, Detroit, Michigan 48226, counsel to the Partnership. Additionally, the statements under the caption "Tax Aspects of the Offering" and elsewhere as they relate to federal income tax matters and the statements under the caption "ERISA Considerations for Qualified Plans" have been reviewed by Jaffe, Raitt, Heuer & Weiss, P.C. Jaffe, Raitt, Heuer & Weiss, P.C. does not purport to represent Limited Partners or potential investors, who should consult their own counsel. See "Conflicts of Interest-Legal Counsel for the Partnership and the General Partners in the Same Law Firm."


                                    EXPERTS

         Balance sheets of the Partnership and of the Managing General Partner, each as of July 30, 1996, included in this Prospectus, have been included in reliance on the reports of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

         As of the date of this Prospectus, the Partnership has not yet had any operations. The Partnership intends to utilize the proceeds of this Offering as set forth under "Estimated Use of Proceeds" to acquire existing, income-producing commercial properties and equipment which will be leased on a "triple-net" basis primarily to operators of national chain and nationally franchised fast-food, family style and dinner house restaurants as well as other franchised service-type businesses. The Partnership also intends to acquire Properties that will be leased on a "double net" basis (the Partnership being responsible for the maintenance of the roof and/or exterior walls for such Properties) to various Retail Concerns that are operating at least ten other store locations. The Property leases are expected to provide for a base minimum annual rent, with provisions for fixed increases on specific dates or indexation of rent to indices such as the Consumer Price Index and/or percentage rents. Equipment will be leased only pursuant to Full Payout





                                       93
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Leases. The Partnership may incur secured indebtedness in connection with the acquisition of its Properties and/or Equipment.

LIQUIDITY

         Once substantially all of the Partnership's funds have been applied as intended, the Partnership expects to require limited amounts of liquid assets since the form of lease which it intends to use for its Properties and Equipment will require lessees to pay all taxes and assessments, most repairs and insurance premiums. Moreover, the lessees will be required, in most instances, to maintain, for the joint benefit of the Partnership and lessee, casualty insurance. The General Partners expect that the cash flow to be generated by the Partnership's Properties and Equipment will be adequate to pay operating expenses and provide distributions to Limited Partners.

         Net Offering Proceeds, together with leverage of up to 35% of the sum of Gross Proceeds and the aggregate amount of Partnership indebtedness secured by Partnership Assets (approximately 40% of the aggregate purchase prices of Partnership Assets) when incurred, will provide funds to enable the Partnership to purchase Properties and Equipment. See "Investment Objectives and Policies."

RESULTS OF OPERATIONS

         The General Partners are not aware of any known trends or uncertainties, other than national or regional economic conditions, which reasonably may be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of Properties and/or Equipment other than those referred to herein.

CAPITAL RESOURCES

         As of the date of this Prospectus, the Partnership has not yet acquired any Properties or Equipment. The number of Properties and/or the amount of Equipment to be acquired will depend upon the number of Units sold in the Offering. The General Partners are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do they expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

                             ADDITIONAL INFORMATION

         This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto with respect to the offer and sale of Units which the Partnership has filed with the Securities and Exchange Commission (the "Commission"), and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 500 West Madison Street, Fourteenth Floor, Chicago, Illinois 60661 and 26 Federal Plaza, Room 1102, New York, New York 10278. This material, as well as copies of all other documents filed with the Commission, may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fee prescribed by the Commission. The Commission maintains a Web site that contains reports, proxy information and statements, and other information regarding registrants that file electronically with the Commission. The Web site address is http://www.sec.gov. The Partnership files electronically.

                                  DEFINITIONS

         "Act" shall mean the Securities Act of 1933, as amended.





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         "Adjusted Investment" shall mean the amount of cash contributed by the
Limited Partners to the Partnership reduced by certain prior cash distributions upon the sale or refinancing of an Asset.

         "Administrative Services" shall mean services such as typing, record keeping, preparation and dissemination of Partnership reports, preparation and maintenance of records regarding Limited Partners, preparation and dissemination of responses to investor inquiries and other communications with investors and any other record keeping required for Partnership purposes.

         "Acquisition Fees" shall mean all fees and commissions paid or payable to any person by any person (whether designated as real estate commissions, finder's fees or similar fees) in connection with the Partnership's acquisition of Properties and Equipment.

         "Acquisition Expenses" shall mean surveys, appraisals, title and escrow fees, legal and accounting fees and expenses, computer use related expenses, environmental and asbestos audits and travel and communication expenses incurred in the selection and acquisition of Properties and Equipment.

         "Affiliate" shall mean: (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer, director, trustee, or partner of such Person; and (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity. Notwithstanding the foregoing, the term Affiliate shall not apply to any Person who shall serve solely as an independent director, trustee or partner of the General Partners or of an Affiliate of the General Partners nor shall a partner in a partnership or joint venture with (a) the Partnership or (b) an Affiliate of the General Partners, be deemed an Affiliate of the General Partners solely by virtue of such relationship.

         "Assets" shall mean the Equipment and the Properties.

         "Assignment Agreement" shall mean that certain agreement between Patrick L. Beach and the other partners of City Centre.

         "August Redemption Period" shall mean the period of time from March 1 but before April 1.

         "Capital Contribution" shall mean the Original Contribution.

         "Cash Flow" shall mean, with respect to any period, all cash receipts derived from payments of all forms of income on Assets held by the Partnership including all rents from and other revenues paid in connection with Partnership Assets (as distinguished from Original Contributions and exclusive of any Net Sale or Refinancing Proceeds), without deduction for depreciation, plus amounts, if any, from reserves attributable to such cash receipts with respect to any prior period, if no longer deemed necessary for Partnership operations, less cash receipts used to pay operating expenses and to repurchase any Units or set aside from such cash receipts by the Managing General Partner for working capital reserves.

         "Captec" shall mean Captec Financial Group, Inc., the parent of the Managing General Partner, Captec Franchise Capital Corporation IV.

         "Captec II" shall mean Captec Franchise Capital Corporation II.

         "Captec III" shall mean Captec Franchise Capital Corporation III.

         "Captec L.P. II" shall mean Captec Franchise Capital Partners L.P. II.

         "Captec L.P. III" shall mean Captec Franchise Capital Partners L.P.
III.

         "City Centre" shall mean City Partners Limited Partnership.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

         "Commission" shall mean the Securities and Exchange Commission.

         "Corporation" shall mean Captec Franchise Capital Corporation IV.

         "Current Preferred Return" shall mean a cumulative, noncompounded return equal to ten percent (10%) per annum on a Limited Partner's Adjusted Investment, calculated to commence on the first day of the month following the month in which the Limited Partner is admitted to the Partnership as a Limited Partner.

         "Dealer Property" shall mean property or equipment held for sale to customers in the ordinary course of the Partnership's trade or business.

         "Debt Fee" shall mean 0.067% for each 1% of indebtedness (calculated as the aggregate amount of Partnership indebtedness secured by Partnership Assets as a percentage of the aggregate purchase prices of such Assets) incurred in acquiring Properties and/or Equipment.

         "Distributions" shall mean distributions to Limited Partners from the Partnership.

         "DOL" shall mean the United States Department of Labor.

         "DOL Regulations" shall mean the Department of Labor Regulations.

         "Double Net Lease" shall mean a lease in which the tenant is required to pay all taxes, assessments, utilities, insurance, maintenance and repair costs, other than the maintenance and repair of the exterior walls and roof, associated with the Property that is the subject of such lease.

         "Equipment" shall mean the equipment packages acquired by the Partnership.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean Michigan National Bank.

         "Extended Termination Date" shall mean 2 years after the effective date of this Prospectus.

         "February Redemption Period" shall mean the period of time from February 1 but before March 1.

         "FIRPTA" shall mean the Foreign Investment and Real Property Tax Act.

         "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered in connection with and during the Partnership's organizational or acquisition phase including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses and any other similar fees.

         "Full Payout Lease" shall mean a lease providing that the present value of the rental payments during the term of the lease is at least sufficient to permit the Partnership to recover the purchase price of the Equipment that is the subject of such lease.

         "GAAP" shall mean generally accepted accounting principles.

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         "General Partners" shall mean Captec Franchise Capital Corporation IV, a Michigan corporation, and Patrick L. Beach, or any other person, corporation or other entity which succeeds either of them in such capacity, as well as any additional general partners.

         "Gross Proceeds" shall mean the aggregate purchase price of all Units sold for the account of the Partnership through the Offering, without deduction for Selling Commissions, the Non-Accountable Expense Allowance, Other Organization and Offering Expenses, and Acquisition Fees and Expenses. For purposes of computing Gross Proceeds, the purchase price of any Unit for which reduced Selling Commissions are paid to a Participating Dealer (where net proceeds to the Partnership are not reduced) shall be deemed to be $1,000.00.

         "Investor" shall mean any person or entity admitted to the Partnership as a limited partner, including any person or entity admitted to the Partnership as a substituted limited partner in accordance with the Partnership Agreement.

         "Investment in Assets" shall mean the amount of Gross Proceeds used to invest in Property and/or Equipment, including working capital reserves allocable thereto and other cash payments, but excluding Front-End Fees.

         "IRA" shall mean Individual Retirement Account.

         "IRS" shall mean the Internal Revenue Service.

         "Lease" shall mean a lease for Equipment or Property entered into by the Partnership as lessor.

         "Limited Partner" shall mean any person or entity admitted to the Partnership as a limited partner, including any person or entity admitted to the Partnership as a substituted limited partner in accordance with the Partnership Agreement.

         "Managing General Partner" shall mean Captec Franchise Capital Corporation IV, a Michigan corporation.

         "Maximum Number of Units" shall mean 30,000 Units.

         "Minimum Number of Units" shall mean 2,000 Units.

         "NASD" shall mean National Association of Security Dealers.

         "Net Offering Proceeds" shall mean Gross Proceeds less Selling Commissions, the Non-Accountable Expense Allowance, Other Organization and Offering Expenses, and Acquisition Fees and Expenses.

         "Net Sale or Refinancing Proceeds" shall mean receipts from dispositions or refinancing of Partnership Properties or Equipment plus amounts, if any, from reserves attributable to prior dispositions if no longer deemed necessary for Partnership operations, less (i) the amount paid or to be paid in connection with or as an expense of such disposition or refinancing;
(ii) the amount necessary for the payment of all debts and obligations of the Partnership including, but not limited to, fees to the Managing General Partner or its Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular disposition or refinancing; and (iii) any amount set aside by the Managing General Partner for working capital reserves from such receipts.

         "Non-Accountable Expense Allowance" shall mean 2% of the Gross Proceeds to cover non-accountable expenses related to the offering.

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         "Offering" shall mean the offering of up to 30,000 Units in Captec
Franchise Capital Partners L.P. IV.

         "Original Contributions" shall mean the Limited Partners' original capital contributions to the Partnership.

         "Organization and Offering Expenses" shall mean all expenditures classified as syndication expenses pursuant to Code Section 709 and Treasury Regulation Section 1.709-2(b), including, but not limited to, all those expenses incurred in connection with the formation, qualification and registration of the Partnership and in marketing, distributing and processing Units, including any selling commissions and discounts under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of Units, including such expenses as: (a) fees and expenses paid to attorneys in connection with the offering, (b) securities jurisdictional fees, filing fees and taxes, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Partnership's Prospectus including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of Units, including telephone and telegraphic costs, (e) remuneration of officers and employees of the General Partners and its Affiliates and the Partnership while directly engaged in marketing, distributing, processing and establishing records of Units and establishing records and paying selling commissions, (f) accounting and legal fees and expenses incurred in connection therewith by the General Partners or its Affiliates, (g) reimbursements for accountable bona fide costs of due diligence incurred by Participating Dealers and their registered representatives, (h) escrow fees and expenses in connection with the Offering, and (i) the Non-Accountable Expense Allowance.

         "Participants" shall mean participants in the Distribution Reinvestment Plan.

         "Participating Dealers" shall mean selected broker-dealers who are members of the NASD.

         "Partnership" shall mean Captec Franchise Capital Partners L.P. IV.

         "Partnership Agreement" shall mean the limited partnership agreement of Captec Franchise Capital Partners L.P. IV, as it may be amended.

         "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

         "Plan Assets" shall mean the assets of a Qualified Plan.

         "Performance Preferred Return" shall mean a cumulative, noncompounded return equal to ten and one-half percent (10.5%) per annum on a Limited Partner's Adjusted Investment, calculated to commence on the first day of the month following the month in which the Limited Partner is admitted to the Partnership as a Limited Partner.

         "Property" or the "Properties" shall mean (i) the real property or properties, including the building or buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Partnership, either directly or through partnership or other joint venture arrangements. For purposes of this definition, the term real property includes the Partnership's interest as lessee under a ground lease.

         "Purchase Price" shall mean (i) the invoice price or contract price at which the Partnership acquired Property and/or Equipment from the manufacturer or a third party seller, or an amount no greater than the invoice price or contract price, at which an Affiliate of the Partnership, acquired Property and/or Equipment. The Purchase Price of Equipment and/or Property shall include Acquisition Fees (except for purpose of the calculation of such Fees) and all debt secured by liens and security interests on the Property and/or Equipment, but shall exclude points and prepaid interest.

         "Qualified Plans" shall mean pension, profit-sharing and stock bonus plans, Keogh Plans, and Individual Retirement Accounts that qualify under
Section 501 of the Code.

         "Redemption Periods" shall mean both February and March redemption periods.

         "Regulations" shall mean regulations promulgated under the Internal Revenue Code of 1986 as amended.

         "Reinvestment Agent" shall mean Participating Dealers registered in the Participant's state of residency.

         "Retail Concerns" shall mean prominent national and regional retail concerns.

         "Rev. Proc." shall mean a Revenue Procedure issued by the Service.

         "Section 467 Rental Agreement" shall mean a rental agreement for the use of tangible property under which there is at least one amount allocable to the use of property during a calendar year, which amount is to be paid after the close of the calendar year following the calendar year in which such use occurs, or there are increases in the amount to be paid as rent under the agreement.

         "Section 751 Property" shall mean substantially appreciated inventory items and unrealized receivables as defined in Section 751 of the Code.

         "Section 754 election" shall mean a partnership election under Section 754 of the Code.

         "Selling Commissions" shall mean any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Units as described in the Prospectus.

         "Service" shall mean the Internal Revenue Service.

         "Subscription Agreement" shall mean the subscription agreement for Captec Franchise Capital Partners L.P. IV.

         "Subscription Documents" shall mean the Subscription Agreement and other related subscription documents.

         "Tax Exempt Investors" means those Investors that are described in section 168(h)(2) of the Code.

         "Tax Treaties" shall mean income tax treaties between the United States to foreign jurisdictions.

         "Termination Date" shall mean the date one (1) year after the date of this Prospectus.

         "Triple Net Lease" shall mean a lease in which the tenant is required to pay all taxes, assessments, utilities, insurance, maintenance, and repair costs associated with the Property that is the subject of such lease.

         "UBTI" shall mean unrelated business taxable income.

         "Unit" shall mean the limited partnership interest of a Limited Partner that represents a capital contribution of $1,000.00.

         "USRPIs" shall mean United States real property interests.

         "1986 Act" shall mean the Tax Reform Act of 1986.

         "1987 Act" shall mean the Revenue Act of 1987.

         "1988 Act" shall mean the Technical and Miscellaneous Revenue Act of 1988.

         "1989 Act" shall mean the Revenue Reconciliation Act of 1989.

         "1993 Act" shall mean the Revenue Reconciliation Act of 1993.

         "1984 Act" shall mean the Tax Reform Act of 1984.

         "1934 Act" shall mean Securities and Exchange Act of 1934.

                         INDEX TO FINANCIAL STATEMENTS

                                                                      Page(s)
                                                                      ------
Captec Franchise Capital Partners L.P. IV

  Report of Independent Accountants                                    F-2


  Financial Statement:

    Balance Sheet                                                      F-3

    Notes to Balance Sheet                                 F-4 through F-5



Captec Franchise Capital Corporation IV

  Report of Independent Accountants                                    F-7


  Financial Statement:

    Balance Sheet                                                      F-8

    Notes to Balance Sheet                                             F-9

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV


                        REPORT ON AUDIT OF BALANCE SHEET

                              AS OF JULY 30, 1996

Report of Independent Accountants

To the Board of Directors of
Captec Franchise Capital Corporation IV
Managing General Partner of
Captec Franchise Capital Partners L.P. IV:

We have audited the accompanying balance sheet of Captec Franchise Capital Partners L.P. IV as of July 30, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Captec Franchise Capital Partners L.P. IV as of July 30, 1996, in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.

Detroit, Michigan
July 31, 1996

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                                 BALANCE SHEET
                                 July 30, 1996




                                     ASSETS

Cash                                                                $300
                                                                    ----

Total assets                                                        $300
                                                                    ====


                       LIABILITIES & PARTNERS' CAPITAL

Total liabilities                                                      -

Partners' Capital:
Limited partners' capital accounts                                  $100
General partners' capital account                                    200
                                                                    ----

Total partners' capital                                              300
                                                                    ----

Total liabilities & partners' capital                               $300
                                                                    ====




The accompanying notes are an integral part of the balance sheet.

                   Captec Franchise Capital Partners L.P. IV
                             Notes to Balance Sheet


1.    THE PARTNERSHIP:

      Captec Franchise Capital Partners L.P. IV (the "Partnership"), a Delaware limited partnership, was organized on July 23, 1996 for the purpose of acquiring income-producing commercial real properties and equipment leased on a "triple net" or "double net" basis, primarily to operators of national and regional franchised businesses, principally restaurants, as well as national and regional retail chains. The Partnership has not commenced operations.

      The General Partners of the Partnership are Captec Franchise Capital Corporation IV (the "Corporation"), a wholly owned subsidiary of Captec Financial Group, Inc. ("Captec"), and Patrick L. Beach, an individual, hereinafter collectively referred to as the Sponsors. Patrick L. Beach is also the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation and Captec. The General Partners have each contributed $100 in cash to the Partnership as a capital contribution.

      The Partnership anticipates undertaking a public offering of limited partnership interests ("Units") in 1996. A minimum of 2,000 Units and a maximum of 30,000 Units, priced at $1,000 per Unit, will be offered on a "best efforts, part or none" basis.

      The initial Limited Partner of the Partnership is Patrick L. Beach. Mr. Beach has contributed $100 to the capital of the Partnership and has received 0.1 Unit. Upon admission to the Partnership of any other Limited Partner, the initial Limited Partner may withdraw from the Partnership, in which case his 0.1 Unit shall be redeemed for $100.


2.    ORGANIZATION AND OFFERING EXPENSES:

      Organization and offering expenses, excluding selling commissions, will be paid initially by the Sponsors and/or their affiliates and reimbursed by the Partnership in an amount equal to up to three percent (3%) of the gross proceeds of the offering (less any amounts paid directly by the Partnership). The Sponsors are liable for all expenses of the offering and for the general obligations of the Partnership if no Units are sold (i.e., if subscriptions are not received for the minimum number of Units). In addition, the Sponsors and/or their affiliates will be paid a non-accountable expense allowance by the Partnership in an amount equal to two percent (2%) of the gross proceeds of the offering.

      The Sponsors have also guaranteed payment of organization and offering expenses which exceed 13% of the gross proceeds of the offering.

                   Captec Franchise Capital Partners L.P. IV
                             Notes to Balance Sheet


3.    OMISSION OF INAPPLICABLE FINANCIAL STATEMENTS:

      The Partnership was organized in July 1996, but has not commenced operations. As no revenues or expenses have been incurred, no Statement of Operations, Statement of Partners' Capital or Statement of Cash Flows are included for the Partnership.

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV


                        REPORT ON AUDIT OF BALANCE SHEET

                              AS OF JULY 30, 1996

Report of Independent Accountants

To the Board of Directors of
Captec Franchise Capital Corporation IV:

We have audited the accompanying balance sheet of Captec Franchise Capital Corporation IV as of July 30, 1996. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. An audit includes examining, on a test basis, evidence supporting financial statement amounts and disclosures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Captec Franchise Capital Corporation IV as of July 30, 1996, in conformity with generally accepted accounting principles.

/s/ COOPERS & LYBRAND L.L.P.


Detroit, Michigan
July 31, 1996

                    CAPTEC FRANCHISE CAPITAL CORPORATION IV
                                 BALANCE SHEET
                                 July 30, 1996




                                     ASSETS

Cash                                                              $  900

Investment in partnership                                            100
                                                                  ------
Total assets                                                      $1,000
                                                                  ======

                     LIABILITIES & STOCKHOLDERS' EQUITY

Total liabilities                                                      0

Stockholders' equity:
Common stock, no par value; 60,000 shares authorized;
  1,000 shares issued and outstanding                             $1,000
                                                                  ------

Total stockholders' equity                                         1,000
                                                                  ------

Total liabilities & stockholders' equity                          $1,000
                                                                  ======




The accompanying notes are an integral part of the balance sheet.

                    Captec Franchise Capital Corporation IV
                             Notes to Balance Sheet


1.    ORGANIZATION:

      Captec Franchise Capital Corporation IV (the "Corporation") is a Michigan corporation organized on July 22, 1996. The Corporation was formed for the purpose of serving as the managing general partner of Captec Franchise Capital Partners L.P. IV (the "Partnership"), a Delaware limited partnership.

      The Corporation is a wholly owned subsidiary of Captec Financial Group, Inc. ("Captec"). Captec has paid $1,000 in cash to the Corporation for the purchase of 1,000 shares of common stock of the Corporation. As a general partner of the Partnership, the Corporation has contributed $100 to the capital of the Partnership. Patrick L. Beach is also a general partner of the Partnership and is the Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation and Captec.
      Each general partner has a 0.5 percent share in the Partnership's net income or loss.

      The Partnership anticipates undertaking a public offering of limited partnership interests ("Units") in 1996. A minimum of 2,000 Units and a maximum of 30,000 Units, priced at $1,000 per Unit, will be offered on a "best efforts, part or none" basis.

      Affiliates of the Corporation are expected to provide various services to the Partnership and will be paid certain fees for such services as specified in the Partnership Agreement.


2.    OMISSION OF INAPPLICABLE FINANCIAL STATEMENTS:

      The Corporation was organized in July 1996, but has not commenced operations. As no revenues or expenses have been incurred, no Statement of Operations, Statement of Stockholders' Equity or Statement of Cash Flows are included for the Corporation.

                                   EXHIBIT A

                            PRIOR PERFORMANCE TABLES

  The information in this Exhibit A contains certain relevant summary information concerning prior partnerships sponsored by the General Partners and their Affiliates which have investment objectives similar to the Partnerships (the "Prior Partnerships").

  Upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for Captec Franchise Capital Partners L.P. II and Captec Franchise Capital Partners L.P. III, as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

  The investment objectives of the Prior Partnerships, which are substantially the same as those of the Partnership, generally include preservation and protection of capital, the generation of increased income and protection against inflation, capital appreciation, and deferral of taxation of a portion of cash distributions.

  INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE PARTNERSHIP WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING UNITS IN THE PARTNERSHIP, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PARTNERSHIPS.

DESCRIPTION OF TABLES

  The following Tables are included herein:

     Table I - Prior Performance Experience in Raising and Investing Funds

     Table II - Prior Performance Compensation to Sponsor

     Table III - Prior Performance Operating Results of Prior Programs

  Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1996. The following is a brief description of the
Tables:

  Table I - Experience in Raising and Investing Funds

  Table I presents information on a percentage basis showing the experience of the General Partners and their Affiliates in raising and investing funds for the Prior Partnerships, the offerings of which closed between May 6, 1994 and August 12, 1996.

  The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

  Table II - Compensation to Sponsor

  Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Partnerships.

  The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the General Partners and their Affiliates in connection with the Prior Partnerships, the offerings of which closed between May 6, 1994 and August 12, 1996. The Table also shows the amounts paid to the General Partners and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Partnerships on a cumulative basis commencing with inception and ending June 30, 1996.

  Table III - Operating Results of Prior Programs

  Table III presents a summary of operating results for the period from inception through June 30, 1996, of the Prior Partnerships, the offerings of which closed between May 6, 1994 and August 12, 1996.

  The Table includes a summary of income or loss of the Prior Partnerships presented on the basis of generally accepted accounting principles. The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Partnerships, as distinguished form cash generated from other sources (special items). The section of the Table entitled "Special items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners, proceeds of mortgage loans, and disbursements made from these sources of funds, such as acquisition of the properties and other costs which are related more to the formation of the partnership than to the actual operations of the properties.

  The Table also presents information pertaining to investment income, returns of capital, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

                                    TABLE I

          PRIOR PERFORMANCE EXPERIENCE IN RAISING AND INVESTING FUNDS



                                                      CAPTEC FRANCHISE             CAPTEC FRANCHISE
                                                      CAPITAL PARTNERS             CAPITAL PARTNERS
                                                         L.P. II(a)                  L.P. III(b)
                                                      ----------------             ----------------
Dollar amount offered                                    $7,500,000                  $20,000,000

Dollar amount raised (100%)                              $1,940,500                  $20,000,000

Less offering expenses:

  Selling Commissions                                          8.0%                         8.0%

  Organizational expenses                                      3.0%                         3.0%

  Other (non-accountable allowance)                            2.0%                         2.0%

Reserves                                                       0.0%                         0.0%

  Percent Available for Investment                            87.0%                        87.0%

Acquisition Costs:

  Cash down payment                                          123.6%                        81.7%

  Acquisition fees                                             6.2%                         3.2%

  Acquisition expenses                                         0.0%                         0.0%

Total acquisition costs                                      129.8%                        84.9%

Percentage leverage                                           33.0%                         0.0%

Date offering began                                     May 7, 1992              August 12, 1994

Length of offering (months)                                      24                           24

Months to invest 90% of amount available
for investment                                                    4                          (b)

----------------------------

     (a) Captec Franchise Capital Partners L.P.II ("Captec L.P. II") and Captec Franchise Capital Partners L.P. III ("Captec L.P. III") are each public programs with investment objectives similar to those of the Partnership.

     (b) Information in the table is presented as of September 30, 1996. Captec L.P. III closed its offering on August 12, 1996 having raised $20,000,000 from 1,391 investors. As of September 30, 1996, Captec L.P. III had purchased the land and building of eleven properties for a purchase price of $13,625,918 and ten equipment packages for $3,359,131.

                                    TABLE II

                   PRIOR PERFORMANCE COMPENSATION TO SPONSOR


                                                       CAPTEC FRANCHISE
                                                   CAPITAL PARTNERS L.P. II(a)
                                                   ------------------------

Date offering commenced                                 May 7, 1992

Dollar amount raised                                     $1,940,500

Amount paid to sponsor from proceeds of offering:

 Offering expenses                                         $252,265

 Acquisition fees

 - real estate commissions                                        0

 - advisory fees                                                  0

 - other                                                   $119,953

  Other

Dollar amount of cash generated from operations                1994             1995        1996(b)
before deducting payments to sponsor
                                                           $179,410         $256,554       $181,711

Amount paid to sponsor from operations:

 Property management fees                                         0                0              0

 Partnership management fees                                      0                0              0

 Reimbursements                                                   0                0              0

 Leasing commissions                                              0                0              0

 Other                                                            0                0              0

Dollar amount of property sales and refinancing before deducting payments to sponsor:

 Cash                                                             0                0          7,400

 Notes                                                            0                0              0

Amount paid to sponsor from property sales and financing

 Real estate commissions                                          0                0              0

----------------------------

     (a) Captec Franchise Capital Partners L.P. II is a public program with investment objectives similar to those of the Partnership.

     (b)  Information is presented as of September 30, 1996.

                                    TABLE II

                   PRIOR PERFORMANCE COMPENSATION TO SPONSOR


                                                           CAPTEC FRANCHISE
                                                           CAPITAL PARTNERS
                                                              L.P. III(a)
                                                          -------------------
Date offering commenced                                      August 12, 1994

Dollar amount raised                                             $20,000,000
Amount paid to sponsor from proceeds of offering:

  Offering Expenses                                            $2,588,775(b)
  Acquisition fees

  -  real estate commissions                                               0

  -  advisory fees                                                         0
  -  other                                                       $653,176(b)

  Other                                                                    0

                                                                        1995                1996(b)
                                                                        ----                ----

Dollar amount of cash generated from operations                     $346,827               $936,534
before deducting payments to sponsor

Amount paid to sponsor from operations:

  Property management fees                                                 0                      0

  Partnership management fees                                              0                      0

  Reimbursements                                                           0                      0

  Leasing commissions                                                      0                      0

  Other                                                                    0                      0
Dollar amount of property sales and refinancing
before deducting payments to sponsor:

  Cash                                                                     0                      0

  Notes                                                                    0                      0

Amount paid to sponsor from property sales and                             0                      0
refinancing

  Real estate commissions                                                  0                      0

----------------------------

(a) Captec Franchise Capital Partners L.P. III is a public program with investment objectives similar to those of the Partnership.

(b)  Information is presented as of September 30, 1996.

                                   TABLE III

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                   CAPTEC II



                                                                     1994               1995               1996(b)
                                                                 ------------      -------------         ------------
Gross revenues                                                       $169,837         $ 349,675           $ 254,595
Profit on sale of properties                                                0                 0               3,652
Interest income                                                        30,325                 0                   0
Less:    Operating expenses                                            (6,443)           (9,568)            (12,980)
         Interest expense                                             (14,309)          (83,553)            (59,904)
         Depreciation                                                 (15,377)          (28,462)            (21,355)
                                                                 ------------         ---------           ---------

Net income - GAAP basis                                          $    164,033         $ 228,092           $ 164,008
                                                                 ============         =========           =========


Taxable Income
    -    from operations                                         $    126,606         $ 111,079              N/A(c)
                                                                 ============         =========           =========

    -    from gain on sale                                                 $0                $0                  $0
                                                                           ==                ==                  ==


Cash generated from operations                                   $    179,410         $ 256,554           $ 181,711
Cash generated from sales                                                   0                 0               7,400
Cash generated from refinancing                                             0                 0                   0
                                                                 ------------         ---------           ---------

Cash generated from operations, sales and
 refinancing                                                          179,410           256,554             189,111
Less cash distributions to investors: (a)
    -    from operating cash flow                                    (136,988)         (177,618)           (102,645)
    -    from sales and refinancing                                         0                 0              (7,400)
    -    from other:  reduction of net investment in
          financing leases                                             (6,957)          (69,282)           (122,455)
                                                                 ------------         ---------           ---------


Cash generated (deficiency) after cash distributions                   35,465             9,654             (43,389)
Special items (not including sales and refinancing):
    -    Partners' capital contributions, net of
         offering costs                                             1,688,135                 0                   0
    -    Proceeds from borrowings                                     831,000                 0                   0
    -    Purchase of real estate for operating leases              (2,271,562)          326,760                   0
    -    Purchase of equipment for financing leases                  (149,139)         (425,284)                  0
    -    Reduction of net investment in financing leases                6,957            69,282             122,455
    -    Principal payments of debt obligations                        (6,133)          (39,099)            (32,085)
    -    Increase in other assets                                     (69,886)           (7,837)            (78,003)
    -    Increase (decrease) in other liabilities                      22,187            36,753             (33,045)
                                                                 ------------         ---------           ---------

Cash generated (deficiency) after cash distributions
 and special items                                               $     87,024        ($  29,771)         ($  64,067)
                                                                 ============         =========           =========

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                   CAPTEC II



                                                          1994               1995               1996(b)
                                                      ------------      -------------         ------

Tax and Distribution Data per $1,000 Invested:

Federal Income Tax Results:
    Ordinary income (loss)
    -    from operations                                   $67                 $57              N/A(c)
    -    from recapture                                      0                   0                   0
    Capital gain (loss)                                      0                   0                   0

Cash Distributions to Investors: (a)
    Source (on a GAAP basis):
    -    Investment income                                 $77                $127                 $85
    -    Return of capital                                   0                   0                  35

    Source (on a cash basis):
    -    Sales                                               0                   0                   4
    -    Refinancing                                         0                   0                   0
    -    Operations                                        $73                 $91                  53
    -    Other: reduction of net investment in
         financing leases                                    4                  36                  63

Amount (in percentage terms) remaining
    invested in program properties at the end
    of the last year reported in the Table                100%                100%                 98%


                      OPERATING RESULTS OF PRIOR PROGRAMS
                                CAPTEC L.P. III



                                                                             1995               1996(b)
                                                                        -------------         ------

Gross revenues                                                             $  359,018           $  865,796
Profit on sale of properties                                                        0                    0
Interest income                                                                10,928              114,406
Less:    Operating expenses                                                   (23,119)             (43,668)
         Interest expense                                                           0                    0
         Depreciation                                                         (33,978)             (65,441)
                                                                           ----------           -----------

Net income - GAAP basis                                                    $  312,849           $  871,093
                                                                           ==========           ==========

Taxable Income
    -    from operations                                                   $   63,498               N/A(c)
                                                                           ==========           ==========

    -    from gain on sale                                                         $0                   $0
                                                                                   ==                   ==


Cash generated from operations                                             $  346,827           $  936,534
Cash generated from sales                                                           0                    0
Cash generated from refinancing                                                     0                    0
                                                                           ----------           -----------
Cash generated from operations, sales and refinancing                         346,827              936,534
Less cash distributions to investors: (a)
    -    from operating cash flow                                            (289,426)            (878,364)
    -    from sales and refinancing                                                 0                    0
    -    from other:  reduction of net investment in financing leases        (121,674)            (229,625)
                                                                           ----------           -----------

Cash generated (deficiency) after cash distributions                          (64,273)            (171,455)
Special items (not including sales and refinancing):
    -    Partners' capital contributions, net of offering costs             6,437,467           10,957,716
    -    Purchase of real estate for operating leases                      (3,403,260)         (10,222,658)
    -    Purchase of equipment for financing leases                        (2,001,275)          (1,357,856)
    -    Reduction of net investment in financing leases                      121,674              229,625
    -    Increase in other assets                                             (53,560)            (128,012)
    -    Increase in other liabilities                                         55,034              414,066
                                                                           ----------           -----------

Cash generated (deficiency) after cash distributions and special items     $1,091,807           $ (278,574)
                                                                           ==========           ==========

                      OPERATING RESULTS OF PRIOR PROGRAMS
                                CAPTEC L.P. III



                                                                             1995               1996(b)
                                                                        -------------         ---------

Tax and Distribution Data per $1,000 Invested:

Federal Income Tax Results:
    Ordinary income (loss)
    -    from operations                                                      $16               N/A(c)
    -    from recapture                                                         0                    0
    Capital gain (loss)                                                         0                    0

Cash Distributions to Investors: (a)
    Source (on a GAAP basis):
    -    Investment income                                                    $81                  $62
    -    Return of capital                                                     26                   17

    Source (on a cash basis)
    -    Sales                                                                  0                    0
    -    Refinancing                                                            0                    0
    -    Operations                                                           $75                  $63
    -    Other:  reduction of net investment in financing leases               32                   16


Amount (in percentage terms) remaining
    invested in program properties at the end
    of the last year reported in the Table                                   100%                 100%



---------------

(a) Cash distributions are paid quarterly, 15 days after the end of the quarter. Distributions indicated above correspond to the reporting period, but the last of the quarterly distributions included in the total were actually paid in the following period.

(b) Results for the nine month period ended September 30, 1996.

(c) Not available because taxable income is not computed for interim periods.

                                   EXHIBIT B

                        AGREEMENT OF LIMITED PARTNERSHIP

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

                                  EXHIBIT B


                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

                                     INDEX

                                                                               Page
1.   NAME AND PLACE OF BUSINESS   . . . . . . . . . . . . . . . . . . . . . .   B-1

2.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

3.   PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-9

4.   TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-10

5.   GENERAL PARTNERS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-10

6.   LIMITED PARTNERS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-10

7.   PARTNERSHIP CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . .  B-11

8.   LIABILITY OF LIMITED PARTNERS  . . . . . . . . . . . . . . . . . . . . .  B-12

9.   COMPENSATION TO THE GENERAL PARTNERS AND THEIR AFFILIATES  . . . . . . .  B-12

10.  PARTNERSHIP EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . .  B-15

11.  ALLOCATION OF INCOME AND LOSS AND DISTRIBUTIONS  . . . . . . . . . . . .  B-17

12.  TRANSFERABILITY OF UNITS   . . . . . . . . . . . . . . . . . . . . . . .  B-23

13.  BOOKS, RECORDS, ACCOUNTINGS AND REPORTS  . . . . . . . . . . . . . . . .  B-26

14.  RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND
     DUTIES OF THE MANAGING GENERAL PARTNER . . . . . . . . . . . . . . . . .  B-29

15.  RIGHTS AND POWERS OF THE LIMITED PARTNERS  . . . . . . . . . . . . . . .  B-42

16.  REMOVAL, BANKRUPTCY OR DISSOLUTION OF A
     GENERAL PARTNER AND TRANSFER OF A
     GENERAL PARTNER'S INTEREST  . . . . . . . . . . . . . . . . . . . . . . . B-44

17.  CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . B-46

18.  TERMINATION AND DISSOLUTION OF THE PARTNERSHIP  . . . . . . . . . . . . . B-46

19.  SPECIAL POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . B-47

20.  LIABILITY AND INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . B-49

21.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-50


                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

     AMENDED AND RESTATED AGREEMENT of LIMITED PARTNERSHIP ("Partnership Agreement") entered into as of the 31st day of October, 1996, by and among Captec Franchise Capital Corporation IV, a Michigan corporation (the "Managing General Partner") and Patrick L. Beach (the "Individual General Partner"), as General Partners and Patrick L. Beach as the Initial Limited Partner (the "Initial Limited Partner"), with offices at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544, and Patrick L. Beach, as the Initial Limited Partner, with offices at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544.

     WHEREAS, Captec Franchise Capital Partners L.P. IV is a limited partnership presently existing under Delaware law and governed by a Partnership Agreement dated as of July 30, 1996 (the "Former Partnership Agreement")." The Managing General Partner, the Individual General Partner and the Initial Limited Partners wish to amend and restate the Former Partnership Agreement as set forth below;

     NOW, THEREFORE, in consideration of mutual promises made herein, the parties hereto hereby agree as follows:

1.   NAME AND PLACE OF BUSINESS

     The name of the limited partnership to be governed hereby is Captec Franchise Capital Partners L.P. IV (the "Partnership"). Its registered office in Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Partnership's registered agent at that address is The Corporation Trust Company. The Managing General Partner shall have full power and authority to change the Partnership's registered office or registered agent. The Partnership's principal place of business is 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or such other place as the Managing General Partner may hereafter determine. The General Partners shall from time to time execute or cause to be executed the Certificate and all such certificates (including limited partnership and fictitious name certificates) or other documents or cause to be done all such filing, recording, publishing or other acts as may be necessary or appropriate to comply with the requirements for the formation and the operation of a limited partnership under the laws of the State of Delaware and for the purpose of establishing and protecting the limited liability of the Limited Partners, under the laws of any other jurisdiction in which the Partnership may conduct business.

2.   DEFINITIONS

     The following terms used in this Partnership Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

     "Acquisition Expenses" shall mean expenses, including but not limited to credit reports, escrow fees, appraisal reports, attorneys' fees and title insurance, accountants' fees and miscellaneous expenses, and travel and communication expenses related to selection and acquisition of investments, whether or not acquired.

     "Acquisition Fees" shall mean the total of all fees and commissions paid by any Person to any Person, including the General Partners and their Affiliates in connection with the selection, evaluation, acquisition, construction, and/or development of, Property or Equipment by the Partnership, whether or not acquired, including but not limited to, real estate commissions, selection fees, finder's fees, Development Fees, nonrecurring management fees, consulting fees, payments for covenants not to compete, guarantee fees, financing fees or other similar fees or commissions, however designated and however treated for tax or accounting purposes, or any fees of a similar nature, however designated. As used herein, "Development Fee" shall mean a fee for packaging of a Partnership's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

     "Act" shall mean the Securities Act of 1933, as amended.

     "Additional Closing Date" shall mean each date between the Initial Closing Date and the Final Closing Date on which a closing for Units sold pursuant to the Prospectus occurs.

     "Adjusted Investment" shall mean the Original Contributions attributable to a Unit, reduced by the total amount of Net Sale or Refinancing Proceeds distributed.

     "Adjusted Net Asset Value" shall mean the book value of all Assets minus all liabilities of the Partnership.

     "Affiliate" of a Person shall mean: (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer, director, trustee, or partner of such Person; and (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity. Notwithstanding the foregoing, the term Affiliate shall not apply to any Person who shall serve solely as an independent director, trustee or partner of the General Partners or of an Affiliate of the General Partners nor shall a partner in a partnership or joint venture with (a) the Partnership or (b) an Affiliate of the General Partners, be deemed an Affiliate of the General Partners solely by virtue of such relationship.

     "Appraised Value" shall mean the value of any real property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers (an MAI appraiser).

     "Assets" means collectively all Partnership Properties and Equipment.

     "Capital Account" shall mean, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (i) to each Partner's Capital Account there shall be credited such Partner's Original Contribution, such Partner's distributive share of Income, and any items in the nature of income or gain that are specifically allocated to such Partner, and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

          (ii) to each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Partnership Agreement, such Partner's distributive share of losses, and any items in the nature of expenses or losses that are specifically allocated to such Partner, and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event any interest in the Partnership is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of Partnership assets are adjusted pursuant hereto, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment.

     The foregoing provisions and the other provisions of this Partnership Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managing General Partner may make such modification. The Managing General Partner shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners; and (b) any liabilities that are secured by such contributed or distributed property or are assumed by the Partnership or the Partners in the event the Managing General Partner shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-1(b) (2) (iv). The Managing General Partner also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Partnership Agreement not to comply with Treasury Regulations Section 1.704-1(b).

     "Capital Contribution" shall mean the Original Contribution.

     "Cash Flow" means, with respect to any period, all cash receipts derived from payments of all forms of income on Assets held by the Partnership including all rents from and other revenues paid in connection with Partnership Assets (as distinguished from Original Contributions and exclusive of any Net Sale or Refinancing Proceeds), without deduction for depreciation, plus amounts, if any, from reserves attributable to such cash receipts with respect to any prior period, if no longer deemed necessary for Partnership operations, less cash receipts used to pay operating expenses and to repurchase any Units or set aside from such cash receipts by the Managing General Partner for working capital reserves.

     "Certificate" shall mean the Certificate of Limited Partnership of Captec Franchise Capital Partners L.P. IV as filed with the Secretary of State of the State of Delaware, and all amendments thereto.

     "Closing Date" shall mean each date designated by the General Partners on which subscribers for Units are admitted as Limited Partners as a result of purchases occurring during the offering period.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

     "Current Preferred Return" shall mean a cumulative, noncompounded return equal to ten percent (10%) per annum on a Limited Partner's Adjusted Investment, calculated to commence on the first day of the month following the month in which the Limited Partner is admitted to the Partnership as a Limited Partner.

     "Delaware Act" shall mean the Delaware Revised Uniform Limited Partnership Act as in effect and as it may be amended.

     "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     "Disposition" shall mean any Partnership transaction with respect to Property or Equipment not in the ordinary course of its business including, without limitation, sales, exchanges, or other dispositions of Property or Equipment held by the Partnership, and recoveries of damage awards and insurance proceeds with respect to Property or Equipment.

     "Distributions" shall mean any cash or other property distributed to the Limited Partners and the General Partners arising from their interests in the Partnership, but shall not include any payments to the Managing General Partner under the provisions of Sections 9 or 10.

     "Equipment" shall mean any equipment acquired for lease by the Partnership, whether directly or indirectly through a nominee, agent, partnership, trust, joint venture or otherwise, but does not include leases.

     "Final Closing Date" shall mean the date on which the last closing for Units sold pursuant to the Prospectus occurs.

     "Front-End Fees" shall mean fees and expenses paid by any party for any services rendered in connection with and during the Partnership's organizational or acquisition phase including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses and any other similar fees.

     "Full Payout Lease" shall mean a lease under which the present value of non-cancelable rental payments payable during the initial term of the lease is at least sufficient to permit a lessor to recover the purchase price of equipment.

     "General Partners" shall mean Captec Franchise Capital Corporation IV and Patrick L. Beach in their respective capacities as general partners of the Partnership, or any other Person, corporation or other entity which succeeds either of them in such capacity, as well as any additional general partners.

     "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

               (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times:
          (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than the Original Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimus amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Code Section 708(b) (1) (B); and

               (iii) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i) or subparagraph (ii) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing taxable income and loss.

     "Gross Proceeds" shall mean the total proceeds from the sale of Units before deductions for Front-End Fees.

     "Individual General Partner" shall mean Patrick L. Beach in his capacity as the individual general partner of the Partnership.

     "Initial Closing Date" shall mean the date on which the first closing for Units sold pursuant to the Prospectus occurs.

          "Initial Limited Partner" shall mean Patrick L. Beach in his capacity as the initial limited partner.

          "Investment in Assets" shall mean the amount of Gross Proceeds used to invest in Property and/or Equipment, including working capital reserves allocable thereto and other cash payments, but excluding Front-End Fees.

          "Limited Partners" shall mean the Initial Limited Partner and any other Persons who are admitted to the Partnership as additional or substituted Limited Partners. Reference to a "Limited Partner" shall refer to any one of them.

     "Limited Partnership Interests" shall mean the ownership interest of a Partner in the Partnership from time to time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Partnership Agreement and in the Delaware Act, together with the obligations of such Partner to comply with all the terms and provisions of this Partnership Agreement and of the Delaware Act.

     "Majority Vote" shall mean the affirmative vote of the holders of more than 50% of the outstanding Units.

     "Managing General Partner" shall mean Captec Franchise Capital Corporation IV, or its successors and assigns in its or their capacity as the managing general partner of the Partnership.

     "Minimum Number of Units" shall mean 2,000 Units.

     "Net Income or Loss From Annual Operations" shall mean the income or loss for the Partnership's calendar year computed under the accrual method of accounting for purposes of the federal income tax (excluding any income or loss attributable to a Disposition or involuntary conversion of any of the Partnership Property).

     "Net Income or Loss From Other Than Annual Operations" shall mean the income or loss for the Partnership's calendar year computed under the accrual method of accounting for purposes of the federal income tax arising from (i) a Disposition or (ii) any other transaction not included in the determination of Net Income or Loss From Annual Operations.

     "Net Offering Proceeds" shall mean the total Gross Proceeds less Organizational and Offering Expenses.

     "Net Sale or Refinancing Proceeds" shall mean receipts from Dispositions or refinancing of Partnership Properties or Equipment plus amounts, if any, from reserves attributable to prior Dispositions if no longer deemed necessary for Partnership operations, less the following:

          (i) the amount paid or to be paid in connection with or as an expense of such Disposition or refinancing;

          (ii) the amount necessary for the payment of all debts and obligations of the Partnership including, but not limited to, fees to the Managing General Partner or its Affiliates and amounts, if any, required to be paid to, arising from or otherwise related to the particular Disposition or refinancing; and

          (iii) any amount set aside by the Managing General Partner for working capital reserves from such receipts.

     "Offering" shall mean the offering of Units pursuant to the Prospectus.

     "Organizational and Offering Expenses" shall mean all expenditures classified as syndication expenses pursuant to Code Section 709 and Treasury Regulation Section 1.709-2(b), including, but not limited to, all those expenses incurred in connection with the formation, qualification and registration of the Partnership and in marketing, distributing and processing Units, including any selling commissions and discounts under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of Units, including such expenses as: (a) fees and expenses paid to attorneys in connection with the offering, (b) securities jurisdictional fees, filing fees and taxes, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the Partnership's Prospectus including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance of Units, including telephone and telegraphic costs, (e) remuneration of officers and employees of the General Partners and its Affiliates and the Partnership while directly engaged in marketing, distributing, processing and establishing records of Units and establishing records and paying selling commissions, (f) accounting and legal fees and expenses incurred in connection therewith by the General Partners or its Affiliates, (g) reimbursements for accountable bona fide costs of due diligence incurred by Participating Dealers and their registered representatives, (h) escrow fees and expenses in connection with the Offering, and (i) the 2% non-accountable expense allowance payable to the General Partners pursuant to
Section 9.1 hereof.

     "Original Contribution" shall mean the amount of $1,000 for each Unit, which amount shall be attributed to such Unit in the hands of subsequent holders thereof, less the return of any amount of uninvested funds returned pursuant to Paragraph 11.10 hereof.

     "Participating Dealers" shall mean those broker-dealers who as members of the National Association of Securities Dealers, Inc. who are participating in the public offering of the Units.

     "Partners" shall mean collectively the General Partners and the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

     "Partnership" shall mean the limited partnership created under this Partnership Agreement and any successor thereto.

     "Partnership Agreement" shall mean this agreement of limited Partnership, as amended and restated, and all amendments thereto.

     "Partnership List" shall mean an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners along with the number of units held by each.

     "Performance Preferred Return" shall mean a cumulative, noncompounded return equal to ten and one-half percent (10.5%) per annum on a Limited Partner's Adjusted Investment, calculated to commence on the first day of the month following the month in which the Limited Partner is admitted to the Partnership as a Limited Partner.

     "Person" shall mean any natural person, partnership, corporation, association or other legal entity.

     "Property" or "Properties" shall mean the real estate, together with the buildings improvements, fixtures and Personal property associated therewith (but excluding Equipment), acquired or to be acquired, by the Partnership.

     "Prospectus" shall mean the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented.

     "Purchase Prices" shall mean (i) the invoice price or contract price at which the Partnership acquired Property and/or Equipment from the manufacturer or a third party seller, or an amount no greater than the invoice price or contract price, at which an Affiliate of the Partnership, acquired Property and/or Equipment. The Purchase Price of Equipment and/or Property shall include Acquisition Fees (except for purpose of the calculation of such Fees) and all debt secured by liens and security interests on the Property and/or Equipment, but shall exclude points and prepaid interest.

     "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

     "Roll-Up Transaction" shall mean any transaction or series of transactions that directly or indirectly, through acquisition or otherwise, involve the combination, merger or conversion of the Partnership.

     "Qualified Plans" shall mean qualified pension, profit sharing and other employee retirement benefit plans (including Keogh [H.R. 10] plans) and trusts, bank commingled trust funds for such plans and individual retirement accounts.

     "Sponsor" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or who will manage or participate in the management of the Partnership and any Affiliate of such Person, but does not include (i) any Person that is not an Affiliate whose only relationship with the Partnership or the General Partners is that of an asset manager whose only compensation from the Partnership is as such, and (ii) wholly-independent third parties such as attorneys, accountants and underwriters whose only compensation from the Partnership is for professional services rendered in connection with the offering of Units or the operations of the Partnership. A Person may also be a Sponsor of the Partnership by: (i) taking the initiative, directly or indirectly, and founding or organizing the business or enterprise of the Partnership, either alone or in conjunction with one or more other Persons;
(ii) receiving a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both the services and property; (iii) having a substantial number of relationships and contacts with the Partnership; (iv) possessing significant rights to control Partnership property; (v) receiving fees for providing services to the Partnership which are paid on a basis that is not customary in the industry; and (vi) providing goods or services to the Partnership on a basis which was not negotiated at arms-length with the Partnership.

     "Substantially All of the Assets" shall mean, unless the context otherwise dictates, assets representing 66-2/3% or more of the net book value of all of the Partnership's Assets as of the end of the most recently completed fiscal quarter.

     "Tax-Exempt Entities" shall mean Qualified Plans and other entities exempt from federal income taxation, such as endowment funds and foundations and charitable, religious, scientific or educational organizations.

     "Termination Date" shall mean one year after the effective date of the Partnership's Prospectus.

     "Unit" shall mean the ownership interest of the Limited Partners in the Partnership.

3.   PURPOSE

     The principal purpose of the Partnership is to acquire, hold, lease, mortgage, operate, sell or otherwise dispose of (i) Properties and Equipment which will be leased on a "triple net" basis primarily to operators of national chain and nationally franchised fast-food, family style and dinner house restaurants as well as other franchised or chain businesses, and (ii) Properties which will be leased on a "double net" (with the Partnership being responsible for maintenance of the roof, exterior walls and/or parking lot) or "triple net" basis to prominent franchised or chain national retail concerns which are operating at least ten other store locations; and to take any and all actions and to engage in any other business in which a limited partnership may lawfully engage under the laws of the state which, in the opinion of the Managing General Partner, are incidental to the foregoing or are necessary or appropriate to the accomplishment of the purposes of the partnership. The principal investment objectives of the Partnership will be: (i) preservation and protection of capital; (ii) distribution of cash flow generated by the Partnership's leases;
(iii) capital appreciation of Partnership Properties; (iv) generation of increased income and protection against inflation through required escalations of base rents or participation in gross revenues of lessees of Partnership Properties; and (v) deferral of taxation of Partnership cash distributions for Limited Partners. The Partnership's overall objectives will





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be to maximize long term returns with its Properties and to enhance short term returns with its Equipment.

4.   TERM

     The Partnership was formed as of the day of filing of the Certificate of the Partnership with the Delaware Secretary of State and shall continue until the 31st day of December 2026, unless previously terminated in accordance with the provisions of this Partnership Agreement.

5.   GENERAL PARTNERS

     5.1 Capital Contributions. Captec Franchise Capital Corporation IV, and Patrick L. Beach in their capacities as General Partners, have each contributed $100 in cash to the Partnership. At all times during the existence of the Partnership, the General Partners shall have a present and continuing interest in Net Income or Loss From Other Than Annual Operations and Distributions according to the provisions of Section 11.

     5.2 Capital Accounts. The Partnership shall establish for each General Partner a Capital Account (to be maintained in accordance with appropriate provisions of federal income tax law, including Treasury Regulation Section 1.704-1(b)). In the event any interest in the Partnership is transferred in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of Partnership assets are adjusted for purposes of computing income or loss, the Capital Accounts of all General Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment. Loans by any General Partner to the Partnership shall not be considered contributions to the capital of the Partnership.

     5.3 Reserves. Since most of the Partnership's leases will be on a "triple net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent the Partnership has insufficient funds for such purposes, the General Partners will advance to the Partnership an aggregate amount of up to 1% of the Gross Proceeds for maintenance and repairs.

6.   LIMITED PARTNERS

     6.1 Initial Limited Partner. The Initial Limited Partner has contributed the sum of $100 to the capital of the Partnership and has received 1/10 Unit. The 1/10 Unit of the Initial Limited Partner shall be redeemed immediately following the admission to the Partnership of any other Limited Partner in return for the sum of $100, whereupon the Initial Limited Partner shall withdraw as a Limited Partner.

     6.2 Capital Accounts. The Partnership shall establish for each Limited Partner a Capital Account (to be maintained in accordance with appropriate provisions of federal income tax law, including Treasury Regulation Section 1.704-1(b)). In the event any interest in the

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Partnership is transferred in accordance with the terms of this Partnership
Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of Partnership assets are adjusted for purposes of computing income or loss, the Capital Accounts of all Limited Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment. Loans by any Limited Partner to the Partnership shall not be considered contributions to the capital of the Partnership.

     6.3 Authorization of Sale of Units. The Partnership is authorized to issue not more than 30,000 Units (including the 1/10 Unit held by the Initial Limited Partner, which 1/10 Unit shall be available for sale upon withdrawal of said Initial Limited Partner). The Persons purchasing such Units shall contribute the purchase price to the capital of the Partnership. The General Partners, their Affiliates and Participating Dealers may purchase up to ten per cent (10%) of the authorized Units net of any selling commissions but otherwise on the same terms as other purchasers.

     6.4 Escrow of Original Contributions and Commencement of Partnership Operations. All Original Contributions shall be received by the Partnership in trust, and shall be deposited in an escrow account in any financial institution designated by the Managing General Partner as escrow agent for the Original Contributions. If the Minimum Number of Units is not sold on or before one year after the effective date of the Partnership's Prospectus (the "Termination Date"), all monies held in escrow shall be returned to subscribers with any interest earned thereon (subject to deductions for back-up withholding, if applicable). If the Minimum Number of Units is sold by the Termination Date, all monies held in escrow together with any interest earned thereon will be distributed promptly by the escrow agent to the Partnership on the Initial Closing Date, and all selling commissions then due and payable shall be paid to the participating broker-dealers by the Partnership, as agent for the purchasers of Units, and the Managing General Partner may, in its sole discretion continue the offering for a period to end not later than (i) the sale of all Units offered by the Prospectus or (ii) two years after the effective date of the Prospectus. After the Initial Closing Date, investors shall be admitted as Limited Partners on at least a monthly basis. Subscriptions shall be accepted or rejected by the General Partners within thirty (30) days of their receipt; if rejected, all funds shall be returned to the investor within ten (10) business days after rejection. Investors whose subscriptions are accepted by the General Partners shall be admitted to the Partnership at the time their names are shown on the books and records of the Partnership as Limited Partners.

     6.5 No Assessments or Additional Contributions. The Units are non-assessable and no Limited Partner shall be required to make additional contributions to the capital of the Partnership.

7.   PARTNERSHIP CAPITAL

     7.1 Withdrawal of Capital. No Partner shall have the right to withdraw, or receive any return of, his Capital Contribution, except as specifically provided herein. Except as provided in

Paragraph 6.1, no Limited Partner shall have priority over any other Limited Partner, as to the return of his Capital Contribution or as to profits, losses or distributions.

     7.2 Return of Capital. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash.

8.   LIABILITY OF LIMITED PARTNERS

     8.1 No Personal Liability. Limited Partners shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership, and no Limited Partner shall be required to lend funds to the Partnership or to make any further Capital Contribution to the Partnership.

     8.2 Obligation to Refund Prior Distributions. If the Partnership does not have sufficient assets to discharge its liabilities, and under the Delaware Act, Limited Partners are liable to the Partnership for previous Distributions as determined by court of competent jurisdiction, then notwithstanding the provisions of this Partnership Agreement, such Limited Partner shall be required to repay all or any part of such Distributions, such obligation shall be the obligation of such Limited Partner and not the obligation of the General Partners.

9.   COMPENSATION TO THE GENERAL PARTNERS AND THEIR AFFILIATES

     The General Partners and their Affiliates will receive compensation from the Partnership only as specified by Sections 9, 10, 11, and Paragraphs 14.2.7 and 14.2.8 hereof. Front-End Fees shall be reduced to the extent necessary to comply with Paragraph 14.6 hereof.

     9.1 Securities Commissions. Participating Dealers, including Affiliates of the General Partners will receive selling commissions in an amount equal to 8.0% of the Gross Proceeds attributable to all Units placed by them directly, subject to volume discounts. An additional amount not exceeding 0.5% of such Gross Proceeds may be paid to prospective Participating Dealers by the General Partners from amounts received by them for Organizational and Offering Expenses for accountable expenses incurred in connection with due diligence activities of such prospective Participating Dealers and their registered representatives.

     9.2 Non-Accountable Expense Allowance. The General Partners and/or their Affiliates shall receive a non-accountable expense allowance from the Partnership (the "Non-Accountable Expense Allowance"), aggregating 2.0% of Gross Proceeds.

     9.3 Organizational and Offering Expenses. The Managing General Partner or an Affiliate shall be reimbursed for all Organizational and Offering Expenses up to a maximum amount equal to 3.0% of Gross Proceeds, (less amounts paid directly by the Partnership), excluding selling commissions and the Non-Accountable Expense Allowance referenced in Paragraph 9.2 hereof, but including amounts paid to participating dealers as accountable bona fide due diligence expenses in an amount not exceeding 0.5% of Gross Proceeds.

     9.4 Acquisition Fees and Expenses. The General Partners or an Affiliate shall receive Acquisition Fees equal to the lesser of (1) 4.0% of Gross Proceeds plus an additional .0677% ("Debt Fee") for each 1% of indebtedness (calculated as the aggregate amount of Partnership indebtedness secured by Partnership Assets as a percentage of the aggregate Purchase Prices of such Assets) incurred in acquiring Properties and/or Equipment, but in no event shall Acquisition Fees exceed 5.0% of the aggregate Purchase Prices of Properties and/or Equipment; or
(2) compensation customarily charged in arm's-length transactions by others rendering similar services as an on-going activity in the same geographic location for property or equipment comparable to the Property or Equipment to be purchased by the Partnership. Although the Debt Fee is included within the definition of Acquisition Fees in calculating the 5.0% limitation, the Debt Fee will be paid out of the proceeds of indebtedness rather than from Gross Proceeds. The General Partners or an Affiliate shall pay all Acquisition Expenses from amounts received as Acquisition Fees.

     9.5 Asset Management Fees. The Managing General Partner or an Affiliate shall receive an asset management fee equal to the lesser of competitive fees for similar services in the same geographic location or 1.0% of gross rental revenues from Partnership Properties and Equipment. Such asset management fee shall be payable on a monthly or quarterly basis as determined by the Managing General Partner, provided however, that such fees will accrue and be subordinated to receipt by the Limited Partners of their Current Preferred Return. Notwithstanding the foregoing, in the event of a default under a lease which requires the Partnership to assume operations of a Property and/or Equipment, such operations may be managed by an Affiliate of the General Partners who will be responsible for providing leasing services for such Property or Equipment. In such event, the Affiliate will be entitled to an unsubordinated management fee equal to 3% of gross revenues generated by the Property and/or Equipment plus reimbursement for on-site expenses.

     9.6 Equipment Liquidation Fees. The Partnership may pay an Affiliate of the General Partner a liquidation fee for the resale of Equipment in an amount equal to the lesser of (i) 3.0% of the Purchase Price of the Equipment or
(ii) Fees customarily charged for similar services in the locale of the Equipment being sold.

     9.7 Real Estate Liquidation Fees. The Partnership may pay an Affiliate of the General Partners a liquidation fee for the resale of real estate in an amount equal to the lesser of (a) fifty percent (50%) of the real estate commission customarily charged for similar services in the locale of the Property being sold or (b) three percent (3%) of the Purchase Price of a Property. Such fees shall accrue and be subordinated to receipt by the Limited Partners of aggregate Distributions equal to a 10% per annum cumulative, non-compounded return on their Adjusted Investment plus aggregate distributions of Net Sale or Refinancing Proceeds equal to 100% of their Original Contributions. Notwithstanding anything to the contrary herein, neither the General Partners nor any of their Affiliates shall have an exclusive listing in connection with the sale of a Property by the Partnership. The total compensation paid by the Partnership to all persons and entities as real estate liquidations fees or commissions in connection with any sale of Partnership Properties shall not exceed the lesser of (i) six percent (6%) or (ii) that commission or fee paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the Property. In no event shall the Partnership pay, directly or indirectly, a commission or fee to the General Partners or their Affiliates in connection with the reinvestment or distribution of Net Sale or Refinancing Proceeds other than as described in this Section 9.

     9.8 Payment of Fees. Should a General Partner be removed from the Partnership, any portion of any of the foregoing fees or any other fee or reimbursement payable under this Partnership Agreement which is then due but not yet paid, shall be paid by the Partnership to the General Partner or their Affiliates, as the case may be, in cash within thirty (30) days of the date of removal as stated in the written notice of removal, unless such amount is included in the purchase price of the General Partners' interest in the Partnership as determined under Paragraph 16.3 hereof.

     9.9 Other Goods and Services. In extraordinary circumstances, the General Partners and their Affiliates may provide other goods and services to the Partnership if all of the following criteria are met: (i) the goods or services must be necessary to the prudent operation of the Partnership; (ii) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Partnership would be required to pay to unaffiliated parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the General Partners or their Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (iii) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from Persons other than Affiliates, the compensation, price or fee charged by an unaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location; (iv) the goods and services must be provided pursuant to a written contract which may be modified in any material respect only by the vote of a majority in interest of the Limited Partners and shall be terminable without penalty on 60 days notice; and (v) the General Partners must receive at least 33% of gross revenues for such goods and services from Persons other than Affiliates. In addition, any such payment shall be subject to the further limitation described in Paragraph 10.2 below. Extraordinary circumstances shall be presumed only when in the good faith belief of the General Partners there is an emergency situation requiring immediate action by the General Partners or their Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Partnership assets, janitorial and other related services due to strikes or lock- outs, emergency tenant evictions and repair services which require immediate action.

     The Partnership or an Affiliate may provide insurance brokerage services in connection with obtaining insurance on the Property so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the Partnership or an Affiliate unless they are independently engaged in the business of providing such services to other than Affiliates and at least 75% of their insurance brokerage service gross revenue is derived from other than Affiliates.

     The General Partners will not provide construction services to the Partnership. The Partnership will obtain either a payment and performance bond or a guaranty of performance for any Property which has not been constructed at the time the Partnership acquires a particular Property.

     9.10 Reimbursements. The General Partners shall also receive reimbursement for (i) the actual cost to the General Partners or their Affiliates of goods and materials used for and by the Partnership if obtained from unaffiliated parties; and (ii) administrative services (as hereinafter defined) necessary for the prudent operation of the Partnership. The amounts charged to the Partnership for services performed pursuant to clause (ii) above shall not exceed the lesser of: (l) the actual cost of such services; or (2) 90% of the amount which the Partnership would be required to pay to unaffiliated parties for comparable services. The Partnership's annual report to the Limited Partners shall include an itemized breakdown of the services performed and the amount reimbursed to the General Partners or their Affiliates pursuant to clause (ii) above, which information shall be verified by the independent public accountants retained by the Partnership. "Administrative services" for purposes of this Paragraph 9.10 include only services such as typing, record keeping, preparation and dissemination of Partnership reports, preparation and maintenance of records regarding Limited Partners, preparation and dissemination of responses to investor inquiries and other communications with investors and any other record keeping required for Partnership purposes. Notwithstanding the foregoing, the General Partners and their Affiliates also may be reimbursed for actual expenses incurred when extraordinary on site action is required.

     9.11 Limitation on Claims for Fees. In no event shall the General Partners be entitled to collect any fees or reimbursement amounts not requested within one year of the date they were earned.

     9.12 Guarantee of General Partners. The General Partners guarantee payment of Organization and Offering Expenses (including selling commissions and the Non-Accountable Expense Allowance) which exceed 13% of Gross Proceeds. Payment of expenses pursuant to this guarantee will be without recourse to, or reimbursement by, the Partnership.

10.  PARTNERSHIP EXPENSES

     10.1 Partnership Obligations. Except as otherwise contemplated by Section 9 hereof, the Partnership shall pay all expenses of the Partnership (which expenses may be billed directly to the Partnership) which may include, but are not limited to:

          10.1.1   all costs of personnel employed by the Partnership;

          10.1.2 all costs of borrowed money, taxes and assessment on Partnership assets and other taxes applicable to the Partnership;

          10.1.3 except as otherwise provided in Paragraph 15.2.4, fees and expenses of professionals retained by the Partnership in connection with any of the foregoing, including without limitation, attorneys, accountants, consultants and appraisers;

          10.1.4 printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership;

          10.1.5 fees and expenses paid to independent contractors, appraisers, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, insurance brokers, consultants and other agents;

          10.1.6 expenses in connection with the acquisition, disposition, alteration, repair, remodeling, refurbishment, leasing, initial financing, refinancing and operation of Partnership Properties (including the costs and expenses of insurance premiums, real estate brokerage and leasing commissions and of maintenance of such Property as and if necessary); provided, however, that nothing contained herein shall be construed to permit payment of construction or Development Fees to the General Partners or their Affiliates;

          10.1.7 the cost of insurance as required in connection with the business of the Partnership; provided, however, that nothing contained herein shall be construed to permit payment of insurance costs of Affiliates or employees of the General Partners;

          10.1.8 expenses of organizing, revising, amending, converting, modifying or terminating the Partnership;

          10.1.9 the cost of preparation and dissemination of the informational material and documentation relating to Partnership operations;

          10.1.10 the cost incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency of the Partnership, including legal and accounting fees incurred in connection therewith;

          10.1.11 the cost of any computer equipment or services used for or by the Partnership; and

          10.1.12 the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership.

     10.2 Notwithstanding anything herein and except as contemplated by Paragraph 9.3 hereof, to the contrary, neither the General Partners nor their Affiliates shall be entitled to reimbursement for:

          10.2.1 rent or depreciation, utilities, capital equipment, other administrative items;

          10.2.2 services for which the General Partners or their Affiliates are entitled to be compensated by way of a separate fee; and

          10.2.3 salaries, fringe benefits, travel expenses, and other administrative items incurred or allocated to any controlling Persons of the General Partners or their Affiliates. Controlling Persons, for purposes of this Paragraph 10.3 includes but is not limited to any Person, whatever his title, who performs functions for a General Partner similar to those of:

               (a)     Chairman or member of the Board of Directors;

               (b)     President;

               (c)     Executive Vice-President;

               (d) Those Persons holding 5% or more of the stock of the Managing General Partner; or

               (e) A Person having the power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

11.      ALLOCATION OF INCOME AND LOSS AND DISTRIBUTIONS

     11.1 Allocation of Income and Loss. The income and loss of the Partnership for purposes of the federal income tax shall be allocated among the Partners in accordance with this Paragraph 11.1. For purposes of this Section 11, Limited Partners shall mean and include all Limited Partners, other than the Initial Limited Partner.

          11.1.1 Net Income or Loss From Annual Operations. Net Income or Loss From Annual Operations shall be allocated 99% to the Limited Partners and 1% to the General Partners.

          11.1.2 Net Income From Other Than Annual Operations. Net Income From Other Than Annual Operations shall be allocated to the Capital Accounts of the Partners prior to the distribution of Net Sale or Refinancing Proceeds and cash from reserves deemed no longer necessary for Partnership operations as follows:

               (a) First, Net Income in an amount equal to the aggregate deficit in the Partners' Capital Accounts, if any, shall be allocated to each Partner in the same ratio as the deficit in such Partner's Capital Account bears to the aggregate of all such Partners' deficit Capital Accounts;

               (b) Second, to and among the Limited Partners until each Limited Partner's Capital Account balance equals the sum of his Performance Preferred Return and his Original Contribution less the aggregate amount of Distributions to each Limited Partner;

               (c) Third, to the General Partners in such amounts as are necessary to cause the aggregate Capital Account balances of the General Partners to be in a percentage ratio of 10% of all Partnership Capital Account balances of all Partners;

               (d) Fourth, to the Limited Partners in such amounts as are necessary to cause the aggregate Capital Account balances of the Limited Partners to be in a percentage ratio of 90% of all Partnership Capital Account balances of all Partners;

               (e) Fifth, to the General Partners in an amount equal to their contributions of capital to the Partnership;

               (f) Thereafter, the balance of the Net Income, if any, shall be allocated 90% to the Limited Partners and 10% to the General Partners.

          11.1.3 Net Loss From Other Than Annual Operations. Net Loss From Other Than Annual Operations shall be allocated to the Capital Accounts of the Partners prior to the distribution of Net Sale or Refinancing Proceeds and cash from reserves deemed no longer necessary for Partnership operations, as follows:

               (a) First, to the Partners having positive Capital Accounts in proportion to and to the extent of their positive Capital Account balances, until all positive Capital Account balances shall be reduced to zero;

               (b) Second, the balance of such losses shall be allocated to those Partners bearing the ultimate risk of law related to such losses in accordance with Treasury Regulations promulgated pursuant to Code Section 704.

          11.1.4 Unexpected Allocations. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) (4), 1.704-1(b)(2)(ii)(d)(5), or 1.704- 1(b)(2)(ii)(d)(6), which causes or increases a deficit balance in such Partner's Capital Account shall be specially allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

          11.1.5 Minimum Gain. Notwithstanding the foregoing, if there is a net decrease in the Partnership's "minimum gain" (as defined in Section 1.704-2(d)(1) of the Regulations) during a Partnership taxable year, all Partners with deficit Capital Account balances shall be allocated, before any other allocation is made under Code
          Section 704(b), items of income and gain for such years (and, if necessary, subsequent years) in the amount and in the proportions needed to eliminate such deficits as quickly as possible. Such allocation shall be interpreted in a manner to conform with Section 1.704-2(f) of the Regulations.

     11.2 Apportionment of Income and Loss. That portion of Net Income and Loss From Annual Operations allocated to the Limited Partners shall be apportioned among those Persons owning Units at any time during each calendar month in proportion to allocation factors calculated by multiplying their respective Units by the number of days in such calendar month that they were the owners of record of such Units. To the extent that any discrepancies in Capital Accounts (as determined on a per Unit basis) arise among the Limited Partners during the offering period, then, in the sole discretion of the Managing General Partner, allocations of Net Income and Loss From Annual Operations and/or Distributions shall first be made at the close of the offering period or as soon as possible thereafter so as to equalize the Capital Accounts of each Limited Partner on a per Unit basis, with any excess allocated in the manner described herein.

     11.3 Compliance With Allocation Laws. It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Section 11 to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determinations and allocations provided for in this Section 11, the Managing General Partner is authorized and directed to allocate income, gain, loss, deduction, or credit (or any item thereof) arising in any year differently than otherwise provided for in this Section 11 to the extent that allocating income, gain, loss, deduction, or credit (or any item thereof) in the manner provided for in this Section 11 would cause the determinations and allocations of each Partner's distributive share of such items not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocation made pursuant to this Paragraph 11.3 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Section 11 and no amendment of this Partnership Agreement or approval of any Partner shall be required.

     In making any allocation (the "New Allocation") under this Paragraph 11.3, the Managing General Partner is authorized to act only after having been advised by counsel to the Partnership that, under Section 704(b) of the Code and the Treasury Regulations thereunder (i) the New Allocation is necessary, and (ii) the New Allocation is the minimum modification of the allocations otherwise provided for in this Section 11 necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction, or credit (or any item thereof) is determined and allocated in accordance with this Section 11 to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.

     If the Managing General Partner is required by this Paragraph 11.3 to make any New Allocation in a manner less favorable to the Limited Partners than is otherwise provided for in Section 11, then the Managing General Partner is authorized and directed, insofar as he is permitted to do so by Code Section 704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such manner so as to bring the proportion of income, gain, loss, deduction, or credit (or any item thereof) allocated to the Limited Partners as nearly as possible to the proportion otherwise contemplated by this Section 11.

     11.4    Tax Allocation: Code Section 704(c). In accordance with Code
Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Grass Asset Value.

     In the event the Gross Asset Value of any Partnership property is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

     In the event of a combined taxable disposition of property pursuant to which gain is to be allocated under this Paragraph 11.4 and other property the gain from which is not allocated under this Paragraph 11.4, the gain to be allocated under this Paragraph 11.4 in any calendar year shall bear the same relationship to the total gain to be recognized in such year as the total gain to be allocated under this Paragraph 11.4 from the disposition of the properties bears to the total gain to be allocated from the disposition of the properties.

     Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Partnership Agreement. Allocations pursuant to this Paragraph 11.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's capital account or share of Income, Losses, other items or distributions pursuant to any provision of this Partnership Agreement.

     11.5 Distributions of Cash Flow. Distributions of Cash Flow shall be made to the Partners in the following order of priority and in the following amounts:

     (i) First, to the Limited Partners in an amount up to the amount necessary so as to cause the aggregate amount of distributions to the Limited Partners pursuant to this Section 11.5 to be equal to their Current Preferred Return as of the last day of the preceding month;

     (ii) Second, to the General Partners in an amount up to that amount necessary so as to cause the aggregate amount of distributions to the General Partners pursuant to this Section 11.5 to be equal to 1% of the aggregate amount of distributions to all of the Partners pursuant to this Section 11.5; and

     (iii)   Third, 99% to the Limited Partners and 1% to the General Partners

Such distributions of Cash Flow shall be apportioned quarterly among the Limited Partners of record as of a record date declared within thirty (30) days after the end of each quarter and shall be paid no less frequently than quarterly. Limited Partners owning at least ten (10) Units may elect to receive their quarterly distributions on a monthly basis, in which event their quarterly distributions shall be paid in three (3) consecutive equal monthly installments commencing on the quarterly distribution date. Such installment shall be paid to Limited Partners of record as of the record date for quarterly distributions. Cash Flow shall not be reinvested in Properties or Equipment.

     11.6 Net Sale or Refinancing Proceeds and Reserves. Distributions of Net Sale or Refinancing Proceeds shall be apportioned among the Limited Partners in the same manner as Cash Flow and made to the Partners in the following order of priority:

     (i) First, to the Limited Partners in an amount up to the amount necessary so as to cause the aggregate amount of distributions to the Limited Partners pursuant to this Section 11.6 and Section 11.5 to be equal to the sum of (A) their Performance Preferred Return as of the last day of the preceding month, and (B) their Original Contributions;

     (ii) Second, to the General Partners in an amount up to that amount necessary so as to cause the aggregate amount of distributions to the General Partners pursuant to this Section 11.6(ii) to be equal to 10% of the aggregate amount of distributions to all of the Partners pursuant to this Section 11.6; and

     (iv)    Third, 90% to the Limited Partners and 10% to the General Partners.

     11.7 Liquidating Distributions. Unless otherwise required by the Delaware Act, the net cash proceeds of a sale, exchange or other disposition of all or Substantially All of the Assets of the Partnership constituting a dissolution of the Partnership shall be distributed in accordance with the Partners Capital Account balances. Notwithstanding anything herein to the contrary, the Partnership shall not distribute assets in kind.

     11.8 General Partners' Interest. In no event will the General Partners be allocated less than 1% of Net Income or Loss From Annual Operations for tax purposes. To the extent that the Partnership shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income, Net Loss and Distributions granted to the General Partners, such deduction shall be allocated for federal income tax purposes to the General Partners. As among the General Partners, the allocations of profit and loss and Distributions of Cash Flow and Net Sale or Refinancing Proceeds, shall be divided as they may mutually agree from time to time, without the need for consent of the Limited Partners.

     11.9 Consent to Allocation Method. The methods hereinabove set forth by which Distributions and allocations of Net Income and Loss From Annual Operations and Net Income and Loss From Other Than Annual Operations are made and apportioned are hereby expressly consented to by each investor as an express condition to becoming a Partner.

     11.10 Unutilized Net Proceeds. In the event that any portion of the Net Proceeds is not invested or committed for investment within the later of twenty-four (24) months from the date of the Prospectus or twelve (12) months after the offering has terminated (except for any amounts set aside for operating expenses or reserves), such portion of the Net Proceeds shall be distributed to the investors who purchased Units as a return of capital without reduction for Front-End Fees which would have been payable to the General Partners or their Affiliates if such funds had been committed to investment. For purposes of this Paragraph 11.10, funds shall be deemed to have been committed to investment and will not be returned to the extent written agreements in principle or letters of understanding were at any time executed, regardless of whether any such investment may or may not be consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Asset regardless of whether any such payments may or may not be made.

     11.11 Escheat of Distributions. If, upon the termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership a material amount of Distribution checks which have not been negotiated for payment by Limited Partners, the Managing General Partner may, if deemed to be in the best interests of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their Distribution checks; provided, however, that the Partnership shall not be liable for any subsequent claims for payment of such redistributed Distributions. The Managing General Partner is not required to make such a redistribution, in which case such amounts will eventually escheat to the state or as otherwise required in accordance with appropriate statutory authority. Notwithstanding the foregoing, unclaimed funds of Persons who, for purposes of the Partnership's records are Ohio residents, shall be distributed in accordance with the Ohio unclaimed funds statute in effect as of the date on which the Partnership shall have unclaimed funds.

     11.12 Section 709 Expenses. Syndication and other nondeductible and non-amortizable expenses, as defined in Code Section 709, shall be allocated to, and under the capital account maintenance rules reduce, the Capital Accounts of the Partners actually incurring such expense.

     11.13 Withholding Taxes. In the event that the Partnership is required to pay any withholding tax or other liability or obligation to any state, federal or foreign taxing authority that arises because of any act or status of any Limited Partner, including (but not limited to) the status of a Limited Partner (or the Person owning such Unit), as a foreign Person under the Code, and such tax or liability attributable to any year is in excess of the distributions attributable to such Limited Partner for such year, the Partnership shall pay such funds on behalf of such Limited Partner, and such payment shall constitute a loan to such Limited Partner bearing interest at the First Chicago NBD Bank prime rate and payable in full from the next distribution of Net Sale or Refinancing Proceeds. Each Partner hereby grants the Partnership a security interest in all Net Sale or Refinancing Proceeds distributable to such Limited Partner or with respect to such Units in the amount of the loan discussed in this Paragraph 11.13 and the Partnership shall have a right of set-off against any such distributions of Net Sale or Refinancing Proceeds. Any tax required to be withheld with respect to a Limited Partner will be charged to that Limited Partner's Capital Account as if such tax had been distributed to such Partner.

     11.14 Distribution Reinvestment Plan. The Partnership has adopted a Distribution Reinvestment Plan pursuant to which Limited Partners may elect to have their distributions of Cash Flow, together with distributions from Affiliates of the General Partner and other sources, applied to the purchase of Units after sale of the Minimum Number of Units and prior to termination of the offering of Units. The Distribution Reinvestment Plan is set forth in Exhibit 2 attached hereto.

12.  TRANSFERABILITY OF UNITS

     12.1 Restrictions on Transfers of Units by Limited Partners. A Limited Partner may assign his Units only by a duly executed, written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Partnership Agreement. The Partnership need not recognize for any purpose any assignment of the Units of a Limited Partner unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of such written instrument of assignment, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Partnership Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and in all other respects is satisfactory in form and substance to the Managing General Partner. Notwithstanding the foregoing, no Limited Partner may sell, assign, transfer or exchange any Units:

          12.1.1 if in the opinion of counsel for the Partnership such sale, assignment, transfer or exchange may result, when considered with all other sales, assignments, transfers and exchanges of Units in the Partnership within the previous twelve (12) months, in the Partnership being considered to have been terminated within the meaning of Code
          Section 708 unless the Partnership and the transferring holder shall have received a ruling by the Service that the proposed sale or exchange will not cause such termination;

          12.1.2 if counsel for the Partnership shall be of the opinion that such sale, assignment, transfer or exchange might cause a violation of applicable federal and state securities laws. In connection therewith, Limited Partners may be required to furnish an opinion of counsel satisfactory to counsel to the Partnership that such sale, assignment, transfer or exchange complies with applicable federal and state securities laws;

          12.1.3 if the transferor or the transferee would hold Units representing an Original Contribution of less than $5,000 unless 100% of the transferor's Units are being transferred to such transferee, except for transfers by gift or inheritance, intra- family transfers, transfers resulting from family dissolutions and transfers to Affiliates; or

          12.1.4 if the Managing General Partner determines in its sole discretion that such assignment would prevent the Partnership from being able to satisfy either the 2% or 5% "safe harbors" contained in Service Advance Notice 88-75 or in corresponding regulations or the Partnership has received an opinion of counsel or a favorable service ruling that such transfer would not result in the Partnership being classified as a "publicly-traded partnership" for federal income tax purposes.

     Any attempted sale, assignment, transfer or exchange in contravention of the provisions of this Paragraph shall, in the sole discretion of the Managing General Partner, be voided and deemed ineffectual and shall not bind or be recognized by the Partnership.

     12.2 Special Exercise of the Rights of a Limited Partner. If a Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent or incompetent possessed to assign all or any part of his Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     12.3 Substituted Limited Partner. No Person shall have the right to become a substituted Limited Partner in place of his assignor unless all of the conditions set forth in Paragraph 12.1 are satisfied and:

             12.3.1 the Limited Partner and his assignee shall execute and acknowledge such other instruments as the Managing General Partner may deem necessary or desirable to effect such substitution, including (a) the written acceptance and adoption by the assignee of the provisions of this Partnership Agreement, as the same may be amended and his execution, acknowledgment; (b) delivery to the Managing General Partner of a special power of attorney, the form and content of which are described herein; and (c) a statement that the assignee is acquiring the Units for investment purposes only and not with an intent of further distribution of the Units.

             12.3.2 a transfer fee of $100 (which may be increased in the discretion of the Managing General Partner) shall have been paid to the Partnership to cover all reasonable expenses connected with such substitution.

     12.4 Consent. By executing or adopting this Partnership Agreement, each Limited Partner hereby consents to the admission of substituted Limited Partners by the Managing General Partner, in accordance with the foregoing.

     12.5 Effective Date; Records. No attempted transfer of Units or substitution shall be effective, and the Partnership and the Managing General Partner shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions or transmittal of reports and notices required to be given to Limited Partners hereunder which are made in good faith to such assignor, until the "effective date", which shall be the first day of the calendar month following completion (no later than five (5) days prior to the beginning of such month) of the requirements set forth in Paragraphs 12.1 and 12.3 above. The Managing General Partner shall cause the records of the Partnership and this Partnership Agreement to be amended to reflect the admission and/or substitution of substituted Limited Partners as of the first day of any month following the satisfaction of the conditions set forth in Paragraph 12.3.

     12.6 Right to Tender Units for Purchase. Commencing in 1998 or the closing of the offering of Units for sale, whichever occurs later, the Partnership shall repurchase any part or all of a Limited Partner's Units at his written request, upon the following terms and subject to the following restrictions:

             12.6.1 The repurchase price shall be an amount equal to (i) 85% of the tendering Limited Partner's Adjusted Investment, if the repurchase occurs in 1998, (ii) 90% of the tendering Limited Partner's Adjusted Investment, if the repurchase occurs in 1999, or
             (iii) 100% of the tendering Limited Partner's Adjusted Investment less (A) any Net Sale or Refinancing Proceeds previously distributed in respect of such Units and not applied to a reduction of Adjusted Investment and (B) one-half of all prior distributions of Net Cash Flow in respect of such Units, if the repurchase occurs in 2000 or thereafter; distributions of Net Cash Flow in respect of Units purchased in the secondary market after the closing of the Offering shall be calculated as if such Units had been issued at the mid-point of the offering of Units;

          12.6.2 Limited Partners desiring to have their Units repurchased must submit to the General Partners notification of the number of Units for which they are requesting repurchase, on a form supplied by the General Partners; the notification must be postmarked either after February 1 but before March 1 (the "February Redemption Period") or after August 1 but before September 1 (the "August Redemption Period"; collectively, the "Redemption Periods") in the year of repurchase;

          12.6.3 During 1998, no more than 1/2% of the outstanding Units (as of January 1, 1998) will be redeemed during either Redemption Period, and thereafter no more than 1% of the outstanding Units (as of January 1 for the relevant year) will be redeemed during any Redemption Period;

          12.6.4 Repurchase requests with the earliest postmarks will be honored first; Units tendered during the February Redemption Period and August Redemption Period will be repurchased on the April 1 and October 1, respectively, thereafter; any such Units tendered during a Redemption Period which are not repurchased will not be eligible for repurchase following a subsequent Redemption Period unless re-tendered in such Redemption Period;

          12.6.5 The Partnership shall not be obligated to repurchase any Units if the Partnership's annualized Net Cash Flow for the three (3) months prior to the Redemption Period, calculated on an annualized basis, is less than 10% of the Adjusted Investment at the beginning of such period;

          12.6.6 The Partnership shall not be obligated to repurchase any Units unless the Managing General Partner determines in his sole discretion that funds are available for that purpose from Partnership revenues otherwise distributable to Limited Partners or Partnership borrowings and that such repurchase will not impair the capital or the operations of the Partnership.

13.  BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

     13.1 Location of Records; Copies. The Partnership's books and records, the Partnership Agreement and any amendments thereto and any separate certificate of limited partnership and any amendments thereto shall be maintained at the principal office of the Partnership or such other place as the Managing General Partner may determine and shall be open to inspection and examination of Limited Partners or their duly authorized representatives at all reasonable times.

The Limited Partners shall receive copies of this Partnership Agreement and any amendments hereto and the certificate of limited partnership and any amendments thereto, upon a request in writing to the Managing General Partner and payment of any necessary duplication fees.

     An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners along with the number of Units held by each of them (the "Partnership List") shall be maintained as part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the principal office of the Partnership upon the request of the Limited Partner. The Partnership List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Partnership List shall be mailed to any Limited Partner requesting the Partnership List within ten days after receipt of the request. The copy of the Partnership List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Partnership List include, without limitation, matters relating to the Limited Partner's voting rights under the Partnership Agreement, and the exercise of the Limited Partner's rights under federal proxy laws. If the General Partners, or an Affiliate having charge of the Partnership List, neglect or refuse to exhibit, produce or mail a copy of the Partnership List as requested, the General Partners or the Affiliate shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees,' incurred by that Limited Partner for compelling the production of the Partnership List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Partnership List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The Managing General Partner may require that the Limited Partner requesting the Partnership List to represent that the Partnership List is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Partnership List are in addition to and shall not in any way limit, other remedies available to Limited Partners under federal laws or the laws of any state. The Partnership shall maintain a record of the information obtained to indicate that a Limited Partner meets the suitability standards employed in connection with the offer and sale of Units and a representation that the purchaser is purchasing for his own account, or, in lieu of such representation, information indicating that the party for whose account the purchase is made meets such suitability standards.

     13.2 Reports on Acquisitions. Within sixty (60) days after the end of each quarter and until Net Offering Proceeds shall be fully invested, the Managing General Partner shall cause to be prepared and distributed to each Person who was a Limited Partner at any time during the quarter then ended, a special report containing: (1) the location and a description of the general character of the Property acquired during the quarter; (2) the present or proposed use of such Property and its suitability and adequacy for such use; (3) the terms of any material lease affecting the Property; (4) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (5) a statement that title insurance has been or will be obtained on the Property acquired, unless the seller has agreed to provide indemnification to the Partnership substantially equivalent to that which would be available under a title policy and the seller has represented to the General Partners that it has a rating by Moody's of AA or better or by Standard and Poor's of AA or better.

     13.3 Tax Information. Within seventy-five (75) days after the end of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner on the first day of any month during the year then ended, such tax information as shall be necessary for the preparation by such Person of his federal income tax return. A reconciliation between generally accepted accounting principles and income tax information will not be provided to the Limited Partners, however, such reconciliation will be available in the office of the Partnership for inspection and review by any interested Limited Partner.

     13.4 Annual Reports. Within one hundred twenty (120) days after the end of each fiscal year, the Managing General Partner shall send to each Person who was a Limited Partner on the last day of the year then ended: (i) audited financial statements of the Partnership, and (ii) an audited report showing Distributions per Unit during such year, which report shall separately identify Distributions from: (a) Cash Flow generated during the year; (b) Cash Flow generated during prior periods which had been held as reserves; (c) cash from initial working capital reserves; (d) annual net rental revenues on a per Property basis; and (e) Net Sale or Refinancing Proceeds. The annual report shall also include a break-down of the costs reimbursed to the General Partners, which report shall have been verified by the Partnership's accountants to ensure that the allocation of costs to the Partnership is appropriate, which verification shall at a minimum provide for (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The annual report shall also include, at Partnership expense, commencing with the Partnership's first fiscal year of operations or portion thereof, a statement of compensation and fees paid by the Partnership to the General Partners and their Affiliates, including an itemized presentation of expense reimbursements to the General Partners and their Affiliates or any other transactions between the Partnership and the General Partners or their Affiliates, which information shall be verified by the independent public accountants retained by the Partnership. The method of verification shall at a minimum provide: (i) a review of the time records of individual employees the costs of whose services are reimbursed; and (ii) a review of the specific nature of the work performed by each such employee during such year.

     13.5 Quarterly Reports. The Managing General Partner shall prepare, at Partnership expense, commencing with the first fiscal quarter after the Initial Closing Date, a quarterly financial highlight report of the Partnership's performance that shall be distributed to each Limited Partner within sixty (60) days after the close of the quarterly period covered by such report. Upon request, unaudited quarterly reports containing information required by Form 10-Q will be mailed to a Limited Partner not later than 60 days after the close of each of the first three fiscal quarters of each fiscal year.

     13.6 Valuation Reports. Commencing with the year ended December 31, 1997, the Partnership shall provide Qualified Plans with an annual valuation of Units within 120 days after the end of each fiscal year of the Partnership which is intended to satisfy the requirements of ERISA. Such reports will be based upon the Managing General Partner's estimate of the amount which would be received if the Partnership's Properties and Equipment were sold as of the close of the Partnership's fiscal year and if such proceeds (without reduction for selling expenses), together with other Partnership funds, were distributed in liquidation of the Partnership. Absent significant increases or decreases in the value of assets, the net asset value of each Unit will be reported at cost and deemed to be $1,000 for the first three annual statements of value following termination of the Offering; thereafter, the value of the Units will be based on an annual valuation, subject to quarterly adjustment in the General Partners' discretion.

14. RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND DUTIES OF THE MANAGING GENERAL PARTNER

     14.1 Services of Managing General Partner. The Managing General Partner shall only be responsible for the following services to the Partnership:

          14.1.1 supervising the organization of the Partnership and the offering and sale of Units;

          14.1.2 arranging for (a) the identification of suitable investments for the Partnership; (b) a review of the significant factors in deciding whether or not to make a particular investment; and (c) the making of a final investment decision;

          14.1.3 supervising Partnership management, which includes: (a) establishing policies for the operation of the Partnership; (b) causing the Partnership's agents or employees to arrange for the provision of services necessary to the operation of the Partnership (including any necessary property management, accounting and legal services and services relating to distributions by the Partnership);
          (c) when necessary or appropriate, approving actions to be taken by the Partnership; (d) providing advice, consultation, analysis and supervision with respect to the functions of the Partnership in making or acquiring investments (including compliance with federal, state and local regulatory requirements and procedures); (e) executing documents on behalf of the Partnership and (f) making all decisions as to accounting matters; and

          14.1.4 approving the terms of Dispositions, including establishing the terms of, and arranging for, any such transactions.

     14.2 Powers of Managing General Partner. The conduct of the Partnership's business shall be controlled solely by the Managing General Partner in accordance with this Partnership Agreement. The Managing General Partner shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control. The Managing General Partner shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Partnership's business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Paragraph
14.4 following, include the right, authority and power:

          14.2.1 to offer and sell Units to the public directly or through any Affiliate of the Managing General Partner or any other broker-dealer who is a member of the National Association of Securities Dealers, Inc. and is authorized to sell Units and to employ personnel, agents and dealers for such purpose;

          14.2.2 to invest Net Offering Proceeds temporarily prior to investment in Assets in short-term, highly liquid investments determined by the Managing General Partner, in its sole discretion, to have appropriate safety of principal;

          14.2.3 to make or purchase Assets or interests therein in its own name or in the name of a nominee, a trust or otherwise and temporarily hold title thereto for the purpose of facilitating such origination or acquisition or for any other purpose related to the business of the Partnership; provided that in the event of the acquisition of such Assets by the Partnership from the Managing General Partner or its Affiliates, (i) the purchase price paid by the Partnership may not exceed the cost of the Assets to the Affiliated seller thereof plus all closing costs and Acquisition Fees paid by the Partnership and
          (ii) no compensation or other benefit may accrue to the Managing General Partner or its Affiliates except as otherwise permitted herein and except that they may be reimbursed for the cost of carrying the investment; accordingly, all income generated and expenses associated with Assets so acquired shall be treated as belonging to the Partnership; in no event shall the Partnership purchase Assets from the Managing General Partner or its Affiliates if the Managing General Partner or its Affiliates have held the Assets for a period in excess of twelve (12) months prior to commencement of the Partnership's offering; furthermore, the General Partners or their Affiliates may not sell Assets to the Partnership pursuant to this subparagraph if the cost of the Assets exceeds the funds reasonably anticipated to be available to the Partnership to purchase the Assets. Notwithstanding the foregoing, no assets or interests therein may be purchased from affiliated Programs. As used herein, "Program" shall be defined as: a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from a interest in real property including such entities formed to make or invest in mortgage loans.

          14.2.4 to originate, acquire, hold, lease, exchange, foreclose on, sell, dispose of and otherwise deal with all or any part of Partnership Assets (including the grant of easements or servitudes thereon) in such amounts and upon such terms, including by private contract or at public sale, as the Managing General Partner deems in its sole discretion to be in the best interests of the Partnership;

          14.2.5 on behalf of the Partnership, to employ Persons in the operation and management of the business of the Partnership including, but not limited to, agents, employees, managers, accountants, attorneys, consultants and others, on such terms and for such compensation as the Managing General Partner shall determine, subject, however, to the limitations with respect thereto as set forth in
          Section 9, and provided that agreements with the Managing General Partner or its Affiliates for the services set forth in Section 9 shall contain the terms and limitations as to fees and expenses as set forth in Section 9 and provided further that any of such agreements shall be terminated immediately upon dissolution of the Partnership under Paragraph 18.1;

          14.2.6 to open accounts and deposit and maintain funds in the name of the Partnership in banks or savings and loan associations;

          14.2.7 to allow the Partnership to borrow money from the General Partners or their Affiliates on a short-term basis, at any time and from time to time and in connection therewith to pay interest and other financing charges or fees which shall not exceed the interest and other financing charges or fees which would be charged by unrelated lending institutions on comparable loans for the same purpose. Except as permitted by this Paragraph 14.2.8, the General Partners and their Affiliates shall be prohibited from providing financing to the Partnership. Furthermore, on loans made available by a General Partner or its Affiliates, the General Partner and its Affiliates shall not receive interest or similar charges or fees in excess of those charged by unrelated lending institutions on comparable loans for the same purpose in the locality. There shall be no prepayment penalty on any loan by the General Partners to the Partnership. Nothing herein shall be construed as prohibiting a bona fide prepayment provision in the financing agreement. An "all-inclusive" or "wraparound" note and deed of trust (the "all-inclusive note" herein) may be used to finance the purchase of property by the Partnership from the General Partners or their Affiliates only if the following conditions are complied with: (i) the General Partners or their Affiliates under the all- inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company or savings and loan association, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursement therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership. In no event, however, shall the General Partners or any of their Affiliates provide permanent financing to the Partnership for any of the Partnership's Properties. Additionally, to the extent that the Partnership has insufficient funds to fund working capital reserves, the General Partners shall advance to the Partnership an aggregate amount of up to 1% of the offering proceeds for this purpose, with interest and other financing charges or fees to be paid consistently with the foregoing;

          14.2.8 to prepare or cause to be prepared reports, statements and other relevant information for distribution to the Limited Partners, including annual and quarterly reports. The Partnership shall, upon request, provide to the state securities administrator any report or statement required to be distributed to the Limited Partners;

          14.2.9 to require in all Partnership obligations that the General Partners shall not have any personal liability thereon and that the Person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction, and in the event that any such obligations have personal liability, the General Partners may require their satisfaction prior to contracts without such personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Partnership obligations are satisfied in accordance with prudent business practices as to time and manner of payment;

          14.2.10 to cause the Partnership to make or revoke any of the elections permitted by the Code;

          14.2.11 to select as its accounting year a calendar year or such fiscal year as approved by the Internal Revenue Service;

          14.2.12 to determine the appropriate accounting method or methods to be used by the Partnership in maintaining its books and records;

          14.2.13 to assure any Person dealing with the Partnership or the General Partners that he may rely upon a certificate signed by the Managing General Partner as authority with respect to: (a) the identity of the General Partners or any Limited Partners; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partners or in any other manner germane to the affairs of the Partnership; (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner;

          14.2.14 (a) to take such steps as the Managing General Partner determines are advisable or necessary in order to preserve the tax status of the Partnership as a pass-through entity for federal income tax purposes including, without limitation, imposing additional restrictions on transfers of Units (provided such restrictions on transfers do not cause the Partnership's assets to be deemed to be "plan assets" with respect to investors which are Qualified Plans) or
          (b) to compel a dissolution and termination of the Partnership or restructuring of the Partnership's activities to the extent necessary
          (i) to comply with any exemption in final plan asset regulations adopted by the Department of Labor, including, but not limited to, establishing a fixed percentage of Units permitted to be held by Qualified Plans or other tax-exempt investors or discontinuing sales to such entities after a given date, in the event that either (A) the assets of the Partnership constitute "plan assets" for purposes of ERISA or (B) the transactions contemplated hereunder constitute prohibited transactions under ERISA or the Code and an exemption for such transactions is not obtainable from the Department of Labor or
          (ii) to obtain a prohibited transaction exemption from the Department of Labor.

          14.2.15 in addition to any amendments otherwise authorized herein, to amend this Partnership Agreement from time to time without the approval of the Limited Partners,

               (a) to add to the representations, duties or obligations of the Managing General Partner or its Affiliates or surrender any right or power granted to the Managing General Partner or its Affiliates herein, for the benefit of the Limited Partners;

               (b) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to add any other provisions with respect to matters or questions arising under this Partnership Agreement which will not be inconsistent with law or with the provisions of this Partnership Agreement;

               (c) to delete or add any provision of this Partnership Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state securities commissioner or similar such official, which addition or deletion is deemed by such commission or official to be for the benefit or protection of the Limited Partners;

               (d) to change the name of the Partnership to any lawful name which it may select;

               (e) to reflect the addition or substitution of Limited Partners or the reduction of capital accounts upon the return of capital to Partners or to reflect the admission of additional General Partners (who may be admitted without the consent of the Limited Partners);

               (f) to amend the provisions of Section 11 of this Partnership Agreement or any other provisions of this Partnership Agreement if, in the opinion of counsel to the Partnership and the General Partners, such modification is necessary to (i) cause the allocations and Distributions contained in Section 11 to have substantial economic effect in accordance with the most recently proposed or final regulations relating to Section 704 of the Code or any other statutory provision or regulation relating to such allocations or (ii) cause the periodic allocations to be respected, such as on a monthly basis, under Section 706 of the Code or any other statute or provision or regulation relating to such periodic allocations or (iii) cause the provisions of this Partnership Agreement to comply with any applicable federal legislation enacted after the date of this Partnership Agreement; provided, however, no such amendment shall be effected unless, in the opinion of counsel, such amendment does not adversely affect the rights or interests of any of the Limited Partners;

               (g) to make any amendments that the Managing General Partner reasonably believes are appropriate to lessen the possibility that Units would be "plan assets," as that term is used in ERISA, and to maintain the status of the Partnership as a pass-through entity for federal income tax purposes;

               (h) to alter the division of profit and loss allocations among the General Partners and of Distribution rights among the General Partners in accordance with Paragraph 11.5 hereof; and

               (i) to substitute any entity for the Individual General Partner, provided such substituted General Partner either (a) in the opinion of counsel to the Partnership, complies with Paragraph 14.9 hereof, or (b) has a liquid net worth of at least 10% of the Adjusted Investments, as of the date of such substitution or the general partner(s) of such substituted General Partner (if a partnership) or the substituted General Partner (if an individual), shall have a net worth, independent of any investment in the Partnership of at least 10% of the Adjusted Investments as of the date of such substitution.

          14.2.16 to borrow money from banks and other financial institutions and for sums so borrowed issue a promissory note (or any other evidence of indebtedness) as a General Partner of this Partnership, and secure repayment thereof by pledging, mortgaging or granting a security interest in all or any part of the Partnership assets. No such Person loaning money to the Partnership shall be bound to verify the validity, expediency or propriety of such borrowing.

          14.2.17 to execute, acknowledge and deliver any and all instruments to effectuate all of the foregoing, and to take all such action in connection therewith as the Managing General Partner shall deem necessary or appropriate.

     14.3 General Rights and Powers. The General Partners shall, except as otherwise provided in this Partnership Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

     14.4 Limitations. Neither the General Partners nor any of their Affiliates shall have the authority to:

          14.4.1 cause the Partnership to enter into contracts with the General Partners or their Affiliates which would bind the Partnership after the removal, adjudication of bankruptcy or insolvency of the last remaining General Partner or continue the business with Partnership assets after the occurrence of such event;

          14.4.2 alter the primary purpose of the Partnership as set forth in Section 3;

          14.4.3 cause the Partnership to invest in any Assets through cotenancy arrangements, joint ventures or general partnerships with a publicly registered Affiliate unless: (a) the affiliated program has investment objectives and policies substantially identical to those of the Partnership; (b) no duplicate management fees are paid; (c) the compensation paid to the Sponsor by the Partnership and the Affiliate is substantially identical with regard to each program; (d) the Affiliated program makes its investments on substantially the same terms and conditions as the Partnership, although the amounts invested do not have to be comparable; and (e) the Partnership has a right of first refusal to purchase the investment if the other program wishes to sell the investment;

          14.4.4 cause the Partnership to invest in any Assets through co-tenancy arrangements, joint ventures or general partnerships with Affiliates other than publicly registered Affiliates unless: (a) the investment is necessary to relieve the General Partners from any commitment to purchase a property entered into in compliance with
          Section 14.2.3 prior to the closing of the Offering (b) the affiliated program has investment objectives and policies substantially identical to those of the Partnership; (c) no duplicate management fees are paid; (d) the compensation paid to the Sponsor by the Partnership and the Affiliate is substantially identical with regard to each program;
          (e) the Affiliated program makes its investments on substantially the same terms and conditions as the Partnership, although the amounts invested do not have to be comparable; and (f) the Partnership has a right of first refusal to purchase the investment if the other program wishes to sell the investment.

          14.4.5 cause the Partnership to invest in any Asset with unaffiliated parties through co-tenancy arrangements, joint ventures or general partnerships except on substantially the same terms and conditions (although not necessarily the same percentage interest) as such unaffiliated parties; provided, however, that no such investment shall be entered into by the Partnership (i) if it involves the payment of duplicative property management or other fees which would have the effect of circumventing any of the restrictions on and prohibited transactions involving conflicts of interest contained in this Partnership Agreement, and
          (ii) unless the Partnership acquires a controlling interest in such joint venture or partnership. For purposes of the above, "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the partnership or joint venture, including the authority to: (a) review all contracts entered into by the partnership or joint venture that will have a material effect on its business or assets, (b) cause a sale or refinancing of the property or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts and/or a right of refusal by the joint venture partner or consent of the joint venture partner; (c) approve budgets and major capital expenditures, subject to a stated minimum amount; (d) veto any sale or refinancing of the property, or alternatively, to receive a specified preference on sale or refinancing proceeds; and (e) exercise a right of first refusal on any desired sale or refinancing by the joint venture partner of its interest in the assets except for the transfer to an Affiliate of the joint venture partner.

          14.4.6     cause the Partnership to exchange Units for Partnership
          Property;

          14.4.7 cause the Partnership to invest in limited partnerships, unless such investment is as a general partner and is substantially identical to a direct purchase of the underlying property (i.e., where the investment includes the purchase of substantially all of the interests of such partnership) or the investment is in a joint venture. In both cases such investment must (i) be on terms which entail the acquisition of a "controlling interest" as defined elsewhere herein; (ii) prohibit the payment of duplicative fees and otherwise limit compensation to that permitted by Section 9 hereof; and (iii) otherwise comply with the limitations on dealings with Affiliated parties as set forth in this Partnership Agreement;

          14.4.8 invest in junior trust deeds or similar obligations, except that junior trust deeds or similar obligations may be taken back from purchasers of Properties and/or Equipment in connection with the sale thereof by the Partnership;

          14.4.9 take any action with regard to any property owned through another entity or partnership which they would not have been empowered to take had the Partnership owned the property directly;

          14.4.10 do any act in contravention of this Partnership Agreement or which would, in the opinion of the Managing General Partner, make it impossible to carry on the ordinary business of the Partnership;

          14.4.11 perform any act (other than an act required by this Partnership Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction;

          14.4.12 employ, or permit the employment of, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership;

          14.4.13 commingle Partnership funds with those of any other Person or entity;

          14.4.14 operate the Partnership in such a manner as to have the Partnership classified as an "investment company" for purposes of the Investment Company Act of 1940;

          14.4.15 except as specifically provided for in Section 14.2.2 or another provision of this Partnership Agreement, cause the Partnership to invest in or underwrite the securities of other issuers for any purposes;

          14.4.16 cause the Partnership to invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title;

          14.4.17 cause the Partnership to invest in Property unless it first obtains an owner's title insurance policy or commitment as to the condition of title or its equivalent and an appraisal prepared by an independent MAI appraiser (the Partnership shall retain the appraisal for at least five (5) years and such appraisal shall be available for inspection and duplication (at the Limited Partner's expense) by the Limited Partners);

          14.4.18 cause the Partnership to invest in unimproved real property (except that such prohibition will not apply to an interest in unimproved, non-income-producing real estate acquired as part of an investment so long as such unimproved real property constitutes less than 10% of Gross Proceeds);

          14.4.19 give an exclusive right to sell or exclusive employment to sell any property for the Partnership to a General Partner or any Affiliate;

          14.4.20 permit receipt by a General Partner or any Affiliate of any rebates or "give-ups" or permit a General Partner or any Affiliate to participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Partnership Agreement;

          14.4.21 make loans to a General Partner or any Affiliate or other Person;

          14.4.22 directly or indirectly pay or award any finder's fee, commission, or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit payment by the Partnership of normal sales commissions to registered broker-dealers or other properly licensed Persons (including an Affiliate of a General Partner) in connection with the offering and sale of Units;

          14.4.23 purchase or lease property from or sell or lease property to the General Partners or any of their Affiliates except as contemplated by Paragraphs 14.2.3, 14.4.3, and 14.4.4 hereof;

          14.4.24 permit the Limited Partners to contract away the fiduciary duty owed to the Limited Partners under common law; or

          14.4.25 following the termination of the Offering, allow the total amount of secured indebtedness with respect to a particular Property or Equipment package to exceed 80% of the Purchase Price thereof; in no event will such indebtedness exceed an amount equal to 35% of the sum of Gross Proceeds plus the aggregate amount of Partnership indebtedness secured by Partnership Assets (approximately 40% of the aggregate Purchase Price of Assets) on a portfolio basis when incurred;

          14.4.26 enter into any "Roll-Up Transaction" without the consent of Limited Partners owning at least two-thirds of the Units then outstanding as used herein, "Roll-Up Transaction" shall mean any transaction or series of transactions that directly or indirectly, through acquisition or otherwise, involve the combination, merger, or conversion of the Partnership; this paragraph 14.4.25 cannot be amended or deleted from the Partnership Agreement without the consent of the Limited Partners owning at least two-thirds of the Units then outstanding;

               (a) in connection with a proposed Roll-Up Transaction, an appraisal of all Partnership assets shall be obtained from a competent "independent expert"; "independent expert", as used herein, shall mean a Person with no material current or prior business or personal relationship with the Sponsor or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work; if the appraisal will be included in a prospectus used to offer the securities of a "Roll-Up Entity," the appraisal shall be filed with the Securities and Exchange Commission, and with such states as may require, an exhibit to the registration statement of the "Roll-Up Entity"; a "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction; the Partnership's assets shall be appraised on a consistent basis; the appraisal shall be based on a evaluation of all relevant information, and shall indicate the value of the Partnership's assets as of the date immediately prior to the announcement of the proposed Roll-Up Transaction; the appraisal shall assume an orderly liquidation of the Partnership's assets over a 12 month period; the terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners; a summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up Transaction; accordingly, if such appraisal is included in the Partnership's prospectus, the Partnership shall be subject to liability for violation of Section 11 of the Securities Act of 1933, as amended and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal;

               (b) in connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to the Limited Partners who vote "no" on the proposal the choice of: (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or (ii) one of the following: (A) remaining as Limited Partners in the Partnership and preserving their interest therein on the same terms and conditions as existed previously; or (B) receiving cash in an amount equal to the Limited Partner's pro-rata share of the appraised value of the net assets of the Partnership;

               (c) the Partnership shall not participate in any proposed Roll-Up Transaction which would result in Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for under paragraph 15.1; if the Roll-Up Entity is a corporation, the voting rights of the Limited Partners shall correspond to the voting rights provided for in paragraph 15.1 to the greatest extent possible;

               (d) the Partnership shall not participate in any proposed Roll-Up Transaction which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); the Partnership shall not participate in any proposed Roll-Up Transaction which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner;

               (e) the Partnership shall not participate in any proposed Roll-Up Transaction in which the Limited Partner's rights of access to the records of the Roll-Up Entity would be less than those provided for under paragraph 13.1;

               (f) the Partnership shall not participate in any proposed Roll-Up Transaction in which any of the cost of the Roll-Up Transaction would be borne by the Partnership if the Roll-Up Transaction is not approved by the Limited Partners;

          14.4.27 issue Units in exchange for Property or Equipment or in ways other than pursuant to the terms set forth in the Prospectus;

          14.4.28 issue securities senior to the Units except notes to banks and other financial institutions;

          14.4.29 invest in real estate mortgages except in connection with the disposition of one or more of the Properties;

          14.4.30 engage in the purchase and sale (or turnover) of investments other than as set forth in the Prospectus;

          14.4.31    repurchase the Units, except as provided in Paragraph 12.6;

          14.4.32 cause the Partnership to invest less than 83% of the Original Contributions in Assets;


          14.4.33 cause the Partnership to reinvest Net Sale or Refinancing Proceeds received more than four years after the date on which the Partnership terminates the Offering;


          14.4.34 permit the aggregate amount of selling commissions, Non-Accountable Expense Allowance used for underwriting compensation, and funds paid as underwriting compensation to the Participating Dealers from any other source with respect to the sale of Units to be greater than 10% of the Original Contributions; or

          14.4.35 permit the aggregate amount of reimbursement for due diligence expenses paid to the Participating Dealers from the Partnership or any Affiliate of the Partnership or the General Partners to be greater than 0.5% of the Original Contributions.

     14.5 No Personal Liability. The General Partners shall have no personal liability for the repayment of the Original Contributions of any Limited Partner or to repay the Partnership any portion or all of any negative balance in its capital account, except as otherwise provided in Section 20.

     14.6 Accounting Matters. The Managing General Partner shall make all decisions as to accounting matters in connection with the accounting methods adopted by the Partnership in accordance with generally accepted accounting principles and procedures applied on a consistent basis and shall make all decisions with respect to tax accounting matters in accordance with tax accounting principles. The Managing General Partner may rely on the Partnership's independent certified public accountants to determine whether such decisions are in accordance with generally accepted accounting principles.

     14.7 Tax Matters Partner. The Managing General Partner is hereby designated as the "Tax Matters Partner" in accordance with Section 6231(a) (7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to fully perform hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of the Limited Partners. The designation made in this Paragraph 14.7 is hereby expressly consented to by each Partner as an express condition to becoming a Partner.

     14.8 Funds and Assets. The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     14.9 Net Worth of Individual General Partner. The Individual General Partner and any successor Individual General Partner shall use his best efforts to meet the requirements, necessary to assure that the Partnership will be classified as a partnership for federal income tax purposes, of the Code, as interpreted from time to time by the Internal Revenue Service, or any successor thereto, any other agency of the federal government or courts of law.

     14.10 Preservation of Tax Status. The Managing General Partner shall use its best efforts to take such actions as are necessary to preserve the Partnership's status as a partnership or other pass-through entity for tax purposes in light of any amendments to the Code or administrative or judicial interpretations thereof.

15.      RIGHTS AND POWERS OF THE LIMITED PARTNERS

         15.1    Voting Rights.

                 15.1.1 The Limited Partners by Majority Vote may, without the concurrence of the General Partners, vote to:

                            (a)   remove a General Partner in accordance with
                            Section 16 (provided that the General Partners, insofar as they may act as Limited Partners due to the ownership of Units of the Partnership, will abstain from voting Units held by them with regard to removal of a General Partner);

                            (b)   elect a new General Partner;

                            (c)   terminate and dissolve the Partnership
                            pursuant to Section 18;

                            (d) amend the Partnership Agreement, provided such amendment is not for any of the purposes set forth in Paragraph 14.2.15 of the Partnership Agreement; and

                            (e) approve or disapprove the sale of all or Substantially All of the Assets of the Partnership in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding-up of the business of the Partnership upon its termination and dissolution or in the ordinary course of business.

                 15.1.2 The General Partners must obtain the approval of the Limited Partners by Majority Vote prior to:

                            (a)   effecting a material change in the
                            Partnership's investment objectives;

                            (b) assigning a General Partner's interest in the Partnership, except as otherwise provided in Paragraph 16.5 of this Agreement;

                            (c)   extending the term of the Partnership; or

                            (d) selling all or Substantially All of the Assets of the Partnership in a single sale, or in multiple sales in the same twelve-month period, except in the liquidation and winding-up of the business of the Partnership upon its termination and dissolution or in the ordinary course of business.

                 15.1.3 In determining the existence of the requisite percentage in interest of Units necessary to approve the matters set forth in Sections 15.1.1 and 15.1.2, Units owned by the General Partners or their Affiliates shall not be included.

                 15.1.4 A Limited Partner shall be entitled to cast one vote for each Unit which he owns, as at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his votes be cast, which writing must be received by the Managing General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his votes be cast, which writing must be received by the Managing General Partner prior to the date upon which the votes of Limited Partners are to be counted. Units owned by the General Partners and their Affiliates may not be voted by, nor may the General Partners and their Affiliates consent with respect to such Units, on matters submitted to the Limited Partners regarding the removal of a General Partner or regarding any transaction between the Partnership and the General Partners and their Affiliates. In determining the existence of the requisite percentage and interest of Units necessary to approve a matter on which the General Partners and their Affiliates may not vote or consent, any Units owned by the General Partners and their Affiliates shall not be included.

         15.2 Meetings. Meetings of the Limited Partners for any purpose may be called by the Managing General Partner at any time and shall be called by the Managing General Partner within ten (10) days after receipt of a written request for such a meeting signed by ten percent (10%) or more in interest of the Limited Partners as of the date of receipt of such written request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon thereat. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the Managing General Partner so long as such meeting is held at a time and place convenient to Limited Partners.

         15.3 Consent Without a Meeting. The Managing General Partner may and, upon receipt of a request in writing signed by ten percent (10%) or more in interest of the Limited Partners, the Managing General Partner shall, submit any matter upon which the Limited Partners are entitled to act, to the Limited Partners for a vote by written consent without a meeting. For purposes of obtaining a written vote under this Partnership Agreement, the Managing General Partner may require a written response within a specified time, but not less than fifteen (15) days and no more than sixty (60) days from receipt of said request, and, provided such notice was sent by U.S. mail, return receipt requested and the Limited Partner's receipt of such notice was confirmed, the failure of a Limited Partner to file such a written response within such time shall constitute a vote which is consistent with the Managing General Partner's recommendation with respect to such proposal so long as a quorum is otherwise obtainable.

         15.4 Notice of Meeting. Notification of any meeting to be held pursuant to Paragraph 15.2 shall be given within ten (10) days after receipt of a request in writing signed by ten percent (10%) or more in interest of the Limited Partners by the Managing General Partner, to each Limited Partner at its record address, or at such other address which he may have furnished in writing to the Managing General Partner. Such notification (which shall be in person or by certified mail) shall state the place, date and hour of the meeting (which shall be held not less than fifteen (15) nor more than sixty
(60) days after receipt of written request), and shall indicate that the notification is being issued at or by the direction of the Partner or Partners calling the meeting. The notification shall state the purpose or purposes of the meeting. For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners, or any adjournment thereof, or to vote by written consent without a meeting, the Managing General Partner or the Limited Partners requesting such meeting or vote may fix, in advance, a date as the record date for any such determination of Limited Partners. Such date shall not be more than sixty (60) days nor less than ten (10) days before any such meeting or submission of a matter to the Limited Partners for a vote by written consent. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notification of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners shall constitute a quorum at meetings of the Limited Partners; provided, however, that if there be no such quorum, holders of a majority in interest of the Units so present or so represented may adjourn the meeting from time to time without further notification, until a quorum shall have been obtained. No notification of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy, except for a Limited Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or to any Limited Partner entitled to such notification who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notification.

         15.5 Proxies. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners.

         15.6 Conduct of Meeting. At each meeting of Limited Partners, the Managing General Partner shall appoint such officers and adopt such rules for the conduct of such meeting as the Managing General Partner shall deem appropriate.

         15.7 Limitations. No Limited Partner shall have the right or power to: (i) bring an action for partition against the Partnership or (ii) cause the termination and dissolution of the Partnership by court decree or otherwise, except as set forth in this Partnership Agreement or as provided by law. Other than upon the termination and dissolution of the Partnership as provided by this Partnership Agreement, there has been no time agreed upon when the contribution of each Limited Partner may be returned.

16. REMOVAL, BANKRUPTCY OR DISSOLUTION OF A GENERAL PARTNER AND TRANSFER OF A GENERAL PARTNER'S INTEREST

         16.1 Removal. The General Partners may be removed from the Partnership upon a Majority Vote. Written notice of the removal of the General Partners shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

         16.2 Sale of Interest. Upon the removal, adjudication of bankruptcy, dissolution or other cessation to exist of either of the General Partners ("Terminated Partner"), the interest of such Terminated Partner in the Net Income, Net Loss and Distributions of the Partnership may be purchased by a successor General Partner (elected by Majority Vote of the Limited Partners) for a purchase price determined according to the provisions of Paragraph 16.3. Effective as of the removal, withdrawal, dissolution or other departure of the Managing General Partner from the Partnership, should the Individual General Partner remain as a General Partner of the Partnership, the Individual General Partner shall assume all rights, obligations and responsibilities of the Managing General Partner.

         16.3 Purchase Price. If a successor General Partner is elected as provided in Section 16.2, the Partnership shall acquire the interest of the Terminated Partner for a purchase price equal to the fair market value of the Terminated Partner's interest in the Partnership, determined by agreement between the Terminated Partner and the Partnership or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association in Detroit, Michigan. The cost of any such required arbitration shall be borne equally by the Terminated General Partner and the Partnership. For this purpose, the fair market value of the interest of the Terminated Partner shall be deemed to be the amount the Terminated Partner would receive upon dissolution and termination of the Partnership under Paragraph 18.2.1 assuming such dissolution or termination occurred on the date of the dissolving event and assuming the assets of the Partnership were sold for their then fair market value without compulsion of the Partnership to sell such assets. Payment shall be made by a promissory note at the announced prime rate of interest of the bank at which the majority of the Partnership's cash is on deposit as of the date of determination of the fair market value of the Terminated Partner's interest in the Partnership. Such promissory note shall be for a term of five (5) years, or such other period as may be agreed upon between the Terminated Partner and the Partnership and shall be a full recourse obligation of the Partnership. The principal amount of said promissory note together with accrued interest shall be payable in equal fully amortizing installments until such time as the principal amount together with accrued interest is paid in full.

         16.4 No Voluntary Dissolution or Withdrawal. Until the dissolution of the Partnership, the General Partners shall not take any voluntary steps to dissolve themselves or to voluntarily withdraw from the Partnership. Nothing in this Partnership Agreement shall be deemed to limit the ability of a General Partner to transfer, pledge or hypothecate its interest in the Partnership to third parties and no such action shall constitute a withdrawal from the Partnership.

         16.5 No Limitation on Merger or Reorganization. Nothing in this Partnership Agreement shall be deemed to prevent the merger or reorganization of the Managing General Partner into or with any other corporation, partnership or other entity, or the transfer of all the capital stock or partnership interests of the Managing General Partner and the assumption of the rights and duties of the Managing General Partner by, in the case of a merger, reorganization or consolidation, the surviving corporation or partnership or by operation of law.

17.      CERTAIN TRANSACTIONS

         The General Partners, any Limited Partner, any Affiliates, any shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others including, but not limited to, the ownership, financing, leasing, operation, management, brokerage and development of real property. Except as set forth in the Prospectus, neither the General Partners nor any Affiliate of the General Partners shall be obligated to present any particular investment opportunity to the Partnership, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership and each of them shall have the right to make for its own account (individually or as trustee) or to recommend to others any such particular investment opportunity. The General Partners shall not be required to devote all of their time or business efforts to the affairs of the Partnership, but shall devote so much of such time and attention to the Partnership as is reasonably necessary and advisable to manage the affairs of the Partnership to the best advantage of the Partnership.

18.      TERMINATION AND DISSOLUTION OF THE PARTNERSHIP

         18.1 Terminating Events. The Partnership shall be terminated and dissolved upon the earliest to occur of the following:

                 18.1.1 the withdrawal, removal, adjudication of bankruptcy, insolvency, dissolution or other cessation of existence as a legal entity (collectively, the "Withdrawal") of the last remaining General Partner unless, within ninety
                 (90) days of the date of such event, the Limited Partners by a majority vote (unless a unanimous vote is required under the Delaware Act) elect to continue the business of the Partnership and elect a successor General Partner as of the date of the Withdrawal;

                 18.1.2 a Majority Vote (which may, but need not be solicited by the General Partner) in favor of dissolution and termination of the Partnership;

                 18.1.3     the expiration of the term of the Partnership; or

                 18.1.4 the disposition of all assets held by the Partnership receipt of final payment with respect to all investments.

         Further, if the Partnership has not been liquidated within ten (10) years of the date the Partnership last purchased a Property or an Equipment package, the General Partners are required to call for a vote of the Limited Partners as to whether they wish to liquidate the Partnership.

         18.2 Liquidation and Distribution of Assets. Upon a dissolution and termination of the Partnership for any reason, the Managing General Partner shall take full account of the Partnership's assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                 18.2.1 first, to the payment of creditors of the Partnership but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets; and

                 18.2.2 second, after allowance for the expenses of liquidation and the setting up of any reserves for contingencies which the Managing General Partner considers necessary, to the Partners in proportion to and to the extent of the positive balances in their Capital Accounts, after Net Income arising from a Disposition and Net Loss has been allocated in accordance with Paragraph 11.1 hereof.

                 18.2.3 notwithstanding anything to the contrary, the Managing General Partner has the right to defer liquidation if, in the opinion of the Managing General Partner, the sale of Partnership assets in liquidation would result in a material underrealization on the Partnership's assets.

                 18.2.4 notwithstanding anything herein to the contrary, the Partnership shall not make any distributions in kind.

         18.3 Additional Terminating Event. In addition to the events described in Paragraph 18.1, the Managing General Partner may also compel a termination and dissolution of the Partnership, upon notice to all Limited Partners but without the consent of any Limited Partner, if, in the opinion of counsel to the Partnership, either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated hereunder constitute "prohibited transactions" under ERISA and no exemption for such transactions is obtainable from the United States Department of Labor.

19.      SPECIAL POWER OF ATTORNEY

         19.1 By completing and signing the Partnership's Subscription Documents or any transfer form, each Limited Partner grants to the General Partners and to each officer of the Managing General Partner and their designees and each of them a power of attorney irrevocably making, constituting and appointing each of them with full power of substitution and resubstitution, as its or their attorney-in-fact with full power and authority to act in its or their name on its or their behalf to execute complete and/or correct in a manner consistent with the

Prospectus and the Partnership Agreement and to execute, acknowledge, swear to and file the following documents, subject to all of the provisions of the Partnership Agreement:

                 19.1.1 the Partnership Agreement, the Certificate, and any separate certificates of limited partnership to be filed in the appropriate public offices in the State of Delaware (and any other state for which the General Partners shall deem it advisable to file, upon advice of counsel) and in such form as shall be necessary under the laws of such state to give effect to the provisions of the Partnership Agreement and to preserve the character of the Partnership as a limited partnership, and any amended Certificate, including any amendment to the Certificate or to the Partnership Agreement to reflect the admission of additional General or Limited Partners in accordance with the terms of the Partnership Agreement or the substitution of a Limited Partner or General Partner in accordance with the provisions of the Partnership Agreement;

                 19.1.2 any other instrument or document which the General Partners deem to be in the best interests of the Partnership to file and which is not inconsistent with this Partnership Agreement;

                 19.1.3 any document which may be required in connection with borrowings by the Partnership, including, without limitation, documents required by any financial institution;

                 19.1.4 any documents which may be required in connection with any filings with state securities commissions or other state authorities;

                 19.1.5 any document necessary or appropriate in order to qualify the Partnership to transact business in any state, or to reconstitute the Partnership as provided in Paragraph 21.10.

                 19.1.6 any amendment to this Partnership Agreement which in the opinion of the General Partners does not adversely impact the interests of the Limited Partners, or is necessary to clarify any ambiguities, misstatements or omissions from this Partnership Agreement;

                 19.1.7 any instruments or other documents necessary to effect any of the amendments to this Partnership Agreement in accordance with Paragraph 14.2.15 hereof.

         19.2    The power of attorney granted by each Limited Partner:

                 19.2.1 is a special power of attorney coupled with an interest which is irrevocable and shall survive and not be affected by the death, incompetency, disability or incapacity of the granting Limited Partner;

                 19.2.2 may be exercised by the attorney-in-fact appointed as set forth in Paragraph 19.1 hereof either by signing separately as attorney-in-fact for the Limited Partners or, after listing all of the Limited Partners executing any instrument, by a single signature of such attorney-in-fact for all of them; and

                 19.2.3 shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Units except that, where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substituted Limited Partner, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partners and each officer of the Managing General Partner and their designees and each of them to execute, acknowledge, swear to and file any instrument or document necessary to effect such substitution.

         19.3 Each Limited Partner is fully aware that he and each other Limited Partner have executed this power of attorney, and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

20.      LIABILITY AND INDEMNIFICATION

         20.1 The General Partners and their Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of a General Partner or the Affiliate of a General Partner if the General Partners or the Affiliates, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or the Affiliate. The General Partners shall not be liable because of any taxing authorities disallow or adjust any income, nor shall the General Partners be liable for actions taken or not taken in accordance with the provisions of this Partnership Agreement, provided that the same were not the result of negligence, breach of contract or misconduct. Furthermore, the General Partners shall not have any liability for the repayment of Capital Contributions of the Limited Partners except as provided in this Partnership Agreement, nor shall the General Partners be obligated, except as required by law, to make additional Capital Contributions or advances to the Partnership. The General Partners and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them while acting on behalf of or performing services for the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners or their Affiliates, provided however, that such indemnification shall be recoverable only out of the assets of the Partnership and not from the Limited Partners, provided further, that the General Partners or their Affiliates, in good faith, determine that their course of conduct was in the best interest of the Partnership.

                 20.1.1 Notwithstanding the above, the General Partners and their Affiliates and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                 20.1.2 In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the positions of certain state securities divisions, including California, Oklahoma and Tennessee, and in such other states in which the claimants allege Units were offered or sold, with respect to the issue of indemnification for securities law violations.

                 20.1.3 The Partnership shall not pay for any insurance covering liability of the General Partners and their Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers compensation, as would be customary for any Person owning comparable assets and engaged in a similar business from naming the General Partners and their Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

                 20.1.4 The provision of advances from Partnership funds to the General Partners or their Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against a General Partner by a Limited Partner of the Partnership is prohibited.

                 20.1.5 The provision of advances from Partnership funds to the General Partners or their Affiliates for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied:
                 (1) the legal action relates to acts or omissions with respect to the performance of duties or services by General Partners or their Affiliates on behalf of the Partnership; (2) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (3) the General Partners or their Affiliates undertake to repay the advanced funds to the Partnership in cases in which they would not be entitled to indemnification under Paragraph 20.1 hereof.

21.      MISCELLANEOUS

         21.1 Counterparts. This Partnership Agreement may be executed in several counterparts and as so executed shall constitute one Partnership Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

         21.2 Binding Provisions. The terms and provisions of this Partnership Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Partners.

         21.3 Severability. In the event any phrase, sentence or paragraph of this Partnership Agreement is declared by a court of competent jurisdiction to be void, such phrase, sentence or paragraph shall be deemed severed from the remainder of the Partnership Agreement and the balance of the Partnership Agreement shall remain in effect.

         21.4 Notice. All notices under this Partnership Agreement shall be in writing and shall be given to the party entitled thereto by personal service or by mail, posted to the address maintained by the Partnership for such Person or at such other address as he may specify in writing.

         21.5 Headings. Titles or captions contained in this Partnership Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Partnership Agreement nor the intent of any provision hereof.

         21.6 Meanings. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa; and the word "Person" shall include a corporation, partnership, firm or other form of association.

         21.7 List of Partners. The names, addresses and Original Contributions of the Partners shall be set forth on Exhibit 1 attached hereto, which exhibit shall be updated by the Managing General Partner as Partners are admitted to or withdraw from the Partnership, by amendments to this Agreement. A current copy of Exhibit 1 shall be maintained at the principal place of business of the Partnership.

         21.8 Governing Law. Notwithstanding the place where this Partnership Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and that the Delaware Act, as amended, shall govern the partnership aspects of this Partnership Agreement.

         21.9 Other Jurisdictions. In the event the business of the Partnership is carried on or conducted in states in addition to the State of Delaware, then the parties agree that this Partnership shall exist under the laws of each state in which business is actually conducted by the Partnership, and they severally agree to execute such other and further documents as may be required or requested in order that the Managing General Partner legally may qualify this Partnership in such states. The power of attorney granted to the Managing General Partner in Section 20 shall constitute the authority of the Managing General Partner to perform the ministerial duty of qualifying this Partnership under the laws of any state in which it is necessary to file documents or instruments of qualification. A Partnership office or principal place of business in any state, including the State of Michigan, may be designated from time to time by the Managing General Partner.

         21.10 Power to Reconstitute. In the event that the State of Delaware amends its Revised Uniform Limited Partnership Act in any manner which precludes the Partnership, at any time, from obtaining an opinion of tax counsel to the effect that the Partnership will be treated as a pass-through entity for federal income tax purposes and not as an association taxable as a corporation, then the Managing General Partner may, in its sole discretion, reconstitute the Partnership under the laws of another state.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement of Limited Partnership as of the date first above written.

                                        GENERAL PARTNERS:

                                         CAPTEC FRANCHISE CAPITAL CORPORATION IV


                                        By: ______________________________
                                            Patrick L. Beach
                                            President and
                                            Chief Executive Officer

                                            ______________________________
                                            Patrick L. Beach

                                        INITIAL LIMITED PARTNER:


                                        By: _____________________________
                                            Patrick L. Beach

                                   EXHIBIT 1

           NAMES, ADDRESSES AND ORIGINAL INVESTMENTS OF THE PARTNERS

                                   EXHIBIT 2

                         DISTRIBUTION REINVESTMENT PLAN

         Capitalized terms contained herein shall have the same meanings set forth in the Agreement unless otherwise defined or the context otherwise indicates.

         1. As agent for the participants in the Distribution Reinvestment Plan (the "Participants"), the Partnership or an unaffiliated third party will apply all distributions of Cash Flow during the offering period paid with respect to Units (the "Distributions"), including distributions paid with respect to any full or fractional Units acquired under the Distribution Reinvestment Plan, to the purchase of Units for said Participants directly, if permitted under state securities laws and, if not, through participating dealers registered in the Participant's state of residence (either being referred to herein as the "Reinvestment Agent") as hereunder described.

                 A participating dealer, or in the event there is no participating dealer, the Partnership, assumes the responsibility for Blue Sky compliance and performance of due diligence responsibilities and will ascertain whether the Participants continue to meet the suitability standards of their state of residence with respect to each reinvestment. Additionally, the Participating Dealers involved in the Distribution Reinvestment Plan must obtain in writing an agreement from the client by which the client agrees to the payment of compensation to the Participating Dealer in connection with said client's reinvestment.

                 Units will be purchased at the public offering price and commissions equal to 8% of the Unit purchase price will be paid to the Participating Dealer who originated the Participant's investment in the Partnership. In addition, the General Partners or an Affiliate will be paid the Non-Accountable Expense Allowance. In connection with the receipt of such commissions, Participating Dealers will be required, at least annually, to review the performance of the Partnership, the General Partners and their affiliates to determine whether continued participation in the Plan is consistent with their clients' investment intent and to affirmatively determine whether continued participation is suitable for their clients.

                 Subsequent to the sale of the Minimum Number of Units and prior to the Termination Date, Distributions paid by the Partnership will be reinvested in Units for the Participants promptly following the payment date with respect thereto and in no event later than 60 days from such receipt to the extent such Distributions are available or distributed to the Limited Partners at the public offering price to the extent Units are available. All such investments of Distributions in Units will be effected by amendment of the Partnership Agreement to reflect the issuance of additional Units to Participants. Distributions, if any, will be timed to coordinate with scheduled amendments of the Partnership Agreement such that no Distributions are held pending investment in Units pursuant to the Distribution Reinvestment Plan. If a Participant's Distribution is not large enough to buy a full Unit, he will be issued a fractional Unit, computed to five decimal places. Participants will not be permitted to contribute amounts in excess of their Distributions to purchase Units under the Distribution Reinvestment

Plan. If sufficient Units for all Participants are not available, the Partnership will allocate available Units (or fractional Units) to Participants' accounts on a pro rata basis.

         2. Limited Partners may become Participants in the Distribution Reinvestment Plan at any time by completing the appropriate authorization form available from the Partnership. Participation in the Distribution Reinvestment Plan will start with the next Distribution payable after receipt of a Participant's authorization, provided it is received before the record date for that Distribution.

         3. The Partnership shall have no responsibility or liability as to the value of the Partnership's Units or may change the value of the Units acquired for a Participant's account or as to the rate of return or value of the interest-bearing accounts or securities in which a Participant's Distributions may be invested.

         4. The Partnership will distribute to Participants proxy solicitation materials, if any, which relate to Units held in the Distribution Reinvestment Plan and the voting procedures will comply with the Partnership Agreement.

         5. The Partnership will mail to each Participant a statement and accounting showing the Distributions received, the number of Units purchased, as soon as practicable after all Distributions paid on any payment date with respect thereto have been invested. Tax information for income earned on Units and the investment of funds under the Distribution Reinvestment Plan for the calendar year will be sent to each Participant by the Partnership.

         6. No Participant shall have any right to draw checks or drafts against his account or to give instructions to the Partnership except as expressly provided herein.

         7. Participants will be charged for ministerial services incurred in connection with the administration of the Distribution Reinvestment Plan.

         8. Taxable Participants may incur a tax liability for Partnership income allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Distribution Reinvestment Plan.

         9. A Participant may terminate an account at any time, without charge, by written notice to the Partnership at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or such other address as may be specified by the Partnership. To be effective for any Distribution, such notice must be received at least 10 days before the record date for such payment. The Partnership may terminate a Participant's individual participation in the Distribution Reinvestment Plan or the Distribution Reinvestment Plan itself at any time by written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account. Upon termination of the Distribution Reinvestment Plan, or upon termination of an individual Participant's involvement in the Distribution Reinvestment Plan, the Partnership will send to each Participant certificates evidencing the Units in such Participant's account.

                 If a Participant disposes of all Units registered on the books of the Partnership in his name, the Partnership will, by written notice mailed to the Participant, determine from the Participant the disposition to be made of the Units in the Participant's account with the Partnership. If the Partnership does not receive instructions from the Participant within 60 days of such notice, it may, in its discretion, terminate the Participant's further participation in the Distribution Reinvestment Plan or continue to reinvest the Distributions paid in respect of the Units in the account until otherwise notified in writing.

         10. The Partnership shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death and (b) with respect to the time and the prices at which Units are purchased or sold for a Participant's account.

         11. Each Participant agrees to notify the Partnership promptly in writing of any change of address. Notices to the Participant may be given by letter addressed to the Participant at his last address of record with the Partnership.

         12. These terms and conditions of the Distribution Reinvestment Plan may be amended or supplemented by the General Partners in their sole discretion at any time by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Partnership receives written notice of termination prior to the effective date thereof.

         13. This Distribution Reinvestment Plan and a Participant's election to participate in the Distribution Reinvestment Plan shall be governed by the laws of the State of Delaware. The Partnership may terminate the Distribution Reinvestment Plan by giving 10 days prior written notice to each Participant at his last address of record. Notwithstanding the foregoing, the Distribution Reinvestment Plan will terminate concurrently with the Offering.

                           SUBSCRIPTION INSTRUCTIONS

                           SUBSCRIPTION INSTRUCTIONS

     Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

     1. Complete the Subscription Agreement marked "Signature Page." All information requested must be included on the Signature Page. If the Units are to be held in joint ownership both purchasers must complete the information required in Items 3 and 4. If interests are being acquired by a partnership, trust, corporation or other entity, special instructions should be obtained from the Partnership.

     2. Taxpayer Identification Number Certification. In October 1983, the Internal Revenue Service ("IRS") enacted specific legislation affecting all accounts which paid reportable escrow or dividend interest and certain other payments after January 1, 1984. The Partnership, as payor, must generally withhold 20% of your taxable interest or dividends if you, as payee: (1) fail to furnish the Partnership with your certified, correct Taxpayer Identification Number ("TIN"); and (2) fail to certify that you are not subject to backup withholding under Section 3406(a)(1)(C) of the Code. Under Section 3406(a)(1)(C) of the Code, the IRS will notify a payee that he or she is subject to backup withholding because he or she has underreported interest or dividends or was required to, but failed to, file a return which would have included a reportable interest or dividend payment. For most individual taxpayers, the TIN is the social security number.

     Effect of Backup Withholding. Subscribers should note that while backup withholding may be imposed on payments of escrow interest on subscription funds, under current legislation, backup withholding is generally inapplicable to partnership distributions. There is no assurance that this will not change in the future. To prevent backup withholding of your taxable interest or distributions, the certified, correct TIN of the record owner of the account must appear in Item 3 on the front of the Signature Page. If more than one name is on the account (e.g., Joint Tenants), the TIN should be that of the first name listed in the Signature Page. The person whose TIN is listed must SIGN and DATE the certification as true, correct and complete under the penalty of perjury.

     Payees Subject to Backup Withholding: If you have been notified by the IRS that you are subject to backup withholding under Section 3406(a)(1)(C) of the Code, you should strike out the language under #(3) of the certification and still sign to certify under penalty of perjury that this is your true, correct and complete TIN. While a subscriber will still be subject to backup withholding, completion of the certification in the foregoing manner eliminates the risk that penalties may be imposed by the IRS on the subscriber for failing to make such certification. Refer to the back of the IRS Form W-9 or consult your local office of the IRS for a complete listing of such penalties.

     Information concerning payees exempt from backup withholding can be found on the IRS Form W-9 or can be obtained from the IRS. The major payee exceptions from backup withholding, but not from taxpayer identification requirements, are:
(1) corporations; (2) financial institutions; (3) organizations exempt from tax under Section 501(a) or IRAs; (4) real estate investment trusts; and (5) registered dealers in securities or commodities registered in the United States or in a possession of the United States. If your account is exempt, insert your TIN, write "EXEMPT" under it and still sign the certification as indicated above. Failure to sign the certification will result in imposition of backup withholding.

     IF THE SUBSCRIBER DOES NOT HAVE A TAXPAYER IDENTIFICATION NUMBER, he should obtain Form SS-5 for a Social Security Number, or Form SS-4 for an Employer ID Number from his local office of the Social Security Administration or the IRS. IF THE SUBSCRIBER HAS APPLIED FOR A TAXPAYER IDENTIFICATION NUMBER and has not yet received it, he should write "APPLIED FOR" in the certification section and SIGN THE FORM (after first striking out the language under #(1) of the certification) certifying under penalty of perjury that he is not subject to backup withholding under section 3406(a)(1)(C). The subscriber should also understand that if he does not provide a TIN to the payor within 60 days, the payor is required to withhold 20% of all reportable payments thereafter until a certified TIN is provided. Upon the processing of his order, the subscriber will be sent another form with which to certify that he has mailed or delivered an application to receive a TIN to the appropriate IRS or Social Security Administration Office or that he intends to mail or deliver one in the near future.

     3.       Fill in the information required in each of the Items 1-9:

              Item 1: Enter date of execution, number of Units being purchased, and the dollar amount of investment.

              Item 2:  Check type of ownership.

              Item 3: Enter the name, Tax Identification or Social Security Number of the Registered Owner and sign where indicated.

              Item 4:  Enter the residential address of the Registered Owner.

              Item 5: Enter the custodian or trust company address, if applicable.

              Item 6: Enter the mailing address for checks if different from that listed in Item 4 or 5, as applicable.

              Item 7: Investor must initial the two spaces indicating they have received a prospectus and that they meet suitability requirements.

              Item 8:  Check this box if you wish to have monthly distributions.

              Item 9: Check this box if you wish to participate in the Distribution Reinvestment Program.

     4. The Signature Page of the Subscription Agreement, together with a check or money order for the full purchase price of the Units subscribed for payable to "Michigan National Bank, Escrow Agent for Captec Franchise Capital Partners L.P. IV", should be delivered or mailed to your broker-dealer.

     IMPORTANT! A minimum investment of $2,000 (two Units) is required for all investors. The minimum subscription for Iowa IRAs and Minnesota and South Carolina investors is two and one-half Units ($2,500). Tax Exempt Investors who are residents of Minnesota may have minimum subscriptions of two Units ($2,000). Residents of Nebraska must have minimum subscriptions of five Units ($5,000). The minimum subscription for Tax Exempt Investors who are residents of Nebraska is two Units ($2,000). Units may be purchased only by persons meeting the standards set forth under "Who Should Invest" in the Prospectus.

                                   EXHIBIT C

                             SUBSCRIPTION AGREEMENT

                   CAPTEC FRANCHISE CAPITAL PARTNERS, L.P. IV
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

1. Subscription. The undersigned hereby agrees to purchase that number of Units indicated upon the signature page of this Subscription Agreement and Power of Attorney (the "Subscription Agreement") in a limited partnership known as Captec Franchise Capital Partners L.P. IV (the "Partnership") and to pay the amount therefore in cash or check payable to "Michigan National Bank, Escrow Agent for Captec Franchise L.P. IV". This Subscription Agreement and the accompanying payment are to be delivered to the dealer whose name appears on the signature page of the Subscription Agreement for deposit in trust to a segregated account for the benefit of the Partnership and the subscriber. The Units subscribed for herein shall not be deemed issued to the undersigned nor shall the undersigned own any Units subscribed for herein or be deemed to be a Limited Partner until: (i) the undersigned has personally executed (or in the case of fiduciary accounts, the person authorized to sign on such investors behalf) this Subscription Agreement and initialed EACH of the representations;
(ii) the undersigned has fully paid the capital contribution required for the Units for which the investor has subscribed; (iii) the General Partners have accepted the investor's subscription; and (iv) the General Partners have accepted subscriptions for the Minimum Number of Units as set forth in the Prospectus of the Partnership, dated December 23, 1996 (the "Prospectus"). If the undersigned has not paid for the Units for which they have subscribed, the General Partners, at their option, may forthwith terminate this subscription and this Subscription Agreement. In the event the offering is terminated in accordance with the provisions described in the Prospectus, the Escrow Agent will cause the subscription amount to be returned to the undersigned, in full, with interest, less escrow expenses, and the undersigned shall have no further interest in the Partnership.

2. Adoption of Limited Partnership Agreement. The undersigned hereby intends that his signature hereon shall constitute a subscription for the number of Units specified on the signature page of this Subscription Agreement, as well as a specific acceptance and adoption of each and every provision of the document designated as the Agreement of Limited Partnership of Captec Franchise Capital Partners L.P. IV, a form of which is attached to the Prospectus and is incorporated and made a part hereof by this reference (the "Partnership Agreement'), and hereby agrees to be bound and governed by the provisions of said Partnership Agreement..

3. Limitation of Assignment. The undersigned acknowledges that the Units may be assigned only as provided in the Partnership Agreement and that the issuance of any certificate representing the Units will be subject to the following legend condition imposed by the rules of the Commissioner of Corporations of the State of California.

  IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

  The undersigned further specifically acknowledges the restrictions on resale, transfer or assignment of the Units set forth in the Prospectus under "Risk Factors-Lack of Liquidity-Limited Transferability" and "Summary of Partnership Agreement-Restrictions on Transfer of Units" therein. The undersigned specifically acknowledges the Units are being acquired for the investor's own account and for the purpose of earning an economic profit thereon, without regard to any federal income tax benefits resulting from ownership of the Units.

  If executing this Subscription Agreement in a representative or fiduciary capacity, the undersigned acknowledges individually that they have full power and authority to execute and deliver this Subscription Agreement on behalf of the subscribing individual, ward, partnership, trust, estate, corporation or other entity for whom they are executing this Subscription Agreement, and that such individual, ward, partnership, trust, estate, corporation or other entity had full right and power to execute, deliver and perform pursuant to this Subscription Agreement and become a Limited Partner in the Partnership.

4. Special Power of Attorney. The undersigned hereby irrevocably makes, constitutes and appoints the General Partners and any person designated by either of them, as their true and lawful attorney with full power of substitution, for them and in their name, place and stead for their use and benefit to make, execute acknowledge, file and record:

  (a) A Certificate of Limited Partnership under the laws of the State of Delaware, the Partnership Agreement, a Certificate of Cancellation of the Partnership and any and all amendments and restatements thereof;
  (b) Any certificate or other instrument which may be required to be filed by the Partnership under the laws of the State of Delaware (or any other jurisdiction in which the General Partners shall deem it advisable to file, upon advice of counsel or otherwise);
  (c) All instruments relating to the admission, withdrawal or substitution of any partner;
  (d) Any and all such other instruments as may be deemed necessary or desirable by the General Partners to carry out fully the provisions of the Partnership Agreement in accordance with its terms;
  (e) Any and all amendments or modifications of the instruments described in paragraph a, b or c above; and
  (f) Any revision or structural changes necessary to comply with the Regulations promulgated by the Department of Labor regarding plan asset characterizations.

The foregoing grant of authority:

  (i) is a special power of attorney coupled with an interest, is irrevocable and shall survive and not be affected by the death, liability, incapacity, dissolution, bankruptcy or termination of the undersigned, and is limited to those matters herein set forth;

  (ii) shall survive the delivery of an assignment by a Limited Partner of all or any portion of their Units, except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney of the assignor Limited Partner shall survive the delivery of such assignment for the sole purpose of enabling any of such attorneys to execute, acknowledge, file and record any and all instruments necessary to effect such substitution; and

  (iii) may be exercised by any of such attorneys for each Limited Partner by a facsimile signature or by listing all of the Limited Partners executing any instrument with a single signature of any of such attorneys acting as attorney-in-fact for all of them.

5. Additional Suitability Requirements. Residents of Iowa, Minnesota and Missouri must personally sign the Subscription agreement. In addition to the suitability standards established by the Partnership, residents of Pennsylvania, Missouri, and Ohio must also meet the suitablity requirements established by their respective states as described in the Prospectus section titled "Who Should Invest".

                   CAPTEC FRANCHISE CAPITAL PARTNERS, L.P. IV

                                 SIGNATURE PAGE

MAKE CHECKS PAYABLE TO: MICHIGAN NATIONAL BANK, ESCROW AGENT FOR CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

IN WITNESS WHEREOF, I have executed this subscription on this______________________day of  ____________________, 19_______.

Number of Units_____________________Amount of Investment ($1,000 x Number of Units) $_____________________________________
         ___IRA           ___Individual            ___Corporation                    ___Trust
         ___Joint Tenants ___Community Property    ___Pension/Profit Sharing Plan    ___KEOGH
         ___Partnership   ___Tenants in Common     ___Uniform Gift to Minors Act     ___Other (Specify)

         Under the penalties of perjury, I certify that the number provided
 [ ]     herein is my true, correct and complete Tax Identification Number.
         Please check if you are subject to a 20% backup withholding under the provisions of Sections 3406(a)(1)(C) of the Internal Revenue
         Code.  ANY CHANGES MADE TO THIS SIGNATURE PAGE MUST BE INITIALED BY
         THE INVESTOR.


______________________________________________        _______________________________________________
Print Name of Custodian or Trustee                    Tax Identification Number


______________________________________________        _______________________________________________
Print Name(s) of Registered Owner                     Social Security Number


______________________________________________        _______________________________________________
Print Name(s) of Registered Owner                     Social Security Number


X_____________________________________________       X______________________________________________
Investor's Signature or Authorized Signature          Investor's Signature or Authorized Signature
(Custodian or Trustee)*                               (Custodian or Trustee)*

*Residents of Iowa, Minnesota and Missouri must personally sign this Subscription Agreement.

INVESTOR(S) LEGAL       Street Address:           Day Telephone:
RESIDENCE

                        City:                     State:           Zip Code:

CUSTODIAN OR TRUST      Street Address:           Day Telephone:
COMPANY ADDRESS




                          City:                    State:           Zip Code:

MAILING ADDRESS           Company or Bank Name:             Account Number:
FOR CHECKS
(if different from above)                  Street Address:

                          City:                    State:           Zip Code:




WARRANTIES AND REPRESENTATIONS. The investor hereby warrants and represents the following by INITIALING EACH STATEMENT:

________         The investor acknowledges receipt of the Partnership's
                 Prospectus
(initial)

_________        The investor has a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or the investor has a net worth (excluding home, home
(initial)        furnishings and automobiles) of at least $45,000 and, (without regard to the investment herein) the investor has an annual income of at least $45,000; or the investor is purchasing in a fiduciary capacity for a person that meets such conditions.

_________        (PENNSYLVANIA, MISSOURI, AND OHIO RESIDENTS ONLY)  The
                 investor acknowledges that he/she meets the suitability
                 requirements for the state in which the
(initial)        investor is a resident as described in the Prospectus section titled "Who Should Invest".

/ / Please check here if you would like your cash flow distributions from the Partnership or other sources reinvested during the Offering pursuant to the Distribution Reinvestment
                 Plan.

/ / Please check here if you have acquired ten (10) or more Units and wish to receive monthly distributions. By making this election, you will receive three equal monthly distributions beginning with the payment date rather than receiving the full distribution on the payment date.



                        TO BE COMPLETED BY BROKER/DEALER

The registered representative hereby undertakes by his signature that he has made a determination in compliance with the provisions of Appendix F to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. that the offering of Units in the Partnership is suitable for the investor and that he has disclosed to such investor the lack of liquidity and marketability of the Units as stated in the "Who Should Invest" section of the Prospectus

Registered Representative_________________________________________________

Brokerage Firm Name_______________________________________________________

Address___________________________________________________________________

City___________________________________________State _______

Zip_______________

Business Phone____________________________________________________________

X_________________________________________________________________________

Signature of Registered Representative


MAIL COPY OF SIGNATURE PAGE WITH CHECK PAYABLE TO: MICHIGAN NATIONAL BANK, ESCROW AGENT FOR CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV, 4755 WASHTENAW AVENUE, ANN ARBOR, MICHIGAN 48108.

MAIL THIS ORIGINAL FORM and all other documents to Captec Franchise Capital Partners L.P. IV, 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544.

DEPOSIT DATE _____/_____/_____

                                   EXHIBIT D

                         DISTRIBUTION REINVESTMENT PLAN

                         DISTRIBUTION REINVESTMENT PLAN

         Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership (the "Partnership") governed under the Amended and Restated Limited Partnership Agreement dated as of October 31, 1996, (the "Agreement"), by and among Captec Franchise Capital Corporation IV and Patrick L. Beach (the "General Partners"), and Patrick L. Beach, the Initial Limited Partner, has adopted a Distribution Reinvestment Plan (the "Distribution Reinvestment Plan"), the terms and conditions of which are set forth below. Capitalized terms contained herein shall have the same meanings set forth in the Agreement unless otherwise defined or the context otherwise indicates.

         1. As agent for the participants in the Distribution Reinvestment Plan (the "Participants"), the Partnership or an unaffiliated third party will apply all distributions of Cash Flow during the offering period paid with respect to Units (the "Distributions"), including distributions paid with respect to any full or fractional Units acquired under the Distribution Reinvestment Plan, to the purchase of Units for said Participants directly, if permitted under state securities laws and, if not, through participating dealers registered in the Participant's state of residence (either being referred to herein as the "Reinvestment Agent") as hereunder described.

                 A participating dealer, or in the event there is no participating dealer, the Partnership, assumes the responsibility for Blue Sky compliance and performance of due diligence responsibilities and will ascertain whether the Participants continue to meet the suitability standards of their state of residence with respect to each reinvestment. Additionally, the Participating Dealers involved in the Distribution Reinvestment Plan must obtain in writing an agreement from the client by which the client agrees to the payment of compensation to the Participating Dealer in connection with said client's reinvestment.

                 Units will be purchased at the public offering price and commissions equal to 8% of the Unit purchase price will be paid to the Participating Dealer who originated the Participant's investment in the Partnership. In addition, the General Partners or an Affiliate will be paid the Non-Accountable Expense Allowance. In connection with the receipt of such commissions, Participating Dealers will be required, at least annually, to review the performance of the Partnership, the General Partners and their affiliates to determine whether continued participation in the Plan is consistent with their clients' investment intent and to affirmatively determine whether continued participation is suitable for their clients.

                 Subsequent to the sale of the Minimum Number of Units and prior to the Termination Date, Distributions paid by the Partnership will be reinvested in Units for the Participants promptly following the payment date with respect thereto and in no event later than 60 days from such receipt to the extent such Distributions are available or distributed to the Limited Partners at the public offering price to the extent Units are available. All such investments of Distributions in Units will be effected by amendment of the Partnership Agreement to reflect the issuance of additional Units to Participants. Distributions, if any, will be timed to coordinate with scheduled amendments of the Partnership Agreement such that no Distributions are held pending investment in Units pursuant to the Distribution Reinvestment Plan. If a Participant's Distribution is not large enough to buy a full Unit, he will be issued a fractional Unit, computed to five decimal places. Participants will not be permitted to contribute amounts in excess of their Distributions to purchase Units under the Distribution Reinvestment Plan. If sufficient Units for all Participants are not available, the Partnership will allocate available Units (or fractional Units) to Participants' accounts on a pro rata basis.

         2. Limited Partners may become Participants in the Distribution Reinvestment Plan at any time by completing the appropriate authorization form available from the Partnership. Participation in the Distribution Reinvestment Plan will start with the next Distribution payable after receipt of a Participant's authorization, provided it is received before the record date for that Distribution.

         3. The Partnership shall have no responsibility or liability as to the value of the Partnership's Units or may change the value of the Units acquired for a Participant's account or as to the rate of return or value of the interest-bearing accounts or securities in which a Participant's Distributions may be invested.

         4. The Partnership will distribute to Participants proxy solicitation materials, if any, which relate to Units held in the Distribution Reinvestment Plan and the voting procedures will comply with the Partnership Agreement.

         5. The Partnership will mail to each Participant a statement and accounting showing the Distributions received, the number of Units purchased, as soon as practicable after all Distributions paid on any payment date with respect thereto have been invested. Tax information for income earned on Units and the investment of funds under the Distribution Reinvestment Plan for the calendar year will be sent to each Participant by the Partnership.

         6. No Participant shall have any right to draw checks or drafts against his account or to give instructions to the Partnership except as expressly provided herein.

         7. Participants will be charged for ministerial services incurred in connection with the administration of the Distribution Reinvestment Plan.

         8. Taxable Participants may incur a tax liability for Partnership income allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Distribution Reinvestment Plan.

         9. A Participant may terminate an account at any time, without charge, by written notice to the Partnership at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan 48106-0544, or such other address as may be specified by the Partnership. To be effective for any Distribution, such notice must be received at least 10 days before the record date for such payment. The Partnership may terminate a Participant's individual participation in the Distribution Reinvestment Plan or the Distribution Reinvestment Plan itself at any time by written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account. Upon termination of the Distribution Reinvestment Plan, or upon termination of an individual Participant's involvement in the Distribution Reinvestment Plan, the Partnership will send to each Participant certificates evidencing the Units in such Participant's account.

               If a Participant disposes of all Units registered on the books of the Partnership in his name, the Partnership will, by written notice mailed to the Participant, determine from the Participant the disposition to be made of the Units in the Participant's account with the Partnership. If the Partnership does not receive instructions from the Participant within 60 days of such notice, it may, in its discretion, terminate the Participant's further participation in the Distribution Reinvestment Plan or continue to reinvest the Distributions paid in respect of the Units in the account until otherwise notified in writing.

         10. The Partnership shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death and (b) with respect to the time and the prices at which Units are purchased or sold for a Participant's account.

         11. Each Participant agrees to notify the Partnership promptly in writing of any change of address. Notices to the Participant may be given by letter addressed to the Participant at his last address of record with the Partnership.

         12. These terms and conditions of the Distribution Reinvestment Plan may be amended or supplemented by the General Partners in their sole discretion at any time by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Partnership receives written notice of termination prior to the effective date thereof.

         13. This Distribution Reinvestment Plan and a Participant's election to participate in the Distribution Reinvestment Plan shall be governed by the laws of the State of Delaware. The Partnership may terminate the Distribution Reinvestment Plan by giving 10 days prior written notice to each Participant at his last address of record. Notwithstanding the foregoing, the Distribution Reinvestment Plan will terminate concurrently with the Offering.

                                     CAPTEC

                             FINANCIAL GROUP, INC.

                            TELEPHONE (313) 994-5505
                           TELECOPIER (313) 994-1376

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable in connection with the issuance and distribution of Units assuming 30,000 Units are sold.


Securities and Exchange Commission, registration fee     $10,345
NASD filing fee.....................................       3,500
Printing and Mailing................................      50,000
Accountants (fees and expenses).....................       6,155
Blue Sky fees and expenses (including legal fees)...      60,000
Legal fees and expenses.............................      65,000
Sales Activities and Seminars.......................     805,000
Due Diligence.......................................     500,000
                                                      ----------
Total...............................................  $1,500,000
                                                      ==========

ITEM 32. RECENT SALE OF UNREGISTERED SECURITIES.

     The Partnership has sold .1 Units for $100 to Patrick L. Beach in order that Mr. Beach may become the initial Limited Partner and permit the filing of a Certificate of Limited Partnership. This sale was made pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as a transaction not involving any public offering.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Partnership Agreement, neither the General Partners nor any affiliate of the General Partners will be liable, responsible, accountable in damages or otherwise to the Partnership or to any Limited Partners for any action taken or failure to act on behalf of the Partnership within the authority granted to them by the Partnership Agreement provided that the General Partners or such Person believed in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership and such liability or loss was not the result of negligence or misconduct by such Person. The Partnership will indemnify the General Partners and their Affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them on behalf of the Partnership within the scope of the authority conferred on them by the Partnership Agreement or by law or in furtherance of the Partnership's interests, provided that the same were not the result of negligence or misconduct on the part of the General Partners or their Affiliates and the General Partners have determined in good faith that the conduct was in the best interest of the Partnership.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements

     (b) Financial Statement Schedule

         Report of Independent Accountants

         Schedule XI -- Real Estate and Accumulated Depreciation

     (c) Exhibits - See Exhibit Index following signature page

ITEM 36.UNDERTAKINGS.

     The Registrant hereby undertakes as follows:

     (a) to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement will disclose all compensation and fees received by the General Partners or their affiliates in connection with any such acquisition. Audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period will only be filed with the post-effective amendment;

     (b) to submit all sales literature to the staff of the Commission as supplemental literature prior to its use;

     (c) (i) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the Registration Statement; (ii) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (iii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iv) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering;

     (d) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-K, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has expired;

     (e) to provide to the Limited Partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership;

     (f) to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partners or their Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the General Partners or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

     (g) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by section
                 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events
                 arising after the effective of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     (h) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof;

     (i) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (j) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed a part of this Registration Statement as of the time it was declared effective; and

     (k) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     (l) insofar as indemnification for liabilities arising under the Act may be permitted to the General Partners and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a General Partner or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such General Partners and the controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-11 and authorized this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, in the City of Ann Arbor, State of Michigan, on October 17, 1997.


                                CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV



                                By: Captec Franchise Capital Corporation IV, General Partner


                                        By:   /s/ Patrick L. Beach
                                           -------------------------------------
                                           Patrick L. Beach
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                        By:  /s/ Patrick L. Beach
                                           -------------------------------------
                                           Patrick L. Beach, General Partner





     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement was signed by the following persons in the capacities and on the dates indicated:


CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

By: Captec Franchise Capital Corporation IV, General Partner



/s/ Patrick L. Beach    Chairman of the                    October 17, 1997
--------------------    Board, President
Patrick L. Beach        and Chief Executive
                        Officer



/s/ W. Ross Martin      Director, Senior                   October 17, 1997
--------------------    Vice President,
W. Ross Martin          Treasurer,
                        Secretary, and
                        Chief Financial
                        Officer (principal
                        financial officer
                        and principal
                        accounting officer)

                              INDEX TO EXHIBITS




Exhibit No.                     Description
-----------                     -----------
1.1*         Proposed Form of Participating Dealer Agreement

1.2*         Proposed Form of Amended and Restated
             Participating Dealer Agreement

1.3*         Dealer-Manager Agreement

3.1*         Agreement of Limited Partnership of the
             Partnership (included in prospectus)

3.2*         Articles of Incorporation of Captec Franchise
             Capital Corporation IV (the General Partner)

3.3*         Bylaws of Captec Franchise Capital Corporation IV

3.4*         Certificate of Limited Partnership

3.5*         Certificate of Limited Partnership Interest

3.6*         First Amendment to Agreement of Limited
             Partnership of the Partnership

5.1*         Opinion letter of Jaffe, Raitt, Heuer & Weiss,
             Professional Corporation, regarding the validity of the securities being registered

8.1*         Opinion Letter of Jaffe, Raitt, Heuer & Weiss,
             Professional Corporation, regarding tax matters

10.1*        Proposed Form of Escrow Agreement

23.1*        Consent of Jaffe, Raitt, Heuer & Weiss, P.C.
             (included in Exhibits 5.1 and 8.1)

23.2**       Consent of Coopers & Lybrand, L.L.P.

24.1*        Power of Attorney (included on signature page)

99.1*        Table VI  Acquisitions of Properties by Programs






     *Previously filed.



     **Filed herewith.